Exhibit 10.25

*** Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed separately with the Securities and Exchange Commission.

MASTER SERVICES AGREEMENT FOR FINANCE &

ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Dated: September 30, 2004

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1.	OBJECTIVES AND CONSTRUCTION	1
1.1	Background	1
1.2	Objectives	2
1.3	Construction	2

2.	DEFINITIONS AND INTERPRETATION	3
2.1	Definitions	3
2.2	Incorporation and References	3
2.3	Headings and Cross-References	4

3.	AGREEMENT STRUCTURE AND INTERPRETATION	4
3.1	Master Agreement Structure	4
3.2	Interpretation of Documents	4
3.3	IBM Performance Guaranty	4

4.	TERM	4
4.1	Term	4
4.2	Renewal	4
4.3	Country Agreements	5

5.	TRANSITION	5
5.1	General	5
5.2	Transition Plan	5
5.3	Completion of Transition	6
5.4	Transition Delays	6
5.5	Transition Milestone Credit Cap and Termination	7

6.	PROJECTS	7
6.1	In-Flight Projects	7
6.2	Transition Projects	7
6.3	Initiation/Termination of the Phase III Transition Project	7
6.4	New Projects	8
6.5	Acceptance of Project Deliverables	8
6.6	Charges for Projects	8

7.	REQUIRED CONSENTS	8

8.	SERVICES	8
8.1	General	8
8.2	Implied Services	9
8.3	Services Evolution	9
8.4	Right to In-Source and Re-Source the Services	9
8.5	Compliance with Federal-Mogul Policies	10
8.6	Notification of Failure	11
8.7	Provision of Services to Other Service Recipients	11
8.8	Initial and Future Country Agreements; No Further Obligation	11
8.9	Professional Advice	12

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9.	PERSONNEL	12
9.1	Additional Personnel Provisions	12
9.2	IBM Personnel	12
9.3	Non-Solicitation of Employees	13

10.	RETAINED EQUIPMENT	14

11.	THIRD PARTY SERVICE CONTRACTS	14
11.1	General	14
11.2	Assigned Contracts	14
11.3	Managed Contracts	14

12.	INTELLECTUAL PROPERTY RIGHTS	15
12.1	Federal-Mogul IP	15
12.2	IBM IP	16
12.3	New IP	18
12.4	Residual Knowledge	19
12.5	Preexisting IP; No Implied License	19

13.	SERVICE LOCATIONS	19
13.1	General	19
13.2	Safety and Security Procedures	19
13.3	Federal-Mogul Facilities	20
13.4	IBM Obligations	20

14.	PERFORMANCE STANDARDS AND SERVICE LEVELS	21
14.1	General	21
14.2	Failure to Perform	21
14.3	Periodic Reviews	22
14.4	Measurement and Monitoring Tools	22
14.5	Customer Satisfaction	22

15.	CUSTOMER RESPONSIBILITIES	22
15.1	Additional Responsibilities	22
15.2	Savings Clause	22

16.	GOVERNANCE AND CONTRACT MANAGEMENT	22
16.1	Governance	23
16.2	Reports and Meetings	23
16.3	Policies and Procedures Guide	23
16.4	Change Control Procedure	24
16.5	Retained Systems and Processes	24
16.6	Software Export	24
16.7	Subcontractors	25
16.8	Quality Assurance and Improvement Programs	26

17.	AUDITS AND RECORDS RETENTION	26
17.1	Audit Rights	26
17.2	Audit Limitations	28
17.3	SAS-70 Compliance	28
17.4	Records Retention	29
17.5	Sarbanes-Oxley Requirements	29

18.	SAFEGUARDING OF DATA; CONFIDENTIALITY	29
18.1	Federal-Mogul Data	29

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18.2	Safeguarding Federal-Mogul Data	30
18.3	Confidentiality	30
18.4	Data Protection	32

19.	CHARGES	34
19.1	General	34
19.2	Pass-Through Expenses	34
19.3	Incidental Expenses	34
19.4	Taxes	34
19.5	New Services	36

20.	INVOICING AND PAYMENT	37
20.1	Invoicing	37
20.2	Due Date for Other Payments	38
20.3	Accountability	38
20.4	Proration	38
20.5	Refundable Items and Deductions	38
20.6	Disputed Charges	39

21.	BENCHMARKING	39
21.1	General	39
21.2	Conduct of Benchmarking	39
21.3	Adjustments to Charges	40
21.4	Adjustments to Service Levels	40

22.	REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT OF FEDERAL-MOGUL	41
22.1	Authorization and Other Contracts	41
22.2	Compliance with Laws	41
22.3	Non-Infringement	42
22.4	Inducements	42
22.5	Confidentiality	42
22.6	Pending Litigation	42
22.7	Tax Filings	42
22.8	Disclaimers	42
22.9	Conditions Precedent of Federal-Mogul	43

23.	ADDITIONAL COVENANTS	43
23.1	Additional Covenants of IBM	43
23.2	Additional Covenants of Federal-Mogul	44

24.	INSURANCE AND RISK OF LOSS	45
24.1	Insurance	45
24.2	Risk of Loss	46

25.	INDEMNIFICATION	46
25.1	Indemnity by IBM	46
25.2	Indemnity by Federal-Mogul	47
25.3	Infringement	48
25.4	Indemnification Procedures	49
25.5	Subrogation	49

26.	LIABILITY	50
26.1	General Intent	50
26.2	Limitations	50

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27.	TERMINATION	51
27.1	Termination for Cause	51
27.2	Termination Due to a “Termination Event”	51
27.3	Termination for Convenience	52
27.4	Termination Upon Change of Control of IBM	52
27.5	Cross-Termination of Country Agreements	52
27.6	Extension of Termination/Expiration Effective Date	54
27.7	Termination/Expiration Assistance	54
27.8	Equitable Remedies	55

28.	CONTINUED PROVISION OF SERVICES	56
28.1	Force Majeure	56
28.2	Disaster Recovery	56

29.	DISPUTE RESOLUTION	57
29.1	Informal Dispute Resolution	57
29.2	Jurisdiction	58
29.3	Continued Performance	58
29.4	Governing Law	58

30.	GENERAL	59
30.1	Binding Nature and Assignment	59
30.2	Entire Agreement; Amendment	59
30.3	Notices	59
30.4	Counterparts	60
30.5	Relationship of Parties	60
30.6	Severability	60
30.7	Consents and Approval	60
30.8	Waiver of Default	61
30.9	Cumulative Remedies	61
30.10	Survival	61
30.11	Publicity	61
30.12	Service Marks	61
30.13	Third Party Beneficiaries	61
30.14	Covenant of Good Faith	61

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TABLE OF SCHEDULES***

Schedule A	Form of IBM Performance Guaranty

Schedule B	Pro Forma Country Agreement

Schedule C	Termination Events

Schedule D	List of Primary Country Agreements and Related Country Agreements

Schedule E	Governance

Schedule F	List of Federal-Mogul and IBM Competitors

Schedule G	Minimum Revenue Commitment

***	Portions of these Schedules, and portions of the Schedules and Exhibits thereto, have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

5	F&A Master Services Agreement

This MASTER SERVICES AGREEMENT FOR FINANCE & ACCOUNTING SERVICES (this “Master Agreement”) is entered into as of September 30, 2004, 2004, by and between Federal-Mogul Parent and IBM Parent. Federal-Mogul Parent and IBM Parent agree that the following terms and conditions shall apply to the relationship between Federal-Mogul and IBM and to the provision of Services by each applicable IBM Local Entity pursuant to the applicable Country Agreement, to the extent such terms and conditions are incorporated therein by reference, in consideration of certain payments to be made by each applicable Federal-Mogul Local Entity pursuant to such applicable Country Agreement. As used in this Master Agreement and the applicable Country Agreements: (1) “Federal-Mogul Parent” shall mean Federal-Mogul Corporation, a Michigan corporation, with offices at 26555 Northwestern Highway, Southfield, Michigan 48034, and “Federal-Mogul” shall mean Federal-Mogul Parent and/or, in the context of a Country Agreement, the applicable Affiliate of Federal-Mogul Parent that is a contracting entity to such Country Agreement; (2) “IBM Parent” shall mean International Business Machines Corporation, a New York corporation with offices at Route 100, Somers, New York 10589, and “IBM” shall mean IBM Parent and/or in the context of a Country Agreement, the applicable Affiliate of IBM Parent that is a contracting entity to such Country Agreement; and (3) “Party” shall mean either Federal-Mogul or IBM, as appropriate, and “Parties” shall mean Federal-Mogul and IBM, collectively.

1.	OBJECTIVES AND CONSTRUCTION

1.1	Background.

This Master Agreement is being made and entered into with reference to the following:

(A) Federal-Mogul is a global automotive parts manufacturer and distributor in the automotive, small engine, heavy-duty and industrial markets, serving both original equipment and aftermarket customers. Employing approximately 47,000 people at 150 locations in 25 countries, Federal-Mogul is among the world’s top independent automotive suppliers.

(B) Historically, Federal-Mogul has relied predominantly on internal staff to deliver the finance and accounting and related information technology services described in this Master Agreement. However, in December 2003, Federal-Mogul commenced a formal competitive procurement process to identify service providers with the capability and experience to provide certain finance and accounting and related information technology services (all as further described in this Master Agreement and the Country Agreements) on an outsourced basis (the “F&A Outsourcing Services”).

(C) IBM desired to provide the F&A Outsourcing Services and participated in Federal-Mogul’s competitive procurement process.

(D) Based upon IBM’s (1) demonstrated capability to provide the F&A Outsourcing Services; (2) proposed pricing for the F&A Outsourcing Services; and (3) commitment to assign certain key personnel to the Federal-Mogul account on a dedicated basis and certain other personnel on an as-needed basis to deliver the F&A Outsourcing Services, Federal-Mogul selected IBM to enter into discussions and negotiations for a definitive agreement pursuant to which IBM would provide the F&A Outsourcing Services.

(E) The Parties’ discussions and negotiations culminated in this Master Agreement and the Country Agreements.

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(F) This Master Agreement, including the schedules attached hereto, and the Country Agreements, including the exhibits and schedules attached thereto, document the terms and conditions under which Federal-Mogul agrees to purchase and IBM agrees to provide the F&A Outsourcing Services.

1.2	Objectives.

Federal-Mogul and IBM have agreed upon the following specific goals and objectives for this Master Agreement and the Country Agreements:

(A) Produce significant operational cost savings for Federal-Mogul relative to the costs Federal-Mogul is currently incurring to provide the F&A Outsourcing Services to the Federal-Mogul facilities affected by the transaction;

(B) Increase the probability of the successful achievement of certain improvements to Federal-Mogul’s finance and accounting systems and service delivery for Federal-Mogul locations that are not currently being supported by Federal-Mogul’s shared services environment;

(C) Help enable Federal-Mogul to spread certain investments for the improvement of certain systems and processes that relate to the F&A Outsourcing Services over a longer period;

(D) Provide for the continuous improvement of the systems and processes that relate to the F&A Outsourcing Services;

(E) Improve the quality of the systems and processes that relate to the F&A Outsourcing Services;

(F) Improve Federal-Mogul’s access to the capabilities and competencies that relate to the F&A Outsourcing Services;

(G) Improve performance management and measurement of Federal-Mogul’s finance and accounting processes and systems;

(H) Increase and maintain an enhanced level of visibility over, the integrity of and accountability for Federal-Mogul’s finance and accounting and related information technology processes, systems and controls through the implementation of contractual mechanisms designed to enhance such visibility and integrity (e.g., Service Levels), and align the delivery of finance and accounting and related information technology services with Federal-Mogul’s internal control requirements; and

(I) Help enable Federal-Mogul to focus its attention on its core businesses and processes.

1.3	Construction.

The provisions of this Article are intended to be a general introduction to this Master Agreement and are not intended to expand the scope of the Parties’ obligations under this Master Agreement or to

2	F&A Master Services Agreement

alter the plain meaning of the terms and conditions of this Master Agreement. However, to the extent the terms and conditions of this Master Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be interpreted and construed so as to give effect to the provisions in this Article.

2.	DEFINITIONS AND INTERPRETATION

2.1	Definitions.

(A)	Certain Definitions.

As used in this Master Agreement, capitalized terms shall have the meanings set forth in Schedule Z.

(B)	Other Terms.

Other terms used in this Master Agreement are defined where they are used and have the meanings there indicated. Those terms, acronyms and phrases utilized in the finance and accounting and information technology services industries or other pertinent business context shall be interpreted in accordance with their generally understood meaning in such industries or business context.

2.2	Incorporation and References.

(A)	Incorporation of Schedules.

The schedules attached hereto are hereby incorporated into this Master Agreement by reference and deemed part of this Master Agreement for all purposes. All references to this Master Agreement shall include such schedules.

(B)	References.

(1) References to any Law shall mean references to such Law in changed or supplemented form, or to a newly-adopted Law replacing a previous Law.

(2) References to and the use of the word “include” and its derivatives (such as “including” and “includes”) mean “include without limitation.”

(3) References to “Federal-Mogul” apply to Affiliates of Federal-Mogul in accordance with the following:

(a) A reference includes Affiliates of Federal-Mogul where this is expressly so stated. References to Federal-Mogul in the following definitions include Affiliates of Federal-Mogul: Federal-Mogul Competitors, Federal-Mogul Confidential Information, Federal-Mogul Data, Federal-Mogul Facilities, Federal-Mogul IP, Federal-Mogul Required Consents and Federal-Mogul Service Locations.

(b) References to sale, assignment, grant or the like by Federal-Mogul shall mean Federal-Mogul will perform the act for itself and on behalf of applicable Affiliates of Federal-Mogul; references to assets being in the name of Federal-Mogul include applicable Affiliates of Federal-Mogul.

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(c) References to the business, operations, methodologies, policies, procedures and the like of Federal-Mogul include Affiliates of Federal-Mogul to the extent such Affiliates are receiving the Services.

(d) References to IBM include IBM’s Affiliates, representatives, contractors, and subcontractors where such entities are performing services related to the Services.

2.3	Headings and Cross-References.

The article and section headings and the table of contents used in this Master Agreement are for reference and convenience only and shall not enter into the interpretation of this Master Agreement. Any reference herein to a particular article or section number or schedule shall mean that the reference is to the specified article or section number or schedule of this Master Agreement, except to the extent that the cross-reference expressly refers to another document.

3.	AGREEMENT STRUCTURE AND INTERPRETATION

3.1	Master Agreement Structure.

This Master Agreement provides the legal framework pursuant to which Federal-Mogul may from time to time request, and IBM shall provide, the Services set forth in the applicable Country Agreement. The Services to be provided by IBM, and any additional obligations of either Party with respect to the receipt or delivery of such Services, shall be governed by the applicable Country Agreements. Each Country Agreement is therefore a binding contract on both Parties thereto.

3.2	Interpretation of Documents.

Unless otherwise specifically agreed to in writing in a Country Agreement, if there is any inconsistency between this Master Agreement and the applicable Country Agreements, the order of priority for purposes of construction is: first, the Country Agreements; and second, this Master Agreement.

3.3	IBM Performance Guaranty.

IBM WTC shall guarantee the performance of all of each IBM Local Entity’s obligations under each of the Country Agreements (other than the *** Country Agreement) by entering into a performance guaranty substantially in the form attached as Schedule A.

4.	TERM

4.1	Term.

The term of this Master Agreement shall commence on the Effective Date and shall continue until the earlier of the expiration or termination of the last remaining Primary Country Agreement (the “Master Agreement Expiration Date”) unless it is renewed pursuant to Section 4.2 (“Term”).

4.2	Renewal.

Unless this Master Agreement is terminated earlier pursuant to its terms, Federal-Mogul shall notify IBM at least 180 days prior to the Master Agreement Expiration Date as to whether or not Federal-Mogul desires to renew this Master Agreement. If Federal-Mogul provides IBM with notice pursuant to

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4	F&A Master Services Agreement

this Section that it does not desire to renew this Master Agreement, this Master Agreement shall expire on the Master Agreement Expiration Date. If Federal-Mogul provides IBM with notice pursuant to this Section that it desires to renew this Master Agreement and the Parties have not agreed on the applicable terms and conditions in respect of such renewal 30 days prior to the Master Agreement Expiration Date, then this Master Agreement shall expire on the Master Agreement Expiration Date.

4.3	Country Agreements.

The term of a Country Agreement shall commence on the Country Agreement Effective Date and shall continue until the Country Agreement Expiration Date, or such earlier date upon which such Country Agreement is terminated in accordance with its terms (the “Initial Country Agreement Term”). A Country Agreement may be extended upon the terms of such Country Agreement; provided, however, that (A) no Country Agreement shall extend beyond the end of the Term and (B) no Related Country Agreement may be extended for a term that is longer than the term of the Primary Country Agreement to which it is related.

5.	TRANSITION

5.1	General.

Commencing on the applicable Country Agreement Effective Date, IBM shall plan, prepare for and conduct the transition of certain finance and accounting and related information technology operations all in accordance with the applicable Transition Plan (the “Transition”). The Transition of such operations shall be completed no later than the Transition Completion Date. IBM’s responsibilities with respect to Transition include:

(A) performing the services, functions and responsibilities described in the Transition Plan in accordance with the applicable Transition schedule and Transition Milestones;

(B) performing the Transition in a manner so as to minimize any disruption to Federal-Mogul’s business operations;

(C) paying all costs associated with the Transition (except as otherwise set forth in Exhibit C to the applicable Country Agreement); and

(D) otherwise performing such transition and migration tasks as are necessary to enable IBM to provide the Services in accordance with the terms of the applicable Country Agreement, including the applicable Service Levels.

5.2	Transition Plan.

The Transition shall be conducted, pursuant to each Country Agreement, in accordance with a written plan that shall include: (A) a description of the finance and accounting and related information technology operations being transitioned; (B) a description of the methods and procedures, personnel and organization IBM will use to perform the Transition; (C) a schedule of Transition activities; (D) a detailed description of the respective roles and responsibilities of Federal-Mogul and IBM; and (E) such other information and planning as are necessary to ensure that the Transition takes place on schedule and in a manner so as to minimize the disruption to Federal-Mogul business operations (the “Transition

5	F&A Master Services Agreement

Plan”). The initial draft of each Transition Plan shall be attached as Schedule D-1 to Exhibit D to the applicable Country Agreement. IBM shall be responsible for revising and finalizing each Transition Plan; provided that: (1) IBM shall cooperate and work closely with Federal-Mogul in baselining and finalizing each Transition Plan (including incorporating Federal-Mogul’s reasonable comments); and (2) the final Transition Plan (and any changes thereto) shall be subject to written approval by Federal-Mogul.

5.3	Completion of Transition.

(A) Federal-Mogul reserves the right to monitor, test and otherwise observe and participate in each Transition. IBM will notify Federal-Mogul without delay if any Federal-Mogul monitoring, testing or participation has caused (or IBM expects it to cause) a problem or delay in any Transition and work with Federal-Mogul to prevent or circumvent the problem or delay.

(B) In IBM’s performance of each Transition, no functionality of Federal-Mogul’s then-current environment will be discontinued until IBM demonstrates to Federal-Mogul’s reasonable satisfaction that the affected processes and operations have been migrated to IBM’s target environment, Federal-Mogul has signed-off on such migration and IBM has commenced providing the relevant Services in accordance with the Transition Plan.

5.4	Transition Delays.

(A) If any Interim Transition Milestone is not completed on or before the given date for such Interim Transition Milestone, then, unless such delay was caused by Federal-Mogul, for the period of delay, IBM, subject to Section 5.5, shall incur the applicable Transition Milestone Credits specified in Exhibit D to the applicable Country Agreement. If such delay was caused by Federal-Mogul, then any related Transition Milestone Credits will be excused, and Federal-Mogul shall reimburse IBM for any Out-of-Pocket Expenses incurred, and additional personnel required (at the labor rates set forth in Exhibit C to the applicable Country Agreement), by IBM as a result of such delay.

(B) If the Transition is not completed on or before the applicable Transition Completion Date specified in Exhibit D to the applicable Country Agreement, then, unless such delay in completing the Transition by the Transition Completion Date was caused by Federal-Mogul, IBM shall pay to Federal-Mogul (1) any Transition Milestone Credits incurred pursuant to Section 5.4(A) in respect of the Interim Transition Milestones and (2) the Transition Milestone Credits to be credited for each day that the Final Transition Milestone is not completed by the Transition Completion Date as specified in Exhibit D to the applicable Country Agreement. If the delay in completing the Transition by the Transition Completion Date was caused by Federal-Mogul, then any related Transition Milestone Credits will be excused, and Federal-Mogul shall reimburse IBM for any Out-of-Pocket Expenses incurred, and additional personnel required (at the labor rates set forth in Exhibit C to the applicable Country Agreement), by IBM as a result of such delay.

(C) If the Final Transition Milestone is completed on or before the Transition Completion Date, any Transition Milestone Credits incurred by IBM pursuant to Section 5.4(A)(1) in respect of the Interim Transition Milestones shall be excused by Federal-Mogul.

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5.5	Transition Milestone Credit Cap and Termination.

In no event shall IBM be required to pay more than *** to Federal-Mogul in Transition Milestone Credits in respect of any of the Interim Transition Milestones or Final Transition Milestones under the *** Country Agreement and the *** Country Agreement. If IBM incurs Transition Milestone Credits in excess of *** under the *** Country Agreement and the *** Country Agreement, Federal-Mogul may, by giving written notice to IBM, terminate the applicable Country Agreement.

6.	PROJECTS

IBM shall provide to Federal-Mogul the Project-related services, including the Project management activities set forth in Exhibit A to the applicable Country Agreement, in accordance with the processes and procedures set forth in Schedule E.

6.1	In-Flight Projects.

As of the applicable Transition Completion Date, IBM shall provide the services, functions and responsibilities as set forth in Schedule A-1 or as otherwise directed by Federal-Mogul to implement the In-Flight Projects.

6.2	Transition Projects.

As of the applicable Country Agreement Effective Date, IBM shall provide the services, functions and responsibilities necessary to complete the Transition Projects identified in Schedule D-1 to Exhibit D to the applicable Country Agreement, subject to Section 6.3.

6.3	Initiation/Termination of the Phase III Transition Project.

(A) IBM shall provide the services, functions and responsibilities relating to the Phase III Transition Project at such time as Federal-Mogul provides IBM with notice to proceed with such Project. Federal-Mogul shall provide such notice no later than *** following the later of (1) the Transition Completion Date under the *** Country Agreement and (2) the Transition Completion Date under the *** Country Agreement (such date, the “Phase III Option Date”), provided that a KPI Default under either the *** Country Agreement or the *** Country Agreement has not occurred at any time prior to the Phase III Option Date. If a KPI Default has occurred prior to the Phase III Option Date, the Phase III Option Date shall be extended until IBM has demonstrated that it has performed the Services without a KPI Default for ***. If the Phase III Option Date is extended beyond ***, such that there is not a sufficient period of time for IBM to perform the Services for three consecutive months with no KPI Defaults, then the following shall apply:

(1) If such extension is due to the fault of IBM, unless the Parties otherwise agree, the Parties’ obligations with respect to the Phase III Transition Project shall terminate, ***.

(2) If such extension is due to the fault of Federal-Mogul, unless the Parties otherwise agree, the Parties’ obligations with respect to the Phase III Transition Project shall terminate, ***.

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(B) Unless the Parties’ obligations with respect to Phase III Transition Project terminate pursuant to Section 6.3(A)(1) or Section 6.3(A)(2), if Federal-Mogul does not give notice to IBM to proceed with the Phase III Transition Project before or on the Phase III Option Date, the Parties’ obligations relating to the Phase III Transition Project shall terminate ***.

6.4	New Projects.

From time to time throughout the term of each Country Agreement, Federal-Mogul may request and IBM shall perform certain new Projects in accordance with the Project Request Process.

6.5	Acceptance of Project Deliverables.

In its performance of all Project work, IBM shall complete and deliver all Deliverables to Federal-Mogul: (A) in accordance with the applicable milestone for each such Deliverable; and (B) on suitable media, pursuant to the specifications for each such Deliverable. Acceptance by Federal-Mogul of any Deliverables provided by IBM pursuant to a Country Agreement shall be in accordance with the acceptance procedures set forth in Appendix E-6 to Schedule E.

6.6	Charges for Projects.

Charges for Project work performed by IBM under each Country Agreement shall be calculated in accordance with and subject to Exhibit C to such Country Agreement. Any time or resources that IBM Personnel expend on any activities that were not approved by Federal-Mogul, to the extent such approval is required under the Project Request Process or the Change Control Procedure, shall not be chargeable as Project work under any of the Country Agreements.

7.	REQUIRED CONSENTS

IBM shall obtain the IBM Required Consents. IBM, with the cooperation of Federal-Mogul, shall use commercially reasonable efforts to obtain the Federal-Mogul Required Consents. IBM shall pay any fees (such as transfer or upgrade fees) as may be required to obtain the ***. Federal-Mogul shall pay any third party fees (such as transfer or upgrade fees) as may be required to obtain the ***. If a Required Consent is not obtained, then, unless and until such Required Consent is obtained, IBM shall determine and adopt, subject to the Change Control Procedure, such alternative approaches as are necessary and sufficient to provide the Services without such Required Consent. Federal-Mogul shall reimburse IBM for any Out-of-Pocket Expenses incurred by IBM as a result of the Parties’ inability to obtain a Federal-Mogul Required Consent.

8.	SERVICES

8.1	General.

Commencing on the applicable Country Agreement Effective Date and continuing throughout the term of the applicable Country Agreement, IBM shall provide Federal-Mogul the services and functions, and perform the responsibilities, as described in this Section and Section 8.2, as they may evolve pursuant to Section 8.3 and as they may be supplemented, enhanced, modified or replaced (collectively, the “Services”). Pursuant to each Country Agreement, IBM shall perform the applicable Services for Federal-Mogul in accordance with the terms and conditions of: (A) the applicable Country Agreement; and (B) this Master Agreement, as incorporated therein. The Services shall include:

(1) the services, functions and responsibilities described in the applicable Country Agreement, including (a) those services functions and responsibilities described in Exhibit A to the applicable Country Agreement, and (b) the Termination/Expiration Assistance; and

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(2) the services, functions and responsibilities reasonably related to services, functions and responsibilities in Exhibit A to the applicable Country Agreement that were performed during the 12 months preceding the applicable Country Agreement Effective Date by Federal-Mogul employees and contractors who were seconded to IBM or displaced or whose functions were displaced as a result of such Country Agreement, even if the service, function, or responsibility is not specifically described in such Country Agreement.

8.2	Implied Services.

If any services, functions or responsibilities not specifically described in a Country Agreement are required for the proper performance and provision of the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in such Country Agreement. Except as otherwise expressly provided in a Country Agreement, IBM shall be responsible for providing the facilities, personnel and other resources necessary to provide the Services.

8.3	Services Evolution.

Throughout the Term, IBM will (A) seek to improve the quality, efficiency and effectiveness of the Services to keep pace with advances or improvements in business processes, methodologies, techniques, Systems or technologies generally used within the F&A Outsourcing Services industry and (B) support Federal-Mogul’s efforts to maintain its competitiveness in the markets in which it competes. Accordingly, IBM will (1) identify and apply Best Practice business processes, methodologies, techniques, Systems or technologies in performing and providing the Services, including those that are used generally within IBM’s organization, Federal-Mogul’s organization or the F&A Outsourcing Services industry, and (2) make commercially reasonable investments to maintain the currency of the business processes, methodologies, techniques, Systems or technologies and other resources used by IBM to provide the Services. Federal-Mogul shall have the right to approve the implementation of any such business processes, methodologies, techniques, Systems or technologies to the extent the implementation of such business processes, methodologies, techniques, Systems or technologies will result in a Change.

8.4	Right to In-Source and Re-Source the Services.

Subject to ***, Federal-Mogul has the right to perform itself, or retain third parties to perform, any of the Services. To the extent Federal-Mogul performs any of the Services itself, or retains third parties to do so, IBM shall cooperate with Federal-Mogul or such third parties, which cooperation shall include: (A) providing access to the facilities being used by IBM to provide the Services (on a temporary basis as necessary for Federal-Mogul or a third party to transition the Services being in-sourced or re-sourced); (B) providing access to the Systems (to the extent permitted under any underlying agreements with third parties) to allow Federal-Mogul or such third party to transition such Services to Federal-Mogul or such third party; and (C) providing such information regarding the IP, business processes and methodologies, System constraints and other operating parameters that is necessary for Federal-Mogul to receive services similar to the Services. In the event Federal-Mogul reduces the Services pursuant to this Section, the Charges and Service Levels under the applicable Country Agreement shall be adjusted in accordance with the Change Control Procedure. Third parties retained by Federal-Mogul shall comply with IBM’s reasonable security and confidentiality requirements and with IBM’s reasonable work

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standards, methodologies and procedures, as these have been provided by IBM. IBM shall, as soon as reasonably practicable, notify Federal-Mogul if an act or omission of such a third party may cause a problem or delay in providing the Services and shall work with Federal-Mogul to prevent or circumvent such problem or delay.

8.5	Compliance with Federal-Mogul Policies.

(A)	Compliance with Finance and Accounting Policies.

Federal-Mogul shall be solely responsible for providing, approving, modifying and granting waivers with respect to policies governing Federal-Mogul’s finance and accounting standards, practices, processes, procedures and controls and associated technologies, techniques, methodologies, products, systems and plans to be used by IBM in providing the Services (collectively, “F&A Policies and Procedures”). Federal-Mogul shall deliver to IBM in writing any F&A Policies and Procedures in existence as of the applicable Country Agreement Effective Date and any new or revised F&A Policies and Procedures created or revised by Federal-Mogul during the Term. IBM shall review all F&A Policies and Procedures and shall, on an ongoing basis throughout the Term, recommend changes or updates to such F&A Policies and Procedures. All such recommendations shall be subject to Federal-Mogul’s written approval, which shall be granted or withheld at Federal-Mogul’s sole discretion. IBM shall implement all F&A Policies and Procedures created or revised following the applicable Country Agreement Effective Date, after receiving written approval from Federal-Mogul, in accordance with the Change Control Procedure, and shall deliver the Services in accordance with such F&A Policies and Procedures. The F&A Policies and Procedures will be included as part of the Policies and Procedures Guide.

(B)	Compliance with Regulatory Compliance Policies.

Federal-Mogul shall be responsible for providing, approving and modifying policies governing any activities, including the Services and the delivery thereof, affecting Federal-Mogul’s compliance with applicable Laws, including any Sarbanes-Oxley Requirements (collectively, “Regulatory Compliance Policies”). Federal-Mogul shall deliver to IBM those written Regulatory Compliance Policies, including related procedures, in existence as of the applicable Country Agreement Effective Date and any new or revised Regulatory Compliance Policies created or revised by Federal-Mogul during the Term. IBM shall review all Regulatory Compliance Policies and shall, on an ongoing basis throughout the Term, recommend changes or updates to such Regulatory Compliance Policies to address changes in Law and to reflect advances in F&A Outsourcing Services Best Practices, advances in the methods of and processes for delivering F&A Outsourcing Services, and technological advances in the systems used to deliver F&A Outsourcing Services. All such recommendations shall be subject to Federal-Mogul’s written approval, which shall be granted or withheld at Federal-Mogul’s sole discretion. IBM shall develop (or modify existing) procedures for the implementation of the Regulatory Compliance Policies. IBM shall implement all Regulatory Compliance Policies created or revised following the applicable Country Agreement Effective Date, after receiving written approval from Federal-Mogul, in accordance with the Change Control Procedure, and shall deliver the Services in accordance with such Regulatory Compliance Policies. The Regulatory Compliance Policies will be included as part of the Policies and Procedures Guide.

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8.6	Notification of Failure.

If IBM becomes aware of any failure by IBM to comply with its obligations under any Country Agreement or any other situation (A) that has impacted or reasonably could impact the maintenance of Federal-Mogul’s financial integrity or internal controls, the accuracy of Federal-Mogul’s financial and accounting records and reports or compliance with Federal-Mogul standards, or (B) that has had or reasonably could have any other material adverse impact on the Services in question or the impacted business operations of Federal-Mogul, then IBM will as soon as reasonably practicable inform Federal-Mogul in writing of such situation and the impact or expected impact and IBM and Federal-Mogul will meet to formulate an action plan to minimize or eliminate the impact of such failure or situation. IBM’s obligation to report situations to Federal-Mogul that are not related to IBM’s obligations under the Country Agreements shall not be construed as imposing on IBM any affirmative obligation of inquiry or investigation that is not otherwise specified in the applicable Country Agreement.

8.7	Provision of Services to Other Service Recipients.

(A) As of the applicable Country Agreement Effective Date, IBM shall provide the Services to the Other Service Recipients as Federal-Mogul designates from time to time.

(B) ***

(C) Federal-Mogul shall be responsible for having a contractual relationship in place with such Other Service Recipients for the receipt of the Services.

(D) For purposes of each Country Agreement, Services provided to the Other Service Recipients referenced in this Section shall be deemed to be Services provided to Federal-Mogul.

(E) In no event shall Federal-Mogul re-sell or otherwise commercially exploit the Services.

8.8	Initial and Future Country Agreements; No Further Obligation.

(A)	Initial Country Agreements.

Country Agreements for *** will be executed by the appropriate Federal-Mogul Local Entity and IBM Local Entity concurrently with the execution of this Master Agreement.

(B)	Future Country Agreements.

Following the Effective Date, Federal-Mogul and IBM may agree to enter into one or more future Country Agreements, which agreements shall be substantially in the form of the pro forma country agreement attached hereto as Schedule B. Each future Country Agreement, when executed by Federal-Mogul and IBM shall be subject to and construed in accordance with those provisions of this Master Agreement that are specifically incorporated therein.

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(C)	No Further Obligation; Non-Exclusivity.

(1) IBM acknowledges and accepts that Federal-Mogul and its Affiliates are under no obligation whatsoever to execute any new Country Agreements with IBM. Further, this Master Agreement does not give IBM any exclusive rights with respect to the provision of services to Federal-Mogul.

(2) Federal-Mogul acknowledges and accepts that, except as otherwise provided in this Master Agreement (including Section 9.2(A)(3)), IBM may (a) enter into similar agreements with other IBM customers to provide services that are similar to the Services and (b) use IBM Personnel providing Services to Federal-Mogul to perform similar services for other IBM customers.

8.9	Professional Advice.

Federal-Mogul acknowledges that IBM is not providing any professional legal, accounting or tax advice as part of the Services or pursuant to this Master Agreement. IBM acknowledges that the preceding sentence in no way limits IBM’s provision of the Services as described in Exhibit A to the applicable Country Agreement.

9.	PERSONNEL

9.1	Additional Personnel Provisions.

IBM and Federal-Mogul shall each comply with their respective obligations set forth in Exhibit E to the applicable Country Agreement.

9.2	IBM Personnel.

(A)	Key IBM Positions.

(1) IBM shall cause each of the IBM Personnel filling the Key IBM Positions to devote substantially full time and effort, for at least *** months, to the provision of the Services unless such personnel: (a) have resigned from IBM, (b) have been terminated by IBM for cause, (c) have failed to perform their assigned responsibilities pursuant to the applicable Country Agreement, or (d) die or are unable to work due to a disability. The IBM Personnel approved as of the applicable Country Agreement Effective Date to fill the Key IBM Positions shall be listed in Exhibit G to the applicable Country Agreement. Federal-Mogul, with IBM’s consent, may change the positions designated as Key IBM Positions under a Country Agreement.

(2) Before assigning an individual to a Key IBM Position, whether as an initial assignment or a subsequent assignment, IBM shall notify Federal-Mogul of the proposed assignment, introduce the individual to appropriate Federal-Mogul representatives, provide such representatives upon request with the opportunity to interview the individual, and provide Federal-Mogul with a résumé and other information about the individual reasonably requested by Federal-Mogul in accordance with IBM’s applicable personnel policies. If Federal-Mogul in good faith objects to the proposed assignment, the Parties shall attempt to resolve Federal-Mogul’s concerns on a mutually agreeable basis. If the Parties have not been able to resolve Federal-Mogul’s concerns within 10 business days, IBM shall not assign the individual to that position and shall propose to Federal-Mogul the assignment of another individual of suitable ability and qualifications. Individuals filling Key IBM Positions may not be transferred or re-assigned until a suitable replacement has been approved by Federal-Mogul, and no such transfer shall occur at a time or in a manner that would have significant impact on delivery of the Services. IBM shall establish and maintain an up-to-date succession plan for all individuals serving in Key IBM Positions.

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(3) IBM shall not assign an individual filling a Key IBM Position to the account of a Federal-Mogul Competitor without Federal-Mogul’s prior consent (a) while such individual is assigned to Federal-Mogul’s account, and (b) for a period of *** months following the date that such individual is removed from, or ceases to provide services in connection with, Federal-Mogul’s account.

(B)	Qualifications and Retention.

IBM shall assign an adequate number of IBM Personnel to perform the Services. IBM Personnel shall be properly educated, trained and fully qualified for the Services they are to perform, including having adequate language proficiency necessary to provide the Services to the applicable Federal-Mogul Service Locations. Federal-Mogul and IBM agree that it is in their best interests to keep the turnover rate of IBM Personnel to a reasonably low level. Accordingly, if Federal-Mogul believes that IBM’s turnover rate may be excessive and so notifies IBM, IBM shall provide data concerning its turnover rate and meet with Federal-Mogul to discuss the reasons for, and impact of, the turnover rate. If appropriate, IBM shall submit to Federal-Mogul its proposals for reducing the turnover rate, and the Parties shall mutually agree on a program to bring the turnover rate down to an acceptable level. In any event, IBM shall use commercially reasonable efforts to keep the turnover rate to a reasonably low level and, notwithstanding transfer or turnover of IBM Personnel, IBM remains obligated to perform the Services without degradation and in accordance with the applicable Country Agreement and Service Levels.

(C)	Background Checks and Drug Screening.

Subject to local Law, IBM Personnel shall be subject to background checks and drug screening in accordance with Federal-Mogul’s applicable policies of which IBM has been advised and provided in advance and in writing. Federal-Mogul shall reimburse IBM for the Out-of-Pocket Expenses incurred by IBM in conducting such background checks and drug screening to the extent that such background checks and drug screening are not required by IBM’s then-current employment and hiring policies.

(D)	Replacement.

In the event that Federal-Mogul determines in good faith that the continued assignment to Federal-Mogul’s account of one of the IBM Personnel is not in the best interests of Federal-Mogul, then Federal-Mogul shall give IBM written notice to that effect. After receipt of such notice, IBM shall have a reasonable period of time in which to investigate the matters stated in such notice, discuss its findings with Federal-Mogul and resolve the problems with such person. If, following such period, Federal-Mogul requests replacement of such person, IBM shall replace that person with another person of suitable ability and qualifications.

9.3	Non-Solicitation of Employees.

Subject to Section 9.1 and Section 27.7(A)(1), a Party shall not directly or indirectly solicit or seek to procure (other than by general advertising or similar means), without the prior written consent of the other Party, the employment of (A) in the case of Federal-Mogul, IBM Personnel during the period they are engaged in the provision of the Services and for *** months thereafter, and (B) in the case of IBM, Federal-Mogul’s employees engaged in the provision of its finance and accounting and related information technology services during the period they are so engaged and for *** months thereafter.

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10.	RETAINED EQUIPMENT

As of the applicable Country Agreement Effective Date, Federal-Mogul grants to IBM for the sole purpose of performing the Services, the right of access to, and use of the Retained Equipment. IBM shall be responsible for such Equipment during the term of the applicable Country Agreement to the same extent as if IBM were the owner of such Equipment, with Federal-Mogul retaining the financial responsibility for the maintenance of such Retained Equipment.

11.	THIRD PARTY SERVICE CONTRACTS

11.1	General.

IBM shall use commercially reasonable efforts to structure its arrangements with any third party service providers that will be primarily dedicated to the performance of the Services under each Country Agreement so that the relevant third party contracts may be transferred or assigned to Federal-Mogul upon the termination or expiration of such Country Agreement and the ongoing fees under those arrangements payable by Federal-Mogul after such transfer or assignment are consistent with and no higher than the fees payable by IBM prior to such transfer or assignment. If, with respect to any applicable third party service provider, IBM is not able to accomplish the foregoing, IBM shall notify Federal-Mogul and discuss the consequences with Federal-Mogul (including any impact on the Charges, Services and Service Levels) of not being able to use the services from such third party service provider. If, following that discussion, Federal-Mogul directs IBM to not use such third party service provider, and IBM is not able to find a suitable work-around, IBM shall be relieved of its obligations hereunder to the extent its ability to perform is impacted by IBM’s inability to use such third party service provider.

11.2	Assigned Contracts.

Effective as of the applicable Assignment Date and subject to Article 7, Federal-Mogul shall assign to IBM, and IBM shall assume from Federal-Mogul, the Assigned Contracts. IBM shall pay directly, or reimburse Federal-Mogul if Federal-Mogul has paid, the charges and other amounts under the Assigned Contracts, where such charges are attributable to periods on and after the applicable Assignment Date. IBM shall comply with the duties imposed on Federal-Mogul under the Assigned Contracts.

11.3	Managed Contracts.

(A)	General.

Effective as of the applicable Management Date and subject to Article 7, IBM shall assume responsibility for the management, administration and maintenance of the Managed Contracts. IBM shall provide Federal-Mogul with reasonable notice of any renewal, termination or cancellation dates and fees with respect to the Managed Contracts. IBM shall not renew, modify, terminate or cancel, or request or grant any consents or waivers under, any Managed Contracts without the consent Federal-Mogul. Any fees or charges or other liability or obligation imposed upon Federal-Mogul in connection with any such renewal, modification, termination or cancellation of, or consent or waiver under, the Managed Contracts that is obtained or given without Federal-Mogul’s consent shall be paid or discharged, as applicable, by IBM.

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(B)	Managed Contract Invoices.

IBM shall: (1) receive all Managed Contract invoices; (2) review and correct any errors in Managed Contract invoices in a timely manner; and (3) submit Managed Contract invoices to Federal-Mogul within a reasonable period of time prior to the due date or, if applicable, the date on which Federal-Mogul may pay such Managed Contract invoice with a discount in accordance with the terms of such Managed Contract. Federal-Mogul shall pay the Managed Contract invoices received and approved by IBM. Federal-Mogul shall only be responsible for payment of the Managed Contract invoices and shall not be responsible to IBM for any management, administration or maintenance fees of IBM in connection with the Managed Contract invoices. Federal-Mogul shall be responsible for any late fees in respect of a Managed Contract invoice, provided that IBM submitted the applicable Managed Contract invoice for payment within a reasonable period of time prior to the date such Managed Contract invoice is due, but in no event later than 10 business days prior to such date. If IBM fails to submit a Managed Contract invoice to Federal-Mogul for payment in accordance with the preceding sentence, IBM shall be responsible for any discount not received that is otherwise available to Federal-Mogul under the terms of the Managed Contract or any late fees in respect of such Managed Contract invoice, except to the extent that the loss of any such discount or late fees were the result of any circumstances not within the control of IBM.

(C)	Performance Under Managed Contracts.

Each of Federal-Mogul and IBM shall promptly notify the other Party of any breach of, misuse, or fraud in connection with, any Managed Contracts of which the informing Party becomes aware or receives verifiable written notification, and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud. Subject to Article 26, IBM shall pay all amounts due for any penalties or charges (including amounts due to a third party as a result of IBM’s failure to promptly notify Federal-Mogul pursuant to the preceding sentence), associated taxes, legal expenses and other incidental expenses incurred by Federal-Mogul as a result of IBM’s non-performance of its obligations under this Master Agreement with respect to the Managed Contracts.

12.	INTELLECTUAL PROPERTY RIGHTS

12.1	Federal-Mogul IP.

(A)	Rights During the Term.

Subject to Article 7, Federal-Mogul hereby grants to IBM and the Federal-Mogul-approved subcontractors, solely to provide the Services, a non-exclusive, non-transferable, limited right to have access to and use the Federal-Mogul IP. The rights granted to IBM hereunder shall automatically expire effective as of the date upon which IBM ceases, for any reason, to provide the Services. As between Federal-Mogul and IBM, and except as expressly set forth in this Section, all right, title and interest in and to any proprietary rights associated with the Federal-Mogul IP shall remain the exclusive property of Federal-Mogul.

(B)	Federal-Mogul Derivative IP.

Any derivative works of Federal-Mogul IP (“Federal-Mogul Derivative IP”) shall be owned by Federal-Mogul. Federal-Mogul shall have ownership of all copyright interests, in and to the Federal-Mogul Derivative IP and all copies made therefrom. IBM hereby irrevocably assigns, transfers and conveys, and shall cause its employees, representatives or subcontractors to assign, transfer and convey, to Federal-Mogul without further consideration all of its copyright interests in and to such Federal-Mogul

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Derivative IP. IBM acknowledges, and shall cause its employees, representatives or subcontractors to acknowledge, that Federal-Mogul and the successors and permitted assigns of Federal-Mogul shall have the right to obtain and hold in their own name copyrights in and to such Federal-Mogul Derivative IP. IBM agrees to execute, and shall cause its employees, representatives or subcontractors to execute, any documents or take any other actions as may reasonably be necessary, or as Federal-Mogul may reasonably request, to perfect Federal-Mogul’s ownership of any copyright interests in any such Federal-Mogul Derivative IP. Subject to Article 7, Federal-Mogul hereby grants to IBM and the Federal-Mogul-approved subcontractors, solely to provide the Services, a non-exclusive, non-transferable, limited right to have access to and use the Federal-Mogul Derivative IP. The rights granted to IBM hereunder shall automatically expire effective as of the date upon which IBM ceases, for any reason, to provide the Services.

12.2	IBM IP.

(A)	IBM Proprietary IP.

(1)	Rights During the Term.

During the term of each applicable Country Agreement, IBM shall provide Federal-Mogul with access to and use of the IBM Proprietary IP solely to the extent necessary for IBM to provide the Services and for Federal-Mogul to receive the benefit of the Services.

(2)	Federal-Mogul Approval Rights.

IBM shall notify Federal-Mogul in writing, and Federal-Mogul shall have the right to approve or disapprove, of IBM’s use of any IBM Proprietary IP prior to IBM’s use of such IBM Proprietary IP to provide any of the Services if (1) IBM’s use of such IP will result in a Change under the applicable Country Agreement or (2) IBM is unwilling or unable to grant Federal-Mogul a perpetual, worldwide, fully paid-up, royalty-free, nonexclusive license for Federal-Mogul to Use (and allow third parties to Use solely for the benefit of Federal-Mogul) such IBM Proprietary IP that is in use at the expiration or termination of each applicable Country Agreement and necessary for Federal-Mogul to continue to receive services similar to the Services (in the case of subsection (2), the “Excepted IP”). With respect to any Excepted IP, IBM and Federal-Mogul shall agree in writing upon any license rights that Federal-Mogul will have with respect to such Excepted IP upon the expiration/termination of the applicable Country Agreement prior to IBM’s use of such Excepted IP to provide any of the Services.

(3)	Post-Termination and Expiration Rights.

(a) With respect to any Excepted IP, IBM hereby grants to Federal-Mogul, the license rights agreed upon by the Parties pursuant to Section 12.2(A)(2).

(b) With respect to any IP for which Federal-Mogul has the right to approve or disapprove pursuant to Section 12.2(A)(2) and IBM does not obtain Federal-Mogul’s approval prior to IBM’s use of such IP, IBM hereby grants to Federal-Mogul, a perpetual, worldwide, fully paid-up, royalty-free, nonexclusive license to Use (and allow third parties to Use solely for the benefit of Federal-Mogul) such IP that is in use at the expiration or termination of each applicable Country Agreement and necessary for Federal-Mogul to continue to receive services similar to the Services.

(c) With respect to the IBM Proprietary IP that is (i) not Excepted IP and (ii) not made commercially available to other third parties, IBM hereby grants to Federal-Mogul, for no

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additional consideration, a perpetual, worldwide, fully paid-up, royalty-free, nonexclusive license to Use (and allow third parties to Use solely for the benefit of Federal-Mogul) such IP that is in use at the expiration or termination of each applicable Country Agreement and necessary for Federal-Mogul to continue to receive services similar to the Services.

(d) With respect to IBM Proprietary IP that is (i) not Excepted IP and (ii) made commercially available to other third parties, IBM shall license such IBM Proprietary IP to Federal-Mogul on terms that are no more restrictive than those offered by IBM to IBM’s other similarly-situated customers. As between IBM and Federal-Mogul, and except as expressly set forth in this Section, all right, title and interest in and to any proprietary rights associated with the IBM Proprietary IP shall remain the exclusive property of IBM.

(B)	IBM Third Party IP.

(1)	Rights of Use During Term.

As between IBM and Federal-Mogul, and except as expressly set forth in this Section, all right, title and interest in and to the IBM Third Party IP shall remain the exclusive property of IBM. During the term of the applicable Country Agreement, IBM shall provide Federal-Mogul with access and use of the IBM Third Party IP used by IBM in connection with the Services. Federal-Mogul shall have the right to approve or disapprove IBM’s use of any IBM Third Party IP prior to IBM’s use of such IP to provide any of the Services if IBM’s use of such IP will result in a Change under the applicable Country Agreement. Upon Federal-Mogul’s reasonable request, IBM shall provide Federal-Mogul with a list of all IBM Third Party IP being used in connection with the Services as of the date of such request.

(2)	Post-Termination and Expiration Rights.

To the extent permissible under applicable third party agreements, IBM hereby grants to Federal-Mogul a non-exclusive, perpetual, worldwide, fully paid up, royalty free license to Use (and to allow third parties to Use solely for the benefit of Federal-Mogul), to the extent necessary for Federal-Mogul to receive services similar to the Services, the IBM Third Party IP being used to provide the Services as of the date of expiration or termination of the applicable Country Agreement. To the extent that the applicable underlying agreements prevent IBM from granting such a license to Federal-Mogul, IBM, upon Federal-Mogul’s request, shall use commercially reasonable efforts to (a) assist Federal-Mogul in obtaining a direct license for the applicable IBM Third Party IP or (b) recommend, and subject to Federal-Mogul’s written approval, obtain for Federal-Mogul functionally-equivalent IP, in each case, on terms and conditions that are reasonably acceptable to Federal-Mogul.

(C)	IBM Derivative IP.

Any derivative works of IBM IP (“IBM Derivative IP”) shall be owned by IBM. IBM shall have ownership of all copyright interests, in and to the IBM Derivative IP and all copies made therefrom. Federal-Mogul hereby irrevocably assigns, transfers and conveys, and shall cause its employees, representatives or subcontractors to assign, transfer and convey, to IBM without further consideration its copyright in and to such IBM Derivative IP. Federal-Mogul agrees to execute, and shall cause its employees, representatives or subcontractors to execute, any documents or take any other actions as may reasonably be necessary, or as IBM may reasonably request, to perfect IBM’s copyright in any such IBM Derivative IP. With respect to any IBM Derivative IP that is necessary for Federal-Mogul to use any IBM IP, Dedicated IP or Leveraged IP to receive services similar to the Services following the expiration

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or termination of the applicable Country Agreement, IBM hereby grants to Federal-Mogul a non-exclusive, perpetual, worldwide, fully paid up, royalty free license to Use (and to allow third parties to Use solely for the benefit of Federal-Mogul) such IP (including any source code with respect to such IP that is Software). With respect to any other IBM Derivative IP, Federal-Mogul shall have the same license rights as it has with respect to the IBM IP from which the IBM Derivative IP was derived pursuant to Section 12.2.

12.3	New IP.

(A)	Dedicated IP.

Ownership of copyright in any IP (other than IBM IP, IBM Derivative IP and Federal-Mogul Derivative IP) created exclusively for Federal-Mogul under a Country Agreement (collectively, “Dedicated IP”) shall be owned by Federal-Mogul. Federal-Mogul shall have ownership of all copyright interests, in and to the Dedicated IP (including any source code with respect to Dedicated IP that is Software) and all copies made from it. IBM hereby irrevocably assigns, transfers and conveys, and shall cause its employees, representatives or subcontractors to assign, transfer and convey, to Federal-Mogul without further consideration all rights of copyright in and to such Dedicated IP. IBM acknowledges, and shall cause its employees, representatives or subcontractors to acknowledge, that Federal-Mogul and the successors and permitted assigns of Federal-Mogul shall have the right to obtain and hold in their own name any copyright in and to such Dedicated IP. IBM, at Federal-Mogul’s expense, shall execute, and shall cause its employees, representatives or subcontractors to execute, any documents or take any other actions as may reasonably be necessary, or as Federal-Mogul may reasonably request, to perfect Federal-Mogul’s ownership of any copyright interests in any such Dedicated IP.

(B)	Leveraged IP.

(1)	Ownership of Leveraged IP.

All IP created by IBM under any of the Country Agreements that is not Dedicated IP, Federal-Mogul IP, IBM IP, Federal-Mogul Derivative IP or IBM Derivative IP (collectively, “Leveraged IP”) shall be owned by IBM.

(2)	Approval of Leveraged IP.

IBM shall notify Federal-Mogul in writing, and Federal-Mogul shall have the right to approve or disapprove, of any plan by IBM to use any Leveraged IP to provide any of the Services if (1) IBM’s use of such IP will result in a Change under the applicable Country Agreement or (2) IBM is unwilling or unable to grant Federal-Mogul a perpetual, worldwide, fully paid-up, royalty-free, nonexclusive license for Federal-Mogul to Use (and allow third parties to Use solely for the benefit of Federal-Mogul) such Leveraged IP that is in use at the expiration or termination of each applicable Country Agreement and necessary for Federal-Mogul to continue to receive services similar to the Services (in the case of subsection (2), the “Excepted Leveraged IP”). With respect to any Excepted Leveraged IP, IBM and Federal-Mogul shall agree in writing upon any license rights that Federal-Mogul will have with respect to such Excepted Leveraged IP upon the expiration/termination of the applicable Country Agreement prior to IBM’s use of such Excepted Leveraged IP to provide any of the Services.

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(3)	Post-Termination and Expiration Rights.

(a) With respect to any Excepted Leveraged IP, IBM hereby grants to Federal-Mogul, the license rights agreed upon by the Parties pursuant to Section 12.3(B)(2).

(b) With respect to any Leveraged IP for which Federal-Mogul has the right to approve or disapprove pursuant to Section 12.3(B)(2) and IBM does not obtain Federal-Mogul’s approval prior to IBM’s use of such IP, IBM hereby grants to Federal-Mogul, a perpetual, worldwide, fully paid-up, royalty-free, nonexclusive license to Use (and allow third parties to Use solely for the benefit of Federal-Mogul) such IP that is in use at the expiration or termination of each applicable Country Agreement and necessary for Federal-Mogul to continue to receive services similar to the Services.

(c) With respect to the Leveraged IP that is not Excepted Leveraged IP, IBM hereby grants to Federal-Mogul, a perpetual, worldwide, fully paid-up, royalty-free, nonexclusive license to Use (and allow third parties to Use solely for the benefit of Federal-Mogul) such IP that is in use at the expiration or termination of each Country Agreement and necessary for Federal-Mogul to continue to receive services similar to the Services.

12.4	Residual Knowledge.

Except (A) as may relate to Federal-Mogul’s customer information, personnel information, non-public personal information, financial information, business operations and planning information and product and service offering information, and (B) to the extent such use infringes the other Party’s copyright, patent, or trademark, neither Party is restricted from using any finance and accounting outsourcing ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques that are retained in the unaided mental memories of the receiving Party’s personnel (and not intentionally memorized for the purpose of later recording the use) (“Residuals”). Each Party agrees not to disclose (1) the source of the Residuals or (2) any financial information (including business plans), or statistical, product, personnel, non-public personal information or customer data of the other Party.

12.5	Preexisting IP; No Implied License.

Notwithstanding anything to the contrary in this Master Agreement, any IP that is owned by a Party and either preexisted this Master Agreement or is created independently of this Master Agreement continues to be owned by that Party. Each Party hereby grants the other only the licenses specified in this Article and no other licenses (including licenses under patents or copyrights) are hereby granted.

13.	SERVICE LOCATIONS

13.1	General.

The Services shall be provided (A) to the Federal-Mogul Service Locations from the (B) IBM Service Locations and (C) Federal-Mogul Facilities.

13.2	Safety and Security Procedures.

IBM shall maintain and enforce at the IBM Service Locations and Federal-Mogul Facilities (under the control of IBM) safety and security procedures that are at least equal to the most stringent of the following: (A) industry standards for locations similar to the IBM Service Locations; (B) those procedures applicable to the Federal-Mogul Facilities as may be amended by Federal-Mogul from time to time during the term of the applicable Country Agreement; and (C) any higher standard otherwise agreed

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by the Parties. IBM shall comply with the safety and security procedures that are applicable to the Federal-Mogul Facilities as such procedures are provided to IBM in writing from time to time.

13.3	Federal-Mogul Facilities.

(A)	General.

Subject to Article 7, Federal-Mogul will provide to IBM during the term of the applicable Country Agreement, for IBM’s use in providing the Services, the space, equipment, furnishings and fixtures specified in Exhibit J to the applicable Country Agreement or comparable facilities designated by Federal-Mogul (collectively, the “Federal-Mogul Facilities”). IBM shall be responsible for providing the other facilities and support it needs to provide the Services. Federal-Mogul will retain the costs of applicable facilities leases and related leasehold improvements with respect to the Federal-Mogul Facilities. The Federal-Mogul Facilities shall be made available to IBM on an “as is, where is” basis, with no warranties whatsoever.

(B) Relocation.

(1)	By Federal-Mogul.

Federal-Mogul will inform IBM of any plans or determination to relocate the Federal-Mogul Facilities so that IBM will have a reasonable amount of time to prepare for and implement such change or relocation as it impacts IBM, with Federal-Mogul reimbursing IBM for IBM’s Out-of-Pocket Expenses incurred in such relocation. Any such relocation shall be implemented in accordance with the Change Control Procedure.

(2)	By IBM.

Prior to any relocation initiated by IBM of any of the IBM Service Locations that will result in a Change, IBM will seek Federal-Mogul’s prior approval. Prior to seeking Federal-Mogul’s approval for any such relocation, IBM will fully examine and evaluate the impact of such relocation, including the operational, technical, security, regulatory, and other impacts and identify any other issues or conditions that may impact the delivery of the Services or the Service Levels as a result of the proposed relocation and will prepare and provide a report to Federal-Mogul regarding same. IBM will be financially responsible for all additional costs, taxes, or expenses related to any such relocation, including reasonable costs or expenses incurred by Federal-Mogul as a result of such relocation. In addition, IBM shall reimburse Federal-Mogul for Federal-Mogul’s reasonable internal and external costs and expenses incurred in connection with its evaluation of IBM’s proposal.

13.4	IBM Obligations.

(A)	General.

(1) IBM shall use the Federal-Mogul Facilities for the sole and exclusive purpose of providing the Services, subject to Federal-Mogul’s approval at its sole discretion. The use of Federal-Mogul Facilities by IBM does not constitute a leasehold or other property interest in favor of IBM.

(2) IBM shall use the Federal-Mogul Facilities in an efficient manner and in a manner that is coordinated and does not interfere with Federal-Mogul’s business operations.

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(3) IBM shall keep the Federal-Mogul Facilities in good order (subject to reasonable wear and tear), not commit or permit waste or damage to the Federal-Mogul Facilities or use the Federal-Mogul Facilities for any unlawful purpose or act, and shall comply with Federal-Mogul’s standard policies and procedures and applicable leases as these are made available to IBM in writing regarding access to and use of the Federal-Mogul Facilities, including procedures for the physical security of the Federal-Mogul Facilities.

(4) IBM shall permit Federal-Mogul and its contractors and representatives to enter into those portions of the Federal-Mogul Facilities occupied by IBM Personnel at any time to perform facilities-related services.

(5) IBM shall not make improvements or changes involving structural, mechanical or electrical alterations to the Federal-Mogul Facilities without Federal-Mogul’s prior written approval. Any improvements to the Federal-Mogul Facilities will become the property of Federal-Mogul.

(B)	Return of Facilities.

When the Federal-Mogul Facilities are no longer required for performance of the Services, IBM shall return them to Federal-Mogul in substantially the same condition as when IBM began use of them, subject to reasonable wear and tear.

14.	PERFORMANCE STANDARDS AND SERVICE LEVELS

14.1	General.

IBM shall perform the Services at least at the same level and with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as was provided prior to the applicable Country Agreement Effective Date by or for Federal-Mogul. Quantitative performance standards for certain of the Services (“Service Levels”) are set forth in Schedule B-1 to Exhibit B to the applicable Country Agreement. IBM’s level of performance of the Services shall be at least equal to the Service Levels and to standards satisfied by well-managed operations performing services similar to the Services.

14.2	Failure to Perform.

(A)	Root Cause Analysis.

If IBM fails to meet a Service Level, IBM shall: (1) investigate, assemble and preserve pertinent information with respect to, and report on the causes of, the problem, including performing a root cause analysis of the problem; (2) advise Federal-Mogul, as and to the extent requested by Federal-Mogul, of the status of remedial efforts being undertaken with respect to such problem; (3) minimize the impact of and correct the problem and begin meeting the Service Level; and (4) take appropriate preventive measures so that the problem does not recur.

(B)	KPI Credits.

IBM recognizes that its failure to meet KPIs may have a material adverse impact on the business and operations of Federal-Mogul and that the damage from IBM’s failure to meet a KPI is not susceptible of precise determination. Accordingly, in the event that IBM fails to meet KPIs for reasons other than

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those set forth in Section 5.2 of Exhibit B to the applicable Country Agreement, then in addition to any other remedies available to Federal-Mogul under the applicable Country Agreement, at law or in equity, Federal-Mogul may elect to recover the KPI Credits specified in Schedule B-1 to Exhibit B to such Country Agreement.

14.3	Periodic Reviews.

At least annually, Federal-Mogul and IBM, as more fully described in Exhibit B to the applicable Country Agreement, shall review the Service Levels and shall make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the methods, techniques and technology used to perform the Services. The Parties expect and understand that certain Service Levels will be improved over time in accordance with Exhibit B to the applicable Country Agreement.

14.4	Measurement and Monitoring Tools.

IBM shall utilize the necessary measurement and monitoring Tools and procedures required to measure and report IBM’s performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by Federal-Mogul. IBM shall provide Federal-Mogul with information and access to such Tools and procedures upon request, for purposes of verification.

14.5	Customer Satisfaction.

IBM shall conduct periodic customer satisfaction surveys of a representative sample of end users of the Services, in accordance with the guidelines set forth in Schedule E. Any remedial actions required as a result of the findings of such surveys shall be performed in accordance with Schedule E.

15.	CUSTOMER RESPONSIBILITIES

15.1	Additional Responsibilities.

In addition to Federal-Mogul’s responsibilities as expressly set forth elsewhere in the applicable Country Agreement, Federal-Mogul shall cooperate with IBM by making available management decisions, information, approvals and acceptances as reasonably requested by IBM so that IBM may accomplish its obligations and responsibilities under the applicable Country Agreement.

15.2	Savings Clause.

Subject to IBM’s right to terminate a Country Agreement pursuant to Section 27.1(B), Federal-Mogul’s failure to perform its responsibilities set forth in this Master Agreement or a Country Agreement shall not be deemed to be grounds for IBM to terminate this Master Agreement or such Country Agreement. IBM’s nonperformance of its obligations under this Master Agreement or a Country Agreement shall be excused if and to the extent: (A) such nonperformance results from Federal-Mogul’s failure to perform its responsibilities; and (B) IBM provides Federal-Mogul with reasonable notice of such nonperformance and uses commercially reasonable efforts to perform notwithstanding Federal-Mogul’s failure to perform ***.

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16.	GOVERNANCE AND CONTRACT MANAGEMENT

16.1	Governance.

(A)	Federal-Mogul F&A BPT Executive.

Federal-Mogul shall designate an individual to serve as the “Federal-Mogul F&A BPT Executive.” The Federal-Mogul F&A BPT Executive shall serve as the principal point of contact with respect to: (1) overseeing the receipt of the Services by each Federal-Mogul Local Entity under the Country Agreements; (2) communicating to IBM strategic and tactical decisions with respect to the establishment, budgeting and implementation of Federal-Mogul’s overall finance and accounting service requirements and strategies so that IBM may accomplish its obligations and responsibilities under the Country Agreements; and (3) obtaining decisions, information, approvals and acceptances under the Country Agreements. Only personnel expressly so designated by the Federal-Mogul F&A BPT Executive will be authorized to make commitments on the part of Federal-Mogul that commit Federal-Mogul resources.

(B)	IBM Global Program Executive.

IBM shall designate an individual to serve as the “IBM Global Program Executive.” The IBM Global Program Executive shall be one of the Key IBM Positions under the *** Country Agreement and the *** Country Agreement. The IBM Global Program Executive shall: (1) serve as the single point of accountability for IBM for the Services under the Country Agreements; (2) be responsible for the coordination of the Services under the Country Agreements; and (3) have day-to-day authority and responsibility for undertaking to ensure overall customer satisfaction under the Country Agreements. The IBM Global Program Executive’s compensation shall include meaningful financial incentives based on Federal-Mogul’s overall satisfaction with the Services and shall not be substantially based on sales of New Services or products to Federal-Mogul. The IBM Global Program Executive shall be located at Federal-Mogul’s corporate headquarters in Southfield, Michigan, or at such other locations as the Parties may agree during the Term.

(C)	Appointment of Other Governance Personnel.

In addition to the designation by IBM of the IBM Global Program Executive and the designation by Federal-Mogul of the Federal-Mogul F&A BPT Executive, the Parties shall designate the appropriate individuals to serve in the additional positions specified in Schedule E.

(D)	Formation of Governance Committees and Organizations.

The Parties shall form those committees and governance organizations and shall perform those governance and contract management responsibilities described in Schedule E.

16.2	Reports and Meetings.

IBM shall provide to Federal-Mogul those reports described in Appendix E-2 to Schedule E at the frequencies set forth therein, and shall participate in those periodic and ad hoc meetings described in Appendix E-2 to Schedule E.

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16.3	Policies and Procedures Guide.

(A)	General.

IBM shall provide a management procedures manual (the “Policies and Procedures Guide”) under each Country Agreement that shall describe how IBM shall perform and deliver the Services under such Country Agreement, the Systems being used, and the documentation that provides further details of such activities, including Federal-Mogul’s finance and accounting standards, practices, processes, procedures and controls and associated technologies, techniques, methodologies, standards, products and plans to be used by IBM in providing the Services. The Policies and Procedures Guide shall describe the activities IBM proposes to undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken to provide services of the type IBM is to provide under the applicable Country Agreement. The Policies and Procedures Guide shall also include descriptions of the acceptance testing and quality assurance procedures approved by Federal-Mogul, IBM’s problem management and escalation procedures, and the other standards and procedures of IBM pertinent to Federal-Mogul’s interaction with IBM in receiving the Services. The Policies and Procedures Guide shall be suitable for use by Federal-Mogul to understand the Services.

(B)	Drafting Responsibility.

IBM shall deliver a draft Policies and Procedures Guide to Federal-Mogul for Federal-Mogul’s comment and review on the date specified in the applicable Transition Plan, but no later than 30 days before the applicable Transition Completion Date. IBM shall incorporate reasonable comments or suggestions of Federal-Mogul and shall finalize the Policies and Procedures Guide no later than the Transition Completion Date. The finalization of the Policies and Procedures Guide shall be one of the completion criteria in determining whether or not IBM has achieved the Transition Completion Date. The final Policies and Procedures Guide shall be subject to the approval of Federal-Mogul. IBM shall periodically update the Policies and Procedures Guide to reflect changes in the operations or procedures described therein. Updates of the Policies and Procedures Guide shall be provided to Federal-Mogul for review, comment and approval. IBM shall perform the Services in accordance with the Policies and Procedures Guide. In the event of a conflict between the provisions of a Country Agreement and the Policies and Procedures Guide, the provisions of the Country Agreement shall control unless the Parties expressly agree otherwise in writing.

16.4	Change Control Procedure.

In accordance with the provisions of Schedule E, IBM shall deliver to Federal-Mogul, for its review and approval, the Change Control Procedure, and shall perform all Changes in accordance with the Change Control Procedure.

16.5	Retained Systems and Processes.

IBM shall perform the Services in a manner that does not adversely affect or alter the functionality, interoperability, performance, cost or resource efficiency of the Federal-Mogul retained Systems, processes, Software, Tools or Equipment (including those provided managed, operated, supported and/or used on Federal-Mogul’s behalf by Federal-Mogul third party contractors) without the written consent of Federal-Mogul. Any Systems, processes, Software, Tools and Equipment used by IBM to provide the Services shall properly interface and integrate with the Systems, processes, Software, Tools and Equipment retained by Federal-Mogul. Federal-Mogul shall provide IBM with the information in writing that is reasonably required by IBM to comply with this Section.

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16.6	Software Export.

The Parties acknowledge that certain Software and Tools to be provided hereunder and certain transactions hereunder may be subject to export controls under the Laws of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such Laws. To the extent within a Party’s control, such Party shall be responsible for, and shall coordinate and oversee, compliance with such export Laws in respect of such items exported or imported hereunder.

16.7	Subcontractors.

(A)	Restrictions on Subcontracting.

Subject to Section 16.7(B), except as and to the extent Federal-Mogul may agree otherwise in writing, IBM may subcontract its obligations under a Country Agreement only in accordance with the following:

(1) Prior to entering into a subcontract with a third party, IBM shall give Federal-Mogul reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, and the identity and qualifications of the proposed subcontractor. At Federal-Mogul’s request, IBM shall forward to Federal-Mogul a description of the scope and material terms (other than financial) of the proposed subcontract. Federal-Mogul shall have the right to approve or disapprove of proposed subcontractors in its discretion.

(2) Federal-Mogul shall have the right to revoke its prior approval of a subcontractor and direct IBM to replace such subcontractor if such subcontractor’s performance is materially deficient. Upon receipt of such notice, IBM shall, as soon as reasonably practicable, replace such subcontractor.

(3) If Federal-Mogul has a good faith doubt concerning a subcontractor’s ability to render future performance because of changes in the subcontractor’s ownership, management, financial condition, or otherwise, or there have been material misrepresentations by or concerning the subcontractor, Federal-Mogul may notify IBM in writing of such good faith doubt and IBM shall have 10 business days to convince Federal-Mogul that such good faith doubt is unfounded. If IBM concurs with Federal-Mogul, Federal-Mogul shall have the right to revoke its prior approval of such subcontractor and direct IBM to replace such subcontractor in accordance with this Section. If, after such 10 business days, IBM in good faith does not agree with Federal-Mogul, Federal-Mogul shall have the right to revoke its prior approval of such subcontractor and IBM shall identify a suitable replacement subcontractor or alternative solution (which may include IBM providing the services that were being subcontracted to such subcontractor) for the replacement of such subcontractor if a suitable replacement is not available. Upon Federal-Mogul’s approval of such replacement subcontractor or alternative solution, IBM shall replace such subcontractor or implement the alternative solution. ***

(B)	Permitted Subcontracts.

(1) IBM may, in the ordinary course of business, subcontract for third party services or products that (a) are not material to a particular function constituting a part of the Services or (b) do not result in a material change in the way IBM conducts its business, provided such subcontract does not adversely affect Federal-Mogul, whether in performance of or Charges for the Services or otherwise. If Federal-Mogul expresses concerns to IBM about a subcontract covered by this Section, IBM shall discuss such concerns with Federal-Mogul and work in good faith to resolve Federal-Mogul’s concerns on a mutually acceptable basis.

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(2) The Parties agree and acknowledge that, as of the applicable Country Agreement Effective Date, Federal-Mogul has approved IBM’s use of the subcontractors identified as “approved” on Exhibit P to the applicable Country Agreement.

(C)	IBM Responsibility.

(1) IBM shall remain responsible for each subcontractor’s performance (or failure thereof) of its obligations, services and functions to the same extent as if such obligations, services and functions were performed by IBM and such work shall be deemed work performed by IBM. IBM shall be Federal-Mogul’s sole point of contact regarding the Services, including with respect to payment. IBM shall not disclose Federal-Mogul Confidential Information to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of IBM.

(2) To the extent subcontractors, representatives and other entities perform, or otherwise provide support to IBM related to the Services, IBM shall cause such entities to comply with the obligations and restrictions applicable to IBM.

16.8	Quality Assurance and Improvement Programs.

IBM, as part of its total quality management process relating to its provision of F&A Outsourcing Services, shall provide continuous quality assurance and quality improvement through: (A) the identification and application of proven Best Practice techniques, methodologies, technologies, Tools and Software from other installations within its operations; and (B) the implementation of concrete programs, practices and measures designed to improve Performance Standards. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for Federal-Mogul to confirm the quality of IBM’s performance, and shall be included in the Policies and Procedures Guides. IBM shall utilize project management Tools and Software, including productivity aids and project management systems, as appropriate in performing the Services.

17.	AUDITS AND RECORDS RETENTION

17.1	Audit Rights.

(A)	General.

(1) The provisions set forth in this Article are in no way intended to limit the scope of any audits required by Federal-Mogul’s external auditors in the ordinary course of their provision of audit services relating to Federal-Mogul’s statutory audit requirements.

(2) IBM shall maintain a complete audit trail of all financial and non-financial transactions resulting from each of the Country Agreements. Subject to Section 17.2, IBM shall provide to Federal-Mogul, its auditors (including internal audit staff and external auditors), inspectors, regulators and other representatives as Federal-Mogul may from time to time designate in writing, access at all reasonable times (and in the case of regulators at any time required by such regulators) to any facility or part of a facility at which either IBM or any of its subcontractors are providing the Services, to IBM Personnel, and to data and records relating to the Services for the purpose of performing audits and inspections of either IBM or any of its subcontractors during the Term and for the period IBM is required to maintain records hereunder to:

(a) verify the accuracy of Charges and invoices;

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(b) verify the integrity of Federal-Mogul Data and examine the Systems that process, store, support and transmit that data; and

(c) examine IBM’s performance of the Services and conformance to the terms of the applicable Country Agreements, including performing audits: (i) of internal controls, practices and procedures; (ii) of the Systems; (iii) of supporting information and calculations regarding compliance with Performance Standards; (iv) of security practices and procedures; (v) of disaster recovery and back-up procedures; and (vi) as necessary to allow Federal-Mogul to meet, or to confirm that IBM is meeting, applicable requirements established by Law.

(B)	Access, Assistance and Timing.

(1) IBM shall provide to such auditors, inspectors, regulators and other representatives such assistance as they reasonably require, including installing and operating (or permitting Federal-Mogul to install and operate) audit Software, provided that (a) IBM shall be excused from meeting any applicable Service Level to the extent that the installation of such Software adversely impacts IBM’s provision of the Services ***. IBM shall cooperate with Federal-Mogul or its auditors and other representatives in connection with audit functions and with regard to examinations by regulatory authorities. Federal-Mogul’s auditors and other representatives shall comply with IBM’s reasonable security requirements.

(2) IBM shall provide Federal-Mogul’s auditors, inspectors, regulators and other representatives with reasonable access to IBM’s internal auditors or other IBM Personnel in connection with IBM’s compliance with the requirements of this Article and as necessary for Federal-Mogul to comply with the Sarbanes-Oxley Requirements. As requested by Federal-Mogul, appropriate IBM Personnel shall meet with representatives of Federal-Mogul in order to provide such information as requested by Federal-Mogul, and to respond to questions from such representatives, so as to comply with the requirements of this Article and as necessary for Federal-Mogul to comply with the Sarbanes-Oxley Requirements.

(3) Any IBM internal audits that are performed pertaining to the Services shall be conducted in a manner and at such times as is consistent with the audit practices of well managed operations performing services similar to the Services.

(4) Any time expended by IBM Personnel required to support any audits conducted by Federal-Mogul auditors, inspectors, regulators and other representatives pursuant to this Section shall be counted against the Resource Pool.

(C)	Audit Follow-up.

(1) Following an audit or examination, Federal-Mogul shall conduct, or request its auditors or examiners to conduct, an exit conference with IBM to obtain factual concurrence with issues identified in the review. IBM shall make available to Federal-Mogul the results of any review or audit conducted by IBM or its Affiliates (including by internal audit staff or external auditors), or by inspectors, regulators or other representatives (including internal audit staff and external auditors), only to the extent relevant to the Services. Such results shall be made to Federal-Mogul within 15 days of the date that such results were issued to IBM.

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(2) IBM and Federal-Mogul shall meet to review each audit report promptly after the issuance thereof and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. Federal-Mogul and IBM agree to develop operating procedures for the sharing of audit and regulatory findings and reports related to IBM’s operating practices and procedures produced by auditors or regulators of either Party.

17.2	Audit Limitations.

(A) In the case of any audit required by Federal-Mogul, its auditors (including internal audit staff and external auditors), inspectors and other representatives, Federal-Mogul shall provide IBM with reasonable prior written notice of such audit. In the case of audits required by any regulators, IBM shall provide access to such regulators at any time required by such regulators.

(B) External auditors engaged by Federal-Mogul to perform audits pursuant to this Article shall not be engaged by Federal-Mogul on a contingency basis. ***

(C) Notwithstanding the intended breadth of Federal-Mogul’s audit rights, Federal-Mogul (including its internal audit staff, external auditors, inspectors, regulators and other representatives that Federal-Mogul may designate from time to time) shall not be given access to: (1) any proprietary information of other IBM customers and any other information that is confidential to IBM and not related to the Services; (2) IBM’s (including its Affiliates and subcontractors) facilities that are not related to the provision or receipt of the Services; or (3) IBM’s or its subcontractors’ internal costs, except to the extent such costs are the basis upon which Federal-Mogul is charged (i.e., reimbursable expenses, Out-of-Pocket Expenses or Pass-Through Expenses).

(D) Prior to initiating any audit, any third party auditor or inspector engaged by Federal-Mogul shall execute a confidentiality and non-disclosure agreement with Federal-Mogul containing terms and conditions substantially the same as those set forth in Section 18.3 and an acknowledgement that such auditor or inspector will comply with the reasonable security requirements of IBM that are generally applied to all auditors or inspectors of its other customers.

(E) In performing audits pursuant to this Article, Federal-Mogul shall endeavor to avoid unnecessary (1) disruption of IBM’s operations and (2) interference with IBM’s provision of the Services in accordance with the Service Levels.

17.3	SAS-70 Compliance.

To assist Federal-Mogul to comply with its Sarbanes-Oxley Requirements, IBM shall provide for each year of the Term, commencing in 2005, a SAS-70 Type II compliance certification for each shared IBM Service Location that is owned or controlled by IBM and used to provide any of the Services (i.e., the IBM Service Locations in Bangalore, Costa Rica, Krakow and Tulsa) at IBM’s sole cost and expense, on a regular basis (and in no event less than annually). If the Services being performed in any such shared IBM Service Location are re-located by IBM to a different service location, IBM shall be responsible for performing, and paying for, a SAS-70 Type II audit for any such service location where such Services have been re-located. The annual SAS-70 audit shall be conducted to include data from the first nine months of the calendar year in which such SAS-70 audit was conducted. If at any time during the Term, IBM chooses to perform the SAS-70 audits on a more frequent basis than annually, while each such audit may individually cover less than nine months of data during the calendar year in

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which such SAS-70 audit was conducted, the combination of more frequent SAS-70 audits shall cover at least the first nine months of such calendar year. IBM shall provide written evidence of such compliance to Federal-Mogul annually throughout the Term and at any time upon Federal-Mogul’s request.

17.4	Records Retention.

Until the later of: (A) all pending matters relating to this Master Agreement and the Country Agreements (e.g., disputes) are closed; (B) the information is no longer required to meet Federal-Mogul’s records retention policy as disclosed by Federal-Mogul to IBM and as such policy may be adjusted from time to time; and (C) the information is no longer required to comply with any Law or court order in respect of any of Federal-Mogul’s document retention requirements, IBM shall maintain and provide access upon request to the records, documents and other information required to meet Federal-Mogul’s audit rights. Before destroying or otherwise disposing of such information, IBM shall provide Federal-Mogul with 60 days prior notice and offer Federal-Mogul the opportunity to recover such information or to request IBM to deliver such information to Federal-Mogul, with Federal-Mogul paying IBM’s Out-of-Pocket Expenses associated therewith.

17.5	Sarbanes-Oxley Requirements.

IBM recognizes that Federal-Mogul will be subject to Sarbanes-Oxley Requirements. IBM shall provide any commercially reasonable assistance that is necessary to assist Federal-Mogul to comply with such requirements with respect to its outsourced finance and accounting functions. IBM will comply with Federal-Mogul’s financial reporting process as set forth in the Policies and Procedures Guides (and as such process is revised from time to time by Federal-Mogul) and provide Federal-Mogul with copies of all related records, reports and data as necessary for Federal-Mogul to satisfy Sarbanes-Oxley Requirements. IBM shall, subject to the Change Control Procedure, implement any compliance measures identified by Federal-Mogul that are necessary to satisfy Sarbanes-Oxley Requirements.

18.	SAFEGUARDING OF DATA; CONFIDENTIALITY

18.1	Federal-Mogul Data.

(A)	Ownership and Use.

Federal-Mogul Data shall be and shall remain, as between the Parties, the property of Federal-Mogul. IBM shall not possess or assert any lien or other right against or to the Federal-Mogul Data. No Federal-Mogul Data, or any part thereof, shall be sold, assigned, leased or otherwise disposed of to third parties by IBM or commercially exploited by or on behalf of IBM. Federal-Mogul Data shall not be utilized by IBM for any purpose other than that of providing the Services.

(B)	Return of Federal-Mogul Data.

Upon Federal-Mogul’s request, the termination or expiration of a Country Agreement for any reason (including termination for cause) or, with respect to any particular Federal-Mogul Data, on such earlier date that the same shall no longer be required by IBM in order to provide the Services, such Federal-Mogul Data (including copies thereof) shall be promptly returned to Federal-Mogul by IBM in a form reasonably requested by Federal-Mogul or, if Federal-Mogul so elects, shall be destroyed by IBM.

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(C)	Correction and Restoration of Federal-Mogul Data.

IBM shall use commercially reasonable efforts to correct any errors occurring in any Federal-Mogul Data and restore any losses of any Federal-Mogul Data to the extent that such errors or losses result from IBM’s failure to comply with the terms of this Master Agreement.

18.2	Safeguarding Federal-Mogul Data.

(A)	IBM Safeguards.

IBM shall establish and maintain safeguards against the destruction, loss, copying or alteration of Federal-Mogul Data in the possession or control of IBM which are no less rigorous than those maintained by Federal-Mogul and provided to IBM in writing by Federal-Mogul as of the applicable Country Agreement Effective Date and are no less rigorous than those maintained by IBM for its own information of a similar nature. Federal-Mogul shall, at its own expense, have the right to establish backup security for Federal-Mogul Data and to keep backup Federal-Mogul Data and Federal-Mogul Data files in its possession if it chooses.

(B)	IBM Obligations.

Without limiting the generality of Section 18.2(A):

(1) IBM Personnel shall not attempt to access, or allow access to, any Federal-Mogul Data which they are not permitted to access under the Country Agreement pursuant to which such personnel are providing Services. If such access is attained, IBM shall immediately report such incident to Federal-Mogul, describe in detail the accessed Federal-Mogul Data and return to Federal-Mogul any copied or removed Federal-Mogul Data.

(2) IBM shall utilize commercially reasonable efforts, including through systems security measures, to guard against the unauthorized access, alteration or destruction of Systems and Federal-Mogul Data. With respect to those Systems that are provided or maintained by IBM, such measures shall include the installation of Software that: (a) requires all users to enter a user identification and password prior to gaining access to the Systems; (b) controls and tracks the addition and deletion of users; and (c) controls and tracks user access to areas and features of the Systems.

18.3	Confidentiality.

(A)	Confidential Information.

IBM and Federal-Mogul each acknowledge that they may be furnished with, receive or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, a trade secret or otherwise restricted. “Confidential Information” shall mean all information, in any form, furnished or made available directly or indirectly by one Party to the other which is marked confidential, restricted, or with a similar designation. The terms and conditions of this Master Agreement and the Country Agreements shall be deemed Confidential Information. In the case of Federal-Mogul, Confidential Information also shall include, whether or not marked confidential, restricted, or with a similar designation: (1) the specifications, designs, documents, correspondence, IP, documentation, data and other materials and work product produced by or for IBM in the course of performing the Services (excluding IBM IP); (2) all information concerning the operations, affairs and business of Federal-Mogul, the financial affairs of Federal-Mogul, and the relations of Federal-Mogul with its customers, employees and service providers (including customer lists, customer information,

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account information and consumer markets); (3) Federal-Mogul IP and any Dedicated IP; and (4) Federal-Mogul Data (collectively, the “Federal-Mogul Confidential Information”). In the case of IBM, Confidential Information shall include IBM IP.

(B)	Obligations.

(1) Federal-Mogul and IBM shall each use at least the same degree of care as it employs to avoid unauthorized disclosure of its own information, but in any event no less than commercially reasonable efforts, to prevent disclosing to third parties the Confidential Information of the other Party, provided that IBM may disclose such information to properly authorized entities as and to the extent necessary for performance of the Services, and Federal-Mogul may disclose such information to third parties as and to the extent necessary for Federal-Mogul to obtain the benefits of this Master Agreement in the conduct of its business, where in each such case, the receiving entity first agrees in writing to the obligations described in this Section. Any disclosure to such entities shall be under terms and conditions substantially the same as those provided herein. Notwithstanding the foregoing, a Party’s information (other than information that is subject to separate confidentiality arrangements with third parties of which IBM is advised in advance and in writing) relating to Equipment, Software and the information technology infrastructure used in the ordinary course of providing the Services, shall not constitute Confidential Information of either Party *** years after the termination or expiration of this Master Agreement.

(2) As requested by Federal-Mogul during the term of any Country Agreement and upon expiration or termination of any such Country Agreement and completion of IBM’s obligations under any such Country Agreement, IBM shall return or destroy, as Federal-Mogul may direct, all material in any medium that contains, refers to, or relates to Federal-Mogul Confidential Information, and retain no copies (except as otherwise required to meet IBM’s obligations with respect to records retention and audit requirements).

(3) IBM shall use commercially reasonable efforts to cause all IBM Personnel to comply with these confidentiality provisions.

(4) In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party promptly shall: (A) notify the furnishing Party upon becoming aware thereof; (B) take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation; and (C) cooperate in all reasonable respects with the furnishing Party to minimize the violation and any damage resulting therefrom.

(5) The obligations set forth in this Section with regard to Confidential Information shall apply to Confidential Information provided, furnished or otherwise disclosed to IBM prior to the Effective Date.

(C)	Exclusions.

Section 18.3(B) shall not apply to any particular information which IBM or Federal-Mogul can demonstrate: (1) was, at the time of disclosure to it, in the public domain; (2) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (3) was in the possession of the receiving Party at the time of disclosure to it (provided that the receiving Party was under no obligation of confidentiality to the disclosing Party at the time such information came into such Party’s possession); (4) was received after disclosure to it from a third party who had a lawful right

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to disclose such information to it without any obligation to restrict its further use or disclosure; or (5) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party of the request and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

(D)	Transaction Tax Structure.

Notwithstanding anything to the contrary herein, the Parties agree that, except to the extent necessary to comply with any applicable federal or state securities Laws, each Party (and each employee, representative, and other agent of such Party) may disclose to any and all persons the transaction’s tax treatment and tax structure (as such terms are used in Internal Revenue Code §§ 6011 and 6112 and regulations promulgated thereunder) contemplated by this Master Agreement and the Country Agreements and all materials of any kind (including opinions or other tax analyses) provided to such Party or such person relating to such tax treatment and tax structure. This authorization is not intended to permit disclosure of any other information, including: (1) any portion of any materials to the extent not related to the transaction’s tax treatment or tax structure; (2) the identities of the Parties or potential additional parties; (3) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction’s tax treatment or tax structure); or (4) any other term or detail not relevant to the transaction’s tax treatment or the tax structure.

(E)	No Implied Rights.

Each Party’s Confidential Information shall remain the property of that Party, except as otherwise expressly set forth in this Master Agreement or a Country Agreement. Nothing contained in this Article shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party, except to the extent that any such obligation or grant is provided by other provisions of this Master Agreement or an applicable Country Agreement.

18.4	Data Protection.

(A)	Data Controller/Data Processor.

By entering into this Master Agreement, Federal-Mogul in its capacity of data controller appoints IBM as the data processor only to the extent IBM needs to process Federal-Mogul Personal Data to perform the Services.

(B)	Federal-Mogul Personal Data.

For the purpose of this Section, “Federal-Mogul Personal Data” shall mean any personal data as such term is defined in Directive 95/46/EC of the European Parliament and Council of 24 October 1995 that IBM processes on behalf of Federal-Mogul in performing the Services. Federal-Mogul Personal Data excludes personal data (A) processed by IBM for any reason other than IBM’s performance of the

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Services and (B) relating to employees of IBM, its Affiliates, and their subcontractors and representatives.

(C)	General.

(1) Notwithstanding any other term of this Master Agreement, Federal-Mogul and IBM shall each be responsible for complying with their respective obligations under the applicable data protection Laws governing Federal-Mogul Personal Data.

(2) Federal-Mogul remains solely responsible for determining the purposes of IBM’s processing of Federal-Mogul Personal Data under this Master Agreement, and IBM confirms that it will act only on Federal-Mogul’s instructions, which shall not place IBM in breach of applicable Laws, in relation to the processing of any Federal-Mogul Personal Data.

(3) Except as expressly set forth herein, nothing in this Master Agreement shall prevent Federal-Mogul or IBM from taking the steps it deems necessary to comply with applicable data protection Laws.

(4) IBM shall not subcontract its processing of Federal-Mogul Personal Data without Federal-Mogul’s prior written consent. Where any subcontract agreement is concluded by IBM with the Federal- Mogul’s prior written consent, the above subcontract agreement should be in accordance with applicable data protection Laws.

(D)	Security.

IBM will have the technical and organizational security measures in place to prevent unauthorized or unlawful processing of any Federal-Mogul Personal Data, as determined and directed by Federal-Mogul. Such measures, which are acknowledged by Federal-Mogul as being technically and organizationally appropriate in accordance with the applicable Law, shall also protect such Federal-Mogul Personal Data against accidental or unlawful destruction or accidental loss, alteration, destruction, damage, unauthorized disclosure or access or any unlawful forms of processing.

(E)	Transborder Data Flows.

IBM will not transfer any Federal-Mogul Personal Data across European Economic Area borders unless IBM obtains Federal-Mogul’s prior written consent and IBM transfers such Federal-Mogul Personal Data in accordance with applicable data protection Laws as determined by Federal-Mogul.

(F)	Information.

(1) If under applicable Law, Federal-Mogul is required to provide information to an individual regarding Federal-Mogul Personal Data, IBM will reasonably cooperate with Federal-Mogul in providing such information. Federal-Mogul will reimburse IBM for its reasonable Out-of-Pocket Expenses for such assistance.

(2) Upon Federal-Mogul’s reasonable written request, IBM will provide Federal-Mogul with such information that it has regarding Federal-Mogul Personal Data and the processing of such data that is necessary to enable Federal-Mogul to comply with its obligations under this Section and applicable data protection Laws.

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(3) IBM will allow Federal-Mogul (or its representative) reasonable access to its premises to inspect IBM’s adherence to its obligations under this Section in accordance with Article 17.

19.	CHARGES

19.1	General.

All Charges for the Services are set forth in Exhibit C to the applicable Country Agreement. Federal-Mogul shall not be required to pay IBM any amounts for the Services in addition to those payable to IBM under Exhibit C to the applicable Country Agreement.

19.2	Pass-Through Expenses.

All Pass-Through Expenses are listed in Exhibit C to the applicable Country Agreement. IBM shall arrange for delivery by third parties to IBM of invoices for Pass-Through Expenses, and IBM promptly shall review such invoices and provide Federal-Mogul with the original invoice together with a statement identifying which charges are proper and valid and should be paid by Federal-Mogul. IBM shall use commercially reasonable efforts to minimize the amount of Pass-Through Expenses. With respect to services or materials paid for on a Pass-Through Expenses basis, Federal-Mogul reserves the right to: (A) obtain such services or materials directly from a third party; (B) designate the third party source for such services or materials; (C) designate the particular services or materials (e.g., equipment make and model) IBM shall obtain, provided that if IBM demonstrates to Federal-Mogul that such designation will have an adverse impact on IBM’s ability to meet the Service Levels, such designation shall be subject to IBM’s approval; (D) designate the terms for obtaining such services or materials (e.g., purchase or lease and lump sum payment or payment over time); (E) require IBM to identify and consider multiple sources for such services or materials or to conduct a competitive procurement; and (F) review and approve the applicable Pass-Through Expenses before entering into a contract for particular services or materials.

19.3	Incidental Expenses.

IBM acknowledges that, except as may be otherwise provided in the applicable Country Agreement, expenses that IBM expects to incur in performing the Services (including travel and lodging, document reproduction and shipping, and long-distance telephone) are included in the Charges. Accordingly, such IBM expenses are not separately reimbursable by Federal-Mogul unless, (A) on a case-by-case basis for unusual expenses, Federal-Mogul has agreed in advance and in writing to reimburse IBM for the expense or (B) otherwise expressly set forth in a Project SOW that has been agreed upon by the Parties.

19.4	Taxes.

(A)	General.

The Parties’ respective responsibilities for taxes arising under or in connection with each Country Agreement shall be as follows:

(1) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income.

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(2) IBM shall be responsible for any sales, use, excise, value-added, services, consumption, withholding and other taxes and duties payable by IBM on the goods or services used or consumed by IBM in providing the Services where the tax is imposed on IBM’s acquisition or use of such goods or services and the amount of tax is measured by IBM’s costs in acquiring such goods or services.

(3) Except for the Parties’ obligations in respect of certain value added taxes relating to the Phase III Transition Project as set forth in Section 10 of Exhibit C to the Country Agreements for ***, with respect to Services performed in the jurisdiction of the applicable Federal-Mogul Local Entity, Federal-Mogul shall be responsible for any sales, use, excise, value-added, services, consumption or other tax, whether existing as of the applicable Country Agreement Effective Date or increased or becoming applicable during the Term, that is assessed on or in connection with the provision of the Services as a whole or any particular Service.

(4) With respect to Services performed outside the jurisdiction of the applicable Federal-Mogul Local Entity, IBM shall be solely responsible for any sales, use, excise, value added, services, consumption, withholding or other tax, whether existing as of the applicable Country Agreement Effective Date or increased or becoming applicable during the Term, that is assessed on or in connection with the provision of the Services as a whole or any particular Service.

(5) In the event that a sales, use, excise, value added, services, consumption or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under the applicable Country Agreement into three payment streams:

(a) those for taxable Services;

(b) those for which IBM functions merely as a payment agent for Federal-Mogul in receiving goods, supplies, or services (including leasing and licensing arrangements); and

(c) those for other nontaxable Services.

(B)	Cooperation.

(1) The Parties agree to cooperate with each other to enable each other to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. IBM’s invoices shall separately state the amounts of any taxes IBM is collecting from Federal-Mogul, and IBM shall remit such taxes to the appropriate authorities. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party.

(2) IBM shall promptly notify Federal-Mogul of, and coordinate with Federal-Mogul the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which Federal-Mogul is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If Federal-Mogul requests IBM to challenge the imposition of any tax, Federal-Mogul shall reimburse IBM for the reasonable legal fees and expenses it incurs. Federal-Mogul shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by Federal-Mogul.

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19.5	New Services.

(A)	New Services.

(1) Federal-Mogul may from time to time during the Term request that IBM perform additional functions not within the scope of the Services (“New Services”). Upon receipt of such a request from Federal-Mogul, IBM shall, as soon as reasonably practicable, provide Federal-Mogul with:

(a) A written description of the work IBM anticipates performing in connection with such New Services;

(b) A schedule for commencing and, if applicable, completing such New Services;

(c) IBM’s prospective charges for such New Services (as calculated in accordance with Exhibit C to the applicable Country Agreement), including a detailed breakdown of such charges;

(d) When appropriate, a description of any new or existing IP to be provided or used by IBM in connection with such New Services;

(e) A written description of the personnel requirements necessary to provide such New Services; and

(f) When appropriate, acceptance test criteria and procedures for any new Software or any products, packages or services associated with such New Services.

(2) Any evolution of the Services pursuant to Section 8.3, shall not be considered to be New Services.

(3) Unless otherwise agreed by the Parties and subject to the incorporation of any additional terms and conditions otherwise agreed by the Parties in respect thereof, any New Services that Federal-Mogul requests IBM, and IBM agrees, to perform shall be performed as a New Service under the applicable Country Agreement and shall not be subject to a separate agreement between IBM and Federal-Mogul. IBM shall not begin performing any New Services until Federal-Mogul has provided IBM with written authorization to perform such New Services. Once Federal-Mogul has authorized IBM in writing to perform such New Services, such New Services shall be deemed part of the “Services” under the applicable Country Agreement.

(B)	Third Party Services.

Notwithstanding any request made to IBM pursuant to Section 19.5(A), Federal-Mogul has the right to contract with a third party to perform any New Services. To the extent Federal-Mogul contracts with a third party to perform any New Services, IBM shall co-operate in good faith with Federal-Mogul and any such third party, to the extent reasonably required by Federal-Mogul. Third parties retained by Federal-Mogul shall comply with IBM’s reasonable security and confidentiality requirements and with IBM’s reasonable work standards, methodologies and procedures, as these have been provided by IBM. IBM shall, as soon as reasonably practicable, notify Federal-Mogul if an act or omission of such a third party may cause a problem or delay in providing the Services and shall work with Federal-Mogul to prevent or circumvent such problem or delay.

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20.	INVOICING AND PAYMENT

20.1	Invoicing.

(A)	Transition Charges.

(1) On the Country Agreement Effective Date, IBM shall invoice Federal-Mogul and Federal-Mogul shall, within *** days of Federal-Mogul’s receipt of such invoice, pay the amount relating to the first Transition Milestone as set forth in Exhibit C to the applicable Country Agreement.

(2) Upon achieving the completion criteria in respect of each Transition Milestone, IBM shall invoice Federal-Mogul for the amount due for each such Transition Milestone. Invoices provided for under this Section and properly submitted to Federal-Mogul shall be due and payable by Federal-Mogul within *** days after receipt thereof.

(B)	Monthly Service Charges.

On the Commencement Date for each Country Agreement, IBM shall invoice Federal-Mogul for the Monthly Service Charge due for the calendar month in which such Commencement Date occurs and such Monthly Service Charge shall be due and payable *** days following Federal-Mogul’s receipt of such invoice. For each subsequent month during the term of the applicable Country Agreement, IBM shall invoice Federal-Mogul for the Monthly Service Charge that relates to the Services provided in each such calendar month on the first day of such calendar month. Each such subsequent invoice that is properly submitted to Federal-Mogul shall be due and payable by Federal-Mogul by the last day of the calendar month in which the Services relating to such Monthly Service Charge were provided.

(C)	Variable Charges.

(1) On the *** day following each contract quarter, IBM shall invoice Federal-Mogul for the ARCs and RRCs due for the immediately preceding contract quarter to account for Federal-Mogul’s consumption of the Resource Units in such immediately preceding contract quarter that is above or below the Quarterly Forecasted Baseline Volumes, pursuant to the procedures set forth in Exhibit C to the applicable Country Agreement. Subject to the other provisions of this Article, invoices provided for under this Section and properly submitted to Federal-Mogul shall be due and payable by Federal-Mogul within *** days after receipt thereof.

(2) To the extent a credit may be due Federal-Mogul pursuant to a Country Agreement for any RRCs, IBM shall provide Federal-Mogul with an appropriate credit against the next monthly invoice for the Monthly Service Charge.

(D)	Format of Invoices.

IBM shall render the invoices specified in this Section showing such details as reasonably specified by Federal-Mogul, including as necessary to satisfy Federal-Mogul’s internal accounting and chargeback requirements (such as allocating Charges among Services components, locations and departments). The invoices shall be substantially in the form of the invoices attached as Schedule C-4 to Exhibit C to the applicable Country Agreement.

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(E)	Currency.

All Charges shall be invoiced and payable in the currency specified in the applicable Country Agreement.

(F)	Electronic Fund Transfer.

All payments due by Federal-Mogul to IBM shall be made by Federal-Mogul through electronic fund transfer.

20.2	Due Date for Other Payments.

Any amount due for which a time for payment is not otherwise specified in this Master Agreement shall be due and payable within 30 days after receipt of a proper invoice for such amount.

20.3	Accountability.

IBM shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by Federal-Mogul hereunder in accordance with generally accepted accounting principles applied on a consistent basis. IBM agrees to provide Federal-Mogul with documentation and other information with respect to each invoice as may be reasonably requested by Federal-Mogul to verify accuracy and compliance with the provisions of the applicable Country Agreement.

20.4	Proration.

Periodic Charges under each Country Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

20.5	Refundable Items and Deductions.

(A)	Prepaid Amounts.

Where Federal-Mogul has prepaid for a service or function for which IBM is assuming financial responsibility, IBM shall refund to Federal-Mogul, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the applicable Country Agreement Effective Date.

(B)	Refunds and Credits; Deductions.

If IBM should receive a refund, credit or other rebate for goods or services previously paid for by Federal-Mogul, IBM shall promptly notify Federal-Mogul of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be, to Federal-Mogul. With respect to any amount to be paid by Federal-Mogul hereunder, Federal-Mogul may deduct from such amount any amount that IBM is obligated to pay Federal-Mogul hereunder.

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20.6	Disputed Charges.

Subject to Section 20.4(B), Federal-Mogul shall pay the undisputed Charges and disputed Charges in excess of the Withholding Cap when such Charges are due. Federal-Mogul may withhold payment of any Transition Charges or milestone-based Charges that Federal-Mogul disputes in good faith, pending the resolution of such dispute. With respect to any Charges that are not Transition Charges or milestone-based Charges (“Other Charges”), Federal-Mogul may withhold payment of such Other Charges that Federal-Mogul disputes in good faith, pending resolution of such dispute, subject to the following limitations. *** Disputed amounts in excess of those which Federal-Mogul is permitted to withhold in accordance with this Section shall be paid to IBM without waiver by Federal-Mogul of any rights that it may have with respect thereto. Upon resolution of a dispute, (A) amounts withheld by Federal-Mogul in accordance with this Section that are determined to be payable to IBM shall be paid to IBM and (B) amounts paid to IBM which are determined to have been incorrectly invoiced by IBM or paid to IBM shall be refunded or credited by IBM to Federal-Mogul. ***

21.	BENCHMARKING

21.1	General.

Federal-Mogul shall have the right *** to benchmark the Charges for, and Service Levels associated with, the Services. ***

21.2	Conduct of Benchmarking.

(A) Any benchmarking exercise undertaken pursuant to this Section shall be conducted by an independent industry-recognized benchmarking service provider designated by Federal-Mogul and approved by IBM (“Benchmarker”). IBM agrees that any of *** are each acceptable as Benchmarkers as of the Effective Date. The Parties shall review and update the list of acceptable Benchmarkers on an annual basis. Federal-Mogul shall pay the charges for the Benchmarker. The Benchmarker shall not be engaged or paid by Federal-Mogul on a contingency basis.

(B) The Parties shall cooperate with the Benchmarker including, as appropriate, making available knowledgeable personnel and any relevant information, including pertinent documents and records, provided that IBM shall not be obligated to provide any information relating to its other customers’ or IBM’s costs. If the cooperation required by the Benchmarker will, or will likely, result in an adverse impact to IBM’s performance of the Services, IBM will notify Federal-Mogul of such impact and the Parties will work with each other and the Benchmarker so as to minimize any adverse impact that the benchmarking exercise may have on the Services.

(C) The Benchmarker shall be required to enter into a confidentiality agreement with Federal-Mogul and IBM that contains confidentiality provisions substantially similar to those contained in Section 18.3.

(D) The Benchmarker shall perform the benchmarking in accordance with Benchmarker’s documented procedures, which shall be provided to the Parties prior to the start of the benchmarking process. The Benchmarker shall compare the Charges and Service Levels under the applicable Country Agreement for the Services being benchmarked to the charges being paid and the service levels being received by a representative sample (the “Representative Sample”) of entities receiving finance and accounting outsourcing services. The Benchmarker shall select the Representative

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Sample from entities (1) identified by the Benchmarker and approved by the Parties or (2) identified by a Party and approved by the Benchmarker. The following conditions apply to the Representative Sample: (a) it shall include no less than five and no more than eight entities; (b) it may include entities that have not outsourced any finance and accounting operations (provided that at least three quarters of the Representative Sample are entities that are outsourced); and (c) it may include entities that are outsourcing customers of IBM.

(E) The Benchmarker is to conduct a benchmarking as promptly as is prudent in the circumstances. In conducting the benchmarking, the Benchmarker shall normalize the data used to perform the benchmarking, which shall not be more than 18 months old, to accommodate, as appropriate, differences in volume of services, complexity of the services, scope of services, service levels, financing or payment streams, and other pertinent factors to achieve a “like for like” comparison. Each Party shall be provided a reasonable opportunity to review, comment on and request changes in the Benchmarker’s proposed findings. Following such review and comment, the Benchmarker shall issue a final report of its findings and conclusions.

21.3	Adjustments to Charges.

If, in the final report of the Benchmarker, the Charges to Federal-Mogul under the applicable Country Agreement are higher than ***, then either of the following shall apply:

(A) IBM shall give Federal-Mogul written notification within 30 days after issuance of the Benchmarker’s final report that IBM accepts such final report, and IBM shall promptly develop a plan and schedule, subject to the approval of Federal-Mogul, so that the Charges under such Country Agreement are within ***. Upon Federal-Mogul’s approval, IBM shall implement such plan within the designated period of time.

(B) If IBM does not provide notification in accordance with Section 21.3(A), IBM shall have the right to initiate a second benchmarking exercise, utilizing the same Benchmarker or a different Benchmarker, at IBM’s own expense. The results of such second benchmarking exercise shall supersede the initial benchmarking exercise, and IBM shall adjust the Charges in accordance with Section 21.3(A).

(C) Subject to Section 21.3(B), if IBM fails to promptly develop and implement a plan in accordance with Section 21.3(A), or fails to satisfy Section 21.3(A) in the required time period, then Federal-Mogul may terminate such Country Agreement by giving IBM at least 60 days prior notice and paying ***.

21.4	Adjustments to Service Levels.

If, in the final report of the Benchmarker, the Service Levels under the applicable Country Agreement are not equal to or better than *** then such Service Levels shall be adjusted in accordance with the provisions of Exhibit B to such Country Agreement. If IBM fails to adjust such Service Levels accordingly, Federal-Mogul may terminate such Country Agreement by giving IBM at least 60 days prior notice and paying ***.

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22.	REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT OF FEDERAL-MOGUL

22.1	Authorization and Other Contracts.

(A)	IBM represents and warrants that:

(1) It has the requisite corporate power and authority to enter into this Master Agreement and each of the Country Agreements and to carry out the transactions contemplated by this Master Agreement and each of the Country Agreements;

(2) The execution, delivery and performance of this Master Agreement and each of the Country Agreements and the consummation of the transactions contemplated by this Master Agreement and each of the Country Agreements have been duly authorized by the requisite corporate action on the part of IBM; and

(3) The execution, delivery and performance of this Master Agreement and each of the Country Agreements and the consummation of this Master Agreement and each of the Country Agreements shall not constitute a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

(B)	Federal-Mogul represents and warrants that:

Subject to the approval of the board of directors of Federal-Mogul, and the entry of an order by the Bankruptcy Court approving the transactions contemplated in this Master Agreement and each of the Country Agreements:

(1) It has the requisite corporate power and authority to enter into this Master Agreement and each of the Country Agreements and to carry out the transactions contemplated by this Master Agreement and each of the Country Agreements;

(2) The execution, delivery and performance of this Master Agreement and each of the Country Agreements and the consummation of the transactions contemplated by this Master Agreement and each of the Country Agreements have been duly authorized by the requisite corporate action on the part of Federal-Mogul; and

(3) The execution, delivery and performance of this Master Agreement and each of the Country Agreements and the consummation of this Master Agreement and each of the Country Agreements shall not constitute a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

22.2	Compliance with Laws.

IBM and Federal-Mogul each represents and warrants to the other that it is in compliance with all Laws applicable to it under this Master Agreement and the Country Agreements. As used in the foregoing sentence, “applicable” in the case of IBM shall mean applicable to IBM as a provider of F&A Outsourcing Services, and “applicable” in the case of Federal-Mogul shall mean applicable to Federal-

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Mogul as an automotive parts manufacturer and distributor in the automotive, small engine, heavy duty and industrial markets receiving finance and accounting and related information technology outsourcing services. IBM and Federal-Mogul each represents and warrants to the other that it is duly licensed, authorized, or qualified to do business and is in good standing in every jurisdiction in which a license, authorization, or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized, or qualified would not have a material adverse effect on such Party’s ability to fulfill its obligations under this Master Agreement and the Country Agreements.

22.3	Non-Infringement.

IBM represents and warrants to Federal-Mogul that the IBM Proprietary IP does not infringe upon the proprietary rights of any third party.

22.4	Inducements.

IBM represents and warrants to Federal-Mogul that IBM has not violated any applicable Laws or any Federal-Mogul policies of which IBM has been given notice regarding the offering of unlawful inducements in connection with this Master Agreement.

22.5	Confidentiality.

IBM and Federal-Mogul each represents and warrants to the other that it has not disclosed any Confidential Information of the other Party.

22.6	Pending Litigation.

IBM and Federal-Mogul each represents and warrants to the other that there is no outstanding litigation, arbitrated matter or other dispute to which it is a party which, if decided unfavorably, would reasonably be expected to have a material adverse effect on Federal-Mogul’s or IBM’s ability to fulfill its respective obligations under this Master Agreement and each of the Country Agreements.

22.7	Tax Filings.

Federal-Mogul represents and warrants that (A) with regard to the Tax Filings referred to in Section 25.1 (K) of this Master Agreement, during the twelve months prior to the Effective Date, it has incurred no fines, financial penalties or interest, nor are any fines financial penalties or interest anticipated to be incurred by Federal-Mogul, related to the Taxing Filings during such period and (B) it has provided to IBM complete and accurate information regarding the processes and procedures Federal-Mogul utilizes to make such Tax Filings.

22.8	Disclaimers.

(A) OTHER THAN AS EXPRESSLY PROVIDED IN THIS MASTER AGREEMENT OR THE COUNTRY AGREEMENTS, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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(B) Subject to IBM’s obligations under this Master Agreement, including its obligations to comply with the Service Levels, IBM does not warrant that the operation of the Systems or provision of the Services will be uninterrupted or error-free.

22.9	Conditions Precedent of Federal-Mogul.

The obligations of Federal-Mogul hereunder, and the obligations of each Federal-Mogul Local Entity under this Master Agreement and each of the Country Agreements, are subject to the satisfaction of the following conditions:

(A) The Bankruptcy Court shall have entered an order approving the transactions contemplated in this Master Agreement and each of the Country Agreements.

(B) The board of directors of Federal-Mogul shall have approved the execution of this Master Agreement and each of the Country Agreements and the transactions contemplated hereby and thereby.

23.	ADDITIONAL COVENANTS

23.1	Additional Covenants of IBM.

IBM covenants and agrees with Federal-Mogul that during the Term:

(A) IBM shall comply with all Laws applicable to IBM as a provider of F&A Outsourcing Services and, except as otherwise provided in a Country Agreement, shall obtain all applicable permits and licenses required of IBM in connection with its obligations under the Country Agreements;

(B) the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and professional standards used in well-managed operations performing services similar to the Services;

(C) With respect to any Systems to be maintained by IBM, IBM shall maintain such Systems so that they operate in accordance with their specifications, including: (1) maintaining Equipment in good operating condition; (2) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer’s recommendations; and (3) performing Software maintenance in accordance with the applicable Software vendor’s documentation and recommendations, except to the extent such Systems were assumed by IBM from Federal-Mogul under an applicable Country Agreement and Federal-Mogul’s maintenance of such Systems prior to the date such Systems were assumed by IBM results in IBM’s inability (through the use of commercially reasonable efforts) to comply with this Section;

(D) IBM shall use commercially reasonable efforts to efficiently use the resources or services necessary to provide the Services in accordance with the Service Levels;

(E) IBM shall perform the Services under the Country Agreements in a manner that does not infringe upon the proprietary rights of any third party, except to the extent such infringement

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results from IBM’s performance of the Services in accordance with Federal-Mogul’s specific written instructions;

(F) IBM shall use commercially reasonable efforts so that no viruses or similar items are coded or introduced into the Systems by IBM or through IBM’s use of, or access to, the Systems, and IBM shall, in the event a virus or similar item is found to have been introduced into the Systems by IBM or through IBM’s use of, or access to, the Systems, assist Federal-Mogul in reducing the effects of the virus or similar item and, if the virus or similar item causes a loss of operational efficiency or loss of data, to assist Federal-Mogul in mitigating and restoring such losses;

(G) without the prior written consent of Federal-Mogul, IBM shall not insert into the Systems any code which would have the effect of disabling or otherwise shutting down all or any portion of the Services without Federal-Mogul’s prior written authorization, and, with respect to any disabling code that may be part of the Systems, IBM shall not invoke such disabling code at any time, including upon expiration or termination of any of the Country Agreements for any reason, without Federal-Mogul’s prior written consent; and

(H) each Deliverable produced pursuant to a Project undertaken by IBM, or for which IBM otherwise has responsibility for the successful completion as part of the Services, shall not, for a period of six months, after final acceptance of the Deliverable by Federal-Mogul, deviate from the specifications and requirements for such Deliverable set forth or referred to in the applicable Project plans.

23.2	Additional Covenants of Federal-Mogul.

Federal-Mogul covenants and agrees with IBM that during the Term:

(A) Federal-Mogul shall comply with all Laws applicable to Federal-Mogul as an automotive parts manufacturer and distributor in the automotive, small engine, heavy duty and industrial markets receiving finance and accounting and related information technology outsourcing services and, except as otherwise provided in a Country Agreements, shall obtain all applicable permits and licenses required of Federal-Mogul in connection with its obligations under the Country Agreements;

(B) Federal-Mogul shall perform its responsibilities under the Country Agreements in a manner that does not infringe upon the proprietary rights of any third party; and

(C) Federal-Mogul shall use commercially reasonable efforts to cause its end users to follow Federal-Mogul’s procedures relating to the protection against viruses that have been designed to ensure that no viruses are coded or introduced into the Systems.

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24.	INSURANCE AND RISK OF LOSS

24.1	Insurance.

(A)	Insurance Coverage.

IBM shall during the term of each Country Agreement have and maintain in force at least the following insurance coverages:

(1) Employer’s Liability Insurance and Worker’s Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the Laws of the country, state, province or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $3,000,000 and a minimum aggregate limit of $10,000,000 or the minimum limits required by Law, whichever limits are greater.

(2) Commercial General Liability Insurance, including Products, Completed Operations, Premises Operations Personal and Advertising Injury, Contractual Liability and Broad Form Property Damage liability coverages, on an occurrence basis, with a minimum combined single limit per occurrence of $1,000,000 and a minimum combined single aggregate limit of $10,000,000. This coverage shall be endorsed to name Federal-Mogul as an additional insured.

(3) Property Insurance, including Extra Expense and Business Income coverage for IBM assets, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of IBM pursuant to each of the Country Agreements. Such insurance shall have a minimum limit adequate to cover risks on a replacement costs basis. This coverage shall be endorsed to name Federal-Mogul as loss payee.

(4) Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage, uninsured motorist and underinsured motorist liability with a minimum combined single limit per accident of $3,000,000 or the minimum limit required by Law, whichever limit is greater. This coverage shall be endorsed to name Federal-Mogul as an additional insured.

(5) Commercial Crime Insurance, including blanket coverage for Employee Dishonesty and Computer Fraud for loss or damage arising out of or in connection with any fraudulent or dishonest acts committed by the employees of IBM, acting alone or in collusion with others, including the property and funds of others in their possession, care, custody or control, with a minimum limit per event of $10,000,000.

(6) Errors and Omissions Liability Insurance covering liability for loss or damage due to an act, error, omission or negligence, or due to machine malfunction, with a minimum limit per event of $10,000,000.

(B)	Insurance Conditions.

(1) The insurance coverages under Section 24.1(A)(1) through Section 24.1(A)(6) shall be primary and, with respect to Section 24.1(A)(3), premises liability shall be limited to Federal-Mogul’s facilities under the control of IBM. All coverage required by this Section shall include a waiver of subrogation and a waiver of any insured-versus-insured exclusion regarding Federal-Mogul. To the extent any coverage is written on a claims-made basis, it shall have a retroactive date prior to the Country Agreement Effective Date and shall allow for reporting of claims for at least one year after the term of each applicable Country Agreement.

(2) IBM shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under each of the Country Agreements are maintained in force and that not less than 30 days written notice shall be given to Federal-Mogul prior to any

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modification, cancellation or non-renewal of the policies. Except with respect to IBM’s captive insurance companies which will provide the insurance coverages specified in Section 24.1(A)(3), the insurers selected by IBM shall have an A.M. Best rating of “A-minus” or better and with a financial size category of at least Class VII or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. IBM shall assure that its subcontractors, if any, maintain insurance coverages as specified in this Article naming IBM as an additional insured or loss payee where relevant.

(3) In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage specified in this Article, IBM shall be solely responsible to take such action. IBM shall provide Federal-Mogul with contemporaneous notice and with such other information as Federal-Mogul may request regarding the event.

24.2	Risk of Loss.

Each Party shall be responsible for risk of loss of, and damage to, any Equipment, Software or other materials in its possession or under its control, except to the extent the loss or damage is caused by the other Party or its representatives or subcontractors.

25.	INDEMNIFICATION

25.1	Indemnity by IBM.

IBM agrees to indemnify, defend and hold harmless Federal-Mogul, its Affiliates and their respective officers, directors, employees, contractors, representatives, successors and assigns from any and all Losses and threatened Losses arising from, in connection with, or based on allegations whenever made of, any of the following:

(A) Any third party claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred because of the New IP, the IBM IP, the IBM Equipment, Deliverables, any enhancements or modifications to the Federal-Mogul IP performed by IBM or any other resources or items provided to Federal-Mogul by IBM (collectively, “IBM Provided Resources”), or based upon performance of the Services by IBM, except to the extent such claim arises out of: (1) Federal-Mogul’s modification of the IBM Provided Resources or use of an IBM Provided Resource in other than its specified operating environment, if any (unless such modification or use was at the direction of IBM); (2) Federal-Mogul’s combination, operation or use of such IBM Provided Resources with products or resources not provided by IBM (unless such combination, operation or use was at the direction of IBM); or (3) IBM’s compliance with specifications or directions provided by Federal-Mogul to IBM;

(B) IBM’s failure to observe or perform any duties or obligations to be observed or performed on or after the applicable Management Date or Assignment Date by IBM under any of the Managed Contracts or Assigned Contracts;

(C) Any claims arising after the applicable Country Agreement Effective Date relating to: (1) a violation of Law for the protection of persons or members of a protected class or category of persons by IBM or IBM’s subcontractors or representatives, including unlawful discrimination; (2) work-related injury, except as may be covered by IBM’s workers’ compensation plan, or death caused by IBM or IBM’s subcontractors or representatives; or (3) any representations, oral or

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written, made by IBM or IBM’s subcontractors or representatives to Federal-Mogul’s employees, including the Seconded Employees;

(D) IBM’s failure to obtain, maintain or comply with any Required Consent or IBM’s failure to comply with the terms of any agreement relating to any of the Required Consents;

(E) Any claims relating to a breach of IBM’s obligations with respect to Federal-Mogul Confidential Information as set forth in Section 18.3 and Federal-Mogul Data as set forth in Section 18.1 and Section 18.2;

(F) Any governmental fines, penalties or charges imposed by Law on Federal-Mogul as a result of any failure (whether by act or omission) by IBM to comply with Laws that apply to IBM’s business activities as a provider of F&A Outsourcing Services;

(G) Any claims relating to any amounts, including taxes, interest and financial penalties, assessed against Federal-Mogul that are the obligation of IBM as set forth in Section 19.4;

(H) Any claims relating to personal injury (including death) or damage to tangible personal or real property loss or damage resulting from IBM’s negligent acts or omissions;

(I) Any claim by any Seconded Employee arising out of or relating to any act or omission by IBM or any IBM Personnel during the Secondment Period;

(J) IBM’s breach of its obligations set forth in Article 10 of Exhibit C to the applicable Country Agreement; and

(K) Any claims relating to any fines, financial penalties or interest incurred by Federal-Mogul on account of late filings and/or late payments of: (1) annual 1099 tax filings; (2) U.S. federal, state and local payroll tax returns and withholdings; (3) European VAT returns and payments not prepared and filed with local country taxing authorities in accordance with Federal-Mogul’s published regulatory schedule; and (4) European non-VAT returns and statutory filings not prepared and submitted to Federal-Mogul in accordance with the agreed upon submission schedule, except to the extent such claims result from Federal-Mogul’s failure to perform its obligations under this Master Agreement.

25.2	Indemnity by Federal-Mogul.

Federal-Mogul agrees to indemnify, defend and hold harmless IBM and its Affiliates and their respective officers, directors, employees, contractors, representatives, successors and assigns from any and all Losses and threatened Losses arising from or based on allegations, whenever made, of any of the following:

(A) Any third party claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred because of the Federal-Mogul IP, the Federal-Mogul Equipment or other resources provided to IBM by Federal-Mogul (collectively, “Federal-Mogul Provided Resources”) or based upon Federal-Mogul’s activities under any of the Country Agreements, except to the extent that such claim: (1) results from activities which Federal-Mogul was required or instructed in

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writing by IBM to perform; or (2) arises out of: (a) IBM’s modification of the Federal-Mogul Provided Resources (unless such modification was at the written direction of Federal-Mogul); (b) IBM’s combination, operation or use of such Federal-Mogul Provided Resources with products or resources not provided by Federal-Mogul (unless such combination, operation or use was at the written direction of Federal-Mogul); or (c) Federal-Mogul’s compliance with written specifications or directions provided by IBM to Federal-Mogul;

(B) Federal-Mogul’s failure to observe or perform any duties or obligations to be observed or performed prior to the applicable Management Date or Assignment Date under any of the applicable Managed Contracts or Assigned Contracts;

(C) Federal-Mogul’s breach of its obligations with respect to IBM Confidential Information set forth in Section 18.3;

(D) Federal-Mogul’s failure to comply with its obligations relating to the Required Consents or Federal-Mogul’s failure to comply with the terms of any agreement relating to any of the Required Consents;

(E) Any taxes for which Federal-Mogul is financially responsible and any fines and financial penalties thereon resulting from Federal-Mogul’s failure to pay such taxes as set forth in Section 19.4;

(F) Any claims relating to personal injury (including death) or damages to real or tangible property loss or damage resulting from Federal-Mogul’s negligent acts or omissions;

(G) Any claim by any Seconded Employee arising out of or relating to any act or omission by Federal-Mogul or any of its employees during the Secondment Period; and

(H) Any claim by any of the Other Service Recipients relating to IBM’s provision of the Services to such Other Service Recipients pursuant to Section 8.7.

25.3	Infringement.

If any portion of the Services or any item used by IBM to provide the Services becomes, or in IBM’s reasonable opinion is likely to become, the subject of an infringement, including misappropriation, claim or proceeding, IBM shall, in addition to indemnifying Federal-Mogul as provided in this Article and to the other rights Federal-Mogul may have under the applicable Country Agreement, (A) promptly at IBM’s expense secure the right to continue performing the Service or using the item, or (B) if this cannot be accomplished with commercially reasonable efforts, then at IBM’s expense, alter the Service or replace or modify the item to make it non-infringing, provided that any such replacement or modification will not adversely impact the performance or quality of the affected component of the Services, or (C) if neither of the foregoing can be accomplished by IBM with commercially reasonable efforts, and only in such event, then remove the item from the Services or discontinue the infringing portion of the Service, in which case the Charges shall be equitably adjusted to reflect such removal.

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25.4	Indemnification Procedures.

(A)	Notice of Election.

Promptly after receipt by any entity entitled to indemnification under Section 25.1 or Section 25.2 of notice of the assertion or the commencement of any action, proceeding or other claim by a third party in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations except to the extent that it can demonstrate damages attributable to such failure. Within 15 days following receipt of written notice from the indemnitee relating to any claim, but no later than 10 days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor acknowledges its indemnification obligation and elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(B)	Procedure Following Notice of Election.

If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim, provided that: (1) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and (2) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(C)	Procedure Where No Notice of Election Is Delivered.

If the indemnitor does not deliver a Notice of Election relating to a claim, or otherwise fails to acknowledge its indemnification obligation or to assume the defense of a claim, within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor, including payment of any judgment or award and the costs of settlement or compromise of the claim. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the claim.

25.5	Subrogation.

In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to this Article, the indemnitor shall, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the indemnitee with respect to the claims to which such indemnification relates.

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26.	LIABILITY

26.1	General Intent.

Subject to the specific provisions of this Article, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Master Agreement or the applicable Country Agreements. Each Party shall have a duty to mitigate damages for which the other Party is responsible.

26.2	Limitations.

(A)	Waiver.

SUBJECT TO SECTION 26.2(C), IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY, NOR ITS AFFILIATES, FOR ANY CLAIM BASED UPON ANY THIRD PARTY CLAIM, BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, OR FOR ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH LOSS OF PROFIT, LOSS OF BUSINESS OR ANTICIPATORY PROFITS EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

(B)	Limitation of Liability.

Subject to Section 26.2(C), each Party’s total liability to the other for direct damages, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited in the aggregate to an amount equal to ***.

(C)	Exceptions.

(1) The limitations set forth in Section26.2(A) and Section 26.2(B) shall not apply with respect to ***.

(2) The limitations set forth in Section 26.2(B), shall not apply with respect to: ***.

(3) Subject to local Laws, the limitations set forth in Section 26.2(A) and Section 26.2(B) shall apply with respect to ***:

(a)	***:

(b)	***

(c)	***.

***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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27.	TERMINATION

27.1	Termination for Cause.

(A)	Termination by Federal-Mogul.

In the event that IBM:

(1) commits a material breach of a Country Agreement, which breach is capable of being cured within 30 days after notice of breach from Federal-Mogul to IBM, but is not cured in such 30 day period;

(2) commits a material breach of a Country Agreement which is not capable of being cured within 30 days but is capable of being cured within 60 days and fails to: (a) proceed promptly and diligently to correct the breach; (b) develop within 30 days following written notice of breach from Federal-Mogul a complete plan for curing the breach; and (c) cure the breach within 60 days of notice thereof;

(3) commits numerous breaches of its duties or obligations which collectively constitute a material breach of a Country Agreement;

then Federal-Mogul may, by giving written notice to IBM, terminate such Country Agreement as of a date specified in the notice of termination.

(B)	Termination by IBM.

In the event, but only in the event, that Federal-Mogul (1) fails to pay IBM *** or (2) withholds payment of disputed Charges in excess of ***, then IBM shall issue a notice of failure to pay to Federal-Mogul. If Federal-Mogul fails to correct such failure within *** days, then IBM shall issue a second notice of failure to pay to Federal-Mogul. If Federal-Mogul fails to correct such failure within *** days of such second notice, then IBM may terminate the applicable Country Agreement by giving *** days notice of such termination to Federal-Mogul and such termination will be effective on the *** day of such notice if Federal-Mogul has not corrected its failure to pay IBM. ***

27.2	Termination Due to a “Termination Event”.

In the event of a Termination Event pursuant to Schedule C, Federal-Mogul may, upon notice to IBM, terminate any Country Agreement impacted by such Termination Event as of the termination date specified in the notice, without penalty and without payment of any termination fees; provided, however that Federal-Mogul may only exercise such right to terminate any such Country Agreement within 180 days of the occurrence of the last event giving rise to such Termination Event. In no event shall this Section be construed in any manner so as to limit Federal-Mogul’s termination rights as set forth in Section 27.1(A).

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27.3	Termination for Convenience.

(A)	Termination in Whole.

Federal-Mogul may terminate a Country Agreement for convenience and without cause at any time by giving IBM at least 90 days prior written notice designating the termination date and paying to IBM ***. In the event that a purported termination for cause by Federal-Mogul under Section 27.1 is determined by a competent authority not to be properly a termination for cause, then such termination by Federal-Mogul shall be deemed to be a termination for convenience under this Section.

(B)	Termination of the Phase III Transition Project.

Following the start of the Phase III Transition Project, Federal-Mogul may terminate the Phase III Transition Project for convenience and without cause at any time by giving IBM at least 30 days prior written notice designating the termination date and paying to IBM ***. In the event that a purported termination for cause by Federal-Mogul under Section 27.1 of the Phase III Transition Project is determined by a competent authority not to be properly a termination for cause, then such termination by Federal-Mogul shall be deemed to be a termination for convenience under this Section.

27.4	Termination Upon Change of Control of IBM.

In the event (A) an entity (not under the Control of IBM), directly or indirectly, in a single transaction or series of related transactions, acquires either Control of IBM Parent or the applicable IBM Local Entity or all or substantially all of the assets of IBM Parent or the applicable IBM Local Entity, or (B) IBM Parent or the applicable IBM Local Entity is merged with or into an entity (not under the Control of IBM) to form a new entity, then, at any time within 12 months after the last to occur of such events, Federal-Mogul may terminate the applicable Country Agreement by (1) giving IBM at least 90 days prior written notice and designating a date upon which such termination shall be effective, and (2) paying to IBM ***.

27.5	Cross-Termination of Country Agreements.

(A)	Termination for Cause.

In the event that any Country Agreement is terminated by Federal-Mogul pursuant to Section 27.1(A), then Federal-Mogul may, by giving written notice to IBM, terminate any remaining Country Agreements without any liability to IBM ***.

(B)	Termination for Excessive Transition Milestone Credits.

In the event that any Country Agreement is terminated by Federal-Mogul pursuant to Section 5.5, then Federal-Mogul may, by giving written notice to IBM, terminate any remaining Country Agreements without any liability to IBM ***.

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(C)	Termination Due to a “Termination Event”.

In the event that any Country Agreement is terminated by Federal-Mogul pursuant to Section 27.2, then Federal-Mogul may, by giving 90 days written notice to IBM, terminate any remaining Country Agreements without any liability to IBM, ***.

(D)	Termination for Convenience.

In the event that any Country Agreement is terminated by Federal-Mogul pursuant to Section 27.3(A), then Federal-Mogul may, by giving 90 days written notice to IBM, terminate any remaining Country Agreements by paying ***.

(E)	Termination for Change of Control.

(1) In the event that any Country Agreement is terminated by Federal-Mogul pursuant to Section 27.4 for a Change of Control of IBM Parent, Federal-Mogul may terminate the remaining Country Agreements by (a) giving IBM at least 90 days prior written notice, and (b) paying to IBM ***.

(2) In the event that a Primary Agreement is terminated by Federal-Mogul pursuant to Section 27.4 for a Change of Control of IBM Local Entity, Federal-Mogul may terminate the Related Country Agreements by (a) giving IBM at least 90 days prior written notice, and (b) paying to IBM ***.

(F)	Termination Relating to Benchmarking.

In the event that a Primary Country Agreement is terminated by Federal-Mogul pursuant to Section 21.3(C), then Federal-Mogul may, by giving 60 days written notice to IBM, terminate any Related Country Agreements by paying ***.

(G)	Termination Due to Force Majeure.

In the event that a Primary Country Agreement is terminated by Federal-Mogul pursuant to Section 28.1(C), then Federal-Mogul may, by giving 30 days written notice to IBM, terminate any remaining Country Agreements by paying ***.

(H)	Termination Due to a Disaster.

In the event that a Primary Country Agreement is terminated by Federal-Mogul pursuant to Section 28.2, then Federal-Mogul may, by giving 30 days written notice to IBM, terminate any remaining Country Agreements without any liability to IBM ***.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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27.6	Extension of Termination/Expiration Effective Date.

Federal-Mogul may extend the effective date of termination/expiration of any Country Agreement one or more times as it elects, at its discretion, provided that the total of all such extensions shall not exceed 90 days following the original effective date of termination/expiration. For any notice or notices of such extensions provided to IBM within 60 days of the then-scheduled date of termination/expiration, Federal-Mogul shall reimburse IBM for additional Out-of-Pocket Expenses caused by such notices.

27.7	Termination/Expiration Assistance.

(A)	Provision of Termination/Expiration Assistance.

Commencing six months prior to expiration of each Country Agreement or on such earlier date as Federal-Mogul may request, or commencing upon a notice of termination (including notice based upon default by Federal-Mogul) or of non-renewal of each Country Agreement, and continuing through the effective date of expiration or, if applicable, of termination of such Country Agreement (as such effective date may be extended pursuant to Section 27.6), IBM shall provide to Federal-Mogul, or at Federal-Mogul’s request to Federal-Mogul’s designee, the reasonable termination/expiration assistance requested by Federal-Mogul to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to Federal-Mogul or its designee (“Termination/Expiration Assistance”). Termination/Expiration Assistance shall include the assistance described in Exhibit K to the applicable Country Agreement and the following:

(1) Federal-Mogul or Federal-Mogul’s designee shall be permitted to undertake, without interference from IBM, to hire any IBM Personnel primarily performing the Services no earlier than 90 days prior to the date of termination or expiration of the applicable Country Agreement. IBM shall, during such period, waive, and shall use commercially reasonable efforts to cause its subcontractors to waive, their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Federal-Mogul or Federal-Mogul’s designee. Federal-Mogul or its designee shall have reasonable access to such personnel for interviews and recruitment.

(2) If Federal-Mogul is entitled pursuant to the applicable Country Agreement to any right to Use any IBM IP, IBM shall grant or otherwise provide such right.

(3) At Federal-Mogul’s request, IBM shall: (a) obtain any IBM Required Consents and thereafter assign to Federal-Mogul or its designee leases for some or all of the Equipment that was necessary as of the date of termination/expiration of the applicable Country Agreement primarily for providing the Services to Federal-Mogul, and Federal-Mogul shall assume the obligations under such leases that relate to periods after such date; and (b) sell to Federal-Mogul or its designee, at fair market value, some or all of the Equipment owned by IBM that was necessary as of the date of termination/expiration of such Country Agreement used primarily for providing the Services to Federal-Mogul. IBM shall also provide all user and other documentation relevant to such Equipment which is in IBM’s possession. Federal-Mogul will assume responsibility under any maintenance agreements for such Equipment to the extent such responsibilities relate to periods after the date of termination/expiration of such Country Agreement.

(4) IBM shall use commercially reasonable efforts to obtain any necessary rights and thereafter make available to Federal-Mogul or its designee, pursuant to reasonable terms and conditions, any third party services then being utilized by IBM in the performance of the Services including services

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being provided through third party service or maintenance contracts on Equipment, Software and Tools. IBM will be entitled to retain the right to utilize any such third party services in connection with the performance of services for any other IBM customer.

(B)	Timing and Charges.

For a period of up to *** following the effective date of termination/expiration under other provisions of the applicable Country Agreement, IBM shall continue to provide, at Federal-Mogul’s request, Termination/Expiration Assistance. Actions by IBM under this Section shall be subject to the other provisions of the applicable Country Agreement. Charges for any Termination/Expiration Assistance shall be as set forth in Exhibit C to the applicable Country Agreement and shall be invoiced and paid in accordance with Article 20, provided that Federal-Mogul shall pay IBM monthly in advance for any Termination/Expiration Assistance if IBM terminated the applicable Country Agreement pursuant to Section 27.1(B). In the event such Charges become payable in advance, the monthly amount of such Charges shall be equal to a reasonable monthly estimate of the Charges for such Termination/Expiration Assistance.

(C)	IBM Cooperation.

In the process of evaluating whether to undertake or allow termination/expiration or renewal of a Country Agreement, Federal-Mogul may consider obtaining, or determine to obtain, offers for performance of services similar to the Services following termination/expiration of such Country Agreement. As and when reasonably requested by Federal-Mogul for use in this process, IBM shall provide to Federal-Mogul such information and other cooperation regarding performance of the Services as would be reasonably necessary for a third party to prepare an informed, non-qualified offer for such services, and for a third party not to be disadvantaged compared to IBM if IBM were to be invited by Federal-Mogul to submit a proposal. IBM’s support in this respect shall include providing information regarding Systems, staffing and other matters described in Exhibit K to the applicable Country Agreement as applicable to this Section. Any third party receiving such information shall be required to enter into a confidentiality agreement with Federal-Mogul that contains confidentiality provisions substantially similar to those contained in Section 18.3.

27.8	Equitable Remedies.

IBM acknowledges that, in the event it fails or refuses to provide any portion of the Termination/Expiration Assistance and such failure or refusal will, or will likely, adversely impact the Services or the orderly transfer of the Services to Federal-Mogul or its designee, Federal-Mogul will be irreparably harmed. In such a circumstance, Federal-Mogul may proceed directly to court. If a court of competent jurisdiction should find that IBM has refused to perform any portion of the Termination/Expiration Assistance, IBM agrees that, without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by IBM of the Termination/Expiration Assistance and restraining it from any further failure or refusal to perform such Termination/Expiration Assistance, and provided any such court order includes an order directing Federal-Mogul to make payments for Termination/Expiration Assistance in accordance with the applicable Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

55	F&A Master Services Agreement

28.	CONTINUED PROVISION OF SERVICES.

28.1	Force Majeure.

(A)	General.

No Party shall be liable for any default or delay in the performance of its obligations under the applicable Country Agreements if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, riots, terrorist attacks, civil disorders, or any other similar cause beyond the reasonable control of such Party (each a “Force Majeure Event”); provided the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to IBM by IBM meeting its obligations for performing disaster recovery services as described in the applicable Country Agreement).

(B)	Excused Performance.

In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

(C)	Federal-Mogul Rights.

If a Force Majeure Event substantially prevents, hinders or delays performance of the Services necessary for the performance of functions identified by Federal-Mogul as critical in accordance with Exhibit O to the applicable Country Agreement for more than five consecutive days, then at Federal-Mogul’s option: (1) Federal-Mogul may procure such Services from an alternate source, and IBM shall be liable for payment of the charges to such alternate source for the Services (to the extent such charges are reasonable under the circumstances) from the alternate source for up to *** from the date of the initial prevention, hindrance or delay (provided that Federal-Mogul continues to pay IBM the Charges for the Services); (2) Federal-Mogul may terminate such Country Agreement by giving written notice to IBM and paying ***. IBM shall not have the right to any other additional payments from Federal-Mogul for costs or expenses incurred by IBM as a result of any Force Majeure Event.

28.2	Disaster Recovery.

(A) IBM shall, in accordance with the schedule set forth in the Transition Plan: (1) develop, submit to Federal-Mogul for Federal-Mogul’s review, and implement a disaster recovery plan (“DRP”) acceptable to Federal-Mogul; (2) update and test (at the frequency set forth in Exhibit O to the applicable Country Agreement) the operability of the DRP to validate that the DRP is operational; (3) certify to Federal-Mogul at least once during every 12-month period during the Term that the DRP is operational; and (4) implement the DRP upon the occurrence of a disaster, in accordance with the provisions of Exhibit O to the applicable Country Agreement and the recovery time objectives set forth in Schedule O-1 to Exhibit O of the applicable Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

56	F&A Master Services Agreement

(B) If, upon the occurrence of a disaster, (1) the Key Critical Services are not reinstated within *** days, (2) the Critical Services are not reinstated within the timeframe agreed upon by the Parties and specified in the DRP, or (3) the remaining Services are not reinstated within the timeframe agreed upon by the Parties and specified in the DRP (but in no event later than 30 days following the occurrence of a disaster), then Federal-Mogul may terminate the applicable Country Agreement. IBM shall not increase its Charges under a Country Agreement or charge Federal-Mogul usage fees in addition to the Charges set forth in Exhibit C to such Country Agreement nor shall Federal-Mogul, ***.

(C) For a period of 30 days following the occurrence of a disaster, (1) IBM shall not be subject to KPI Credits associated with any KPI Defaults that occur during such 30-day period and (2) Federal-Mogul shall not be entitled to terminate any of the Country Agreements that are directly impacted by such disaster pursuant to Section 27.2, provided that IBM is performing the disaster recovery services set forth in Exhibit O and the DRP and using commercially reasonable efforts to perform the Services in accordance with the Service Levels.

29.	DISPUTE RESOLUTION

Any dispute between the Parties arising out of or relating to this Master Agreement and any Country Agreement, including disputes concerning the interpretation of any provision of this Master Agreement or any Country Agreement and the performance by IBM or Federal-Mogul, shall be resolved as provided in this Article.

29.1	Informal Dispute Resolution.

(A)	Procedure.

The Parties initially shall attempt to resolve their dispute informally, in accordance with the following:

(1) Upon the written request by a Party (“Dispute Date”), each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Master Agreement or the applicable Country Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

(2) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(3) If the designated representatives are unable to resolve the dispute within 20 days of the Dispute Date, the dispute shall be escalated to the General Manager, Americas, BTO of IBM and the Chief Financial Officer of Federal-Mogul. The senior executives shall meet in person or by telephone conference (if agreed by the Parties) to discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(4) During the course of the designated representatives and senior executives discussions, all reasonable requests made by a Party to the other for non-privileged information,

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

57	F&A Master Services Agreement

reasonably related to the provision(s) of this Master Agreement or the applicable Country Agreement relating to the dispute, shall be honored in order that a Party may be fully advised of the other’s position.

(5) The specific format for the discussions shall be left to the discretion of the designated representatives and senior executives.

(B)	Escalation.

Litigation of a dispute may be commenced by either Party upon the earlier to occur of any of the following:

(1) the senior executives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely;

(2) 45 days have elapsed from the Dispute Date (this period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed); or

(3) commencement of litigation is appropriate to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 27.8 respecting Federal-Mogul, that a breach by the other Party is such that a temporary restraining order or other injunctive relief is necessary.

29.2	Jurisdiction.

The Parties irrevocably and unconditionally consent to venue in Detroit, Michigan (and hereby waive any claims of forum non conveniens with respect to such venue) and to the exclusive jurisdiction of competent Michigan state courts or federal courts in the Eastern District of Michigan for all litigation which may be brought with respect to the negotiation, execution, performance, and terms of, and the transactions and relationships contemplated by, this Master Agreement, including the enforceability or validity thereof. The Parties further consent to the jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment against the assets of such Party.

29.3	Continued Performance.

Each Party agrees to continue performing its obligations under this Master Agreement and the Country Agreements while a dispute is being resolved, except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance) and without limiting either Party’s right to terminate this Master Agreement as provided in Article 27.

29.4	Governing Law.

This Master Agreement and performance under this Master Agreement shall be governed by and construed in accordance with the Laws of the state of Michigan without regard to its choice of law principles. The Parties hereby consent to waive any right either Party may have to a trial by jury as it relates to the determination of the nature and/or amount of damages.

58	F&A Master Services Agreement

30.	GENERAL

30.1	Binding Nature and Assignment.

This Master Agreement shall be binding on the Parties and their respective successors and assigns. Neither Party may, or shall have the power to, assign this Master Agreement without the prior written consent of the other, except that Federal-Mogul may assign its rights and obligations under this Master Agreement without the approval of IBM to an entity which acquires Control of Federal-Mogul or to any subsidiary or Affiliate; provided that in no event shall such assignment relieve Federal-Mogul of its obligations under this Master Agreement. Subject to the foregoing, any assignment by operation of Law, order of any court, or pursuant to any plan of merger, consolidation or liquidation, shall be deemed an assignment for which prior consent is required and any assignment made without any such consent shall be void and of no effect as between the Parties.

30.2	Entire Agreement; Amendment.

This Master Agreement and the Country Agreements, including any exhibits and schedules referred to and attached, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Master Agreement and the Country Agreements. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such change, waiver or discharge is sought to be enforced.

30.3	Notices.

All notices, requests, demands and determinations under this Master Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given: (A) when delivered by hand; (B) one business day after being given to an express courier with a reliable system for tracking delivery; (C) when sent by confirmed facsimile or electronic mail with a copy sent by another means specified in this Section; or (D) six business days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

In the case of Federal-Mogul Local Entity:	Attn: Federal-Mogul F&A BPT Executive
26555 Northwestern Highway
Southfield, MI 48034
Fax: (248) 354-7831

With copies to:	Attn: Chief Financial Officer
26555 Northwestern Highway
Southfield, MI 48034
Fax: (248) 354-7999

and:	Attn: General Counsel
26555 Northwestern Highway
Southfield, MI 48034
Fax: (248) 354-2659

In the case of IBM Local Entity:	Attn: Tommy Eubanks Partner, IBM Business Consulting Services 777 North Eldridge, Suite 500 Houston, Texas 77079 Fax: (281) 899-2825

59	F&A Master Services Agreement

With copies to:	Attn: Richard Sullivan, IBM Global Program Executive
20107 East 75th Street N.
Owasso, OK 74055
Fax: (918) 376-9082

and:	Attn: General Counsel, IBM Global Services
Route 100
Somers, New York 10589 (914) 766-4165
Fax: (914) 766-8444

A Party may from time to time change its address or designee for notice purposes by giving the other at least 10 days’ prior written notice of the new address or designee and the date upon which it will become effective.

30.4	Counterparts.

This Master Agreement may be executed in several counterparts, which taken together shall constitute one single agreement between the Parties.

30.5	Relationship of Parties.

IBM, in furnishing the Services, is acting as an independent contractor, and IBM has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by IBM under this Master Agreement. IBM is not an agent of Federal-Mogul and has no authority to represent Federal-Mogul as to any matters, except as expressly authorized in this Master Agreement.

30.6	Severability.

In the event that any provision of this Master Agreement conflicts with the Law under which this Master Agreement is to be construed or if any such provision is held invalid by a competent authority, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. The remainder of this Master Agreement shall remain in full force and effect.

30.7	Consents and Approval.

Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Master Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Master Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Master Agreement, nor shall it be construed as a waiver of any rights under this Master Agreement, except as and to the extent otherwise expressly provided in such approval or consent. Each Party shall, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to the terms of this Master Agreement.

60	F&A Master Services Agreement

30.8	Waiver of Default.

A delay or omission by either Party to exercise any right or power under this Master Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

30.9	Cumulative Remedies.

Except as otherwise expressly provided herein, all remedies provided for in this Master Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law or in equity.

30.10	Survival.

Any provision of this Master Agreement which contemplates performance or observance subsequent to termination or expiration of this Master Agreement, shall survive termination or expiration of this Master Agreement and continue in full force and effect.

30.11	Publicity.

There will be no initial media releases, public announcements or public disclosures by either Party announcing the execution or the entering into by the Parties of this Master Agreement. All other media releases, public announcements and public disclosures by either Party relating to this Master Agreement or the subject matter of this Master Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release. With respect to any such media releases, public announcements and public disclosures by IBM, IBM will coordinate with and have all related materials approved in writing by Federal-Mogul’s Director of its Corporate Communications Department.

30.12	Service Marks.

IBM and Federal-Mogul each agrees that it shall not use the names, logos, symbols, trade identities, service marks or trademarks of the other Party.

30.13	Third Party Beneficiaries.

Each Party intends that neither this Master Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties.

30.14	Covenant of Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Master Agreement, it shall act in good faith.

IN WITNESS WHEREOF, Federal-Mogul and IBM have each caused this Master Agreement to be signed and delivered by its duly authorized officer, all as of the Effective Date.

61	F&A Master Services Agreement

“FEDERAL-MOGUL PARENT”		“IBM PARENT”

FEDERAL-MOGUL CORPORATION		INTERNATIONAL BUSINESS MACHINES CORPORATION

By	/s/ G. Michael Lynch	By	/s/ Tommy Eubanks

Name:	G. Michael Lynch	Name:	Tommy Eubanks

Title:	Chief Financial Officer and Executive Vice President	Title:	Vice President, BTO Solutions

62	F&A Master Services Agreement

SCHEDULE A

FORM OF IBM PERFORMANCE GUARANTY

to

MASTER SERVICES AGREEMENT FOR FINANCE &

ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule A (Form of Guaranty)

Dated as of: [TBD]

WHEREAS, [INSERT NAME OF THE CUSTOMER] (“Federal-Mogul Local Entity”) and [INSERT NAME OF IBM SUBSIDIARY] (“IBM Subsidiary”) have entered into that certain [INSERT NAME OF COUNTRY] Country Agreement on or about [INSERT DATE] (the “Underlying Country Agreement”) that relates to that certain Master Services Agreement for Finance & Accounting Services that was entered into between Federal-Mogul Corporation and International Business Machines Corporation on or about September 30, 2004; and

WHEREAS, IBM World Trade Corporation, a Delaware corporation (“IBM WTC”), desires to provide this Guaranty in consideration for the execution by Federal-Mogul Local Entity of the Underlying Country Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.	IBM WTC Representations. IBM WTC represents and warrants to the Federal-Mogul Local Entity that:

(a)	IBM WTC is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(b)	IBM WTC has the corporate power and authority, and has taken all necessary corporate action to authorize, execute, deliver and perform this Guaranty;

(c)	this Guaranty has been duly executed and delivered by IBM WTC;

(d)	this Guaranty is a legal, valid and binding obligation of IBM WTC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally; and

(e)	the execution, delivery and performance by IBM WTC of this Guaranty does not (i) require any governmental filing or governmental approval or any consent or approval of its stockholders or Board of Directors or any other third parties, except for such filings that have been made and such approvals or consents that have been obtained or (ii) violate or conflict with, result in a breach of, or constitute a default under any of its organizational documents or any agreements by which it is bound.

2.	IBM WTC Guaranty.

(a)	IBM WTC hereby unconditionally and irrevocably guarantees to Federal-Mogul Local Entity, on the terms and conditions herein, that if IBM Subsidiary fails to complete any of its performance obligations pursuant to the Underlying Country Agreement, including any obligations to make payments to Federal-Mogul Local Entity pursuant to the Underlying Country Agreement, IBM WTC shall complete, or cause to be completed, such obligation(s), subject to all limitations and defenses available to IBM Subsidiary. This Guaranty shall not be construed to impose upon IBM WTC any obligations greater than, in addition to, or other than, the obligations expressly assumed by IBM Subsidiary under the Underlying Country Agreement.

(b)	This Guaranty shall continue in effect until the earlier of (i) the date on which the IBM Subsidiary has fulfilled all of its obligations pursuant to the terms and conditions of the Underlying Country

1	Schedule A (Form of Guaranty)

Agreement, or (ii) the date on which IBM WTC no longer beneficially owns, directly or indirectly, 100% of the voting power and voting stock of the IBM Subsidiary.

3.	Miscellaneous.

(a)	(i) if any term, provision, covenant or restriction of this Guaranty is held by a court of competent jurisdiction to be invalid, void or unenforceable, it shall be deemed replaced with a valid and enforceable provision that comes as close as possible to the economic purpose of the invalid, void or unenforceable provision, and the remainder of the terms, provisions, covenants and restrictions of this Guaranty shall remain in full force and effect and shall in no way be affected, impaired or invalidated, (ii) this Guaranty shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, (iii) the descriptive headings in this Guaranty are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof, and (iv) this Guaranty may be executed in counterparts, and any such executed counterpart shall be, and shall be deemed to be, an original instrument.

(b)	This Guaranty and any provision hereof may only be amended by an instrument in writing signed by IBM WTC and the Federal-Mogul Local Entity. Notices and other communications provided in connection with this Guaranty shall be in writing and shall be delivered by hand or overnight courier services, mailed or sent by fax as follows:

IBM World Trade Corporation	Federal-Mogul Corporation
New Orchard Road	26555 Northeastern Highway
Armonk, New York 10504	Southfield, MI 48034
Fax No.: (914) 499-2883	Fax No.: (248) 354-7831
Attention: Controller	Attn: Federal-Mogul F&A BPT Executive
Attention: Secretary

4.	Governing Law

This Guaranty shall be governed by and construed in accordance with the laws of the state of Michigan without regard to its choice of law principles.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first written above.

IBM WORLD TRADE CORPORATION

By:

Print Name:

Title:

By:

Print Name:

Title:

FEDERAL-MOGUL CORPORATION

By:

Print Name:

Title:

2	Schedule A (Form of Guaranty)

SCHEDULE B

PRO FORMA COUNTRY AGREEMENT

to

MASTER SERVICES AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Dated: [DATE]

Country Agreement (Pro Forma)

1.	OBJECTIVES AND CONSTRUCTION	1
1.1	Background and Objectives	1
1.2	Construction	1

2.	DEFINITIONS AND INTERPRETATION	2
2.1	Definitions	2
2.2	References	2
2.3	Headings and Cross-References	2

3.	AGREEMENT STRUCTURE AND INTERPRETATION	2
3.1	Incorporation of Master Agreement	2
3.2	Interpretation of Documents	3
3.3	Enforcement	3

4.	TERM AND RENEWAL	3
4.1	Term	3
4.2	Renewal	3
4.3	Country Agreements	3

5.	TRANSITION	3

6.	PROJECTS	5

7.	REQUIRED CONSENTS	5

8.	SERVICES	5

9.	PERSONNEL	5

10.	RETAINED EQUIPMENT	6

11.	THIRD PARTY SERVICE CONTRACTS	6

12.	INTELLECTUAL PROPERTY RIGHTS	6

13.	SERVICE LOCATIONS	6

14.	PERFORMANCE STANDARDS AND SERVICE LEVELS	6

15.	CUSTOMER RESPONSIBILITIES	6

16.	GOVERNANCE AND CONTRACT MANAGEMENT	6

17.	AUDITS AND RECORDS RETENTION	6

18.	SAFEGUARDING OF DATA; CONFIDENTIALITY	6

19.	CHARGES	6

20.	INVOICING AND PAYMENT	7

21.	BENCHMARKING	7

22.	REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT OF FEDERAL-MOGUL	7

23.	ADDITIONAL COVENANTS	7

i	Country Agreement (Pro Forma)

24.	INSURANCE AND RISK OF LOSS	7

25.	INDEMNIFICATION	7

26.	LIABILITY	7

27.	TERMINATION	7

28.	CONTINUED PROVISION OF SERVICES	7

29.	DISPUTE RESOLUTION	8

30.	GENERAL	9
30.1	Binding Nature and Assignment	9
30.2	Entire Agreement; Amendment	9
30.3	Notices	10
30.4	Counterparts	10
30.5	Relationship of Parties	11
30.6	Severability	11
30.7	Consents and Approval	11
30.8	Waiver of Default	11
30.9	Cumulative Remedies	11
30.10	Survival	11
30.11	Publicity	11
30.12	Service Marks	11
30.13	Third Party Beneficiaries	11
30.14	Covenant of Good Faith	12

ii	Country Agreement (Pro Forma)

TABLE OF EXHIBITS AND SCHEDULES

Exhibit A	Services
Schedule A-1	In-Flight Projects
Schedule A-2	Operational Reports
Exhibit B	Service Level Methodology
Schedule B-1	Service Levels
Exhibit C	Charges
Schedule C-1	Annual Service Charges, ARCs & RRCs and Transition Charges
Schedule C-2	Resource Baseline
Schedule C-3	Termination Charges
Schedule C-4	Form of Invoice
Schedule C-5	Project Charges: Phase III SAP US and Phase III Europe
Schedule C-6	Site Categories and Phase III SAP Plant Pricing
Schedule C-7	Equivalent Plant Ledgers
Schedule C-8	Phase III Resource Unit Rate Adjustment Method
Schedule C-9	ERS Charges
Schedule C-10	T&E Legacy Charges
Schedule C-11	Wind Down Charges
Exhibit D	Transition
Schedule D-1	Transition Plan
Exhibit E	HR Provisions
Schedule E-1	Seconded Employees
Schedule E-2	Federal-Mogul Retention Plan
Schedule E-3	Federal-Mogul Severance Policy
Exhibit F	Third Party Service Contracts
Exhibit G	Key Positions
Exhibit H	[Reserved]
Exhibit I	Software and Equipment
Exhibit J	Facilities
Schedule J-1	Federal-Mogul Service Locations
Exhibit K	Termination/Expiration Assistance
Exhibit L	[Reserved]
Exhibit M	[Reserved]
Exhibit N	[Reserved]
Exhibit O	Disaster Recovery
Schedule O-1	Recovery Time Objectives
Schedule O-2	Key Critical Services
Exhibit P	Approved Subcontractors
Exhibit Z	Country Agreement Defined Terms

iii	Country Agreement (Pro Forma)

This PRO FORMA COUNTRY AGREEMENT FOR FINANCE & ACCOUNTING SERVICES (this “Country Agreement”) is entered into as of [TBD], 2004, by and between Federal-Mogul Local Entity and IBM Local Entity. Federal-Mogul Local Entity and IBM Local Entity agree that the following terms and conditions, including those terms and conditions of the Master Agreement that are specifically incorporated herein by reference, shall apply to the relationship between Federal-Mogul and IBM and the provision of services by IBM Local Entity pursuant to this Country Agreement in consideration of certain payments to be made by Federal-Mogul Local Entity pursuant to this Country Agreement. As used in this Country Agreement: (1) “Federal-Mogul Parent” shall mean Federal-Mogul Corporation, with offices at 26555 Northwestern Highway, Southfield, Michigan 48034, U.S.A., and “Federal-Mogul” shall mean Federal-Mogul Parent and/or Federal-Mogul Local Entity, as applicable; (2) “IBM Parent” shall mean International Business Machines Corporation, Route 100, Somers, New York 10589, U.S.A., and “IBM” shall mean IBM Parent and/or IBM Local Entity, as applicable; and (3) “Party” shall mean either Federal-Mogul or IBM, as appropriate, and “Parties” shall mean Federal-Mogul and IBM, collectively.

1.	OBJECTIVES AND CONSTRUCTION

This Country Agreement is being made and entered into with reference to the following:

1.1	Background and Objectives.

(A) Federal-Mogul Parent and IBM Parent have entered into that certain F&A Services Master Agreement, dated September 30, 2004 (the “Master Agreement”).

(B) Consistent with the background and objectives set forth in Section 1.1 and Section 1.2 of the Master Agreement, which are hereby incorporated by reference into this Country Agreement, mutatis mutandis, IBM Local Entity desires to provide to Federal-Mogul Local Entity, and Federal-Mogul Local Entity desires to obtain from IBM Local Entity, the finance and accounting and related information technology services described in this Country Agreement pursuant to the terms and conditions set forth in this Country Agreement and those terms and conditions incorporated from the Master Agreement.

(C) Federal-Mogul Local Entity and IBM Local Entity intend to work together to coordinate the provision of Services under this Country Agreement with the provision of finance and accounting and related information technology services under the other Country Agreements.

1.2	Construction.

The provisions of this Article are intended to be a general introduction to this Country Agreement and are not intended to expand the scope of the Parties’ obligations under this Country Agreement or to alter the plain meaning of the terms and conditions of this Country Agreement. However, to the extent the terms and conditions of this Country Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be interpreted and construed so as to give full effect to the provisions in this Article.

1	Country Agreement (Pro Forma)

2.	DEFINITIONS AND INTERPRETATION

2.1	Definitions.

(A)	Certain Definitions.

As used in this Country Agreement, capitalized terms shall have the meanings set forth in Exhibit Z (Country Agreement Defined Terms).

(B)	Other Terms.

Other terms used in this Country Agreement are defined where they are used and have the meanings there indicated. Capitalized terms used but not defined in this Country Agreement shall have the meanings given in the Master Agreement. Those terms, acronyms and phrases utilized in the finance and accounting and information technology services industries or other pertinent business context shall be interpreted in accordance with their generally understood meaning in such industries or business context.

2.2	References.

(A)	Incorporation of Exhibits.

The exhibits and schedules attached hereto are hereby incorporated into this Country Agreement by reference and deemed part of this Country Agreement for all purposes. All references to this Country Agreement shall include such exhibits and schedules and attachments.

(B)	References.

The provisions of Section 2.2(B) of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

2.3	Headings and Cross-References.

The article and section headings and the table of contents used in this Country Agreement are for reference and convenience only and shall not enter into the interpretation of this Country Agreement. Any reference herein to a particular section number or schedule shall mean that the reference is to the specified section or schedule of this Country Agreement, except to the extent that the cross-reference expressly refers to another document.

3.	AGREEMENT STRUCTURE AND INTERPRETATION

3.1	Incorporation of Master Agreement.

Certain terms and conditions of the Master Agreement, as specified herein, are hereby incorporated by reference, mutatis mutandis, with full force and effect into this Country Agreement. For the avoidance of doubt: (A) references to “Party” and “Parties” in the terms and conditions of the Master Agreement which are incorporated herein shall, for the purposes of this Country Agreement, be deemed to be references to the appropriate Party or Parties to this Country Agreement and (B) references to “this Master Agreement,” “this Master Agreement and the Country Agreements,” “this Master Agreement or any of the Country Agreements,” “the applicable Country Agreement” or “each of the Country Agreements” and phrases similar thereto, in the terms and conditions of the Master Agreement which are

2	Country Agreement (Pro Forma)

incorporated herein shall, for the purposes of this Country Agreement, be deemed to be references to this Country Agreement.

3.2	Interpretation of Documents.

Unless otherwise specifically agreed to in writing in this Country Agreement: (A) if there is any inconsistency between this Country Agreement and those terms and conditions of the Master Agreement that are specifically incorporated by reference herein, the order of priority for purposes of construction is: first, this Country Agreement; and, second, the Master Agreement terms and conditions so incorporated; and (B) if there is any inconsistency between this Country Agreement and the exhibits and schedules attached hereto, the order of priority for the purposes of construction is: first, this Country Agreement; and, second, the exhibits and schedules attached hereto.

3.3	Enforcement.

This Country Agreement may only be enforced by Federal-Mogul Local Entity on its own behalf against IBM Local Entity. This Country Agreement may only be enforced by IBM Local Entity on its own behalf against Federal-Mogul Local Entity.

4.	TERM AND RENEWAL

4.1	Term.

The initial term of this Country Agreement shall commence on the Country Agreement Effective Date and shall continue until 23:59 ([            ]) Standard Time) on [                    ], 20[    ] (the “Country Agreement Expiration Date”), unless terminated earlier in accordance with its terms or extended in accordance with Section 4.2.

4.2	Renewal.

Subject to Section 4.3, by giving written notice to IBM Local Entity no less than 180 days prior to the then-existing Country Agreement Expiration Date, Federal-Mogul Local Entity shall have the right to extend the Initial Country Agreement Term for up to one year on the terms and conditions then in effect. Federal-Mogul Local Entity shall have three such extension options of up to one year each.

4.3	Country Agreements.

The provisions of Section 4.3 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

5.	TRANSITION

5.1	General.

Within 30 days of [TBD], IBM Local Entity shall present Federal-Mogul Local Entity with a draft of a completed version of Exhibit D to this Country Agreement (such completed version to be substantially in the form of Exhibit D) and a detailed Transition Plan for the transition of certain finance and accounting and related information technology operations (the “Transition”), that, at a minimum meets the requirements of Section 5.2. The Parties shall then work together to complete Exhibit D and the Transition Plan within 60 days of Federal-Mogul’s decision to go forward pursuant to [TBD]. The Transition of such operations shall be completed no later the Transition Completion Date, which shall be

3	Country Agreement (Pro Forma)

included within the completed Exhibit D. IBM Local Entity’s responsibilities with respect to Transition include:

(A) performing the services, functions and responsibilities described in the Transition Plan in accordance with the applicable Transition schedule and Transition Milestones, which shall be included within the completed Exhibit D;

(B) performing the Transition in a manner so as to minimize any disruption to Federal-Mogul’s business operations;

(C) paying all costs associated with the Transition (except as otherwise set forth in Exhibit C to this Country Agreement); and

(D) otherwise performing such transition and migration tasks as are necessary to enable IBM Local Entity to provide the Services in accordance with the terms of this Country Agreement, including the Service Levels.

5.2	Transition Plan.

The Transition shall be conducted, pursuant to this Country Agreement, in accordance with a written plan that shall include: (A) a description of the finance and accounting and related information technology operations being transitioned; (B) a description of the methods and procedures, personnel and organization IBM Local Entity will use to perform the Transition; (C) a schedule of Transition activities; (D) a detailed description of the respective roles and responsibilities of Federal-Mogul Local Entity and IBM Local Entity; and (E) such other information and planning as are necessary to ensure that the Transition takes place on schedule and in a manner so as to minimize the disruption to Federal-Mogul Local Entity business operations (the “Transition Plan”). The initial draft of the Transition Plan shall substantially in the form of Schedule D-1 to Exhibit D to the *** Country Agreement. IBM Local Entity shall be responsible for revising and finalizing the Transition Plan; provided that: (1) IBM Local Entity shall cooperate and work closely with Federal-Mogul Local Entity in baselining and finalizing the Transition Plan (including incorporating Federal-Mogul Local Entity’s reasonable comments); and (2) the final Transition Plan (and any changes thereto) shall be subject to written approval by Federal-Mogul Local Entity.

5.3	Completion of Transition.

(A) Federal-Mogul Local Entity reserves the right to monitor, test and otherwise observe and participate in each Transition. IBM Local Entity will notify Federal-Mogul Local Entity without delay if any Federal-Mogul Local Entity monitoring, testing or participation has caused (or IBM Local Entity expects it to cause) a problem or delay in any Transition and work with Federal-Mogul Local Entity to prevent or circumvent the problem or delay.

(B) In IBM Local Entity’s performance of the Transition, no functionality of Federal-Mogul Local Entity’s then-current environment will be discontinued until IBM Local Entity demonstrates to Federal-Mogul Local Entity’s reasonable satisfaction that the affected processes and operations have been migrated to IBM Local Entity’s target environment, Federal-Mogul Local Entity has signed-off on such migration and IBM Local Entity has commenced providing the relevant Services in accordance with the Transition Plan.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

4	Country Agreement (Pro Forma)

5.4	Transition Delays.

(A) If any Interim Transition Milestone is not completed on or before the given date for such Interim Transition Milestone, then, unless such delay was caused by Federal-Mogul Local Entity, for the period of delay, IBM Local Entity shall incur the applicable Transition Milestone Credits specified in the completed Exhibit D to this Country Agreement. If such delay was caused by Federal-Mogul Local Entity, then any related Transition Milestone Credits will be excused, ***.

(B) If the Transition is not completed on or before the applicable Transition Completion Date specified in the completed Exhibit D to this Country Agreement, then, unless such delay in completing the Transition by the Transition Completion Date was caused by Federal-Mogul Local Entity, IBM Local Entity shall pay to Federal-Mogul Local Entity (1) any Transition Milestone Credits incurred pursuant to Section 5.4(A) in respect of the Interim Transition Milestones and (2) the Transition Milestone Credits to be credited for each day that the Final Transition Milestone is not completed by the Transition Completion Date as specified in the completed Exhibit D to this Country Agreement. If the delay in completing the Transition by the Transition Completion Date was caused by Federal-Mogul Local Entity, then any related Transition Milestone Credits will be excused, ***.

If the Final Transition Milestone is completed on or before the Transition Completion Date, any Transition Milestone Credits incurred by IBM Local Entity pursuant to Section 5.4(A)(1) in respect of the Interim Transition Milestones shall be excused by Federal-Mogul Local Entity.

6.	PROJECTS

The provisions of Article 6 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

7.	REQUIRED CONSENTS

The provisions of Article 7 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

8.	SERVICES

The provisions of Article 8 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

9.	PERSONNEL

The provisions of Article 9 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

5	Country Agreement (Pro Forma)

10.	RETAINED EQUIPMENT.

The provisions of Article 10 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

11.	THIRD PARTY SERVICE CONTRACTS

The provisions of Article 11 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

12.	INTELLECTUAL PROPERTY RIGHTS

The provisions of Article 12 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

13.	SERVICE LOCATIONS

The provisions of Article 13 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

14.	PERFORMANCE STANDARDS AND SERVICE LEVELS

The provisions of Article 14 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

15.	CUSTOMER RESPONSIBILITIES

The provisions of Article 15 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

16.	GOVERNANCE AND CONTRACT MANAGEMENT

The provisions of Article 16 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

17.	AUDITS AND RECORDS RETENTION

The provisions of Article 17 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

18.	SAFEGUARDING OF DATA; CONFIDENTIALITY

The provisions of Article 18 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

19.	CHARGES

The provisions of Article 19 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

6	Country Agreement (Pro Forma)

20.	INVOICING AND PAYMENT

(A) The provisions of Article 20 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

(B) All Charges under this Country Agreement shall be invoiced and payable in [SPECIFY CURRENCY].

21.	BENCHMARKING

The provisions of Article 21 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

22.	REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT OF FEDERAL-MOGUL

The provisions of Article 22 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

23.	ADDITIONAL COVENANTS

The provisions of Article 23 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

24.	INSURANCE AND RISK OF LOSS

The provisions of Article 24 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

25.	INDEMNIFICATION

The provisions of Article 25 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

26.	LIABILITY

The provisions of Article 26 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

27.	TERMINATION

The provisions of Article 27 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

28.	CONTINUED PROVISION OF SERVICES.

The provisions of Article 28 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

7	Country Agreement (Pro Forma)

29.	DISPUTE RESOLUTION

Any dispute between the Parties arising out of or relating to this Country Agreement, including disputes concerning the interpretation of any provision of this Country Agreement and the performance by IBM Local Entity or Federal-Mogul Local Entity, shall be resolved as provided in this Article.

29.1	Informal Dispute Resolution.

(A)	Procedure.

The Parties initially shall attempt to resolve their dispute informally, in accordance with the following:

(1) Upon the written request by a Party (“Dispute Date”), each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Country Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

(2) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(3) If the designated representatives are unable to resolve the dispute within 20 days of the Dispute Date, the dispute shall be escalated to the General Manager, Americas, BTO of IBM Parent and the Chief Financial Officer of Federal-Mogul Parent. The senior executives shall meet in person or by telephone conference (if agreed by the Parties) to discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(4) During the course of the designated representatives and senior executives discussions, all reasonable requests made by a Party to the other for non-privileged information, reasonably related to the provision(s) of this Country Agreement relating to the dispute, shall be honored in order that a Party may be fully advised of the other’s position.

(5) The specific format for the discussions shall be left to the discretion of the designated representatives and senior executives.

(B)	Escalation.

Litigation of a dispute may be commenced by either Party upon the earlier to occur of any of the following:

(1) the senior executives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely;

(2) 45 days have elapsed from the Dispute Date (this period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed); or

8	Country Agreement (Pro Forma)

(3) commencement of litigation is appropriate to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 27.8 respecting Federal-Mogul, that a breach by the other Party is such that a temporary restraining order or other injunctive relief is necessary.

29.2	Jurisdiction.

The Parties irrevocably and unconditionally consent to venue in Detroit, Michigan (and hereby waive any claims of forum non conveniens with respect to such venue) and to the exclusive jurisdiction of competent Michigan state courts or federal courts in the Eastern District of Michigan for all litigation which may be brought with respect to the negotiation, execution, performance, and terms of, and the transactions and relationships contemplated by, this Country Agreement, including the enforceability or validity thereof. The Parties further consent to the jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment against the assets of such Party.

29.3	Continued Performance.

Each Party agrees to continue performing its obligations under this Country Agreement while a dispute is being resolved, except to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance) and without limiting either Party’s right to terminate this Country Agreement as provided in Article 27.

29.4	Governing Law.

This Country Agreement and performance under this Country Agreement shall be governed by and construed in accordance with the Laws of the state of Michigan without regard to its choice of law principles. The Parties hereby consent to waive any right either Party may have to a trial by jury as it relates to the determination of the nature and/or amount of damages.

30.	GENERAL

30.1	Binding Nature and Assignment.

The provisions of Section 30.1 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.2	Entire Agreement; Amendment.

This Country Agreement and those portions of the Master Agreement that are incorporated into this Country Agreement, including any exhibits and schedules referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Country Agreement. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such change, waiver or discharge is sought to be enforced, and no amendment to the Master Agreement shall be binding upon the Parties to this Country Agreement unless such amendment has been adopted in writing by the Parties.

9	Country Agreement (Pro Forma)

30.3	Notices.

All notices, requests, demands and determinations under this Country Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given: (A) when delivered by hand; (B) one business day after being given to an express courier with a reliable system for tracking delivery; (C) when sent by confirmed facsimile or electronic mail with a copy sent by another means specified in this Section; or (D) six business days after the day of mailing, when mailed by regular mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

In the case of Federal-	Attn: Federal-Mogul F&A BPT Executive
Mogul Local Entity:
26555 Northwestern Highway
Southfield, MI 48034
Fax: (248) 354-7831

With copies to:	Attn: Chief Financial Officer
26555 Northwestern Highway
Southfield, MI 48034
Fax: (248) 354-7999

and:	Attn: General Counsel
26555 Northwestern Highway
Southfield, MI 48034
Fax: (248) 354-2659

In the case of IBM Local	[TBD]
Entity:

With copies to:	[TBD]

and:	Attn: General Counsel, IBM Global Services
Route 100
Somers, New York 10589 (914) 766-4165
Fax: (914) 766-8444

A Party may from time to time change its address or designee for notice purposes by giving the other at least 10 days’ prior written notice of the new address or designee and the date upon which it will become effective.

30.4	Counterparts.

The provisions of Section 30.4 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

10	Country Agreement (Pro Forma)

30.5	Relationship of Parties.

The provisions of Section 30.5 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.6	Severability.

The provisions of Section 30.6 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.7	Consents and Approval.

The provisions of Section 30.7 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.8	Waiver of Default.

The provisions of Section 30.8 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.9	Cumulative Remedies.

The provisions of Section 30.9 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.10	Survival.

Any provision of this Country Agreement which contemplates performance or observance subsequent to termination or expiration of this Country Agreement, shall survive termination or expiration of this Country Agreement and continue in full force and effect.

30.11	Publicity.

The provisions of Section 30.11 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.12	Service Marks.

The provisions of Section 30.12 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

30.13	Third Party Beneficiaries.

The provisions of Section 30.13 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

11	Country Agreement (Pro Forma)

30.14	Covenant of Good Faith.

The provisions of Section 30.14 of the Master Agreement are hereby incorporated by reference into this Country Agreement, mutatis mutandis.

IN WITNESS WHEREOF, Federal-Mogul Local Entity and IBM Local Entity have each caused this Country Agreement to be signed and delivered by its duly authorized officer, all as of the Country Agreement Effective Date.

[FEDERAL-MOGUL LOCAL ENTITY]	[IBM LOCAL ENTITY]

By	By

Print Name	Print Name

Title	Title

12	Country Agreement (Pro Forma)

EXHIBIT A

SERVICES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit A (Pro Forma)

1.	OVERVIEW		1
2.	DEFINITIONS		1
	2.1	Defined Terms	1
	2.2	Other Terms	1
3.	GENERAL LEDGER SERVICES		2
4.	FIXED ASSETS ACCOUNTING AND MAINTENANCE SERVICES		5
5.	INVENTORY ACCOUNTING SERVICES		6
6.	ACCOUNTS PAYABLE SERVICES		7
7.	PAYROLL SERVICES		10
8.	CROSS-FUNCTIONAL SERVICES DESCRIPTIONS		11
	8.1	General	11
	8.2	Reporting	12
	8.3	Ad-Hoc Services	12
	8.4	Project Support	12

i	Exhibit A (Pro Forma)

TABLE OF SCHEDULES

Schedule A-1	In-Flight Projects
Schedule A-2	Operational Reports

ii	Exhibit A (Pro Forma)

1.	OVERVIEW

(A) As set forth in Article 8 of the Country Agreement, the Services include the services, functions and responsibilities described in this Exhibit, as well as the additional services, functions and responsibilities that IBM Local Entity has committed to perform as described throughout the Country Agreement. IBM Local Entity shall provide the Services so as to comply with the Performance Standards.

(B) Federal-Mogul Local Entity operates in a business environment characterized by constant change that directly affects the delivery of finance and accounting and related information technology services. The Services shall evolve and be supplemented and enhanced over time by IBM Local Entity, as necessary to meet Federal-Mogul Local Entity’s business needs and to gain the benefit of changes in techniques, methodologies and technologies in accordance with the provisions of the Country Agreement.

(C) Unless otherwise specifically provided, the Services shall be provided by IBM Local Entity throughout the term of the Country Agreement. IBM Local Entity acknowledges and agrees that IBM Local Entity: (1) shall be responsible for the management of the overall performance of the functions and responsibilities set forth in this Exhibit (even to the extent that there are dependencies on Federal-Mogul Local Entity Local Entity); and (2) shall be held responsible for the performance of the Services without regard to the use by IBM Local Entity of products or services provided by third parties.

(D) Except as otherwise expressly provided in this Exhibit or elsewhere in the Country Agreement: (1) IBM Local Entity shall be responsible for providing the personnel and other resources necessary to provide the Services; and (2) IBM Local Entity shall provide all of the Services within the Monthly Service Charges, as such may be varied in accordance with Exhibit C.

(E) Detailed policies and procedures on how the Services shall be implemented and performed are set forth in the Policies and Procedures Guide. IBM Local Entity shall perform the Services in accordance with the Policies and Procedures Guide. Until such time as the Policies and Procedures Guide is completed in accordance with Section 16.3 of the Country Agreement, IBM Local Entity shall provide the Services, in accordance with the identified and documented procedures followed by Federal-Mogul Local Entity immediately prior to the Country Agreement Effective Date.

2.	DEFINITIONS

2.1	Defined Terms.

Capitalized terms shall have the meanings set forth in Exhibit Z. Capitalized terms used in this Exhibit but not defined in Exhibit Z shall have the meanings set forth in the Master Agreement.

2.2	Other Terms.

Other capitalized terms used in this Exhibit are defined in the context in which they are used and shall have the meanings there indicated. Capitalized terms used but not defined in this Exhibit shall have the meanings set forth in the Country Agreement.

1	Exhibit A (Pro Forma)

3.	GENERAL LEDGER SERVICES

“General Ledger Services” means preparing and entering journal entries, recording and supporting intercompany transactions, performing account reconciliations, recording and monitoring transactions for notes and loans, running System queries and reports and maintaining the general ledger chart of accounts, and includes the specific services, functions and responsibilities set forth in the table below. Federal-Mogul Local Entity shall provide IBM Local Entity with connectivity to Federal-Mogul Local Entity’s Citrix server, for the purposes of accessing Hyperion. IBM Local Entity shall perform the General Ledger Services in accordance with (A) the Policies and Procedures Guide, (B) applicable Service Levels, (C) U.S. GAAP and (D) the Country Agreement.

#	Responsibility
1.	General Ledger Maintenance

1.1	Identify, review and facilitate the entry of interface data from subsystems (including payroll, Gelco, freight and Procard) into the GL

1.2	Review and reconcile data before posting

1.3	Post interfaces with sales, returns, and other credit notes as well as inventory and inventory adjustments (NABS, ASI), including performing timely verification of interfaces

1.4	Identify the need for manual entry (e.g., due to kick-outs, incomplete information)

1.5	Create, analyze, and post manual entries

1.6	Perform account reconciliation for each balance sheet account (including cash reconciliation)

1.7	Update and maintain Federal-Mogul Local Entity’s account reconciliation matrix, including for each Federal-Mogul Local Entity Service Location or group, as specified by Federal-Mogul Local Entity

2.	Month-End Posting and Closing

2.1	Process reversal and recurring entries

2.2	Accept and post to the GL the interface from subsystems (including payroll, Gelco, freight, sales, inventory and Procard) and review and reconcile data before posting

2.3	Identify the need for manual entries

2.4	Create, analyze and post manual entries

2.5	Notify the applicable Federal-Mogul Service Location that reports can be run

2.6	Review trial balances and inform each Federal-Mogul Service Location once the results are ready for final review

2.7

Provide reports and support for Federal-Mogul Local Entity’s manufacturing spending variance calculation, verify with the applicable Federal-Mogul Local Entity Service Location and post any identified variances (absorption vs. actual)

2.8	Perform and analyze aftermarket distribution center variance calculation for each center, verify with center and post identified variances (absorption vs. actual)

2.9	Review and post A/P and A/R entries, including reviewing and reconciling interface data

2.10	Load data and supplemental data into Hyperion

3.	Maintain Chart of Accounts

3.1	Request account addition/change to comply with a new reporting guideline or a request from a Federal-Mogul Local Entity Service Location

2	Exhibit A (Pro Forma)

#	Responsibility
3.2	Determine if the GL account needs to be added or changed

3.3	Determine if the group account exists for proper mapping to Hyperion

3.4	Create a new account and the group account, if needed within one business day of receipt of approved request

3.5	Create a cost element for new expense accounts

3.6	Request cost/profit center addition/change in order to comply with a new reporting guideline or a request from a Federal-Mogul Service Location

3.7	Determine if the cost/profit center needs to be added/changed

3.8	Determine if the cost/profit center exists for proper mapping to Hyperion

3.9	Create a new cost/profit center if needed

3.10	Perform Upstream maintenance on a regular basis to provide an accurate and timely load onto Hyperion during the month-end close

4.	Intercompany Accounting I – Movement of Goods

4.1	During the month:

4.1.1	Create intercompany advices in compliance with Federal-Mogul Local Entity’s transfer pricing policy

4.1.2	Send intercompany advices, including supporting documentation, to receiving Federal-Mogul entities

4.1.3	Book intercompany transactions and adjustments

4.2	Month-End:

4.10.	Send out preliminary balances for reconciliation

4.10.	Confirm balances with appropriate Federal-Mogul entities

4.10.	Investigate and work with Federal-Mogul entities as necessary to resolve any identified discrepancies

4.10.	Book adjusting entries

5.	Intercompany Accounting II – Cost Allocation/Recharge

5.1	Receive or send cost allocation/recharge data, including supporting detail and account coding to Federal-Mogul entities

5.2	Book activity to GL

5.3	Perform any reconciliation necessary following review of intercompany balances

5.4	Identify any discrepancies

5.5	Investigate and work with Federal-Mogul entities as necessary to resolve any identified discrepancies

5.6	Book adjustment entries as needed

5.7

Generate and provide intercompany reports (e.g., cost allocation/recharge), as requested by Federal-Mogul Local Entity, and attach all supporting documentation, including (in accordance with Federal-Mogul Local Entity’s corporate intercompany accounting policies): Hyperion base entity name for the sending and receiving locations; date; contact name; location name; department fax and phone numbers; description of charge; and amount in applicable currencies

6.	Intercompany Accounting III – Royalties/Services

6.1	Receive and record royalties and intercompany services data

3	Exhibit A (Pro Forma)

#	Responsibility

6.2	Book to GL

6.3	Perform necessary reconciliation following review of currency translation gains and losses

6.4	Identify any discrepancies

6.5	Work with Federal-Mogul entities as necessary to resolve any identified discrepancies

6.6	Book adjustment entries

6.7	Generate and provide intercompany reports (royalties/services) as requested by Federal-Mogul Local Entity

7.	Intercompany Accounting IV – Loans

7.1	Receive and file loan information from Federal-Mogul entities

7.2	Book to GL

7.3	Book intercompany interest income or expense as appropriate based on each applicable loan agreement

7.4	Perform reconciliations

7.5	Investigate if there is a difference

7.6	Investigate and work with Federal-Mogul entities as necessary to resolve any identified discrepancies

7.7	Book adjustment entries

7.8	Provide intercompany reports

8.	Intercompany Reconciliation

8.1	Receive statements from applicable Federal-Mogul entities

8.2	Display intercompany account balances and activity in GL

8.3	Reconcile statement balances to GL following review of intercompany balances

8.4	Review and approve GL reconciliations

8.5	Identify any discrepancies

8.6	Investigate and work with Federal-Mogul entities as necessary to resolve any identified discrepancies

8.7	Book adjustment entries

9.	Bank Account Reconciliation and Cash Forecasting

9.1	Receive bank statements

9.2	Reconcile cash account balances to bank statements

9.3	Prepare future payments and receipts

9.4	Provide all necessary information for performance of cash forecasts, as required by Federal-Mogul Local Entity’s treasury department

9.5	Perform variance analysis (cash forecast reports for review against cash disbursement totals)

10.	Foreign Currency Translation

10.1	Convert transactions to U.S. dollars using Federal-Mogul Local Entity-provided exchange rates for foreign currency transactions

10.2	Book the financial transactions in U.S. Dollars

10.3	Calculate and book remeasurement adjustments on any intercompany loans in accordance with Federal-Mogul Local Entity requirements, as such requirements are made known to IBM Local Entity

4	Exhibit A (Pro Forma)

#	Responsibility

10.4	Perform monthly revaluation and book unrealized foreign currency gain or losses

10.5	Calculate and book realized foreign currency gain or losses in the GL

11.	Statutory Reporting

11.1	Complete sales by state and other information as required annually for Federal-Mogul federal tax package

11.2	Complete sales and use tax (sales and use tax due by tax jurisdiction) data requests in a timely fashion as requested by Federal-Mogul Local Entity’s tax department

11.3	Provide various financial information as requested by Federal-Mogul Local Entity’s external reporting department for Bureau of Economic Analysis reporting

4.	FIXED ASSETS ACCOUNTING AND MAINTENANCE SERVICES

“Fixed Assets Accounting and Maintenance Services” means maintaining the fixed asset inventory, processing additions, transfers, adjustments and the retirement of assets, and maintaining and monitoring CIP accounts for Federal Mogul Local Entity Service locations utilizing SAP System as set forth in the table below, and includes the specific services, functions and responsibilities set forth in the table below. IBM Local Entity shall perform the Fixed Assets Accounting and Maintenance Services in accordance with (A) the Policies and Procedures Guide, (B) applicable Service Levels, (C) [Local Country] GAAP and (D) the Country Agreement.

#	Responsibility

12.	Asset Acquisition

12.1	Verify location CIP request for completeness and accuracy

12.2	Review accounts for compliance with the applicable Federal-Mogul Local Entity spending authorization and provide spending variance reports to the applicable Federal-Mogul Local Entity Project manager

12.3	Periodically review spending variance reports and identify any spending out of policy or delayed project closure and notify the applicable Federal-Mogul Local Entity project manager

12.4	Create internal orders for CIP

12.5	Update SAP to capture additional capital spending

12.6	Verify capitalization form for completeness and accuracy

12.7	Create master asset record based on the asset capitalization form

12.8	Post master asset record for the dollar amount indicated on the asset capitalization form

12.9	Place assets into production and relieve CIP upon receiving each asset activity form from the applicable Federal-Mogul Local project manager

13.	Month-End/Depreciation

13.1	Run and review the SAP depreciation in test mode

13.2	Run and review the SAP depreciation posting run

13.3	Perform preliminary analysis of the depreciation to post

5	Exhibit A (Pro Forma)

#	Responsibility

13.4	Analyze current month capitalization and retirements for discrepancies

13.5	Run SAP depreciation posting, and update the individual fixed assets in the master asset record and the GL

13.6	Update the master asset record for current and accumulated depreciation

13.7	Post current month depreciation to the GL

14.	Transfer of Assets

14.1	Review the asset activity form for completeness and accuracy

14.2	For Federal-Mogul Local Entity Service locations utilizing SAP, confirm that the asset tag number indicated on the asset activity form is identical to the one on the master asset record

14.3	Resolve identified master asset record discrepancies with the applicable Federal-Mogul Local Entity Service Location controller or Federal-Mogul Local entity project manager

14.4	Adjust the Federal-Mogul Local Entity Service Location number and cost center on the asset master record if the asset is transferred within the same Federal-Mogul Local Entity company code

14.5

Create a new asset record for the receiving Federal-Mogul Local Entity Service Location if the asset transfer is between two different company codes within SAP, and delete the transferred asset from the master asset record for the originating

Federal-Mogul Local Entity Service Location

14.6	Dispose of asset with a unique transaction type if the asset transfer is outside the business unit and the receiving Federal Mogul Local Entity Service Location is not on SAP

15.	Impairment – FAS 144 (Accounting for the Impairment or Disposal of Long-Lived Assets)

15.1

Record any impairment, as notified by Federal-Mogul Local Entity’s corporate accounting department or business unit, on the master asset record based on the FAS 144 schedule provided by the initiating party

16.	Physical Inventory of Assets

16.1	Provide instructions to Federal-Mogul Local Entity Service Locations, Federal-Mogul Local Entity Service Location asset listings, and other reasonably required accounting support

16.2

Review the results of each Federal-Mogul Local Entity Service Locations’ physical inventory, including making inquiries to other Federal-Mogul Service Locations if asset transfers are the cause of discrepancies noted during the physical inventgory

16.3	Update master asset record if the physical inventory results indicate a discrepancy

17.	Retirement/Disposal of Assets

17.1	Receive the asset activity form from each Federal-Mogul Local Entity Service Location, which includes the detailed information on the asset disposed or sold

17.2	Update the master asset record on SAP

17.3	Calculate, code and post proceeds and gain/loss from disposal of asset

5.	INVENTORY ACCOUNTING SERVICES

“Inventory Accounting Services” means accounting for inventory movements, analyzing and reporting stock/inventory losses, and making inventory accounting adjustments, and includes the specific services, functions and responsibilities set forth in the table below. IBM Local Entity shall perform the

6	Exhibit A (Pro Forma)

Inventory Accounting Services in accordance with (A) the Policies and Procedures Guide, (B) applicable Service Levels, (C) U.S. GAAP, and (D) the Country Agreement.

#	Responsibility

18.	Daily Tasks

18.1	Update SAP inventory account and intercompany balances

18.2	Generate an interface exception report of transactions not properly posted to SAP

18.3	Review exceptions, research and contact applicable Federal-Mogul Local Entity Service Location for more information

18.4	Work with Federal-Mogul Service Locations as necessary to resolve and process exceptions

18.5	Re-run interface to SAP to include the corrected inventory transactions

19.	Month-End Tasks

19.1	Reconcile the inventory accounting book to the perpetual inventory

19.2	Determine if adjustments are necessary

19.3	Post any required adjustments

19.4	Close inventory accounts for the month once the adjustments are made and the inventory accounts balance to the perpetual inventory

19.5

Communicate all inventory adjustments based on subjective analysis (e.g., obsolescence, shrinkage) to the Federal-Mogul

Local Entity Service Location and obtain the applicable Federal-Mogul Local Entity Service Location’s concurrence to the proposed adjustments

19.6	Post any required adjustments

20.	Annual Tasks

20.1	Review physical inventory accounting adjustments and assist each Federal-Mogul Local Entity Service Location in the identification of the root cause of such adjustments

20.2	Summarize physical inventory accounting adjustments for each Federal-Mogul Local Entity Service Location

20.3	Reconcile book to physical inventory

20.4	Post any required adjustments

20.5	Perform revaluation of standard costs

20.6	Summarize and implement revised standard costs

20.7

Communicate all inventory adjustments based on subjective analysis (e.g., obsolescence, shrinkage) to the Federal Mogul

Local Entity Service Location and obtain Federal Mogul Local Entity Service Location’s concurrence to the proposed adjustments

20.8	Post any required adjustments to the GL

6.	ACCOUNTS PAYABLE SERVICES

6.1	Services.

“Accounts Payable Services” means processing invoices, resolving invoice discrepancies, performing payment processing, administering Federal-Mogul Local Entity’s Procard program, administering Federal-Mogul Local Entity’s travel and expenses program, and administering tax and other deductions (excluding the maintenance of the vendor master file), and includes the specific services, functions and responsibilities set forth in the table below. IBM Local Entity shall perform the Accounts

7	Exhibit A (Pro Forma)

Payable Services in accordance with (A) the Policies and Procedures Guide, (B) applicable Service Levels, (C) [Local Country] GAAP and (D) the Country Agreement.

#	Responsibility
1.	Customer Inquiries

1.1	Respond to Federal-Mogul Local Entity Service Location and vendor A/P inquiries within one business day, unless otherwise agreed by the Parties

1.2	Respond to employee T&E and Pcard inquiries within one business day, unless otherwise agreed by the Parties

2.	Invoice Processing and Invoice Exceptions Resolution

2.1	Receive vendor invoices at IBM Local Entity Service Location, as approved by Federal-Mogul Local Entity

2.2	Confirm that vendors reference the P.O. numbers on the invoices

2.3	In the event that no P.O. number is referenced, contact applicable Federal-Mogul Local Entity supply chain or Federal- Mogul Local Entity Service Location contact

2.4	Scan vendor invoices into IXOS scanning database and index by Federal-Mogul Service Location

2.5	Verify scanned images for clarity; re-scan as necessary

2.6	Route document images to applicable Federal-Mogul Local Entity service representatives for keying via SAP workflow

2.7	Key vendor invoices into the A/P System

2.8	Assign an A/P document number to each invoice or reject the invoice with a reason code

2.9	Facilitate and verify resolution of rejected invoices

2.10	Two Way Match – Consignment (Applicable Only to Federal-Mogul Service Locations with Consigned Goods)

2.10.1	Run the weekly System job to post removal of consigned goods as open invoices

2.10.2	Process payments in accordance with Federal-Mogul Local Entity specified polices, including:

(a)	Fax the vendor payment report for consigned goods to the vendor ahead of the check informing the vendor precisely what the payment is for

(b)	Escalate documents without proper documentation to the Federal-Mogul Local Entity Service Location for clarification

(c)	Scan and key documents

(d)	Process each check request within five days of receipt

(e)	Pay vendor in accordance with the applicable payment terms

3.	Intercompany

3.1	Clear domestic intercompany receipts

3.2	Receive and process foreign intercompany invoices

3.3	Prepare and clear payment information for foreign intercompany vendors

3.4	Submit a detailed transaction log for intercompany charges

3.5	Perform reconciliations

8	Exhibit A (Pro Forma)

#	Responsibility
4.	Return of Goods

4.1	Update the A/P System and GL with credit entry

4.2	Update P.O. history

5.	Payment Processing

5.1	Perform check processing in accordance with the Federal-Mogul Local Entity’s specified security requirements and data encryption requirements including:

5.1.1	Generate checks to be run on a given day based on terms in the System

5.1.2	Run duplicate payment check reports to audit for potential duplicates

5.1.3	Initiate a check printing protocol to queue items for printing

5.1.4	Print check batch and audit hash totals

5.2	Process ACHs in accordance with Federal-Mogul Local Entity specified procedures including:

5.2.1	Generate ACH payments to be made on a given day based on terms in the System

5.2.2	Run duplicate payment report to make audit for potential duplicates

5.3	Perform wire processing, in accordance with Federal-Mogul Local Entity specified policies, including:

5.3.1	Initiate wire protocol to queue items for payment

5.3.2	Verify bank wire activity report vs. daily summary of ACH run

5.3.3	Verify due date, vendor terms, vendor block, no duplicate payment and that payment is on an open invoice (services performed or good received)

5.3.4	Fax all appropriate detail to the identified Federal-Mogul treasury analyst in Southfield, MI to initiate the wire

5.3.5	Audit the previous day’s wire activity by comparing a bank wire activity report to wires issued

5.3.6	Manually book the wire activity and clear the related open invoices

5.4	Review large disbursements in accordance with the Federal-Mogul Local Entity specified policies

5.5	Process voids in SAP

5.6	Process stop payments with Federal-Mogul Local Entity’s specified banking institution(s)

6.	Travel and Entertainment

6.1	Process applications for corporate credit cards and expense reimbursement access within one business day of receipt and issue cards to employees within seven to ten business days

6.2 P	Submit employee status changes to Gelco

6.3	Process changes to the employee’s T&E master record (e.g., banking, address, cost center) within one business day of notification

6.4	Audit expenses for policy compliance

6.5	Notify the employee of corrective actions

6.6	Approve expense report and release to Gelco to initiate payment

7.	Purchasing Card

7.1	Process Pcard applications within one business day of receipt and issue Pcards to employees within seven to ten business days

7.2	Audit monthly statements and confirm policy compliance

9	Exhibit A (Pro Forma)

#	Responsibility
7.3	Notify the cardholder and cardholder’s manager by email when non-compliance has been identified

7.4	Interface the Pcard transactions to the GL and verify the total amount loaded to the GL reconciles to the payments made

8.	Review and Reporting

8.1	Review and work with Federal-Mogul Local Entity to resolve open GR/IR items

8.2	Provide cash disbursement totals to Federal-Mogul Local Entity’s Treasury department

8.3	Run cash forecast reports for review by Federal-Mogul Local Entity’s treasury department

8.4	Review reasonableness and accuracy of vendor statements and manage variance resolution

8.5	Analyze and manage the resolution of duplicate payments

8.6	Audit vouchers and monitor positive pay

8.7	Review applicable A/P GL account reconciliations

9.	Tax and Other Declarations

9.1	Review payments on a sample basis for sales and use tax treatment

9.2	Issue 1099 to vendors annually

9.3	File 1099 with IRS annually

9.4	Compare number of 1099s issued to vendors with number filed with IRS

7.	PAYROLL SERVICES

“Payroll Services” means administering Federal-Mogul Local Entity’s payroll and related activities, including collection of time and attendance data, application of rates and allowances, management of employee earnings, taxes and deductions, calculation of gross and net pay, processing employee payments, and resolving employee payroll issues and inquiries, and includes the specific services, functions and responsibilities set forth in the table below. IBM Local Entity shall perform the Payroll Services in accordance with (A) the Policies and Procedures Guide, (B) applicable Service Levels, (C) [Local Country] GAAP and (D) the Country Agreement.

#	Responsibility
10.	Payroll Processing

10.1	Process salaried employee (not hourly employee) maintenance (e.g., direct deposit authorization, W-4 changes, involuntary deduction)

10.2	Process salaried employee special payment requests (e.g., bonuses, incentives)

10.3	Process the hourly employee special payment requests (e.g., bonuses, incentives) that were not processed locally

10.4	Process all court orders (garnishments, child support) received from Federal-Mogul Service Locations

10.5	Process reimbursements for (A) non-T&E expenses and (B) T&E expenses for Federal-Mogul employees who are not active users of Gelco
11.	Payment Processing

10	Exhibit A (Pro Forma)

#	Responsibility
11.	Payment Processing

11.1	Provide print file for hourly employee pay statements to Federal-Mogul Service Locations designated to print locally

11.2	Provide print file for salary employee pay statements to Federal-Mogul Local Entity to print and distribute employee pay statements

11.3	Provide EFT files (e.g., direct deposit, positive pay) to bank for processing

11.4	Process all voids, stop payments and direct deposit reversal requests

11.5	Provide interface and/or check requests to A/P for designated payroll-withholding payments (e.g., charities, taxes, credit union)

11.6	Process all manual check requests and transmit applicable bank files

12.	Payroll Tax Reporting

12.1	Process required registrations with all applicable taxing authorities

12.2	Submit required tax reports and returns to applicable taxing authorities

12.3	Maintain tax Software for upgrades and tax revisions

12.4	Notify corporate planning and budgeting department during the annual plan development period, of projected state and federal unemployment tax costs by location for the subsequent budget year

12.5	Process and distribute all W-2s and corresponding IRS tax filings

13.	Processing Controls

13.1	Generate reports and interface files for GL processing based on accounting information provided by each Federal-Mogul Local Entity Service Location

13.2	Review and reconcile hours, earnings and deductions and resolve all discrepancies with assistance from each Federal-Mogul Local Entity Service Location

13.3	Generate and provide payroll audit reports

13.4	Review applicable A/P reconciliations for all payroll interfaces created out of the payroll System

13.5	Review and perform reconciliations for all payroll related withholdings

13.6	Provide data needed for internal and external audits

13.7	Generate and provide a report on the number of pay statements produced by each Federal-Mogul Local Entity Service Location

14.	Customer Inquiries

14.1	Respond to all customer inquiries (Federal-Mogul Local Entity and third party) and return acknowledgement of customer requests.

8.	CROSS-FUNCTIONAL SERVICES DESCRIPTIONS

8.1	General.

IBM Local Entity shall provide the cross-functional services described in this Article (collectively, the “Cross Functional Services”).

11	Exhibit A (Pro Forma)

8.2	Reporting.

(A) IBM Local Entity shall provide those reports set forth in Schedule A-1 within the specified frequency and timeliness.

(B) IBM Local Entity shall implement and document procedures and practices in accordance with Federal-Mogul Local Entity’s record retention procedures and specified retrieval requirements, as such may change from time to time. Such document retention and retrieval procedures shall be included as part of the Process and Procedures Guide and shall include, at a minimum: (1) saving records in a retrievable format and labeling and storing storage media in accordance with Federal-Mogul Local Entity’s procedural and technical requirements; (2) responding to Federal-Mogul Local Entity’s document retrieval requests as soon as commercially practicable; (3) before implementing new processes or procedures, obtaining approval from Federal-Mogul Local Entity that the record retention and retrieval procedure with respect to such processes or procedures satisfies Federal-Mogul Local Entity’s requirements; and (3) conducting an annual review for processes and procedures that have changed during the year to verify that proper record retention and retrieval standards are being maintained.

8.3	Ad-Hoc Services

Throughout the term of the Country Agreement, pursuant to Federal-Mogul’s Ad-Hoc Services Request Process, IBM Local Entity shall perform certain ad-hoc services, functions and responsibilities not otherwise set forth in this Exhibit (“Ad-Hoc Services”) that may include responding to Federal-Mogul supply chain inquiries and initiatives, assisting with ongoing reporting improvement efforts, performing account analysis, responding to special requests for documentation or information relating to Sarbanes-Oxley testing or remediation, assisting with user acceptance testing for Systems modifications, assisting with purchase accounting for acquisitions or accounting for dispositions, and performing activities related to emergence from bankruptcy. IBM Local Entity shall perform the Ad-Hoc Services in accordance with (A) the Policies and Procedures Guide, (B) applicable Service Levels, (C) U.S. GAAP and (D) the Country Agreement.

8.4	Project Support.

(A) IBM Local Entity shall provide to Federal-Mogul Local Entity the Project-related Services, including the Project management activities set forth in this Section in accordance with the Federal Mogul’s Project Request Process.

(B) IBM Local Entity shall use Project management tools and procedures as approved by Federal-Mogul Local Entity. Such tools and procedures shall require IBM Local Entity to, among other things, appoint a Project manager to each major activity, and use a standard approach to managing all Projects while allowing the Project manager and Federal-Mogul Local Entity sponsor to select the tools that best meet Project needs. When an IBM Local Entity Project manager and a Federal-Mogul Local Entity Project manager are co-assigned to a Project, the IBM Local Entity Project manager will coordinate with the Federal-Mogul Local Entity Project manager. IBM Local Entity’s Project management structure shall include the traditional tasks of planning, estimation, budgeting, tracking, controlling, correcting and reporting, but shall also emphasize the role of cross-functional/group coordination and client/Project sponsor management. Key segments of IBM Local Entity’s model for Project control and reporting shall be Project planning, Project control, problem management, Change management and risk management. Other key elements of IBM Local Entity’s Project management approach shall include end user relationship management and quality assurance. IBM Local Entity shall

12	Exhibit A (Pro Forma)

implement a Project management process, which shall coordinate with Federal-Mogul Local Entity’s Project management process, to verify that, throughout the management cycle, applicable technical groups and representatives from applicable Federal-Mogul Local Entity business units are involved in the design and implementation of the Project plan. IBM Local Entity may suggest changes to the Project management process. Unless otherwise specified in the applicable Project SOW, key activities to be performed in this process include:

(1) Participating with Federal-Mogul Local Entity in the development of technical requirements and scope of Projects;

(2) Preparing Project proposals, as commercially reasonable, including cost estimates, schedules to complete, lists of necessary Equipment and Software and ongoing support requirements, at no additional cost to Federal-Mogul Local Entity;

(3) Using commercially reasonable efforts, provide Federal-Mogul Local Entity with reasonable information in order for Federal-Mogul Local Entity to determine its return on investment and cost benefit justification for all Projects;

(4) Using recognized Project management tools in the preparation of Project proposals, developing functional and technical requirements, developing build/buy/reuse approaches and implementing Projects;

(5) Tracking time spent by IBM Personnel on each Project in such a manner as reasonably requested by Federal-Mogul Local Entity;

(6) Communicating with appropriate Federal-Mogul Local Entity Project managers and others, in accordance with the Policies and Procedures Guide, to keep Projects on time and within budget. Project status reporting shall be performed via an executive report listing the status of all open Projects and forecasts of such Projects’ requirements in accordance with Schedule E of the Master Agreement;

(7) Managing all Projects in a structured manner in order to develop and deliver Projects to Federal-Mogul Local Entity;

(8) Maintaining documentation necessary in order to satisfy applicable regulatory compliance requirements; and

(9) Updating the Policies and Procedures Guide and other relevant operations documentation (e.g., scripts) to reflect changes made as a result of Project performance or completion.

13	Exhibit A (Pro Forma)

Schedule A-1: In-Flight Projects

1.1.1 [LIST PROJECTS]

Project Name:	[TBD]
Project Description:	[TBD]
Towers, Sub-towers Impacted:	[TBD]
Geographies Impacted:	[TBD]
Project Start Date:	[TBD]
Scheduled End Date:	[TBD]
Third Party Vendors:	[TBD]
Estimated Remaining Effort:	[TBD]
Criticality of Project:	[TBD]
Provider Responsibility:	[TBD]

1	Schedule A-1 (In-Flight Projects)

Schedule A-2: Operational Reports

[TBD]

1	Schedule A-2 (Operational Reports)

EXHIBIT B

SERVICE LEVEL METHODOLOGY

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

IBM INTERNATIONAL SERVICE [LOCAL ENTITY]

Exhibit B (Pro Forma)

1. OVERVIEW		1
1.1	GENERAL	1
1.2	DEFINITIONS	1
1.3	OTHER TERMS	1

2. PERFORMANCE STANDARDS		1
2.1	GENERAL	1
2.2	SERVICE LEVELS; KPIS	1
2.3	MEASUREMENT	1
2.4	REPORTING	2

3. ADDITIONS; DELETIONS AND MODIFICATIONS		2
3.1	ADDING NEW SERVICE LEVELS	2
3.2	DELETING SERVICE LEVELS	3
3.3	MODIFYING DESIGNATIONS AND ALLOCATIONS	3

4. ADJUSTMENTS TO PERFORMANCE STANDARDS		3
4.1	ADJUSTMENTS TO SERVICE LEVELS	3
4.2	CONTINUOUS IMPROVEMENT	4

5. COOPERATION AND EXCUSED PERFORMANCE		4
5.1	COOPERATION	4
5.2	EXCUSED PERFORMANCE	4

6. KPI CREDITS		4
6.1	KPI DEFAULTS	4
6.2	MULTIPLE KPI DEFAULTS	4
6.3	KPI CREDIT PERCENTAGE	5
6.4	CALCULATION OF KPI CREDITS	5
6.5	SAMPLE CALCULATION	5

7. KPI CREDIT RECOVERY		5

i	Exhibit B (Pro Forma)

TABLE OF SCHEDULES

Schedule B-1	Service Levels

ii	Exhibit B (Pro Forma)

1.	OVERVIEW

1.1	General.

The Service Levels referenced in Article 13 of the Country Agreement are set forth in this Exhibit. IBM Local Entity shall perform the Services in a manner consistent with the requirements of this Exhibit. This Exhibit does not replace or supersede the specific Services requirements set forth in Exhibit A or the Policies and Procedures Guide. The Service Levels are intended to measure how effectively the Services are provided to Federal-Mogul Local Entity.

1.2	Definitions.

Capitalized terms shall have the meanings set forth in Exhibit Z. Capitalized terms used in this Exhibit but not defined in Exhibit Z shall have the meanings set forth in the Master Agreement.

1.3	Other Terms.

Other capitalized terms used in this Exhibit are defined in the context in which they are used and shall have the meanings there indicated. Capitalized terms used but not defined in this Exhibit shall have the meanings set forth in the Country Agreement.

2.	PERFORMANCE STANDARDS

2.1	General.

IBM Local Entity shall perform the Services in accordance with the Service Levels. IBM Local Entity’s compliance with the Service Levels shall be measured in accordance with the applicable Measurement Window, as set forth in Schedule B-1. With respect to those components of the Services for which a Service Level is not defined, IBM Local Entity shall perform such Services at least at the same level and with the same degree of accuracy, quality, completeness and responsiveness as was provided prior to the Country Agreement Effective Date by Federal-Mogul Local Entity.

2.2	Service Levels; KPIs.

The Service Levels are set forth in Schedule B-1. Certain of the Service Levels are of particular importance to Federal-Mogul Local Entity’s business and are therefore designated as KPIs. IBM Local Entity’s failure to meet any KPI may entitle Federal-Mogul Local Entity to receive a KPI Credit, pursuant to Section 6.1.

2.3	Measurement.

(A) Federal-Mogul Local Entity shall grant IBM Local Entity the right to access and use the monitoring tools used by Federal-Mogul Local Entity to measure performance against the Service Levels prior to the County Agreement Effective Date.

(B) Subject to Section 2.3(A), IBM Local Entity shall provide, implement, maintain and utilize the necessary measurement and monitoring tools and procedures, including the tools and procedures set forth in Schedule B-1, required to measure and report on IBM Local Entity’s performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by Federal-Mogul Local Entity pursuant to Article 14 of the Country Agreement. IBM Local Entity shall provide Federal-Mogul Local Entity with information about and access to such procedures upon request for purposes of verification.

1	Exhibit B (Pro Forma)

2.4	Reporting.

In addition to the reporting requirements set forth in the Country Agreement and Schedule A-2, IBM Local Entity shall provide Federal-Mogul Local Entity with monthly reports (each, a “Service Level Report”) with respect to Service Level performance in the preceding Measurement Window, by no later than the tenth business day of each month during the term of the Country Agreement. Service Level Reports shall be in such form and have such content as is reasonably required for Federal-Mogul Local Entity to verify IBM Local Entity’s performance against the Service Levels. In no event shall the Service Level Report be deemed a substitute for compliance with independent notice requirements specified in the Country Agreement. The contents of Service Level Reports shall be Confidential Information of Federal-Mogul Local Entity and IBM Local Entity.

3.	ADDITIONS; DELETIONS AND MODIFICATIONS

The methodology provided in this Article 3 shall be used to add new Service Levels requested by Federal-Mogul Local Entity, delete existing Service Levels, and change the designations and KPI Credit Percentage allocations after the Country Agreement Effective Date.

3.1	Modifying Initial Service Levels and Adding New Service Levels.

For (1) Service Levels set forth in Schedule B-1 for which the Target and Minimum Services Levels are designated as “[TBD]” and (2) for new Service Levels requested by Federal-Mogul Local Entity after the Country Agreement Effective Date, the Target and Minimum Service Levels will be computed as follows:

(A) Where at least *** consecutive months of service measurements exist (as measured by Federal-Mogul Local Entity or IBM Local Entity) for a particular Service:

(1) The Target Service Level shall be established by taking the ***

(2) The Minimum Service Level shall be established by taking the ***

(3) ***

(4) If the Parties agree that any specific ***consecutive month measurement period is not representative of the circumstances under which the associated Services are generally performed, the Parties shall meet to negotiate and determine the appropriate measurement period and Service Level (Target and Minimum) calculation methodology.

(B) Where no service measurements exist for a particular Service, the Parties shall attempt in good faith to agree on a Service Level commitment using industry standard measures (e.g., measures provided by third party experts such as ***). If the Parties are unable to agree upon a Service Level under this Section, then the following shall apply:

(1) Within *** days after Federal-Mogul Local Entity’s request to establish a new Service Level and subject to the Parties agreement on how IBM Local Entity will measure such new Service Level in accordance with the Change Control Procedure, IBM Local Entity shall begin providing monthly measurements of its performance of the applicable Services against such new Service Level.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

2	Exhibit B (Pro Forma)

(2) After *** or more actual monthly service measurements are provided by IBM Local Entity, Federal-Mogul Local Entity may at any time request in writing that Section 3.1(A) be used to establish the Target Service Level and Minimum Service Level commitment.

(C) After a Target Service Level and Minimum Service Level have been computed under Section 3.1(A) or Section 3.1(B), if Federal-Mogul Local Entity at its sole discretion determines that such Service Levels do not reasonably measure performance of the Service being measured, IBM Local Entity will, at Federal-Mogul Local Entity’s request, measure actual performance against such Service Level for an additional *** months and use the methodology set forth in Section 3.1(A) to recalculate the applicable Target Service Level and Minimum Service Level utilizing the *** months of service measurements.

(D) In no event shall any Minimum Service Level established pursuant to this Article be lower (i.e., worse from Federal-Mogul Local Entity’s perspective) than the level and degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as was documented and provided prior to the Country Agreement Effective Date by or for Federal-Mogul Local Entity.

3.2	Deleting Service Levels.

Federal-Mogul Local Entity may delete Service Levels at any time during the term of the Country Agreement by sending written notice to IBM Local Entity.

3.3	Modifying Designations and Allocations.

Federal-Mogul Local Entity may, in its sole discretion: (A) increase or decrease the KPI Credit Percentage for any KPIs; or (B) change the designation of a GPI to a KPI or the designation of a KPI to a GPI; provided: (1) Federal-Mogul Local Entity provides IBM Local Entity with written notice at least *** days prior to the date that such new KPI Credit Percentage or designations are to be effective; (2) the applicable GPI is designated as eligible for promotion to a KPI in Schedule B-1; and (3) Federal-Mogul Local Entity may not send such a notice (which notice may contain multiple changes) more than *** each calendar quarter.

4.	ADJUSTMENTS TO PERFORMANCE STANDARDS

4.1	Adjustments to Service Levels.

The Parties expect and intend that the Service Levels shall be improved over time during the term of the Country Agreement. Accordingly, IBM Local Entity shall research and propose reasonable improvements to the Services (with appropriate modifications to the applicable Service Levels) at least *** each year. At a minimum, IBM Local Entity shall provide continuous quality assurance and quality improvement through the identification and application of proven techniques and tools from other installations within its operations that would benefit Federal-Mogul Local Entity either operationally or financially and shall implement programs, practices, processes and measures designed at a minimum to (A) enable IBM Local Entity to perform the Services in accordance with the Country Agreement, and (B) improve the Service Levels. Such improvements shall not be implemented or become effective until agreed upon by the Parties through the Change Control Procedure. Other occasions on which the Parties shall review and make appropriate adjustments to the Service Levels include the provision of New Services, the introduction of new Equipment, Software, methodologies or procedures used to perform the Services, and the automatic adjustment to the Service Levels subject to Continuous Improvement in accordance with Section 4.2.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

3	Exhibit B (Pro Forma)

4.2	Continuous Improvement

(A) Certain of the Service Levels set forth in Schedule B-1 are designated as being subject to continuous improvement in accordance with this Section (“Continuous Improvement”). At a minimum, the Service Levels subject to Continuous Improvement will be modified each year commencing on the first anniversary of the Country Agreement Effective Date utilizing the following methodology: ***

(B) If the results of any benchmarking exercise conducted in accordance with Section 21.4 of the Country Agreement reveal that the then-current Service Levels are not within the levels specified in such Section, then, effective no later than *** days following the delivery of the applicable benchmarking report, the then-current Service Levels shall be adjusted in accordance with Section 21.4 of the Country Agreement, and the Parties shall amend Schedule B-1 to reflect such adjustment.

5.	COOPERATION AND EXCUSED PERFORMANCE

5.1	Cooperation.

In order to meet the Service Levels, IBM Local Entity may be required to coordinate its efforts with those of IBM Local Entity’s subcontractors or service providers or with Federal-Mogul Local Entity Service Providers (collectively, “Third Party Service Providers”). With respect to KPI Defaults caused by Third Party Service Providers, (A) IBM Local Entity shall provide a single point of contact for the management of the prompt resolution of such KPI Defaults, and (B) IBM Local Entity’s failure to meet such Service Levels shall not be excused, and IBM Local Entity shall remain responsible for the performance of the Services in accordance with the Service Levels, except as set forth in Section 5.2.

5.2	Excused Performance.

To the extent that IBM Local Entity demonstrates to Federal-Mogul Local Entity’s reasonable satisfaction that any KPI Default is directly attributable to: ***

6.	KPI CREDITS

6.1	KPI Defaults.

(A) In the event that IBM Local Entity fails to meet the Minimum Service Level for any KPI during an applicable Measurement Window (each such event, a “KPI Default”), and such failure is not excused pursuant to Section 5.2, then a KPI Credit shall accrue to Federal-Mogul Local Entity, calculated in accordance with Section 6.4 and be reconciled and credited in accordance with Article 7.

(B) In the event that Federal-Mogul Local Entity becomes entitled to a KPI Credit, IBM Local Entity shall notify Federal-Mogul Local Entity of the applicable KPI Default and the corresponding KPI Credit, which notice shall be contained in the next Service Level Report.

6.2	Multiple KPI Defaults.

(A) If more than one KPI Default has occurred within a single month, the sum of the corresponding KPI Credits shall be accrued by Federal-Mogul Local Entity pursuant to Section 6.1.

(B) If a single incident results in multiple KPI Defaults, as determined through IBM Local Entity’s root-cause analysis obligations pursuant to Section 13.2 of the Country Agreement, Federal-Mogul Local Entity shall be entitled to accrue only the single highest KPI Credit applicable to such incident under each applicable Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

4	Exhibit B (Pro Forma)

(C) The maximum amount of KPI Credits Federal-Mogul Local Entity can accrue for KPI Defaults occurring during a single calendar month shall be limited, in the aggregate, to the At-Risk Amount.

6.3	KPI Credit Percentage.

Federal-Mogul Local Entity shall allocate a KPI Credit Percentage to each of the KPIs; provided, however, that the total KPI Credit Percentages allocated among all KPIs shall not exceed, in the aggregate, *** percent. The KPI Credit Percentage allocations in effect as of the Country Agreement Effective Date are set forth in Schedule B-1, and Federal-Mogul Local Entity may reallocate such KPI Credit Percentage allocations during the term of the Country Agreement in accordance with Section 3.3.

6.4	Calculation of KPI Credits.

For each KPI Default, IBM Local Entity shall pay to Federal-Mogul Local Entity a KPI Credit that will be computed in accordance with the following formula:

KPI Credit = A x B

Where:

A = allocated KPI Credit Percentage

B = At-Risk Amount

6.5	Sample Calculation.

Assuming that (A) IBM Local Entity has failed to meet the Service Level for Payroll Timeliness during the prior calendar month; (B) Payroll Timeliness has been designated a KPI to which Federal-Mogul Local Entity has allocated a KPI Credit Percentage of *** percent; and (C) IBM Local Entity’s total Charges to Federal-Mogul Local Entity for such month are ***. The applicable KPI Credit would be computed as follows:

***

7.	KPI Credit Recovery

(A) On a Contact Year basis, IBM Local Entity shall have the opportunity to recover any KPI Credits accrued by Federal-Mogul Local Entity, if, for any KPI for which any KPI Default(s) occurs, IBM Local Entity achieves during the applicable Contract Year, a monthly average level of performance equal to or exceeding the Target Service Level for the applicable KPI (each a “KPI Credit Recovery”).

(B) If, during the ***months of the applicable Contract Year in which a KPI Default occurs, Federal-Mogul Local Entity deletes the applicable KPI, IBM Local Entity shall be relieved from paying any KPI Credits assessed for such KPI Default.

(C) If during the *** months of the applicable Contract Year in which a KPI Default occurs, Federal-Mogul Local Entity deletes the applicable KPI, IBM Local Entity shall have the opportunity to recover any KPI Credits assessed for such KPI Default if IBM achieves, for the months of the applicable Contract Year prior to Federal-Mogul Local Entity’s deletion of the KPI a monthly average level of performance equal to or exceeding the Target Service Level for the applicable KPI.

(D) The final disposition of KPI Credits and KPI Credit Recovery shall be reconciled within *** days following the completion of each Contract Year. Total KPI Credit Recovery realized during the Contract Year shall be subtracted from the total KPI Credits incurred during the Contract Year.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

5	Exhibit B (Pro Forma)

(E) Upon receipt of each annual reconciliation, where such reconciliation results in a net credit owing Federal-Mogul Local Entity, Federal-Mogul Local Entity may, in its discretion and in accordance with Section 14.2 of the Country Agreement: (1) elect to collect such net credit; or (2) decline to collect such net credit.

(F) If the Country Agreement is terminated prior to the end of the term of the Country Agreement, the foregoing process shall be undertaken with respect to the portion of the Contract Year during which the Country Agreement was in effect.

(G) To the extent that Federal-Mogul Local Entity elects to collect any net credit in accordance with the foregoing, such credit will appear on the following month’s invoice.

6	Exhibit B (Pro Forma)

Schedule B-1: Service Levels

Table 1: KPIs

Functional Area	Service Level Name	Service Level Description	Service Level Calculation	Measurement Window	Target	Minimum	KPI Credit Percentage	Continuous Improvement	Measurement & Reporting Method
A/P	Invoice Processing	% of Completed Invoices processed by the payment due date and paid on the next schedule A/P check run	Number of Completed Invoices processed by the payment due date and paid in the following payment run divided by the number of Completed Invoices received during the period, expressed as a percentage. “Completed Invoice” means an invoice that has been received at least two business days prior to the payment due date and that is either approved with coding or has a matching receipt and matching PO.	***	***	***	***	***	SAP -IXOS

A/P	1099 Processing	File/mail 1099 as legally required (time and format)	Ontime filing/mailing 1099’s shall be calculated as the number of 1099’s filed/mailed as legally required (time and format) divided by the total number of 1099’s filed/mailed expressed as a percentage.	***	***	***	***	***	Manual

A/P	T&E processing time (T&E legacy system only)	Payment timeliness of employee expense reports	Number of approved employee expense reports that conform to Federal-Mogul Local Entity policy that are audited and released for payment to Gelco within 2 business days of receipt divided by the number of approved employee expense reports that conform to Federal-Mogul Local Entity policy during the month, expressed as a percentage	***	***	***	***	***	Manual

G/L	General Accounting	Days to close	Accounting close completed (initial shared services upload and balance to Hyperion) by the end of the indicated workday after the end of the previous month.	***	***	***	***	***	Manual (E-mail to FMO designee)

Payroll	Payroll timeliness	% of paychecks issued and electronic payments made available for ACH pickup in accordance with the published FM payroll schedule	Number of physical paychecks issued plus the number of electronic payments made available for ACH pickup in accordance with the published payroll schedule divided by the number of employee payments scheduled to be made during the month, expressed as a percentage	***	***	***	***	***	Manual with System input

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule B-1 (Pro Forma)

115

Schedule B-1: Service Levels

Table 1: KPIs

Functional Area	Service Level Name	Service Level Description	Service Level Calculation	Measurement Window	Target	Minimum	KPI Credit Percentage	Continuous Improvement	Measurement & Reporting Method
Payroll	Payroll Tax Filing and Witholding Deposit Compliance	Federal, state and local returns are filed and witholdings deposited by due date.	Number of federal, state and local tax filings filed by the due date plus number of federal, state and local tax witholdings deposited in accordance with the published regulatory schedule divided by Number of federal, state and local tax filings scheduled to be filed plus number of federal, state and local tax witholdings to be deposited, expressed as a percentage.	***	***	***	***	***	TBD

T&E ERS	ERS Application Availability	% of scheduled availability that the ERS Application is available for normal use by Federal-Mogul Local Entity

ERS Availability will be calculated using the following formula:

ERS Availability = 100 x A/B

Where:

A = The number of minutes when the ERS Application was available during the period.

B = The number of minutes when the ERS Application was scheduled to be available during the period. (Scheduled availability = the total potential minutes available minus planned outages during the measurement period)

The ERS Application will be considered as available if it is operating normally and its full functionality is available for use by Federal-Mogul end users and the IBM network connection from the ERS Application processing center to the Internet is operating normally.

The ERS Application is scheduled to be available 24 hours per day, seven days per week less 4 hours per month for planned maintenance. The scheduling of the maintenance window shall be during weekend off-hours and shall be subject to Federal-Mogul approval to be agreed with Federal-Mogul.

				***	***	***	***	***	Availability shall be measured and reported using standard system utilities and problem ticket information from the IBM problem tracking system.

[Note 1: The ERS Application Availability Service Level KPI Credit Percentage shall not exceed 10%.]

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule B-1 (Pro Forma)

Table 2: GPIs

Functional Area	Service Level Name	Service Level Description	Service Level Calculation	Measurement Window	Target	Minimum	May be promoted to KPI	Continuous Improvement	Measurement & Reporting Method
A/P	Invoice Processing	% of invoices processed on the payment due date and paid on the next schedule A/P check run	Number of invoices processed for payment on the payment due date (as specified in the vendor PO or master agreement) and paid on the next scheduled A/P check run after the payment due date divided by the number of invoices reaching the payment due date during the period, expressed as a percentage	***	***	***	NO	***	SAP

A/P	Invoice Processing	Invoice first pass yield percentage	Number of invoices processed on the first pass (external errors) divided by the total number of invoices processed during the month expressed as a percentage	***	***	***	NO	***	Manual with System input

A/P	GR / IR	GR / IR balance over 90 days	Total dollar amount of unmatched goods received (GR/IR) aged over 90 days, divided by total dollar amount of unmatched goods received (GR/IR) at month-end expressed as a percentage	***	***	***	NO	***	Manual with System input

A/P	Vendor Debit Balances	Outstanding or unapplied vendor debits	Total dollar amount of unresolved vendor debit balances at month-end, divided by the total dollar amount of outstanding A/P at month end expressed as a percentage	***	***	***	NO	***	Manual with System input

G/L	General Accounting	Number of post-closing journal entries after third business day	Number of post-closing entries booked (i.e., adjustments, correction of errors, etc.) after the third business day of the month	***	***	***	NO	***	Manual

G/L	G/L account reconciliation	% of G/L accounts reconciled during the hard close month (account analyzed, reconciling item(s) identified, with supporting documentation)	Number of account reconciliations completed during hard close month of each quarter (reconciliation completed and filed with supporting documentation) divided by total number of account reconciliations required during the hard close month per FM policy	***	***	***	YES	***	Manual

Payroll	Timely submission of Garnishment payments	Garnishment payments made in timely fashion based on court order	Number of garnishment payments issued in accordance with the court order divided by the number of garnishment payments (excluding initial garnishmement requests received from Human Resources less than the number of business days (set forth in the Policies and Procedures) prior to the court ordered garnishment payment date) scheduled to be made during the month expressed as a percentage	***	[TBD]	[TBD]	YES	***	Manual

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule B-1 (Pro Forma)

EXHIBIT C

CHARGES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

IBM [LOCAL ENTITY]

Dated: [DATE]

Exhibit C (Pro Forma)

1.	OVERVIEW		1

	1.1	General	1

	1.2	No Other Charges Permitted	1

	1.3	Reporting	1

	1.4	Definitions	1

2.	RESOURCE CATEGORIES AND RESOURCE UNITS		1

	2.1	General Ledger Accounting	2

	2.2	Accounts Payable	2

	2.3	Expense Reporting Solution (ERS)	2

	2.4	Pcard	2

	2.5	Payroll	3

3.	RESOURCE UNIT RATE REMIX		3

4.	BASE CHARGES AND ADJUSTMENTS		3

	4.1	Forecasted Baseline Volumes	3

	4.2	Annual Service Charge and Monthly Service Charge	3

	4.3	Resource Unit Counts, Additional Resource Charges and Reduced Resource Credits	4

	4.4	Application of ARC and RRC Adjustments	5

	4.5	Phase III Transition Project Adjustments	5

	4.6	Phase III ASC and Resource Unit Rate Adjustments	6

	4.7	Adjustment to the Charges Prior to the Commencement Date of the Base Services	8

	4.8	Exceeding Resource Baseline Tier 2 Boundaries	8

5.	T&E CHARGES		8

	5.1	T&E Legacy Charges	8

	5.2	ERS System Services Charges	9

6.	TRANSITION CHARGES		10

	6.1	Shared Service Center Transition	10

	6.2	Phase III Shared Service Center Transition	10

	6.3	T&E Project Transition	10

7.	PROJECT CHARGES		10

	7.1	General	10

	7.2	Phase III Transition Project Charges	10

i	Exhibit C (Pro Forma)

8.	OTHER CHARGES		11

	8.1	Termination Charges	11

	8.2	Pass-Through Expenses	12

	8.3	Out-of-Pocket Expenses	12

	8.4	COLA	12

	8.5	Global PMO	13

	8.6	Network	13

9.	DISASTER RECOVERY CHARGES		13

10.	INCENTIVE TO REDUCE COSTS; MINIMIZE FEES		14

11.	TERMINATION/EXPIRATION ASSISTANCE SERVICES CHARGES		14

12.	SECONDED EMPLOYEES REIMBURSEMENT		14

13.	RETAINED EQUIPMENT TRANSPORTATION COSTS		14

ii	Exhibit C (Pro Forma)

TABLE OF SCHEDULES

Schedule C-1	Services Charges
Schedule C-1.1	Annual Service Charges
Schedule C-1.2	Monthly Service Charges
Schedule C-1.3	Transition Charges
Schedule C-1.4	Unit Rates
Schedule C-1.5	Resource Unit Rates
Schedule C-1.6	Project Rates
Schedule C-2	Resource Baseline
Schedule C-2.1	Revised AFBV
Schedule C-2.2	Base Services AFBV
Schedule C-2.3	Actual Phase III Wave 1 AFBV
Schedule C-2.4	Actual Phase III Wave 2 AFBV
Schedule C-2.5	Actual Phase III Wave 3 AFBV
Schedule C-2.6	Resource Volume Wave 1 As Sold
Schedule C-2.7	Resource Volume Wave 2 As Sold
Schedule C-2.8	Resource Volume Wave 3 As Sold
Schedule C-3	Termination Charges
Schedule C-4	Form of Invoices
Schedule C-4.1	Form of Invoice – Sample Monthly Invoice
Schedule C-4.2	Form of Invoice – Sample ARC/RRC Invoice
Schedule C-5	Project Charges – Phase III SAP US and Phase III Europe
Schedule C-6	Site Categories and Phase III SAP Plant Pricing
Schedule C-7	Equivalent Plant Ledgers
Schedule C-7.1	EPL Calculation
Schedule C-7.2	EPL Summary
Schedule C-7.2	EPL Summary Phase II
Schedule C-7.2	EPL Summary Phase III
Schedule C-8	Phase III Resource Unit Rate Adjustment Method
Schedule C-9	T&E ERS Charges
Schedule C-9.1	T&E ERS Resource Unit Rates
Schedule C-9.2	T&E ERS Base Charges
Schedule C-9.3	T&E ERS Volume Baseline
Schedule C-9.4	T&E ERS Transition Charges
Schedule C-10	T&E Legacy Charges
Schedule C-11	Wind Down Charges

iii	Exhibit C (Pro Forma)

1.	OVERVIEW

1.1	General.

This Exhibit describes the methodology for calculating all of the charges (the “Charges”) payable to IBM Local Entity with respect to the Services that IBM Local Entity shall deliver to Federal-Mogul Local Entity pursuant to the Country Agreement. In addition, this Exhibit describes the methodology for measuring and tracking the resources utilized by Federal-Mogul Local Entity for the purpose of calculating the Charges.

1.2	No Other Charges Permitted.

The Charges described in this Exhibit shall compensate IBM Local Entity for all of the resources used to provide the Services, including those components of the Services with respect to which this Exhibit does not define specifically applicable Resource Units. If the Services are changed pursuant to the Change Control Procedure, the Charges will be adjusted through the Change Control Procedure to reflect such changes. Federal-Mogul Local Entity shall not be responsible for the payment (whether to IBM Local Entity or any other service provider) of any charges, fees or other amounts not expressly described or referenced in this Exhibit. IBM Local Entity is solely responsible for managing its resources to provide the Services in compliance with the Service Levels and the other terms of the Country Agreement.

1.3	Reporting.

In addition to meeting the reporting requirements set forth in Schedule E to the Master Agreement and Exhibit A, IBM Local Entity shall supply Federal-Mogul Local Entity with copies of reports and, where available, electronic files that reflect a detailed auditable record of the resource usage for each Resource Unit, the number of hours expended out of the Resource Pool and other measurements of usage of the Services on a monthly basis. This information shall be provided with the invoice that IBM Local Entity provides to Federal-Mogul Local Entity. A sample form of each invoice is shown in Schedule C-4.

1.4	Definitions.

The terms month, monthly, quarter, quarterly, year and yearly shall be considered as calendar periods, unless otherwise specified. As used in this Exhibit, the following terms shall have the meanings set forth in Exhibit Z.

2.	RESOURCE CATEGORIES AND RESOURCE UNITS

This Article identifies the resource measurement categories (each of such categories a “Resource Category”). In addition, for each Resource Category identified in this Article the corresponding unit of resource utilization upon which the Charges described in Section 4.2, and the adjustments described in Section 4.3, are based (each a “Resource Unit”), and the terms related to the tracking and measurement of Resource Units.

1	Exhibit C (Pro Forma)

2.1	General Ledger Accounting.

(A)	Equivalent Plant Ledger.

The “Equivalent Plant Ledger” Resource Unit measures the number of Equivalent Plant Ledgers supported by IBM Local Entity on a monthly basis. “Equivalent Plant Ledgers” shall be measured using the methodology in Schedule C-7. The AFBV and QFBV for Equivalent Plant Ledger for Base Services in the first year after the Commencement Date includes [TBD] EPLs per month related to Federal-Mogul Service Locations that are supported using the Platinum and Best accounting systems (each a “Platinum and Best Service Location”). IBM Local Entity will not be required to calculate RRCs against the Equivalent Plant Ledger Resource Unit prior to [TBD].

2.2	Accounts Payable.

(A)	Matched Manual Invoices Processed.

The “Matched Manual Invoices Processed” Resource Unit measures the number of invoices processed whereby an invoice is manually keyed into the AP System to facilitate the matching and approval process.

(B)	Unmatched Manual Invoices Processed.

The “Unmatched Manual Invoices Processed” Resource Unit measures the number of invoices processed whereby an invoice is manually keyed into the AP System to facilitate the three-way match process, but the match failed due to P.O., invoice or receiving issues, or a non-P.O. invoice is processed and manually keyed.

2.3	Expense Reporting Solution (ERS).

(A)	T&E Audits.

The “T&E Audits” Resource Unit measures the total number of travel and expense reports audited within the ERS System. The percentage of all travel and expense reports to be audited is specified in Schedule C-9.2.

(B)	Expense Reports Processed.

The “Expense Reports Processed” Resource Unit measures the total number of travel and expense reports processed within the ERS System.

2.4	Pcard.

(A)	Pcards Transactions Audited.

The “Pcards Transactions Audited” Resource Unit measures the number of Pcard transactions audited.

2	Exhibit C (Pro Forma)

2.5	Payroll.

(A)	Payroll Payments.

The “Payroll Payments” Resource Unit measures the number of payroll payments made.

3.	RESOURCE UNIT RATE REMIX

During the Transition of the Base Services and during the Transition of each of the Phase III Waves, IBM Local Entity may evaluate the ASC for each Resource Unit within each Resource Category to determine if the Resource Units accurately reflect the relative level of effort required by IBM Local Entity to provide the Services. Based on these evaluations IBM Local Entity may propose to Federal-Mogul Local Entity any changes (including all necessary supporting documentation) to the ASC and Resource Unit Rates within each Resource Category. Any such proposed changes shall be subject to Federal-Mogul Local Entity approval and shall not change the total value of the ASC for any applicable Resource Category. Changes approved by Federal-Mogul Local Entity to any ASC, Resource Unit Rates, ARC Unit Rates and RRC Unit Rates shall be made in accordance with the Change Control Procedures.

4.	BASE CHARGES AND ADJUSTMENTS

4.1	Forecasted Baseline Volumes.

(A) “Annual Forecasted Baseline Volume” or “AFBV” for each Resource Unit shall mean the quantity of Resource Units that the Parties anticipate will be the actual volume of Resource Units that will be utilized by Federal-Mogul Local Entity during each year by Implementation Phase. The total Annual Forecasted Baseline Volumes for each year are set forth in Schedule C-2.1. The Annual Forecasted Baseline Volumes for each year by Implementation Phase are set forth in Schedule C-2.2, Schedule C-2.3, Schedule C-2.4, and Schedule C-2.5.

(B) “Quarterly Forecasted Baseline Volume” or “QFBV” for each Resource Unit shall mean the quantity of Resource Units that the Parties anticipate will be the actual volume of Resource Units that will be utilized by Federal-Mogul during each quarter by Implementation Phase. The total Quarterly Forecasted Baseline Volumes for each year are set forth in Schedule C-2.1. The Quarterly Forecasted Baseline Volumes for each year by Implementation Phase are set forth in Schedule C-2.2, Schedule C-2.3, Schedule C-2.4, and Schedule C-2.5.

4.2	Annual Service Charge and Monthly Service Charge.

The “Annual Service Charge” or “ASC” with respect to each Resource Unit shall mean the Charges applicable to Federal-Mogul Local Entity’s utilization of the quantity of such Resource Unit included in the Annual Forecasted Baseline Volumes for such Resource Unit and year (as such forecast may be revised pursuant to the terms of this Exhibit) by Implementation Phase. Schedule C-1.1 sets forth the ASC applicable to each Resource Unit by Implementation Phase and year. Each month, IBM Local Entity shall invoice Federal-Mogul Local Entity for the monthly service Charge set forth in Schedule C-1.2 in accordance with Article 20 of the Country Agreement (the “Monthly Service Charge” or “MSC”). If an adjustment to the Charges is required pursuant to the implementation of a Phase III Wave, such adjustment will be calculated as follows: (1) the Revised ASC shall be calculated in accordance with Section 4.6(A); and (2) the MSC shall be calculated in accordance with Section 4.6(F). On the first Phase III Wave Cut-Over Date, the Monthly Service Charge set forth in Schedule C-1.2 will be replaced by the charging method described in Section 4.6(F) and Section 4.6(G).

3	Exhibit C (Pro Forma)

4.3	Resource Unit Counts, Additional Resource Charges and Reduced Resource Credits.

(A) IBM Local Entity shall track the number of Resource Units actually utilized by Federal-Mogul Local Entity during each quarter. IBM Local Entity shall provide such information for each quarter to Federal-Mogul Local Entity with the reconciliation for such quarter as set forth in Section 4.4.

(B) If the quantity of Resource Units consumed by Federal-Mogul Local Entity during a quarter is greater than *** percent (or in the case of Equivalent Plant Ledger Resource Units, *** percent) of the applicable Total Quarterly Forecasted Baseline Volume for such Resource Unit during such quarter, then an additional resource charge (“Additional Resource Charge” or “ARC”) shall be calculated for such Resource Unit and quarter using the following formula:

ARC = (A × R1) + (B × R2); where

A = The incremental number of such Resource Units actually utilized by Federal-Mogul Local Entity during the quarter corresponding to the range greater than *** percent (or in the case of Equivalent Plant Ledger Resource Units, *** percent) and less than or equal to *** percent above the applicable Total Quarterly Forecasted Baseline Volume;

B = The incremental number of such Resource Units actually utilized by Federal-Mogul during such quarter corresponding to the range greater than *** percent above the applicable Total Quarterly Forecasted Baseline Volume;

R1 = The corresponding “Tier 1” ARC Unit Rate for such Resource Unit, as set forth in Schedule C-1.4; and

R2 = The corresponding “Tier 2” ARC Unit Rate for such Resource Unit, as set forth in Schedule C-1.4.

(C) If the quantity of Resource Units consumed by Federal-Mogul during the quarter is less than *** percent (or in the case of Equivalent Plant Ledger Resource Units, *** percent) of the applicable Total Quarterly Forecasted Baseline Volume for such Resource Unit during the quarter, then a reduced resource credit (“Reduced Resource Credit” or “RRC”) shall be calculated for such Resource Unit and quarter using the following formula:

RRC = (A × R1) + (B × R2); where

A = The incremental number of such Resource Units actually utilized by Federal-Mogul during such quarter corresponding to the range greater than *** percent (or in the case of Equivalent Plant Ledger Resource Units, *** percent) and less than or equal to *** percent below the applicable Total Quarterly Forecasted Baseline Volume;

B = The incremental number of such Resource Units actually utilized by Federal-Mogul during such quarter corresponding to the range greater than *** percent below the applicable Total Quarterly Forecasted Baseline Volume;

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

4	Exhibit C (Pro Forma)

R1 = The corresponding “Tier 1” RRC Unit Rate for such Resource Unit, as set forth in Schedule C-1.4; and

R2 = The corresponding “Tier 2” RRC Unit Rate for such Resource Unit, as set forth in Schedule C-1.4.

4.4	Application of ARC and RRC Adjustments.

ARC and RRC adjustments shall be calculated for each applicable Resource Unit, pursuant to Section 4.3, and shall be invoiced on a quarterly basis pursuant to Section 20.1(C) of the Country Agreement. IBM Local Entity shall include on each such invoice detail sufficient to enable Federal-Mogul Local Entity to validate the correct calculation and application of the ARCs and RRCs.

4.5	Phase III Transition Project Adjustments.

Upon each Phase III Wave Cut-Over Date, the Total Annual Forecasted Baseline Volumes (“AFBV”) for each Resource Unit shall be adjusted as follows:

(A) In the event that *** months of historical volume measurements are available for a Resource Unit prior to the applicable Phase III Wave Cut-Over Date, these volumes (each an “Actual Phase III AFBV”) shall be added to the existing AFBV under the Base Services (“Base Services AFBV”) and any prior-completed Phase III Wave to establish the revised Total Annual Forecasted Baseline Volumes (each a “Revised AFBV”). By way of example, following the Phase III Wave Cut-Over Date for Phase III Wave 2, the Revised AFBV shall be calculated in accordance with the following formula:

Revised AFBV (by Resource Unit)

=

Base Services AFBV (by Resource Unit)

+

Actual Phase III Wave 1 AFBV (by Resource Unit)

+

Actual Phase III Wave 2 AFBV (by Resource Unit)

Immediately following each Phase III Wave Cut-Over Date, the Parties shall agree to update Schedule C-2.1, Schedule C-2.3, Schedule C-2.4, and Schedule C-2.5 to reflect such Revised AFBV for each applicable Resource Unit. The Parties shall also use the agreed-upon Revised AFBV measurements to establish the revised Total Quarterly Forecasted Baseline Volumes (QFBV) for each applicable Resource Unit (each a “Revised QFBV”) and update Schedule C-2.1, Schedule C-2.3, Schedule C-2.4 and Schedule C-2.5 accordingly.

(B) In the event that *** months of historical volume measurements are not available for a Resource Unit prior to the applicable Phase III Wave Cut-Over Date, the Actual Phase III Wave AFBV will be established in accordance with the following:

(1) For a period of *** months (the “Validation Period”) following the applicable Phase III Wave Cut-Over Date, IBM Local Entity will measure and report the utilization volume for each applicable Resource Unit on a monthly basis;

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

5	Exhibit C (Pro Forma)

(2) Upon completion of the Validation Period for each applicable Resource Unit, the Parties shall agree on the appropriate Actual Phase III AFBV by extrapolating the six months of measured Resource Unit utilization volumes, taking into account other pertinent factors such as seasonality. Once an appropriate Actual Phase III AFBV is agreed, the Revised AFBV shall be established in accordance with the formula set forth in Section 4.5(A). The Parties agree to update Schedule C-2.1, Schedule C-2.3, Schedule C-2.4 and Schedule C-2.5 to reflect such Revised AFBV for each applicable Resource Unit in respect of each applicable Phase III Wave Cut-Over Date. The Parties shall also use the agreed-upon Revised AFBV measurements to establish the revised Quarterly Forecasted Baseline Volumes for each applicable Resource Unit (each a “Revised QFBV”) and update Schedule C-2.1, Schedule C-2.3, Schedule C-2.4 and Schedule C-2.5 accordingly.

(3) During the Validation Period the Phase III Wave As-Sold MSC, as set forth in Schedule C-1.1, shall be charged on a monthly basis in addition to the Base Services MSC as set forth in Schedule C-1.2 and any previously completed Phase III Wave MSC (each, a “Revised Phase III Wave MSC”) as set forth in Schedule C-1.1.

(4) In the event that the Parties cannot agree on the appropriate Actual Phase III Wave AFBV pursuant to Section 4.5(B)(2), the matter shall be resolved in accordance with Article 29 of the Country Agreement. While such dispute is being resolved, IBM Local Entity will continue to charge Federal-Mogul Local Entity on a monthly basis, the MSC including the Base Services MSC and any Revised Phase III Wave MSCs and the Phase III As-Sold MSC charged during the Validation Period.

(C) Pursuant to each Phase III Wave adjustment, the Revised AFBV established in accordance with this Section for each such Wave shall remain fixed and shall not be changed as part of any subsequent Phase III Wave adjustment.

4.6	Phase III ASC and Resource Unit Rate Adjustments.

(A) Upon the establishment of the Revised AFBV for each Resource Unit and year in accordance with Section 4.5, the Resource Unit Rate for each applicable Resource Unit shall be adjusted in accordance with the following formula (each a “Revised Resource Unit Rate”):

Revised Resource Unit Rate (by Resource Unit)

=

Revised ASC (by Resource Unit)/Revised AFBV (by Resource Unit)

where:

Revised ASC (by Resource Unit)

=

Base Services ASC (by Resource Unit)

+

[(Actual Phase III AFBV for Phase III Wave 1 (by Resource Unit)) * Phase III Wave RUR(Phase III Wave 1))]

+

[(Actual Phase III AFBV for Phase III Wave 2 (by Resource Unit) * Phase III Wave RUR(Phase III Wave 2))]

(if implemented))

+

(Actual Phase III AFBV for Phase III Wave 3 (by Resource Unit) * Phase III Wave RUR(Phase III Wave 3)]

(if implemented))

6	Exhibit C (Pro Forma)

(B) The Resource Unit Rates set forth in Schedule C-1.5 for each Phase III Wave are based on the Phase III Wave Cut-Over dates set forth in Schedule C-1.5. To the extent such Phase III Wave Cut-Over Dates prove to be incorrect, the applicable Phase III Wave RURs shall be adjusted using the adjustment formula set forth in Schedule C-8 to reflect any advanced or delayed Phase III Wave Cut-Over Date, without changing relative year-over-year pricing differences set forth in the Phase III Resource Unit Rates in Schedule C-1.5. By way of clarification, Schedule C-8 sets forth examples of the calculation of such Phase III Wave RUR adjustments.

(C) Following the calculation of the Revised Resource Unit Rate pursuant to this Section, Schedule C-1.4 shall be updated to reflect the revised ARC and RRC Unit Rates (Tier 1 and Tier 2) for each applicable Resource Unit.

(D) In the event that the Phase III Wave Cut-Over Date falls after the first business day of the quarter:

(1) The Resource Unit Rates in effect prior to the applicable Phase III Transition Project Charges adjustments shall be used for ARC and RRC calculations during the quarter that the applicable Phase III Wave Cut-Over Date occurred.

(E) In the event that the Phase III Wave Cut-Over Date falls on the first business day of the quarter:

(1) The applicable Revised Resource Unit Rates shall be used for the calculation of ARC and RRC Charges for that quarter.

(F) On each Phase III Wave Cut-Over Date for Phase III Wave 1 and Phase III Wave 2 the Revised ASC shall be calculated per Section 4.6. The Phase III Wave MSC shall be calculated by dividing the Phase III Wave ASC by the number of months remaining in the calendar year. Subject to Section 4.5(B)(3), the Revised Monthly Service Charge shall be calculated using the following calculation;

Revised Monthly Service Charge

=

Base Services MSC

+

Revised Phase III Wave MSC for Phase III Wave 1

+

Revised Phase III Wave MSC for Phase III Wave 2 (if implemented)

+

Revised Phase III Wave MSC for Phase III Wave 3 (if implemented)

(G) On the Phase III Wave 3 Cut-Over Date, the Revised MSC shall be set for the remainder of the term of the Country Agreement and shall be charged monthly by dividing the total ASC for all Implementation Phases for each remaining calendar year of the term of the Country Agreement

7	Exhibit C (Pro Forma)

by the corresponding number of months remaining in each calendar year of the term of the Country Agreement.

4.7	Adjustment to the Charges Prior to the Commencement Date of the Base Services.

In the event that the number of Federal-Mogul Service Locations included in the Base Services changes (i.e., increases or decreases) prior to the Commencement Date, the AFBV, QFBV, ASC, Resource Unit Rates, ARCs and RRCs shall be adjusted using the ARC and RRC Rates for Base Services established in Schedule C-1.4.

4.8	Exceeding Resource Baseline Tier 2 Boundaries.

In the event that Federal-Mogul Local Entity’s actual number of Resource Units is, or is reasonably expected to be *** percent greater or *** percent less than the applicable Quarterly Forecasted Baseline Volume for that Resource Unit, then either Party shall, within 15 business days after receiving written notice from the other Party of such occurrence, meet, negotiate and implement appropriate amendments to this Exhibit, including adjusting Annual Service Charges, the applicable AFBV and QFBV, Resource Unit Rates and the applicable ARC Unit Rates and RRC Unit Rates through the Change Control Procedure. If the Parties are unable to reach agreement on such matters within 30 days of either Party’s receipt of the notice provided for herein, then the matter shall be referred to dispute resolution pursuant to the provisions of Article 29 of the Country Agreement. While such dispute is being resolved, IBM Local Entity will continue to calculate ARCs and RRCs at the existing ARC Unit Rates and RRC Unit Rates.

5.	T&E CHARGES

5.1	T&E Legacy Charges.

For up to *** months following the Commencement Date (the “T&E Legacy Period”), IBM Local Entity shall, on a monthly basis, invoice Federal-Mogul Local Entity for the T&E Legacy Fixed Charge set forth in Schedule C-10 for the provision of the T&E Legacy System Services. Federal-Mogul Local Entity may, at any time prior to the expiration of the T&E Legacy Period, notify IBM Local Entity that the provision of the T&E Legacy System Services is no longer required and, upon such notification shall cease payment of the T&E Legacy Fixed Charges set forth in Schedule C-10 for the remaining months of the T&E Legacy Period. In the event that Federal-Mogul Local Entity requires the provision of T&E Legacy System Services beyond the expiration of the T&E Legacy Period, the Parties shall meet and agree on the appropriate Charges for such continued provision of the T&E Legacy System Services. In the event that the Parties cannot agree on the appropriate Charges for the continued provision of the T&E Legacy System Services, the matter shall be resolved in accordance with Article 29 of the Country Agreement. While such dispute is being resolved, IBM Local Entity will continue to provide the T&E Legacy Services and invoice Federal-Mogul Local Entity on a monthly basis, in the amount of the T&E Legacy Fixed Charge paid by Federal-Mogul Local Entity during the T&E Legacy Period.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

8	Exhibit C (Pro Forma)

5.2	ERS System Services Charges.

(A) Following the Stage 1 user acceptance test completion and sign-off by Federal-Mogul of the ERS System, as described in Schedule A-3, IBM Local Entity shall invoice Federal-Mogul Local Entity on a monthly basis the “T&E ERS Software License Fee” set forth in Schedule C-9.2. The T&E ERS Software License Fee shall not be subject to the COLA provisions of Section 8.4.

(B) Following the Stage 1 user acceptance test completion and sign-off by Federal-Mogul of the ERS System, as described in Schedule A-3, IBM Local Entity shall invoice Federal-Mogul Local Entity on a monthly basis the “T&E ERS Software Maintenance Fee” set forth in Schedule C-9.2. The T&E ERS Software Maintenance Fee shall not be subject to the COLA provisions of Section 8.4.

(C) Following the Stage 1 user acceptance test completion and sign-off by Federal-Mogul of the ERS System, as described in Schedule A-3, IBM Local Entity shall invoice Federal-Mogul Local Entity on a monthly basis the “T&E ERS Hosting Fee” set forth in Schedule C-9.2. The T&E ERS Hosting Fee shall be subject to the COLA provisions of Section 8.4.

(D) Following the Stage 1 user acceptance test completion and sign-off by Federal-Mogul of the ERS System, as described in Schedule A-3, IBM Local Entity shall invoice Federal-Mogul Local Entity on a monthly basis for the actual Resource Unit usage within the T&E ERS Resource Category during the prior month (“T&E ERS Back Office Charges”). The T&E ERS Back Office Resource Unit Rates shall be subject to the COLA provisions of Section 8.4. T&E ERS Back Office Charges shall be calculated in accordance with the following:

T&E ERS Back Office Charges = A x B + C x D

Where:

A = T&E Expense Reports Processed Resource Units utilized during the month;

B = Expense Reports Processed RUR specified in Schedule C-9.1;

C = T&E Audits Resource Units utilized during the month; and

D = T&E Audits RUR specified in Schedule C-9.1

(E) T&E ERS Back Office Charges shall not be subject to the provisions of Article 3 or Article 4.

(F) In the event that Federal-Mogul Local Entity’s actual number of Expense Reports Processed Resource Units utilized exceeds, or is reasonably expected to exceed, [TBD] per month for three consecutive months, then either Party shall, within 15 business days after receiving written notice from the other Party of such occurrence, meet, negotiate and implement appropriate amendments to this Exhibit, including adjusting the Resource Unit Rates within the T&E ERS Resource Category in accordance with the Change Control Procedure. If the Parties are unable to reach agreement on such matters within 30 days of either Party’s receipt of the notice provided for herein, then the matter shall be referred to dispute resolution pursuant to the provisions of Article 29 of the Country Agreement. While such dispute is being resolved, IBM Local Entity will continue to calculate the T&E ERS Back Office Charges in accordance with Section 5.2(D).

9	Exhibit C (Pro Forma)

6.	TRANSITION CHARGES

6.1	Shared Service Center Transition.

IBM Local Entity shall transition the Base Services from Federal-Mogul Local Entity to IBM Local Entity in accordance with Exhibit D. IBM Local Entity shall invoice Federal-Mogul Local Entity for the applicable Transition Milestone, the applicable amount set forth in Schedule C-1.3, following Federal-Mogul Local Entity’s approval that IBM Local Entity has met the applicable Milestone Completion Criteria set forth in Exhibit D with respect to such Transition Milestone.

6.2	Phase III Shared Service Center Transition.

Phase III Shared Service Center Transition Charges are a fixed fee, specified in Schedule C-1.3, for the integration of Phase III Implementation Sites pursuant to Schedule D-2. Prior to commencement of the Phase III Transition Project, IBM and Federal-Mogul shall mutually agree on a milestone payment schedule which shall be based on a framework similar to the Shared Service Center Transition Milestone Payment Schedule set forth in Schedule C-1.3. IBM Local Entity shall invoice Federal-Mogul Local Entity the applicable amounts to be set forth in Schedule C-1.3 for each Phase III Wave Transition Milestone following Federal-Mogul Local Entity’s approval that IBM Local Entity has met the applicable Milestone completion criteria set forth in Schedule E to the Master Agreement with respect to such Phase III Wave Transition Milestone.

6.3	T&E Project Transition.

IBM Local Entity shall transition the T&E Services from Federal-Mogul Local Entity to IBM Local Entity in accordance with Schedule A-3. IBM Local Entity shall, in accordance with Schedule A-3, invoice Federal-Mogul Local Entity for the ERS Implementation Services Charges in accordance with the Milestones set forth in Schedule C-9.4.

7.	PROJECT CHARGES

7.1	General.

In the event that Project work is requested by Federal-Mogul Local Entity, and such Projects are approved in accordance with the Project Request Process and the Change Control Procedures, and that such Project work is not performed within the Resource Pool, then the Project Rates set forth in Schedule C-1.6, or rates otherwise specified in the applicable Project SOW, shall apply.

7.2	Phase III Transition Project Charges.

(A)	Phase III Transition Project Fixed Fee.

IBM Local Entity shall invoice Federal-Mogul Local Entity, pursuant to Section 7.2(C), the amount of $[            ] (the “SAP Phase III Fixed Fee”) for the provision of the Phase III Services and Deliverables described in Schedule D-2.

(B)	Phase III Transition Project Expenses.

IBM Local Entity shall be entitled to reimbursement by Federal-Mogul Local Entity for Out-of-Pocket Expenses reasonably and actually incurred by IBM Local Entity in the provision of the Services pursuant to the Phase III Transition Project; provided, however, that with respect to any of the IBM Local Entity expenses related to travel, IBM Local Entity shall comply with the Federal-Mogul travel policy (to the extent that such policy has been provided in writing to IBM Local Entity prior to IBM Local Entity

10	Exhibit C (Pro Forma)

incurring such travel expenses). IBM Local Entity will monitor Project Out-of-Pocket Expenses on a monthly basis and in the event actual Out-of-Pocket Expenses combined with projected Out-of-Pocket Expenses are expected to exceed *** percent of the SAP Phase III Fixed Fee for the current or next calendar quarter, IBM Local Entity will (1) review the situation with Federal-Mogul Local Entity before proceeding with the Project schedule and (2) work with Federal-Mogul Local Entity to take all reasonable steps to mitigate such expenses. IBM Local Entity shall invoice Federal-Mogul Local Entity for the Out-of-Pocket Expenses incurred on a monthly basis throughout the term of The Phase III Transition Project.

(C)	Phase III Transition Project Milestone Payments.

The Parties agree and acknowledge that the SAP Phase III Fixed Fee payments shall be on a Milestone basis. The table in Schedule C-5 sets forth, for each Deliverable, that portion of the SAP Phase III Fixed Fee attributable to each such Deliverable. IBM Local Entity shall invoice Federal-Mogul upon the completion of each Deliverable. Upon Federal-Mogul Local Entity’s acceptance of each Deliverable (in accordance with the provisions of Appendix E-6 to Schedule E to the Master Agreement), Federal-Mogul Local Entity will authorize payment on the due date for such invoice. If Federal-Mogul Local Entity in good faith has not accepted a Deliverable in sufficient time as to authorize payment to IBM Local Entity (within 5 business days of the due date), the payment due date shall be extended until such time as Federal-Mogul Local Entity has accepted such Deliverable in accordance with the Acceptance Procedures set forth in Appendix E-6 to Schedule E to the Master Agreement.

8.	OTHER CHARGES

8.1	Termination Charges.

(A)	Termination for Convenience.

If Federal-Mogul Local Entity terminates the Country Agreement pursuant to Section 27.3 or Section 27.5(D) of the Country Agreement, Federal-Mogul Local Entity shall pay IBM Local Entity ***.

(B)	Termination for Change of Control of IBM.

If Federal-Mogul Local Entity terminates the Country Agreement pursuant to Section 27.4 or Section 27.5(E) of the Country Agreement, Federal-Mogul Local Entity shall, subject to Section 27.4 and Section 27.5(E) of the Country Agreement, pay IBM Local Entity ***.

(C)	Termination for Force Majeure.

If Federal-Mogul Local Entity terminates the Country Agreement pursuant to Section 28.1(C) of the Country Agreement, Federal-Mogul Local entity shall, subject to Section 27.5(G) of the Country Agreement, pay IBM Local Entity ***.

(D)	Termination for Benchmarking.

If Federal-Mogul Local Entity terminates the Country Agreement pursuant to Section 21.3(C) of the Country Agreement, Federal-Mogul Local Entity shall, subject to Section 27.5(F) of the Country Agreement, pay IBM Local Entity ***.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

11	Exhibit C (Pro Forma)

(E)	Termination for Convenience of Phase III Fee.

If the Phase III Transition Project is terminated pursuant to Section 6.3(A)(2) or Section 6.3(B) of the Country Agreement, Federal-Mogul Local Entity shall pay IBM Local Entity ***. If Federal-Mogul Local Entity terminates the Phase III Transition Project pursuant to Section 27.3 of the Country Agreement, Federal-Mogul Local Entity shall pay IBM Local Entity ***.

8.2	Pass-Through Expenses.

IBM Local Entity shall review, approve and deliver to Federal-Mogul Local Entity for payment all Pass-Through Expenses invoices. If IBM Local Entity determines that the invoice is incorrect, IBM Local Entity shall manage the correction of the invoice directly with the supplier prior to submission to Federal-Mogul Local Entity for payment. Pass-Through Expenses shall not be subject to any mark-up or other IBM Local Entity fees. As of the Country Agreement Effective Date, Pass-Through Expenses include:

(A) ***

(B) ***

8.3	Out-of-Pocket Expenses.

Out-of-Pocket Expenses incurred and paid by IBM Local Entity as part of the delivery of the Services shall be submitted with the monthly invoice and shall include sufficient detail to permit Federal-Mogul Local Entity to review and determine whether the expenses meet Federal-Mogul Local Entity policies as such policies are made known to IBM Local Entity. As of the Country Agreement Effective Date, Out-of-Pocket Expenses include:

(A) ***

(B) ***

8.4	COLA.

Beginning on [TBD], 20[    ], the Charges under the Agreement will be adjusted on a prospective basis to reflect increases in the cost of living (“COLA”). Following the first adjustment on [TBD], 20[    ], a COLA adjustment will be made on [TBD] of each year of the term of the Country Agreement. The adjustment of Charges for COLA as described in this Section shall not apply to: (A) the fees set forth in Schedule C-3; (B) the T&E ERS Software License Fee; and (C) the T&E ERS Software Maintenance Fee.

The COLA adjustment will be calculated as follows:

Adjusted Charges = Charges + Charges x (Primary COLA Factor x ***%) + Charges x (Secondary COLA Factor x ***% x 0.5)

Where:

(A) “Adjusted Charges” means the Charges after adjustment for COLA;

(B) “Primary COLA Factor” means:

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

12	Exhibit C (Pro Forma)

(1) With respect to charges under the Country Agreement, the change in the [            ](“Country Index”), of up to three percent, over the most recent 12 months of available data at the time of the annual COLA adjustment;

(C) “Secondary COLA Factor” means:

(1) With respect to charges under the *** Country Agreement, the change in the Country Index, in excess of three percent, over the most recent 12 months of available data at the time of the annual COLA Adjustment.

8.5	Global PMO.

Global Program Management Office (PMO) charges will be invoiced on a monthly basis as set forth in Schedule C-1.2.

8.6	Network.

IBM Local Entity will invoice on a monthly basis as set forth in Schedule C-1.2 for network connectivity between IBM’s primary regional outsourcing center (e.g., Tulsa and Krakow) and Federal-Mogul’s primary regional data center (e.g., Southfield and Manchester). In the event planned volumes and transaction types exceed the contracted bandwidth, IBM Local Entity will propose to Federal-Mogul Local Entity a change to the Network charges in accordance with the Change Control Procedures.

9.	DISASTER RECOVERY CHARGES

In accordance with Exhibit O, during the execution of the DRP, Federal-Mogul Local Entity shall continue to pay IBM Local Entity the applicable Charges and the following additional fees as applicable:

(A) IBM Service Center Disaster.

(1) Level 3 disaster: In the event that a Level 3 disaster is caused by Federal-Mogul Local Entity, Federal-Mogul Local Entity shall reimburse IBM Local Entity ***.

(2) Level 4 disaster: In the event that a Level 4 disaster is caused by Federal-Mogul Local Entity, Federal-Mogul Local Entity shall reimburse IBM Local Entity: ***.

(B) Federal-Mogul Data Center Disaster.

In the event that Federal-Mogul Local Entity declares a Federal-Mogul Data Center disaster, Federal-Mogul Local Entity shall reimburse IBM Local Entity ***.

(C) Apportionment of Fees.

In the event that multiple Country Agreements are impacted by a disaster, Federal-Mogul Parent shall, in its sole discretion, apportion responsibility for any payments to be made under this Article among the Federal-Mogul Local Entities that are impacted by such disaster. In no event shall IBM recover more than its actual costs that are specified in this Article from any of the impacted Federal-Mogul Local Entities.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

13	Exhibit C (Pro Forma)

10.	INCENTIVE TO REDUCE COSTS; MINIMIZE FEES

As a part of Federal-Mogul Local Entity’s expectation for continuous cost reductions throughout the term of the Country Agreement, IBM Local Entity shall investigate and assist Federal-Mogul Local Entity in the identification of potential cost-saving opportunities. IBM Local Entity will advise Federal-Mogul Local Entity of each such identified opportunity, including estimating the associated cost-savings. Federal-Mogul Local Entity may request that the Parties work together to identify ways to achieve such cost-savings by modifying the nature or scope of the Services, Service Levels or other requirements set forth in the Country Agreement. Upon such request by Federal-Mogul Local Entity, IBM Local Entity will, at no additional cost to Federal-Mogul Local Entity, promptly prepare a detailed proposal identifying potential ways to further reduce costs without adversely impacting Federal-Mogul Local Entity’s business objectives or requirements. Federal-Mogul Local Entity will not be obligated to accept or implement any such IBM Local Entity proposal.

11.	TERMINATION/EXPIRATION ASSISTANCE SERVICES CHARGES

Subject to Section 27.7(B) of the Country Agreement, the Charges for the Termination/Expiration Assistance Services shall be based upon the MSC in effect at the time of the commencement of such Termination/Expiration Services, with adjustments for inflation pursuant to Section 8.4. If the Termination/Expiration Transition Plan requires resources beyond those contemplated in the normal provision of the Services, the Parties shall utilize the Resource Pool or implement the Change Control Procedure accordingly. As the Services relating to each Resource Category are transferred to Federal-Mogul Local Entity or its designee in accordance with the Termination/Expiration Transition Plan, the applicable MSC shall be reduced by the applicable portion of the MSC relating to the transferred Resource Category. As the Services are transferred to Federal-Mogul Local Entity or Federal-Mogul Local Entity’s designee, the Resource Pool shall be reduced proportionally to the Equivalent Plant Ledgers removed from the remaining Services.

12.	SECONDED EMPLOYEES REIMBURSEMENT

In accordance with Section 2.3 of Exhibit E, IBM Local Entity shall reimburse Federal-Mogul Local Entity on a monthly basis the amounts set forth in Schedule E-1.

13.	RETAINED EQUIPMENT TRANSPORTATION COSTS

IBM Local Entity shall be financially responsible for all transportation costs incurred by either Party in the transportation of Retained Equipment from Federal-Mogul Service Locations to IBM Service Locations.

14	Exhibit C (Pro Forma)

SCHEDULE C-1

SERVICES CHARGES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-1 (Pro Forma)

Services Charges to be substantially in the form of

Schedule C-1 to the *** Country Agreement.

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-1 (Pro Forma)

SCHEDULE C-2

RESOURCE BASELINE

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-2 (Pro Forma)

Resource Baseline to be substantially in the form of

Schedule C-2 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-2 (Pro Forma)

SCHEDULE C-3

TERMINATION CHARGES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-3 (Pro Forma)

Termination Charges to be substantially in the form of

Schedule C-3 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-3 (Pro Forma)

SCHEDULE C-4

FORM OF INVOICE

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-4 (Pro Forma)

Form of Invoice to be substantially in the form of

Schedule C-4 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-4 (Pro Forma)

SCHEDULE C-5

PROJECT CHARGES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-5 (Pro Forma)

Project Charges to be substantially in the form of

Schedule C-5 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-5 (Pro Forma)

SCHEDULE C-6

PHASE III SAP PLANT PRICING

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-6 (Pro Forma)

Phase III SAP Plant Pricing to be substantially in the form of

Schedule C-6 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-6 (Pro Forma)

SCHEDULE C-7

EQUIVALENT PLANT LEDGER (EPL)

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-7 (Pro Forma)

Equivalent Plant Ledger (EPL) to be substantially in the form of

Schedule C-7 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-7 (Pro Forma)

SCHEDULE C-8

PHASE III RESOURCE UNIT RATE

ADJUSTMENT METHOD AND EXAMPLES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-8 (Pro Forma)

Phase III Resource Unit Rate Adjustment Method and Examples

to be substantially in the form of Schedule C-8 to the

*** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-8 (Pro Forma)

SCHEDULE C-9

ERS CHARGES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-9 (Pro Forma)

ERS Charges to be substantially in the form of

Schedule C-9 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-9 (Pro Forma)

SCHEDULE C-10

LEGACY T&E PRICING

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-10 (Pro Forma)

Legacy T&E Pricing to be substantially in the form of

Schedule C-10 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-10 (Pro Forma)

SCHEDULE C-11

WIND DOWN CHARGES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Schedule C-11 (Pro Forma)

Wind Down Charges to be substantially in the form of

Schedule C-11 to the *** Country Agreement.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule C-11 (Pro Forma)

Schedule C-11: Wind Down Charges

1.	OVERVIEW

Wind Down Charges shall consist of the actual direct costs reasonably incurred by IBM Local Entity due to the early termination of the Country Agreement in accordance with this Schedule.

2.	LEASED EQUIPMENT

With respect to leases for Equipment primarily (consistent with the terms of the Country Agreement) dedicated to the provision of the Services to Federal-Mogul Local Entity, the Wind Down Charges shall consist of ***.

3.	THIRD PARTY CONTRACTS

With respect to agreements entered into by IBM Local Entity with third parties, dedicated to the provision of the Services to Federal-Mogul Local Entity, the Wind Down Charges shall consist of ***.

4.	MITIGATION

(A) With respect to the Wind Down Charges set forth in Article 2 and Article 3, IBM Local Entity shall use commercially reasonable efforts to avoid incurring the costs, minimize the costs incurred, and/or recover amounts previously paid. The commercially reasonable efforts to be employed by IBM Local Entity shall include, to the extent permissible: (1) providing Federal-Mogul Local Entity with a list of all leases, contracts and/or Equipment and the costs associated with each within 30 days after IBM Local Entity’s receipt of a notice of termination; (2) working with Federal-Mogul Local Entity to identify all commercially reasonable means to avoid or minimize such costs; (3) offering to make the Equipment leases and associated third party agreements available to Federal-Mogul Local Entity or its designee in accordance with Section 27.2 of the Master Agreement, (4) redeploying any remaining Equipment and associated third party agreements within IBM Local Entity’s organization if, and as soon as, commercially reasonable; (5) negotiating with the applicable third party to eliminate or reduce the fees or charges to be incurred; and/or (6) selling, canceling or otherwise disposing of any Equipment leases and associated third party agreements that cannot be redeployed. The costs to be reimbursed by Federal-Mogul Local Entity shall cease to accrue following the redeployment or use of such Equipment and third party agreement for any other purpose and shall be reduced by the net proceeds received from any sale or other disposition.

(B) In addition, IBM Local Entity shall use commercially reasonable efforts to avoid agreeing in any of its subcontracts or other third party agreements to be subject to termination or cancellation fees or non-cancelable charges Notwithstanding the foregoing, Wind Down Charges shall not include ***.

5.	IBM EMPLOYEES

With respect to IBM Local Entity employees who were dedicated solely to the provision of Services (“Dedicated IBM Employees”), the Wind Down Charges shall consist of ***.

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1	Schedule C-11 (Pro Forma)

5.1	Redeployment Wages and Benefits.

***

5.2	Severance.

***

5.3	Employee Wind Down Limitations.

Amounts due under Section 5.1 and Section 5.2 shall be qualified as follows:

(A) ***

(B) ***

(C) ***

(D) ***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

2	Schedule C-11 (Pro Forma)

EXHIBIT D

TRANSITION

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit D (Pro Forma)

1.	OVERVIEW		1

	1.1	GENERAL	1

	1.2	DEFINITIONS	1

	1.3	OTHER TERMS	1

2.	OVERALL TRANSITION ACTIVITIES		1

	2.1	OVERVIEW	1

	2.2	MAJOR FUNCTIONS	1

	2.3	TRANSITION PLAN MILESTONES	2

3.	POST TRANSITION RETAINED RESPONSIBILITY		4

i	Exhibit D (Pro Forma)

1.	OVERVIEW

1.1	General.

This Exhibit sets forth the Transition approach and initial Transition Plan for conducting the transfer of Services, people and technology from Federal-Mogul Local Entity to IBM Local Entity.

1.2	Definitions.

Capitalized terms shall have the meanings set forth in Exhibit Z. Capitalized terms used in this Schedule but not defined in Exhibit Z shall have the meanings set forth in the Master Agreement.

1.3	Other Terms.

Other capitalized terms used in this Exhibit are defined in the context in which they are used and shall have the meanings there indicated. Capitalized terms used but not defined in this Exhibit shall have the meanings given in the Country Agreement.

2.	OVERALL TRANSITION ACTIVITIES

2.1	Overview.

The Transition shall be conducted, in accordance with the Transition Plan which shall be substantially in the form of Schedule D-1 to the *** Country Agreement. The final form of the Transition Plan will be developed and agreed upon by the Parties in accordance with Article 5 of the Country Agreement. The final Transition Plan shall set forth the activities required to transfer accountability for in-scope services from Federal-Mogul Local Entity to IBM Local Entity, including the activities, Transition Milestones, timing and each Parties’ responsibilities for the task level activities during the Transition. The Transition Plan shall also include the go-live criteria and required approvals of each of the Parties.

2.2	Major Functions.

IBM Local Entity will have responsibility for planning and managing the Transition of the in-scope services from Federal-Mogul Local Entity to IBM Local Entity, including migrating various functions from certain Federal-Mogul Local Entity Service Locations to IBM Local Entity Service Locations. As a part of the Transition, IBM’s responsibilities shall include:

(A) Developing and finalizing the Transition Plan in accordance with Article 5 of the Country Agreement;

(B) Performing certain information technology configuration activities, including developing an information technology plan and designing the information technology configuration related to business process connectivity activities for Federal-Mogul Local Entity approval;

(C) Working with Federal-Mogul Local Entity’s in-house network support organization to establish a secure link between the IBM Local Entity Service Locations and Federal-Mogul Local Entity’s networks. IBM Local Entity will order, receive and configure IBM Local Entity network components and client/server Software related to connectivity requirements, and test the IBM Local Entity network, workstations and applications to ensure proper connectivity. Federal-Mogul Local Entity will have responsibility for the LAN connection to the IBM-Local Entity router installed at the appropriate Federal-Mogul facility. IBM Local Entity will have responsibility for the connection beyond Federal-Mogul Local Entity’s connection point to the IBM-Local Entity router installed at the appropriate

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Exhibit D (Pro Forma)

Federal-Mogul facility including responsibility for the circuit connection to the router and configuration of the router;

(D) Developing and/or assembling training documentation, including process flows and desk documentation which shall be utilized to train the IBM Personnel who will be performing the Services. IBM Local Entity may incorporate into such documentation any applicable Federal-Mogul Local Entity training documentation in existence prior to the Country Agreement Effective Date. The IBM Personnel who have not performed on-site knowledge transfer will be adequately trained on the Federal-Mogul Local Entity processes and Systems prior to their assignment to support and deliver the Services;

(E) With respect to IBM Local Entity Service Locations, procuring and installing all necessary furniture, switches, Software and Equipment, and designing and constructing appropriate workplace areas, wiring and telephone systems;

(F) Executing the transfer of knowledge for activities related to the Services from Federal-Mogul Local Entity personnel to IBM Personnel so as to enable such personnel to perform the Services in accordance with the terms of the Country Agreement. During the Transition, IBM Local Entity will utilize the Federal-Mogul Local Entity Facilities specified in Exhibit J and require sufficient access to Federal-Mogul Local Entity’s existing staff to allow for the required documentation and training activities;

(G) Developing and finalizing the Policies and Procedures Guide, including business process maps for the Services;

(H) Developing and executing a communications plan for IBM Local Entity internal communications and assisting Federal-Mogul Local Entity in determining the nature, content and timing of Federal-Mogul Local Entity’s internal and external communications;

(I) Assisting Federal-Mogul Local Entity in developing retention plans aimed at keeping key employees engaged for a specified period of time in order to better effect the Transition;

(J) Maintaining a log of Transition issues and driving resolution of outstanding items. These issues will be reviewed as determined by the F&A BPT Projects Management Committee and tracked to conclusion by IBM Local Entity;

(K) Evaluating and assessing the ability of IBM Personnel to perform the Services during knowledge transfer and training activities and taking corrective actions when necessary;

(L) Developing and submitting the DRP to Federal-Mogul Local Entity for approval in accordance with Section 28.2 of the Country Agreement; and

(M) Reporting on the status of Transition to both Federal-Mogul Local Entity and IBM Local Entity on a regular agreed-upon basis as specified in Schedule E to the Master Agreement.

2.3	Transition Plan Milestones.

In accordance with the Transition Plan, IBM Local Entity will perform the Transition so as to meet the Transition Milestones, including those set forth in the table below. Pursuant to Section 5.4(A) of the Country Agreement, if any Transition Milestone is not completed on or before the specified due date (as set forth in the table below) then, subject to Section 5.4(B) of the Country Agreement, IBM Local Entity shall incur the applicable Transition Milestone Credit, as specified in the table below, for the

2	Exhibit D (Pro Forma)

applicable period of delay. Transition Milestone Credits shall be prorated based upon the timing of IBM Local Entity’s satisfaction of the applicable completion criteria in any given week.

Transition Milestone	Due Date	Completion Criteria	Transition Milestone Credit	Transition Milestone Payments
Interim Transition Milestones

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

***	[TBD]	***	[TBD]	[TBD]

Final Transition Milestone

***	[TBD]	***	[TBD]	[TBD]

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

3	Exhibit D (Pro Forma)

2.4	Transition Milestone Acceptance Criteria

Federal-Mogul Local Entity’s acceptance of the Transition Milestones shall be in accordance with the Acceptance Procedures (as applicable) set forth in Appendix E-6 to Schedule E to the Master Agreement.

3.	POST TRANSITION RETAINED RESPONSIBILITY

To support a successful post-go-live IBM Local Entity requires access to content knowledgeable Federal-Mogul Local Entity employees in accordance with the post transition resource requirements set forth below.

Federal-Mogul Local Entity Post Go-Live Resource Requirements

Transition	Process	No. Of Resources	Duration- Business Days	Location
***
	***	***	***	***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

4	Exhibit D (Pro Forma)

EXHIBIT E

HR PROVISIONS

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit E (Pro Forma)

1.	INTRODUCTION		1

	1.1	General	1

	1.2	Definitions	1

	1.3	Other Terms	1

2.	SECONDMENT		1

	2.1	Secondment of Certain Affected Employees	1

	2.2	Direction and Control	1

	2.3	Reimbursement	2

	2.4	Early Termination of Secondment	2

3.	EMPLOYEE RETENTION PLAN		2

4.	SEVERANCE OBLIGATIONS		3

5.	OFFERS OF EMPLOYMENT		3

i	Exhibit E (Pro Forma)

TABLE OF SCHEDULES

Schedule 1:	Seconded Employees

Schedule 2:	Federal-Mogul Employee Retention Plan

Schedule 3:	Federal-Mogul Severance Policy

ii	Exhibit E (Pro Forma)

1.	INTRODUCTION

1.1	General.

This Exhibit contains the terms and conditions applicable to (A) the secondment of certain Federal-Mogul Local Entity employees by Federal-Mogul Local Entity to IBM Local Entity for the purpose of supporting IBM Local Entity’s provision of the Services to Federal-Mogul Local Entity, (B) certain reimbursements to be made by IBM Local Entity to Federal-Mogul Local Entity for IBM Local Entity’s use of the Seconded Employees; (C) certain retention payments to be paid to the employees seconded by Federal-Mogul Local Entity to IBM Local Entity, (D) certain severance obligations relating to the employees seconded by Federal-Mogul Local Entity to IBM Local Entity, and (D) IBM Local Entity’s right to extend offers of employment to the employees seconded by Federal-Mogul Local Entity to IBM Local Entity. Nothing in this Exhibit is intended to create any right or cause of action in or on behalf of any person or entity other than Federal-Mogul Local Entity and IBM Local Entity.

1.2	Definitions.

Capitalized terms shall have the meanings set forth in Exhibit Z. Capitalized terms used in this Exhibit but not defined in Exhibit Z shall have the meanings set forth in the Master Agreement.

1.3	Other Terms.

Other capitalized terms used in this Exhibit are defined in the context in which they are used and shall have the meanings there indicated. Capitalized terms used but not defined in this Exhibit shall have the meanings set forth in the Country Agreement.

2.	SECONDMENT

2.1	Secondment of Certain Affected Employees.

The Federal-Mogul Local Entity employees identified in Schedule E-1 (the “Seconded Employees”) shall be seconded to IBM Local Entity for a period of time specified in Schedule E-1 (the “Secondment Period”). While seconded to IBM Local Entity, the Seconded Employees shall devote their efforts solely to the performance of the Services, except that IBM Local Entity hereby agrees to recognize Federal-Mogul Local Entity’s usual holidays, vacation periods and periods of absence due to short-term illness under Federal-Mogul Local Entity’s sick leave policy (as determined by Federal-Mogul Local Entity’s plans, policies or practices). The Seconded Employees will (A) continue to perform the services, functions and responsibilities similar to those which were performed by such employees prior to the Country Agreement Effective Date (which form part of the Services) and (B) participate in knowledge transfer activities by training others and potentially learning new functions which they are not currently performing in their process area. The Seconded Employees will also assist IBM Local Entity with closure of issues and other related activities in supporting a smooth and successful Transition and delivery of the Services (as further described in the Country Agreement).

2.2	Direction and Control.

During the Secondment Period, each Seconded Employee shall be made available to IBM Local Entity for the purpose of providing the Services. Notwithstanding the foregoing, the Seconded Employees will remain employed by Federal-Mogul Local Entity. The Seconded Employees shall be under the technical supervision, direction and control of IBM Local Entity with respect to performing the

1	Exhibit E (Pro Forma)

Services. The Services performed by the Seconded Employees shall be based on information and direction furnished by IBM Local Entity and the Seconded Employees shall be entitled to rely upon such information and direction as being correct, accurate and appropriate. IBM Local Entity shall assume the right to supervise, direct or control the Seconded Employees only with respect to their performance of the Services and IBM Local Entity shall be solely responsible for the performance of the Services. During the Secondment Period, Federal-Mogul shall be solely responsible for all employment costs (including the payment of wages and bonuses), vacation pay, sick leave and other employee benefits, withholdings required by Law and any retention or severance payments. Federal-Mogul shall also be responsible for enforcing Federal-Mogul’s personnel policies (including all hiring, firing, and disciplinary actions) with respect to the Seconded Employees.

2.3	Reimbursement.

IBM Local Entity shall reimburse Federal-Mogul Local Entity on a monthly basis for the ***.

2.4	Early Termination of Secondment.

(A) Federal-Mogul Local Entity shall use commercially reasonable efforts to make the Seconded Employees available for the Secondment Period. If the secondment of a Seconded Employee is terminated or temporarily suspended by Federal-Mogul Local Entity for any reason prior to the end of the Secondment Period for such employee, the Parties shall determine whether it will be necessary to backfill the position vacated by the Seconded Employee. If the Parties determine that the position needs to be backfilled, the position shall be backfilled with an IBM Local Entity employee, unless the Parties determine that it would be more appropriate to backfill such position with a different Federal-Mogul Local Entity employee (in which case such Federal-Mogul Local Entity employee will be seconded to IBM Local Entity in accordance with the terms of this Exhibit).

(B) The secondment of any Seconded Employee shall, upon IBM Local Entity’s request and with Federal-Mogul’s consent, be terminated before the end of the Secondment Period on a date agreed upon by the Parties.

(C) In the event the secondment of any Seconded Employee is terminated early (whether at Federal-Mogul Local Entity’s or IBM Local Entity’s request), IBM Local Entity shall be responsible for reimbursing ***.

2.5	Extension of Secondment Periods.

The Secondment Period for a Seconded Employee may be extended, upon IBM Local Entity’s request, if Federal-Mogul Local Entity approves such request and IBM Local Entity continues to ***.

3.	EMPLOYEE RETENTION PLAN

Attached as Schedule E-2 is an employee retention plan that was developed by the Parties prior to the Country Agreement Effective Date. It provides for certain retention payments that will be made by Federal-Mogul Local Entity to the Seconded Employees during each employee’s applicable Secondment Period. IBM Local Entity shall reimburse ***.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

2	Exhibit E (Pro Forma)

4.	SEVERANCE OBLIGATIONS

Upon completion or early termination for any reason of any Seconded Employee’s Secondment Period, such employee may be severed by Federal-Mogul Local Entity. In the event that Federal-Mogul Local Entity terminates a Seconded Employee’s employment within six months of the end of the Secondment Period, IBM Local Entity shall reimburse ***.

5.	FEDERAL-MOGUL POLICIES

In the event that Federal-Mogul Local Entity plans to change any of its personnel policies (including its severance or COBRA programs) in a manner that would result in increased costs to IBM Local Entity, Federal-Mogul Local Entity shall notify IBM Local Entity of such planned changes at least 30 days in advance of implementing such changes and the Parties shall in good faith determine an appropriate adjustment (if any) to the amounts to be reimbursed by IBM Local Entity to Federal-Mogul Local Entity pursuant to this Exhibit. If the Parties cannot agree on an appropriate adjustment, the amounts set forth in Schedule E-1 shall continue to apply through the remainder of the secondment, and the IBM Local Entity ***.

6.	OFFERS OF EMPLOYMENT

IBM Local Entity may, at any time during a Seconded Employee’s Secondment Period, offer employment to such employee, provided that (A) IBM Local Entity obtains Federal-Mogul Local Entity’s approval to extend such offer of employment and (B) IBM Local Entity maintains such employee on the Federal-Mogul Local Entity account for the duration of such employee’s Secondment Period (unless otherwise agreed by the Parties). If IBM Local Entity employs a Seconded Employee following the Secondment Period, such employee’s employment with Federal-Mogul Local Entity will automatically terminate without any further obligation of Federal-Mogul to that employee.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

3	Exhibit E (Pro Forma)

Schedule E-1: Seconded Employees

No.	Employee Name	Secondment Period	Employee Cost/Month
			2005	2006

General Ledger Personnel
1
2

Payroll Personnel
1
2

1	Schedule E-1 (Pro Forma)

Schedule E-2: Employee Retention Program

As a retention program, Federal-Mogul will make retention bonus payments to the Seconded Employees described in Exhibit E of this Agreement as follows:

1. ***

2. ***

3. ***

***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Schedule E-2 (Pro Forma)

Schedule E-3: Federal-Mogul Severance Program

[TO BE ATTACHED]

2	Schedule E-3 (Pro Forma)

EXHIBIT F

THIRD PARTY SERVICE CONTRACTS

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit F (Pro Forma)

Table 1: Assigned Contracts

Vendor	Service
As of the Country Agreement Effective Date there are no Assigned Contracts. The Parties may, however, add Assigned Contracts by mutual agreement during the term of this Country Agreement.

Table 2: Managed Contracts

Vendor	Service
As of the Country Agreement Effective Date there are no Managed Contracts. The Parties may, however, add Managed Contracts by mutual agreement during the term of this Country Agreement.

1	Exhibit F (Pro Forma)

EXHIBIT G

KEY POSITIONS

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit G (Pro Forma)

#	Name	Title/Position	Period of Time Dedicated to Federal- Mogul Account

1	[TBD]	Global Program Executive	***

2	[TBD]	IBM Regional Delivery Project Executive	***

3	[TBD]	Transition Project Manager	***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Exhibit G (Pro Forma)

Confidential

Exhibit G (Key Personnel)

EXHIBIT I

SOFTWARE AND EQUIPMENT

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit I (Pro Forma)

Part 1: Software

1.	FEDERAL-MOGUL LOCAL ENTITY SOFTWARE

1.1	Proprietary Software

None.

1.2	Federal Mogul Third Party Software.

Application	Vendor	Application Description
[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]

2.	IBM LOCAL ENTITY SOFTWARE

2.1	Proprietary Software.

Application	Application Description
[TBD]	[TBD]
[TBD]	[TBD]
[TBD]	[TBD]

2.2	IBM Third Party Software.

Application	Vendor	Application Description
[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]

Part 2: Equipment

For the purposes of Article 10 of the Country Agreement, the following is a list of the Retained Equipment identified as of the Country Agreement Effective Date.

Equipment	Description
[TBD]	[TBD]
[TBD]	[TBD]
[TBD]	[TBD]

1	Exhibit I (Pro Forma)

EXHIBIT J

FACILITIES

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit J (Pro Forma)

1. OVERVIEW		1
1.1	General	1

2. FEDERAL-MOGUL LOCAL ENTITY FACILITIES		1
2.1	Facilities Location	1
2.2	Service Delivery Requirements	1
2.3	Transition Project Team Requirements	2
2.4	IBM Global Program Executive Requirements	2

3. IBM SERVICE LOCATIONS		2

i	Exhibit J (Pro Forma)

TABLE OF SCHEDULES

Schedule J-1	Federal-Mogul Service Locations

ii	Exhibit J (Pro Forma)

1.	OVERVIEW

1.1	General.

(A) Subject to Article 11 of the Country Agreement, Federal-Mogul Local Entity will provide the (1) Service Delivery Requirements, (2) Transition Team Requirements and (3) IBM Global Program Executive Requirements at Federal-Mogul Local Entity Facilities (as set forth in Article 2) to IBM Local Entity for the delivery of Services. The Parties acknowledge that the requirements are both short term and long term. Requirements for the Transition and the interim service delivery are anticipated to last for *** months. Requirements for the Relationship Management Team will last for the term of the Country Agreement. The office facilities provided by Federal-Mogul Local Entity for the use of IBM Personnel pursuant to this Exhibit will be generally comparable to the standard office space (including usual office furniture, telephone handsets, connectivity and fixtures) occupied by similarly situated Federal-Mogul employees.

(B) Subject to Article 11 of the Country Agreement, IBM Local Entity will deliver the Services to the Federal-Mogul Service Locations set forth in Schedule J-1.

(C) Subject to Article 11 of the Country Agreement, IBM Local Entity will deliver the Services from the IBM Service Locations set forth in Section 4.

2.	FEDERAL-MOGUL LOCAL ENTITY FACILITIES

2.1	Facilities Location.

The Federal-Mogul Local Entity Facilities are located at:

[TBD]

2.2	Service Delivery Requirements.

Location	Function	Requirements
[TBD]	[TBD]	[TBD]

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Exhibit J (Pro Forma)

2.3	Transition Project Team Requirements.

Location	Function	Requirements
[TBD]	[TBD]	[TBD]
[TBD]	[TBD]	[TBD]

2.4	IBM Global Program Executive Requirements.

Location	Function	Requirements
[TBD]	[TBD]	[TBD]

3.	IBM SERVICE LOCATIONS

Subject to Article 11 of the Country Agreement, IBM Local Entity will deliver the Services from the IBM Local Entity Service Locations located at:

[TBD]

2	Exhibit J (Pro Forma)

Schedule J-1: Federal-Mogul Service Locations

#	Location
1.	[LIST]

1	Schedule J-1 (Pro Forma)

EXHIBIT K

TERMINATION/EXPIRATION ASSISTANCE

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit K (Pro Forma)

i	Exhibit K (Pro Forma)

1.	OVERVIEW

1.1	General.

The Termination/Expiration Assistance referenced in Section 27.7 of the Country Agreement is described in this Exhibit. IBM Local Entity shall provide the Termination/Expiration Assistance in a manner consistent with the requirements of this Exhibit; provided, however, that this Exhibit does not replace or supersede the specific Services requirements set forth in the Country Agreement, Exhibit A or the Policies and Procedures Guide.

1.2	Federal-Mogul Local Entity Designee.

In the event that Federal-Mogul Local Entity designates a third party (“Designee”) to assume primary responsibility for the management of the post-termination/expiration transition of the Services, or for the provision of the Services following such transition, then, subject to Article 4, IBM Local Entity shall provide the Termination/Expiration Assistance to Federal-Mogul Local Entity or its Designee, and all references herein to receipt of Termination/Expiration Assistance by “Federal-Mogul Local Entity” shall be deemed to be references to “Designee” wherever Federal-Mogul Local Entity so directs.

1.3	Definitions.

Capitalized terms shall have the meanings set forth in Exhibit Z. Capitalized terms used in this Exhibit but not defined in Exhibit Z shall have the meanings set forth in the Master Agreement.

2.	INTRODUCTION

IBM Local Entity shall cooperate with Federal-Mogul Local Entity and provide the Termination/Expiration Assistance described in Section 27.7 of the Country Agreement and this Exhibit during the Termination/Expiration Assistance period (the “Termination/Expiration Assistance Period”) that is described in Section 27.7 of the Country Agreement. The purpose of the Termination/Expiration Assistance shall be (A) to allow Federal-Mogul Local Entity to obtain from another provider, or to provide for itself, services to substitute for or replace those provided by IBM Local Entity, and (B) to minimize any adverse effect of transferring the Services to Federal-Mogul Local Entity or to a new provider(s) selected by Federal-Mogul Local Entity.

3.	TERMINATION/EXPIRATION TRANSITION PLAN

IBM Local Entity will assist in the development of a plan for transition of the Services from IBM Local Entity to Federal-Mogul Local Entity (“Termination/Expiration Transition Plan” ), which assistance will include preparing that portion of the Termination/Expiration Transition Plan detailing IBM Local Entity’s responsibilities, including schedules and resource commitments. If Federal-Mogul Local Entity nominates a Designee to assume primary responsibility for the Services, IBM Local Entity will support Federal-Mogul Local Entity’s preparation and implementation of the Termination/Expiration Transition Plan by providing the Designee with information regarding the Services that may be reasonably required in connection with such plan and preparing that portion of the Termination/Expiration Transition Plan detailing IBM Local Entity’s responsibilities, including schedules and resource commitments. The Charges for the Termination/Expiration Assistance shall be calculated in accordance with Section 27.7 of the Country Agreement and Exhibit C.

1	Exhibit K (Pro Forma)

4.	CONFIDENTIALITY

Prior to providing Termination/Expiration Assistance to a Designee, IBM Local Entity will have the right to receive from such Designee written assurances that (A) the Designee will maintain at all times the confidentiality of any IBM Confidential Information disclosed or provided to, or learned by, such Designee in the course of receiving Termination/Expiration Assistance, (B) the Designee will use such Confidential Information solely for the purposes for which Federal-Mogul Local Entity is authorized to use such Confidential Information under the Country Agreement, (C) the Designee will not remove any such Confidential Information from Federal-Mogul Local Entity Service Locations or any other locations where the Services were provided during the term of the Country Agreement, and (D) the Designee shall cease using all of the IBM Confidential Information within *** months after IBM Local Entity ceases providing Termination/Expiration Assistance.

5.	ACCESS TO RESOURCES

In providing Termination/Expiration Assistance, and subject to IBM Local Entity’s ability to perform its obligations under the Country Agreement, including continuing to meet the Service Levels during the term of the Country Agreement, IBM Local Entity shall provide to Federal-Mogul Local Entity or its Designee, representatives, contractors and consultants access to and use of processes, procedures, Equipment, IP, personnel, third parties, and other resources that IBM Local Entity used to provide Services (collectively the “Resources”) for the sole purpose of transitioning the Services to Federal-Mogul Local Entity or its Designee, unless otherwise agreed by the Parties. Notwithstanding the foregoing, IBM Local Entity will be under no obligation to provide the Designee with access to the Resources where such access would result in the Designee obtaining any confidential or proprietary information about any IBM Local Entity customer (other than Federal-Mogul Local Entity). IBM Local Entity’s obligation to make any IP available to any Designee will be subject to the provisions of Article 12 of the Country Agreement. IBM Local Entity also shall use commercially reasonable efforts to provide Federal-Mogul Local Entity or its Designee with reasonable information concerning such Resources. IBM Local Entity shall provide such access and information both prior to, and in connection with, the termination or expiration of the Country Agreement and during the Termination/Expiration Assistance Period.

6.	REMOVAL OF PROPERTY

During the Termination/Expiration Assistance Period, IBM Local Entity shall provide appropriate notice to Federal-Mogul Local Entity identifying any documents, Equipment, IP or other material that it intends to remove, prior to removing any such property from any Federal-Mogul Local Entity Service Location. Such identification shall be in sufficient detail to apprise Federal-Mogul Local Entity of the nature and ownership of such property. During the Termination/Expiration Assistance Period, IBM Local Entity shall only remove any property used to provide the Services from any of the Federal-Mogul Local Entity Service Locations in accordance with the agreed upon schedule set forth in the Termination/Expiration Transition Plan. IBM Local Entity shall comply with removal procedures reasonably established and provided in writing by Federal-Mogul Local Entity for removal of property from Federal-Mogul Local Entity Service Locations.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

2	Exhibit K (Pro Forma)

7.	BID ASSISTANCE

IBM Local Entity shall provide reasonable assistance to Federal-Mogul Local Entity with respect to conducting a bid process for performance of the Services. IBM Local Entity shall, to the extent information is reasonably available, provide updated performance histories, accurate asset inventories with fair market values for assets then primarily dedicated to the performance of the Services, IP lists (including any IBM IP used to provide the Services), third party contractor lists, work volumes and Projects underway.

8.	SPECIFIC TERMINATION ASSISTANCE

If and to the extent that Federal-Mogul Local Entity and/or a Designee assumes responsibility for some or all of the Services provided by IBM Local Entity under the Country Agreement, IBM Local Entity will provide Termination/Expiration Assistance to Federal-Mogul Local Entity and/or its Designee. In addition to the Termination/Expiration Assistance described in the Country Agreement, the Termination/Expiration Assistance shall be provided as described in this Section.

8.1	Knowledge Transfer.

IBM Local Entity will provide for a transfer of knowledge regarding the Services, Federal-Mogul Local Entity’s requirements, and related topics so as to facilitate the provision of the Services by Federal-Mogul Local Entity or its Designee as follows:

(A) Provide Federal-Mogul Local Entity and its Designee with all relevant information regarding the Services that is necessary to implement the Termination/Expiration Transition Plan, and provide such information regarding the Services as necessary for Federal-Mogul Local Entity or its Designee to assume responsibility for the continued performance of the Services in an orderly manner so as to minimize disruption in the operations of Federal-Mogul Local Entity, including: (1) relevant documentation; (2) processes, procedures, methodologies, schedules, work product and related information; (3) agreements with third party suppliers of goods and services that are not subject to confidentiality provisions; (4) contacts at companies licensing third party IP used to provide the Services; and (5) key support contacts (names and phone numbers) of Federal-Mogul Local Entity and third party personnel and of IBM Local Entity personnel during the transition;

(B) Provide relevant information to the Designee’s and Federal-Mogul Local Entity’s personnel in the performance of those Services that are to be transferred and in the management of third party suppliers of goods and services required for performance of the Services; and

(C) Provide reasonable access (e.g., by telephone and email), during the Termination/Expiration Assistance Period, to IBM Personnel filling Key Positions.

8.2	Operational Transition.

IBM Local Entity shall perform the following activities required to help effect the transition of operational responsibility for the Services.

(A) Deliver the then-existing Policies and Procedures Guide and all other applicable documentation regarding processes and procedures used to provide the Services;

3	Exhibit K (Pro Forma)

(B) Provide work volumes, Service Levels, and information on historical performance for the preceding *** months;

(C) Provide copies of all Federal-Mogul Data and files on electronic media (to the extent the Federal-Mogul Data and files then reside on electronic media) as specified by Federal-Mogul Local Entity or its Designee;

(D) Identify work and Projects expected to be in progress as of the effective date of termination or expiration. With respect to such work, document current status and cooperate in stabilization for continuity during transition;

(E) Provide pre-transition services, including:

(1) Providing documentation used by IBM Local Entity to provide the Services, including technical documentation relevant to the Services in hard-copy or electronic media as indicated by Federal-Mogul Local Entity in accordance with Federal-Mogul Local Entity’s license rights set forth in Article 12 of the Country Agreement;

(2) Providing assistance in notifying IBM Local Entity’s outside vendors of the procedures to be followed during the Termination/Expiration Assistance Period;

(3) Assisting Federal-Mogul Local Entity or its Designee in the analysis of the space required for software and data file libraries; and

(4) Providing interim tapes of Federal-Mogul Data, as reasonably requested and at Federal-Mogul Local Entity’s expense.

(F) Provide, after the transition, additional assistance as agreed upon by the Parties; and

(G) Provide other services during the transition, including:

(1) At Federal-Mogul Local Entity’s expense, copying and delivering to Federal-Mogul Local Entity all requested data files and other Federal-Mogul Confidential Information;

(2) In conjunction with Federal-Mogul Local Entity or its Designee, conducting rehearsals of the migration, in accordance with the Termination/Expiration Transition Plan, prior to cutover as scheduled by Federal-Mogul Local Entity; and

(3) Providing assistance to Federal-Mogul Local Entity or its Designee in loading the data files and with the movement of data from the then-existing databases to the new environment.

(4) With respect to any Equipment transferred to Federal-Mogul Local Entity, IBM Local Entity shall use commercially reasonable efforts to transfer any manufacturer or other third party warranties applicable to such Equipment to Federal-Mogul Local Entity or its Designee.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

4	Exhibit K (Pro Forma)

8.3	Organizational Transfer.

IBM Local Entity shall provide the assistance required to adequately transfer the delivery processes developed during the term of the Country Agreement to support the delivery of the Services. This assistance shall include:

(A) Providing operating level agreements with third party contractors to the extent that the agreements are primarily related to the Services for Federal-Mogul Local Entity, including phone trees, contact lists, and standard operating procedures; and

(B) Transferring logical security processes and Tools, documenting ownership and access levels for all passwords and instructing Federal-Mogul Local Entity or its Designee in the use and operation of security controls.

8.4	Human Resources Transfer.

In addition to the assistance described in Section 27.7 of the County Agreement, IBM Local Entity shall provide the following assistance required to transfer certain personnel resources from IBM Local Entity, or to hire substitute personnel resources to perform the Services:

(A) Make available, subject to confidentiality requirements, such information as Federal-Mogul Local Entity may reasonably request relating to the identity, job title and job description of IBM Personnel, subject to IBM Local Entity’s personnel policies and IBM Personnel consent; and

(B) Identify any personnel resource requirements that are not being satisfied by the then-current personnel set.

5	Exhibit K (Pro Forma)

EXHIBIT O

DISASTER RECOVERY/BUSINESS CONTINUITY

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit O (Pro Forma)

1.	INTRODUCTION		1

	1.1	GENERAL	1
	1.2	DEFINITIONS	1

2.	DRP		1

	2.2	IBM RESPONSIBILITIES	2
	2.3	FEDERAL-MOGUL RESPONSIBILITIES	3
	2.4	UPDATES TO THE DRP	3

3.	DECLARATION OF DISASTER		3

4.	SERVICE CENTER RECOVERY		3

5.	FEDERAL MOGUL DATA CENTER RECOVERY		5

	5.1	FEDERAL-MOGUL RESPONSIBILITIES	5
	5.2	IBM RESPONSIBILITIES	5

6.	NETWORK RECOVERY		5

i	Exhibit O (Pro Forma)

TABLE OF SCHEDULES

Schedule O-1	Recovery Time Objectives

Schedule O-2	Key Critical Services

ii	Exhibit O (Pro Forma)

1.	INTRODUCTION

1.1	General.

(A) As of the Commencement Date, IBM Local Entity will be responsible for the provision of disaster recovery and business continuity services to Federal-Mogul Local Entity in accordance with Section 28.2 of the Country Agreement, this Exhibit and the DRP. The DRP for the Services shall be developed in accordance with the schedule set forth in Exhibit D.

(B) IBM Local Entity shall provide disaster recovery and business continuity services in accordance with the DRP and in coordination with Federal-Mogul Local Entity’s then existing disaster recovery and business continuity plan (the “Federal-Mogul DRP”), as such plan is communicated to IBM Local Entity in writing by Federal-Mogul Local Entity. In the event of a disaster, IBM Local Entity shall provide the disaster recovery services in accordance with the DRP and shall, during the period of such disaster, use commercially reasonable efforts to continue to perform the Services in accordance with the Service Levels.

1.2	Definitions.

Capitalized terms shall have the meanings set forth in Exhibit Z. Capitalized terms used in this Exhibit but not defined in Exhibit Z shall have the meanings set forth in the Master Agreement.

2.	DRP

The DRP will include the following:

(A) A brief description of the Key Critical Services and Critical Services;

(B) Agreed RTOs for each of the Key Critical Services, Critical Services and the remaining Services;

(C) Specifications of the Configuration;

(D) A list of the Equipment and Software that Federal-Mogul Local Entity will provide, necessary for connection to the Federal-Mogul Local Entity network;

(E) A list of the Equipment and Software that IBM Local Entity will provide, necessary for connection to the Federal-Mogul Local Entity network;

(F) IBM Local Entity’s and Federal-Mogul Local Entity’s disaster recovery responsibilities;

(G) Contact listings of Federal-Mogul Local Entity and IBM Local Entity key employees with respect to the DRP;

(H) Identification of each Party’s recovery teams;

(I) Recovery scenarios;

(J) Criteria for disaster declaration, recovery and testing;

1	Exhibit O (Pro Forma)

(K) Names and titles of those individuals who are authorized by Federal-Mogul Local Entity and IBM Local Entity to declare a disaster;

(L) Backup process and components of the Configuration;

(M) Location and schedule for the periodic tape backup of Key Critical Services and Critical Services provided by IBM Local Entity;

(N) Location and schedule for off-site storage of the tape backups made by IBM Local Entity;

(O) Notification procedures;

(P) Recovery information, procedures, and schedules;

(Q) Testing results and any required corrective action plans;

(R) Procedures for updating and testing the DRP; and

(S) Provisions, requirements and specifications for redundancy, high availability and scalability of the Services.

2.2	IBM Responsibilities.

IBM Local Entity will:

(A) Designate a representative who is knowledgeable in disaster recovery planning and the DRP to serve as a single point of contact for Federal-Mogul Local Entity’s disaster recovery related communications and activities. The IBM Local Entity representative will be responsible for the development and maintenance of the DRP and will provide safe storage and distribution of copies as follows:

(1) Off-site vital records storage;

(2) Federal-Mogul Local Entity’s disaster recovery coordinator; and

(3) IBM Local Entity’s disaster recovery coordinator;

(B) In cooperation with Federal-Mogul Local Entity, review and update the DRP on an annual basis or as warranted by business and/or technical changes to validate compatibility with the Federal-Mogul DRP and Federal-Mogul Local Entity’s and IBM Local Entity’s overall disaster recovery and business continuity strategies and related plans;

(C) In cooperation with Federal-Mogul Local Entity, test the DRP initially within *** days of the Commencement Date and at least once during every ***-month period during the term of the Country Agreement to validate that the DRP is operational. The test will be a mock test of the DRP and will not include physical movement of processes, systems or people. Within *** days of each test of the DRP, IBM Local Entity shall provide Federal-Mogul Local Entity with a comprehensive report, including any plans to correct any problems identified during the DRP test.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

2	Exhibit O (Pro Forma)

(D) Provide Federal-Mogul Local Entity with a report of the test results following each DRP test.

2.3	Federal-Mogul Responsibilities.

Federal-Mogul Local Entity will provide a representative who is knowledgeable in disaster recovery planning and the DRP to serve as a single point of contact for Federal-Mogul Local Entity and who will:

(A) Act as the primary interface to IBM Local Entity’s disaster recovery representative;

(B) Be available on a continuous basis in the event a disaster is declared;

(C) Provide comment and final approval on the DRP in accordance with the schedule set forth in Exhibit D;

(D) Provide reasonable cooperation to IBM Local Entity in testing the DRP; and

(E) Provide the IBM Local Entity disaster recovery representative with notice of updates to the Federal-Mogul DRP.

2.4	Updates to the DRP.

Updates to the DRP as a result of actions by or changes requested by Federal-Mogul Local Entity which change the scope of the then-current DRP shall be administered in accordance with the Change Control Procedure.

3.	DECLARATION OF DISASTER

A disaster can be declared by either (1) the representative(s) designated by IBM Local Entity and specified in the DRP or (2) the representative(s) designated by Federal-Mogul Local Entity and specified in the DRP (or by the Federal-Mogul F&A BPT Executive during the Transition Period).

4.	SERVICE CENTER RECOVERY

Restoration of the Services after a disaster is declared will be performed in accordance with the DRP and Schedule O-1 and, during such period of disaster, IBM Local Entity shall use commercially reasonable efforts to continue to perform the Services in accordance with the Service Levels. In the event of a disaster, IBM Local Entity and Federal Mogul Local Entity will have the responsibilities specified in the table below for the applicable level of disaster:

Disaster Level	Description	IBM Responsibilities
Level 1	Services required to be performed in same site, alternate location (e.g. different floor)

Take immediate action to move to Recovery Center.

Deliver any necessary data and software archived in off-site storage to the Recovery Center.

Restore the performance of the Services in accordance with the Service Levels within the RTOs set forth in Schedule O-1.

3	Exhibit O (Pro Forma)

Use commercially reasonable efforts to restore the performance of the Services to the original IBM Service Location.

Level 2	Services required to be performed in alternate site, same city

Take immediate action to move to Recovery Center.

Deliver any necessary data and software archived in off-site storage to the Recovery Center.

Restore the performance of the Services in accordance with the Service Levels within the RTOs set forth in Schedule O-1.

Use commercially reasonable efforts to restore the performance of the Services to the original IBM Service Location.

Level 3	Services performed in alternate site, alternate location, different city

Take immediate action to move to Recovery Center.

Deliver any necessary data and software archived in off-site storage to the Recovery Center.

Restore the performance of the Services in accordance with the Service Levels within the RTOs set forth in Schedule O-1.

Use commercially reasonable efforts to restore the performance of the Services to the original IBM Service Location.

Level 4	Services performed in alternate site, alternate location, alternate city, alternate country

Take immediate action to move to Recovery Center.

Deliver any necessary data and software archived in off-site storage to the Recovery Center.

Restore the performance of the Services in accordance with the Service Levels within the RTOs set forth in Schedule O-1.

Use commercially reasonable efforts to restore the performance of the Services to the original IBM Service Location.

4	Exhibit O (Pro Forma)

5.	FEDERAL MOGUL DATA CENTER RECOVERY

5.1	Federal-Mogul Responsibilities.

In the event that Federal Mogul Local Entity declares a disaster at the Federal-Mogul Data Center, IBM Local Entity shall perform its responsibilities under the DRP and support Federal-Mogul Local Entity in the recovery of the Federal-Mogul Data Center. During the period of such disaster IBM Local Entity will be excused of any KPI Default to the extent such default is caused by the disaster declared by Federal-Mogul Local Entity at the Federal-Mogul Data Center. ***

5.2	IBM Responsibilities.

In the event Federal-Mogul Local Entity declares a disaster, IBM Local Entity will:

(A) Perform its disaster recovery responsibilities as set forth in this Exhibit and the DRP; and

(B) Comply with Federal-Mogul Recovery Center procedures, including those for safety and security, as were provided to IBM Local Entity in writing by Federal-Mogul Local Entity.

6.	NETWORK RECOVERY

IBM Local Entity will be responsible for all network disaster recovery services relating to the network components (including those services contracted with third parties) required to provide the Services, beyond Federal-Mogul Local Entity’s LAN connection to the IBM Controlled Router, including any costs associated with connectivity and support. IBM Local Entity will develop, for Federal-Mogul Local Entity’s comment and approval, a network recovery plan to be included in the DRP.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

5	Exhibit O (Pro Forma)

Schedule O-1: Recovery Time Objectives

Recovery Time Objectives	Services to be Restored
***	***
***	***
***	***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Exhibit O (Pro Forma)

Schedule O-2: Key Critical Services

(A) ***

(B) ***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Schedule O-2 (Pro Forma)

EXHIBIT P

APPROVED SUBCONTRACTORS

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit P (Pro Forma)

Subcontractor	Service

As of the Country Agreement Effective Date, there are no Approved Subcontractors. The Parties may, however, add Approved Subcontractors by mutual agreement during the term of this Country Agreement.

1	Exhibit P (Pro Forma)

EXHIBIT Z

COUNTRY AGREEMENT DEFINED TERMS

to

PRO FORMA COUNTRY AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL [LOCAL ENTITY]

and

INTERNATIONAL BUSINESS MACHINES [LOCAL ENTITY]

Exhibit Z (Pro Forma)

1.	CERTAIN DEFINITIONS

As used in this Country Agreement (including any schedules and exhibits thereto), capitalized terms shall have the following meanings:

“A/P”	shall mean accounts payable.

“A/R”	shall mean accounts receivable.

“Accounts Payable Services”	shall have the meaning given in Article 7 of Exhibit A.

“Accounts Receivable Services”	shall have the meaning given in Article 6 of Exhibit A.

“Actual Phase III AFBV”	shall have the meaning given in Section 4.5(A) of Exhibit C.

“Additional Resource Charge” or “ARC”	shall mean an additional charge to Federal-Mogul Local Entity by IBM Local Entity pursuant to the ARC/RRC adjustment process described in Section 4.3 of Exhibit C.

“Ad-Hoc Services”	shall have the meaning given in Section 14.3 of Exhibit A.

“Annual Forecasted Baseline Volume” or “AFBV”	shall have the meaning given in Section 4.1(A) of Exhibit C.

“Annual Service Charge” or “ASC”	shall have the meaning given in Section 4.2 of Exhibit C.

“ARC Factor”	shall mean the percentage reduction in the Resource Unit Rate as specified in Schedule C-1.4.

“ARC Unit Rate”	shall mean the unit rate to be charged for one ARC (Tier 1 or Tier 2) as specified in Schedule C-1.4. The ARC Unit Rate for each Resource Unit shall be calculated by multiplying each Revised Resource Unit Rate by the applicable ARC Factor.

“At-Risk Amount”	shall mean ***.

“AUC”	shall mean asset under construction.

“Auditor Relationship Services”	shall have the meaning given in Article 10 of Exhibit A.

“B/S”	shall mean balance sheet.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Exhibit Z (Pro Forma)

“Base Services AFBV”	shall have the meaning given in Section 4.5(A) of Exhibit C.

“Base Services MSC”	shall mean the Monthly Service Charge for the provision of the Base Services, as set forth in Schedule C-1.2.

“Base Services”	shall mean the Services provided by IBM Local Entity as of the Commencement Date.

“Base Services Resource Unit Rate”	shall mean the per Resource Unit charge for each applicable Base Services Resource Unit by year, as set forth in Schedule C-1.5.

“BMG”	shall mean the intercompany bank used during the netting process in intercompany transactions.

“BPCS”	shall mean the manufacturing system utilized at certain Federal-Mogul Service Locations.

“CAPEX”	shall mean capital accounting.

“CERG”	shall mean the Treasury System utilized at certain Federal-Mogul Service Locations. As of the Country Agreement Effective Date such System is CERG.

“Charges”	shall have the meaning given in Section 1.1 of Exhibit C.

“CIP”	shall mean construction in progress.

“Commencement Date”	shall mean the date agreed upon by the Parties and specified in Exhibit D that IBM will commence the provision of the General Ledger Services, Fixed Assets Accounting and Maintenance Services, Inventory Accounting Services, Accounts Receivable Services, Accounts Payable Services, Payroll Services, Statutory Accounts and Tax Services, Auditor Relationship Services, Planning and Forecasting Services and Treasury Services.

“Configuration”	shall mean the IBM Local Entity–provided Equipment, Software and network designated for support of the Key Critical Services and Critical Services during a declared disaster.

“Continuous Improvement”	shall have the meaning given in Section 4.2 of Exhibit B.

“Contract Year”	shall mean each successive 12 month period, during the term of the Country Agreement, beginning on the Country Agreement Commencement Date.

“Country Agreement Expiration Date”	shall have the meaning given in Section 4.1 of this Country Agreement.

“Country Index”	shall have the meaning given in Section 8.4(C) of Exhibit C.

2	Exhibit Z (Pro Forma)

“Critical Services”	shall mean those components of the Services identified as Critical Services in the DRP.

“Cross-Functional Services”	shall have the meaning given in Article 14 of Exhibit A.

“Debit Notes”	shall have the meaning given in Section 2.6(B) of Exhibit C.

“Dedicated IBM Employees”	shall have the meaning given in Schedule C-11.

“Designee”	shall have the meaning given in Section 1.2 of Exhibit K.

“EOM”	shall mean end of month.

“Equivalent Plant Ledger,” or “EPL”	shall have the meaning given in Section 2.1(A) of Exhibit C.

“ERP”	shall mean enterprise resource planning.

“Federal-Mogul DRP”	shall mean the existing Federal-Mogul Local Entity disaster recovery plan that contains the information describing Federal-Mogul Local Entity’s current disaster recovery and business continuity methods, processes and procedures.

“Federal-Mogul Data Center”	shall mean the Federal-Mogul Local Entity data center located in Manchester, England.

“Federal-Mogul Local Entity”	shall mean [TBD].

“Federal-Mogul Local Entity Service Providers”	shall mean any subcontractors or service providers with whom Federal-Mogul Local Entity has contracted directly, other than IBM Local Entity.

“Federal-Mogul Recovery Center”	shall mean the Federal-Mogul Local Entity sites providing disaster recovery support, as specified in the Federal-Mogul DRP.

“Fixed Assets Accounting and Maintenance Services”	shall have the meaning given in Article 4 of Exhibit A.

“Full Time Person” or “FTP”	shall mean a level of effort, excluding vacation and other non-productive time (but including a reasonable amount of overtime), equivalent to that which a dedicated IBM Local Entity employee working full time would provide.

“GAAP”	shall mean generally accepted accounting principles.

3	Exhibit Z (Pro Forma)

“Gelco”	shall mean the System used to perform T&E related Services. As of the Country Agreement Effective Date, the T&E System is Gelco Expenselink T/D.

“General Ledger Services”	shall have the meaning given in Article 3 of Exhibit A.

“General Performance Indicator” or “GPI”	shall mean a Service Level that has been designated as a “GPI” in Schedule B-1.

“GL”	shall mean general ledger.

“GR/IR”	shall mean goods received/invoices received.

“Holding Location”	shall mean the Federal-Mogul headquarters, or such other specified location within the Territory.

“Hyperion”	shall mean Software interfacing to the SAP System for consolidation and reporting. As of the Country Agreement Effective Date, such System is Hyperion Enterprise 6r6.2.1.

“IBAN”	shall mean international bank account number.

“IBM Controlled Router”	shall mean the routers located at the Federal-Mogul Local Entity data center in Manchester, England.

“IBM Local Entity”	shall mean [TBD].

“Implementation Phase”	shall mean each of the following stages of Services commencement: (1) Base Services; (2) Phase III Wave 1; (3) Phase III Wave 2; and (4) Phase III Wave 3.

“In-Flight Projects”	shall mean the Projects set forth in Schedule A-1.

“Interface Maintenance Services”	shall have the meaning given in Article 13 of Exhibit A.

“Intrastat”	shall mean the form document which includes all information related to exchanges of goods inside the European Economic Community.

“Inventory Accounting Services”	shall have the meaning given in Article 5 of Exhibit A.

“IXOS”	shall mean the imaging and workflow System used primarily in A/P. As of the Country Agreement Effective Date such System is IXOS eContext.

“Key Critical Services”	shall mean those components of the Services identified as Key Critical Services in the DRP and shall include, at a minimum, those components of the Services set forth in Schedule O-2.

4	Exhibit Z (Pro Forma)

“Key Performance Indicator” or “KPI”	shall mean a Service Level that has been designated as a “KPI” in Schedule B-1.

“KPI Credit Percentage”	shall mean the percentage points allocated by Federal-Mogul Local Entity to each KPI and used to determine the applicable KPI Credit, ***.

“KPI Credit Recovery”	shall have the meaning given in Article 7 of Exhibit B.

“KPI Credit”	shall mean the credit, payable by IBM Local Entity to Federal-Mogul Local Entity, accruing in the event of a KPI Default.

“KPI Default”	shall have the meaning given in Section 6.1 of Exhibit B.

“Measurement Window”	shall mean the period of time over which a Service Level shall be measured by IBM Local Entity for compliance and reporting purposes, as set forth in Schedule B-1.

“MFGPro”	shall mean the manufacturing System utilized at certain Federal-Mogul Service Locations. As of the Country Agreement Effective Date such System is MFGPro.

“Minimum Service Level”	shall mean the minimum level of performance set forth in Schedule B-1 with respect to each Service Level.

“Monthly Service Charge” or “MSC”	shall have the meaning given in Section 4.2 of Exhibit C.

“OOB”	shall mean out-of-balance.

“Out-of-Country Recovery Center”	shall mean the facility (as designated in the DRP) located outside the country in which the affected Federal-Mogul Service Location is located designated to provide disaster recovery and business continuity services.

“P&L”	shall mean profit and loss statement.

“P.O.”	shall mean purchase order.

“Payroll Services	shall have the meaning given in Article 8 of Exhibit A.

“Pcard”	shall mean purchasing card.

“Phase III As-Sold AFBV”	shall mean the Phase III AFBV as of the Country Agreement Effective Date.

“Phase III As-Sold ASC”	shall mean the Phase III ASC as of the Country Agreement Effective Date.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

5	Exhibit Z (Pro Forma)

“Phase III Service Year”	shall have the meaning given in Section 4.6(A) of Exhibit C.

“Phase III Transition Project”	shall mean the Project for the rollout and integration of Federal-Mogul’s existing implementation of SAP FICO as specified in Schedule D-2.

“Phase III Wave”	shall mean the applicable stage of the Phase III Transition Project described in Schedule D-2: Phase III Wave 1, Phase III Wave 2 and Phase III Wave 3.

“Phase III Wave 1”	shall mean the transitioning of certain in-scope services from Federal-Mogul Local Entity facilities to IBM Local Entity Service Locations as part of Wave 1 of the Phase III Transition Project, as described in Schedule D-2.

“Phase III Wave 2”	shall mean the transitioning of certain in-scope services from Federal-Mogul Local Entity facilities to IBM Service Locations as part of Wave 2 of the Phase III Transition Project, as described in Schedule D-2.

“Phase III Wave 3”	shall mean the transitioning of certain in-scope services from Federal-Mogul Local Entity facilities to IBM Service Locations as part of Wave 3 of the Phase III Transition Project, as described in Schedule D-2.

“Phase III Wave Cut-Over Date”	shall have the meaning given in the applicable Phase III Transition Projects.

“Phase III Wave Resource Unit Rate” or “Phase III Wave RUR”	shall mean the per Resource Unit charge for each applicable Phase III Transition Project Resource Unit by year and applicable Phase III Wave, as set forth in Schedule C-1.5.

“Planning and Forecasting Service”	shall have the meaning given in Article 11 of Exhibit A.

“Platinum and Best Service Location”	shall have the meaning given in Section 2.1(A) of Exhibit C.

“POPIMS”	shall mean the manufacturing System utilized at certain Federal-Mogul Service Locations. As of the Country Agreement Effective Date such System is POPIMS.

“Primary COLA Factor”	shall have the meaning given in Section 8.4(B).

“Project”	shall have the meaning given in Exhibit C.

“Quarterly Forecasted Baseline Volumes” or “QFBV”	shall have the meaning given in Section 4.1(B) of Exhibit C.

6	Exhibit Z (Pro Forma)

“Recovery Center”	shall mean the facility (as designated in the DRP) located within the same city or country as the affected Federal-Mogul Service Location designated to provide disaster recovery and business continuity services.

“Reduced Resource Credit” or “RRC”	shall mean a credit issued to Federal-Mogul Local Entity by IBM Local Entity pursuant to the ARC/RRC adjustment process described in Section 4.3 of Exhibit C.

“Resource Category”	shall have the meaning set forth in Article 2 of Exhibit C.

“Resource Unit”	shall have the meaning given in Article 2 of Exhibit C.

“Resources”	shall have the meaning given in Article 5 of Exhibit K.

“Revised AFBV”	shall have the meaning given in Section 4.5(A) of Exhibit C.

“Revised ASC”	shall mean the revised ASC calculated in accordance with Section 4.5(C) of Exhibit C.

“Revised Phase III Wave MSC”	shall have the meaning given in Section 4.5(B)(3) of Exhibit C.

“Revised QFBV”	shall have the meaning given in Section 4.5(A) of Exhibit C.

“Revised Resource Unit Rate”	shall have the meaning given in Section 4.6 of Exhibit C.

“RRC Factor”	shall mean the percentage reduction in the Resource Unit Rate as specified in Schedule C-1.4.

“RRC Unit Rate”	shall mean the unit rate to be credited for one RRC (Tier 1 or Tier 2) as specified in Schedule C-1.4. The RRC Unit Rate for each Resource Unit shall be calculated by multiplying each Revised Resource Unit Rate by the applicable RRC Factor.

“RTOs”	shall mean the recovery time objectives set forth in Schedule O-1.

“SAP”	shall mean that certain ERP System in use at certain Federal Mogul Local Entity Service Locations. As of the Country Agreement Effective Date, the ERP System is SAP r3v4.6c.

“Secondary COLA Factor”	shall have the meaning given in Section 8.4(C) of Exhibit C.

“Service Level Default”	shall mean any failure to meet a Minimum Service Level during an applicable Measurement Window, including KPI Defaults.

“Service Level Report”	shall have the meaning given in Section 2.4 of Exhibit B.

7	Exhibit Z (Pro Forma)

“Service Level”	shall mean the quantitative measure of performance of the Services, as set forth in Schedule B-1, and includes KPIs and GPIs.

“Statutory Accounts and Tax Services”	shall have the meaning given in Article 9 of Exhibit A.

“T&E ERS Back Office Charges”	shall have the meaning given in Section 5.2(C) of Exhibit C.

“T&E ERS Hosting Fee”	shall have the meaning given in Section 5.2(C) of Exhibit C.

“T&E ERS Software License Fee”	shall have the meaning given in Section 5.2(A) of Exhibit C.

“T&E ERS Software Maintenance Fee”	shall have the meaning given in Section 5.2(B) of Exhibit C.

“T&E Legacy Fixed Charge”	shall have the meaning given in Section 5.1 of Exhibit C.

“T&E Legacy Period”	shall have the meaning given in Section 5.1 of Exhibit C.

“T&E Legacy System Services”	shall mean those services, functions and responsibilities performed by IBM Local Entity as of the Commencement Date utilizing the Gelco System.

“T&E”	shall mean travel and entertainment.

“Target Service Level”	shall mean the expected level of performance set forth in Schedule B-1 with respect to each Service Level.

“Termination for Convenience of Phase III Fee”	shall have the meaning given in Section 8.1(E) of Exhibit C.

“Territory”	shall mean the geographical scope of the Country Agreement.

“[Territory] GAAP”	shall mean generally accepted accounting principles, applicable in [Territory], to be used by IBM Local Entity in the provision of the Services, unless otherwise specified in the Policies and Procedures Guide. Any changes to the generally accepted accounting principles will be communicated to IBM Local Entity by Federal-Mogul Local Entity.

“Third Party Service Providers”	shall have the meaning given in Section 5.1 of Exhibit B.

“Total Annual Forecasted Baseline Volume”	shall mean the aggregate of the Annual Forecasted Baseline Volumes for each Implementation Phase.

8	Exhibit Z (Pro Forma)

“Total Quarterly Forecasted Baseline Volume”	shall mean the aggregate of the Quarterly Forecasted Baseline Volumes for each Implementation Phase.

“Treasury Services”	shall have the meaning given in Article 12 of Exhibit A.

“Treasury”	shall mean all activities related to the treasury process.

“Validation Period”	shall have the meaning given in Section 4.5(B)(1) of Exhibit C.

“VAT”	shall mean value-added tax.

“WACC”	shall mean weighted average cost of capital.

“Wind Down Charge Cap”	shall mean the ***.

“Wind Down Charge”	shall mean ***.

2.	OTHER TERMS

Other terms used in this Country Agreement are defined where they are used and have the meanings there indicated. Capitalized terms used but not defined in this Country Agreement shall have the meanings given in the Master Agreement. Those terms, acronyms and phrases utilized in the finance and accounting and information technology services industries or other pertinent business context shall be interpreted in accordance with their generally understood meaning in such industries or business context.

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

9	Exhibit Z (Pro Forma)

SCHEDULE C

TERMINATION EVENTS

to

MASTER SERVICES AGREEMENT FOR FINANCE &

ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule C (Termination Events)

1.	Termination Events for the *** Country Agreement

For the purposes of Section 27.2 of the Master Agreement, a “Termination Event” shall arise if:

(A) ***

(B) ***

(C) ***

(D) ***

2.	Termination Events for the *** Country Agreement and its Related Country Agreements

For the purposes of Section 27.2 of the Master Agreement, a “Termination Event” shall arise if:

(A) ***

(B) ***

(C) ***

(D) ***

3.	No Adjustments to Service Levels for Continuous Improvement.

For the purposes of determining whether a Termination Event has occurred, the Service Levels identified in this Schedule shall not be adjusted for continuous improvement or benchmarking (pursuant to Section 4.2 of Exhibit B).

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Schedule C (Termination Events)

SCHEDULE D

LIST OF PRIMARY COUNTRY AGREEMENTS AND RELATED

COUNTRY AGREEMENTS

to

MASTER SERVICES AGREEMENT FOR FINANCE &

ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule D (Primary and Related Country Agreements)

1.	Primary Country Agreements

The following Country Agreements are considered to be “Primary Country Agreements” for the purposes of this Master Agreement and the Country Agreements:

(1) ***

(2) ***

2.	Related Country Agreements

The following Country Agreements are considered to be “Related Country Agreements” to the following Primary Country Agreements”:

(1) ***

(2) ***

(a) ***

(b) ***

(c) ***

(d) ***

***	MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1	Schedule D (Primary and Related Country Agreements)

SCHEDULE E

GOVERNANCE

to

MASTER AGREEMENT

FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule E (Governance)

1.	OVERVIEW		1

	1.1	GENERAL	1

	1.2	DEFINITIONS	1

2.	GOVERNANCE OPERATING MODEL		1

	2.1	OVERVIEW	1

	2.2	OBJECTIVES	2

3.	CHANGE CONTROL		3

	3.1	CHANGE CONTROL PROCEDURE	3

	3.2	CHANGE ORDER PROCESS	4

	3.3	IBM RESPONSIBILITIES	6

	3.4	EFFECTIVENESS OF A CHANGE	7

	3.5	FAILURE TO AGREE	7

Schedule E (Governance)

TABLE OF APPENDICES

Appendix E-1	Governance Operating Model Outline

Appendix E-2	List of Reports and Meetings

Appendix E-3	Satisfaction Survey

Appendix E-4	Policies and Procedures Guide Outline

Appendix E-5	Initial Governance Organization Chart

Appendix E-6	Acceptance Procedures

Appendix E-7	Ad Hoc Services Request Process

Appendix E-8	Project Request Process

Appendix E-9	Miscellaneous Resource Pool Management Process

Schedule E (Governance)

1.	OVERVIEW

1.1	General.

(A) This Schedule describes organizations and processes associated with the governance and management of the Master Agreement and the Country Agreements and the relationship between Federal-Mogul and IBM.

(B) The article and section headings and the table of contents used in this Schedule are for reference and convenience only and shall not enter into the interpretation of this Schedule. Any reference herein to a particular section number or schedule shall mean that the reference is to the specified section or schedule of this Schedule, except to the extent that the cross-reference expressly refers to another document.

1.2	Definitions.

As used in this Schedule, capitalized terms shall have the meanings set forth in Schedule Z. Other capitalized terms used in this Schedule are defined in the context in which they are used and shall have the meanings there indicated.

2.	GOVERNANCE OPERATING MODEL

2.1	Overview.

(A) The purpose of this Schedule is to establish and maintain the formal processes for managing the relationship between Federal-Mogul and IBM under the Master Agreement and the Country Agreements, to facilitate the continued alignment of the interests of the Parties and to ensure that the relationship is maintained at the correct level within each Party. To further such purpose, the Parties agree to develop a governance operating model (“Governance Operating Model”) that will be based on the outline set forth in Appendix E-1 and the governance objectives set forth in Section 2.2 and shall include governance roles and responsibilities, organization and staffing, processes, decision rights, and committee structures and protocols.

(B) IBM will be responsible for the drafting, development and implementation of the Governance Operating Model, including providing the necessary expertise, Best Practices, templates, Tools and personnel resources. IBM shall deliver the final Governance Operating Model to Federal-Mogul for review within *** days following the Effective Date. IBM shall incorporate reasonable comments or suggestions of Federal-Mogul and shall finalize the Governance Operating Model within 30 days of receiving Federal-Mogul’s comments or suggestions. The final Governance Operating Model shall be subject to the approval of Federal-Mogul, which shall not be unreasonably withheld. IBM shall periodically update the Governance Operating Model to reflect changes in the processes or procedures described therein. Updates of the Governance Operating Model shall be provided to Federal-Mogul for review, comment and approval. In the event of a conflict between the provisions of the Master Agreement and the Governance Operating Model, the provisions of the Master Agreement shall control unless the Parties expressly agree otherwise in writing.

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1	Schedule E (Governance)

2.2	Objectives.

The Parties agree and acknowledge that the Governance Operating Model will be developed and implemented so as to assist to achieve the following objectives:

(1) To facilitate Federal-Mogul management focus on strategic issues;

(2) To improve access to critical skills and resources;

(3) To support the alignment of Federal-Mogul’s strategic business directions with the direction of the Services;

(4) To maintain tactical control of quality and effectiveness of the Services including:

(a) enabling the auditability of financial performance, processes and procedures; and

(b) developing, monitoring and maintaining integrated processes such as Project management, Change management, Software development and quality assurance;

(5) To set requirements, monitor results and leverage the relationship between Federal-Mogul and IBM;

(6) To oversee both Parties with respect to the commitments contained in the Master Agreement and the Country Agreements, including monitoring IBM so that IBM does not take action that would transfer risk to Federal-Mogul unless authorized to take such action by Federal-Mogul;

(7) To establish and document required procedures and processes;

(8) To help set priorities for the use of IBM resources assigned to the Federal-Mogul account;

(9) To help leverage value-adds of IBM to the benefit of Federal-Mogul;

(10) To validate that technology change does not interrupt business processes;

(11) To administer the billing and invoicing process established in the Master Agreements and the Country Agreements;

(12) To oversee the execution of the Transition under each Country Agreement;

(13) To continuously explore “gain-sharing” opportunities;

(14) To oversee the integration of Federal-Mogul and IBM processes;

(15) To realize Federal-Mogul’s business case;

(16) To facilitate understanding by Federal-Mogul executives and senior management responsible for line business units and corporate divisions (individually and collectively, “Stakeholders”) of the purpose and scope of the relationship, key contractual terms and milestones, and IBM’s performance expectations;

2	Schedule E (Governance)

(17) To facilitate Change management with the business units; and

(18) To clarify and make explicit the decision rights, accountabilities, roles and responsibilities between the Parties, including:

(a) making clear their governance-related obligations, roles and responsibilities between Federal-Mogul and IBM; and

(b) resolving problems that cannot be resolved in the ordinary course of providing the Services.

3.	CHANGE CONTROL.

3.1	Change Control Procedure.

(A)	Overview.

Within *** days of the Effective Date, IBM shall prepare and provide to Federal-Mogul a detailed procedure describing how IBM will comply with the requirements set forth in this Section and otherwise control Changes under the Master Agreement and the Country Agreements (“Change Control Procedure”). The Change Control Procedure shall not be used to amend the terms of the Master Agreement or any Country Agreement. The Change Control Procedure shall be provided to Federal-Mogul for review, comment and approval (reasonable comments or suggestions of Federal-Mogul shall be incorporated into the Change Control Procedure). IBM shall manage Change to the Services in accordance with the Change Control Procedure.

(B)	Requirements.

The Change Control Procedure shall incorporate, and IBM shall comply with, the following Change control requirements:

(1) Prior to implementing any Changes to the Services or the processes, procedures or methodologies utilized in delivering the Services, IBM shall ensure that such Changes are documented at a level sufficient to comply with the F&A Policies and Procedures and the Regulatory Compliance Policies, and that such Changes, if implemented, conform with the F&A Policies and Procedures and the Regulatory Compliance Policies.

(2) Prior to using any new business process, procedure, methodology, System or IP to provide the Services, IBM shall have verified that the process or item is consistent with the standards, technical architecture and strategic direction specified by Federal-Mogul, and, if applicable, has been properly installed, is operating in accordance with its specifications and is performing its intended functions in a reliable manner.

(3) No Change shall be implemented without Federal-Mogul’s approval, except as may be necessary on a temporary basis to maintain the continuity of the Services. With respect to any Change made on a temporary basis to maintain the continuity of the Services, IBM shall document and provide to Federal-Mogul’s F&A BPT Executive a notification (which may be given verbally, provided that any verbal notice must be confirmed in writing to Federal-Mogul’s F&A BPT Executive within five business days) of the Change no later than the next business day after the Change is made.

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3	Schedule E (Governance)

(4) With respect to Changes, IBM shall: (i) other than those Changes made on a temporary basis to maintain the continuity of the Services, schedule Changes so as not to unreasonably interrupt Federal-Mogul’s business operations; (ii) prepare and deliver to Federal-Mogul each month during the Term a rolling schedule for ongoing and planned Changes under each Country Agreement for the next three-month period; and (iii) monitor the status of Changes against each applicable Country Agreement schedule.

(C)	Key Steps.

The key steps in the Change Control Procedure will include, at a minimum:

(1) Reviewing each Change Order to determine whether a proposed Change is appropriate;

(2) Determining whether a proposed Change is within the scope of the Services or constitutes a New Service under the applicable Country Agreement;

(3) Preparing a more detailed proposal to implement a Change Order;

(4) Prioritizing and reprioritizing Change Orders;

(5) Tracking and monitoring Change Orders;

(6) Identifying the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the Changes to the Services under the applicable Country Agreement; and

(7) Creating a cost/price estimate and allocating responsibility for funding by the Parties.

3.2	Change Order Process.

(A)	Overview.

Federal-Mogul or IBM may request a Change Order by delivering to IBM’s Global Program Executive and Federal-Mogul’s F&A BPT Executive respectively a written request (“Change Order”) describing the proposed Change and setting forth the basis for such Change. All requests made pursuant to the Change Control Procedure shall be reasonable under the circumstances. IBM’s Global Program Executive shall assign a unique identifying number to each Change Order and track the status of such Change Order in the Change Order Log. Each Party shall be responsible for all costs and expenses incurred by such Party (including its employees, agents and subcontractors) with respect to such Party’s participation in, and responsibilities and obligations under, the Change Control Procedure. Each Party shall be responsible for reviewing and considering any Change Order and may approve the Change Order for further investigation, pursuant to the Change Control Procedure.

4	Schedule E (Governance)

(B)	Preliminary Specification.

(1) For each Change Order that the Parties have approved for further investigation, pursuant to the Change Control Procedure, IBM shall prepare and submit to Federal-Mogul as soon as reasonably practicable, with Federal-Mogul’s cooperation, a preliminary specification containing the following information and analysis:

(a) The estimated costs (and allocation of funding responsibility) associated with the proposed Change;

(b) The timeframe for implementing the proposed Change (including any timing constraints);

(c) The preliminary business and/or technical case for making the Change, as well as any changes or additions to policies, standards and procedures in accordance with which the Change is to be implemented;

(d) An initial analysis of the potential risks (if any) to Federal-Mogul or IBM if the Change is not implemented; and

(e) An estimate of the costs (and allocation of funding responsibility) and expenses, if any, associated with preparing a comprehensive specification for the Change.

(2) The F&A BPT Operating Committee shall review the preliminary specification and either (a) instruct IBM to prepare a specification of such detail as reasonably requested by Federal-Mogul, or (b) notify IBM that it does not wish to proceed with the Change. To the extent relevant, each detailed specification shall contain the following:

(a) Any potential impact of the Change on the scope of the Services; the Service Levels; the Charges; the DRP; the Termination/Expiration Assistance Plan; and resource requirements;

(b) The timelines, Milestones, and delivery dates with respect to the implementation of the Change, and any evaluation testing, development and Acceptance Criteria applicable to such Change;

(c) Any identified impacts on Federal-Mogul’s, IBM’s or any third party’s Software, Equipment, Systems, business operations or other services;

(d) Any technical or human resource Systems/procedures impacted by or related to the implementation of the Change;

(e) Where the Change relates to New Services under a Country Agreement, how the business objectives of Federal-Mogul and IBM will be achieved with those New Services;

(f) Any additional contractual terms and conditions that would apply to the Change or any changes to the contractual terms and conditions of the applicable Country Agreement;

(g) A detailed analysis of the potential risks (if any) to the governance process if the Change is not implemented;

(h) Any legal and regulatory compliance issues implicated by the Change; and

5	Schedule E (Governance)

(i) Any other matter reasonably requested by Federal-Mogul or reasonably considered by IBM to be relevant to the evaluation of the Change.

(C)	Committee Review.

Subject to the Decision Rights Model, once submitted for review of the appropriate committee, and in any event not more than 30 days after receipt of the comprehensive specification:

(1) The Parties may approve the Change;

(2) Federal-Mogul may notify IBM that it does not wish to proceed with the Change, in which case no further action shall be taken; or

(3) Either Party may request that it and the other Party meet to discuss the Change, where the Parties shall use reasonable efforts to agree to either:

(a) take no further action in respect of the proposed Change;

(b) acquire further information before deciding whether to proceed with the Change;

(c) amend some or all of the contents of the comprehensive specification; or

(d) proceed with the Change as detailed in the comprehensive specification, in which case the Change Order shall be signed.

3.3	IBM Responsibilities.

(A)	Reporting and Coordination.

IBM shall be responsible for tracking and reporting to Federal-Mogul all Changes implemented by IBM. IBM will track Changes at the regional level and will report such Changes to Federal-Mogul on a Country Agreement by Country Agreement basis. IBM shall be responsible for coordinating all Changes with Federal-Mogul (and any third parties designated by Federal-Mogul) and cooperating with Federal-Mogul (and any third parties designated by Federal-Mogul) so that Changes to the Services and Federal-Mogul’s technical environment are made in a consistent and controlled manner so as to minimize any disruption to Federal-Mogul’s business operations.

(B)	Change Order Log.

(1) IBM shall maintain a historical log (“Change Control Log”) of Change Orders (whether or not implemented) throughout the term of each Country Agreement. The Change Control Log shall include the following level of detail:

(a) Control number and date of the Change Order;

(b) Name of the Party requesting the Change;

(c) Brief description of the Change Order;

6	Schedule E (Governance)

(d) Current status of the Change Order; and

(e) Date of the Change Order.

(2) The status of the Change Order at any stage in the Change Control Procedure shall be categorized as one of the following:

(a) Open (i.e., the Change Order has been created and registered);

(b) In Review (i.e., the Change Order has been created and is being reviewed pending approval to proceed);

(c) Approved (i.e., the Change Order has been approved and is awaiting implementation);

(d) On Hold (i.e., the Parties wish to suspend implementation of the Change but anticipate the Change be implemented at a later data);

(e) Closed (i.e., all implementation tasks have been completed and the Change has been implemented); or

(f) Rejected (i.e., closed and not implemented).

3.4	Effectiveness of a Change.

Upon the approval of a Change by both Parties, the Change Order shall be signed, at which time the contents of the comprehensive specification shall be deemed to be agreed and incorporated into the applicable Country Agreement on the date of signature or as the Parties may otherwise agree. Neither Party shall have any obligation to commence or comply with any proposed Change until such time as the Parties have signed the appropriate Change Order (with supporting comprehensive specification).

3.5	Failure to Agree.

In the event that the Parties fail to agree upon a proposed Change, an no Change Order is signed with respect to such Change, then the Party requesting the Change may submit the matter to dispute resolution, in accordance with the provisions of Article 28 of the Master Agreement.

7	Schedule E (Governance)

Appendix E-1: Governance Operating Model Outline

1.	ROLES & RESPONSIBILITIES

Each Party shall assign a responsible individual (in the case of Federal-Mogul, the Federal-Mogul F&A BPT Executive and in the case of IBM, IBM’s Global Program Executive) to manage the relationship on a day-to-day basis and have the overall responsibility for managing and coordinating the performance of the obligations described in Schedule E and will act as the primary contact between the executive management organizations of the respective Parties. On the Effective Date, the Federal-Mogul F&A BPT Executive will be Tim Trenary and the IBM Global Program Executive will be Tommy Eubanks. The Parties will also establish a joint steering committee (the “F&A BPT Steering Committee”) to establish appropriate communication, management and interface processes between Federal-Mogul governance, Federal-Mogul corporate, Federal-Mogul business units, IBM and any third parties.

1.1	Federal-Mogul Governance Responsibilities.

Federal-Mogul’s responsibilities with respect to the governance of the relationship between the Parties shall be to:

(A) Staff an effective organization with personnel focused on the work of governance as described in Article 2, including such work as financial, performance and contract management oversight;

(B) Facilitate and negotiate changes to the scope of Services, Service Levels, Charges and other components of the applicable Country Agreement;

(C) Resolve and manage any issues or disputes between the Parties in accordance with Article 29 of the applicable Country Agreement;

(D) Provide for continual linkage between the business plans of Federal-Mogul and the current and potential Services provided by IBM to Federal-Mogul;

(E) Provide a set of principles, guidelines and processes for the management of the relationship between the Parties and the performance of their respective obligations under each Country Agreement;

(F) Facilitate a process to validate that the Parties remain aligned on the realization of the business benefits to each Party that caused it to enter into the Master Agreement and Country Agreements while respecting the economic imperatives of each Party;

(G) Integrate the Services provided under each Country Agreement with any retained services;

(H) Effectively and efficiently resolve all problems, issues or exceptions arising in connection with the performance of the Services under a Country Agreement;

(I) Manage any termination of the Services in accordance with the provisions of the Country Agreement and effectively and efficiently resolve all problems, issues or exceptions arising in connection with such termination; and

1	Appendix E-1 (Governance Operating Model Outline)

(J) Encourage and facilitate Federal-Mogul business unit and Stakeholder participation in the governance protocols, processes and relationship management activities.

1.2	IBM’s Governance Responsibilities.

IBM’s responsibilities with respect to the governance of the relationship between the Parties shall be to:

(A) Provide appropriately experienced and skilled personnel focused on the work of governance as described in this Schedule, including such work as financial, performance and contract management oversight;

(B) Implement and maintain Service policies and procedures in accordance with the applicable Country Agreement;

(C) In collaboration with Federal-Mogul, provide Best Practice templates and tools to support the governance processes and protocols described in this Schedule; and

(D) Produce governance-related Deliverables described in this Schedule in accordance with the Milestones and timelines indicated in this Schedule and, as applicable, each Transition Plan.

2.	GOVERNANCE ORGANIZATION & STAFFING

2.1	Overview.

Federal-Mogul and IBM will assign and authorize the Federal-Mogul F&A BPT Executive and IBM Global Program Executive respectively with responsibilities to act on its behalf with respect to its obligations under the Master Agreement and the Country Agreements. Federal-Mogul will put in place a governance organization and capability that will contain all the resources necessary to perform its obligations set forth in the Master Agreement and Country Agreements, and will collaborate in the design, implementation and maintenance of the overall Governance Operating Model. Federal-Mogul will staff its governance organization with experienced managers in the areas of contracting, program and Project management, financial analysis and process domain expertise (e.g., finance and accounting) and Federal-Mogul organizational and business domain experience. Governance for the global scope of Services will be performed by IBM’s Global Program Executive at Federal-Mogul’s corporate headquarters in Southfield, Michigan. Governance on a regional basis will be performed by IBM’s Delivery Project Executives operating from the applicable shared services centers in Tulsa, Oklahoma and Krakow, Poland. IBM will staff its governance capability with qualified, experienced personnel who have experience implementing large, complex service agreements, with contracting, program and Project management, financial analysis and with process domain expertise. Federal-Mogul reserves the right to use selected third parties within the governance organization to provide methods, tools, best practice content and experienced skilled resources to help fulfill the governance objectives and its obligations. With the prior consent of Federal-Mogul, and at its own cost, IBM may use approved third parties to provide methods, Software, technology and Best Practice content to help fulfill the governance objectives and its obligations. An initial governance organization chart is set forth as Appendix E-5 and may be modified by agreement of the Parties during the Term as set forth herein.

2	Appendix E-1 (Governance Operating Model Outline)

2.2	Key Roles and Responsibilities of Federal-Mogul Governance Team.

Federal-Mogul’s governance organization shall include the following positions:

Position/Role	Area of Responsibility
Federal-Mogul F&A BPT Executive	Shall have the responsibilities set forth in the Master Agreement.

Federal-Mogul F&A BPT Service Delivery & Relationship Directors (North America and Europe)	Provide a single point of contact for expectation management within business units within the applicable shared services center region. This position acts as a key participant in exception handling and escalation, and acts as manager of the day-to-day interaction with IBM at the functional level. This position is responsible for: (A) the Transition and for any major transformation projects (e.g., Phase III, T&E replacement and Platinum and Best conversions); and (B) service delivery and quality oversight, service utilization, Changes, Service Level monitoring and validation.

Federal-Mogul BPT Finance Manager	Responsible for financial management including all budgeting, forecasting and auditing functions associated with the Country Agreement. This position is responsible for the reporting of service delivery and quality oversight, service utilization, service changes, Service Level monitoring and validation.

Federal-Mogul F&A Sourcing Manager	Administer the Country Agreement and serves as the representative for the procurement aspects of the Country Agreement and sourcing of new contracts. This position and the Federal-Mogul F&A BPT Executive will manage, on behalf of Federal-Mogul, the terms of the Master agreement and Country Agreements and all future changes to the Master Agreement and/or Country Agreements.

Federal-Mogul F&A IT Applications & Infrastructure Representative	Liaison between Federal-Mogul’s IT organization and the IBM’s provision of the Services. This position provides liaison for IT applications and infrastructure support and services and for Projects.

Federal-Mogul BPT Projects Coordinator	Responsible for the program management of certain designated Projects. This position also documents and promotes the Project methodology and tool set and ensures the consistency and repeatability of internal management processes.

3	Appendix E-1 (Governance Operating Model Outline)

2.3	Key Roles and Responsibilities of IBM Governance Team.

IBM’s governance organization shall include the following positions:

Position/Role	Area of Responsibility
IBM Global Program Executive (PE)	Shall have the responsibilities set forth in the Master Agreement.

IBM Regional Delivery Project Executive (DPE)	Accountable for the delivery of all of the Services under the applicable Country Agreements and will monitor trends verifying that Service Levels are met and issues are addressed. The IBM Regional Delivery Project Executive will enforce system management discipline and be responsible for regular Service reporting.

IBM Service Delivery Managers	Deliver the Services in accordance with the applicable IBM’s obligations under the applicable Country Agreement. The IBM Service Delivery Manager will be responsible for Services delivery management methods and processes, meeting the applicable Service Levels and staffing and leading IBM delivery of the applicable Services.

Regional IBM IT Application Infrastructure Representative	Responsible for connectivity — related activities within the region and acts as a liaison between the Federal-Mogul information technology department and the IBM Projects and Services delivery teams as required.

IBM Transition Managers (TM)	Responsible for managing the Transition from Federal-Mogul to IBM in a seamless manner. The TM works with the Federal-Mogul and IBM teams to develop the Transition plan, establish success criteria, and oversee all transition activities.

IBM Project Management Office (PMO) Representative	Establish and deliver: metrics and system development methodology; project office control; and quality assurance. Manage financials and accounting related to the operations and projects associated with the GSSOP, billing, implementing and managing time recording, labor reporting, budgeting and forecasting (Project Office). Supervise contract document management (e.g., interpretation, change controls)

4	Appendix E-1 (Governance Operating Model Outline)

3.	PROCESSES

3.1	Overview.

The table set forth in Section 3.2 lists certain critical governance processes that are required to be in place prior to the start of delivery of the Services (“Critical Governance Processes”). Within *** days after the Effective Date, IBM shall prepare and present a first draft of the six Critical Governance Processes for Federal-Mogul review and discussion. Federal-Mogul will work with IBM to revise and complete the development of the Critical Governance Processes. Federal-Mogul will implement the agreed-upon Critical Governance Processes with IBM’s assistance and collaboration as soon as reasonably practicable following the Effective Date, ***. The table set forth in Section 3.2 also lists certain general governance processes that are required for the long-term governance of the Services (“General Governance Processes”). Within *** days after the first Country Agreement Commencement Date, IBM shall prepare and present a first draft of each of the General Governance Processes for Federal-Mogul review and discussion. Federal-Mogul will work with IBM to revise and complete the development of the General Governance Processes. Federal-Mogul, at its sole discretion, may implement some or all of the General Governance Processes with IBM’s assistance and collaboration during the first *** months after the applicable Commencement Date. Within *** days after the Effective Date, the Parties will jointly develop a responsibility matrix (the “Governance Process Functional Responsibilities Matrix”) that details the workflow and responsibilities of each of the Parties related to a given process.

3.2	Governance Process Development.

Critical Governance Processes
1. Decision Rights Model
2. Project initiation and authorization
3. Project management and reporting
4. Change Control Procedures
5. Ad-Hoc Services Request Process
6. Project Request Process

4.	DECISION RIGHTS

The Federal-Mogul governance team, in collaboration with IBM, shall develop a decision rights model (the “Decision Rights Model”), under the direction of the F&A BPT Steering Committee. The Decision Rights Model will facilitate decision-making relative to the Services, as the Services pertain to Stakeholders, the Federal-Mogul governance team, IBM and other applicable third parties. The Decision Rights Model will focus on who participates in a specified decision and who facilitates such decision.

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5	Appendix E-1 (Governance Operating Model Outline)

5.	COMMITTEE STRUCTURES AND PROTOCOLS

5.1	Overview.

Federal-Mogul’s F&A BPT Executive and IBM’s Global Program Executive will establish the governance boards set forth in the following table:

Governance Board	Area of Responsibility
F&A BPT Steering Committee	Overall oversight of the relationship between the Parties.

F&A BPT Projects Management Committee	Oversight of Projects including Transition, Phase III Project, T&E Project, and future Projects.

F&A BPT Operating Committee	Tactical execution and coordination of the Services and Country Agreements across Services towers.

Within 30 days following the Effective Date, the Parties will agree to a set of operating guidelines for each committee consistent with the guidelines set forth in this Article. Such operating guidelines will include meeting times, participation requirements and the delineation of roles and responsibilities for each member.

5.2	F&A BPT Steering Committee.

(A)	Members.

On the Effective Date, the F&A BPT Steering Committee will consist of the following individuals:

(1) Federal-Mogul Corporate Controller (Chair)

(2) Federal-Mogul Corporate Business Unit Leader(s)

(3) Federal-Mogul F&A BPT Executive

(4) IBM Global Project Executive

(5) IBM Automotive Industry Executive

(6) IBM BTO Executive

(B)	Meetings.

The F&A BPT Steering Committee will convene (in person or by phone) quarterly throughout the Term, or as otherwise agreed, at a time to be agreed between the F&A BPT Steering Committee representatives. The first such meeting of the F&A BPT Steering Committee will be held within *** days after the Effective Date and in any event no later than the first Country Agreement Commencement Date. The F&A BPT Steering Committee may meet monthly if reasonably

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6	Appendix E-1 (Governance Operating Model Outline)

requested by Federal-Mogul or IBM. Either Party may call an extraordinary meeting of the F&A BPT Steering Committee by giving no less than five business days prior written notice if circumstances exist that the notifying Party reasonably considers exceptional. Any such notice will specify the reasons and background to the calling of an extraordinary meeting. A quorum of one representative from the F&A BPT Steering Committee of each of the Parties is required for a valid meeting of the F&A BPT Steering Committee.

(C)	Responsibilities.

The responsibilities of the F&A BPT Steering Committee will be as follows:

(1) Maintain the strategic purpose and direction of the outsourcing relationship at the executive and enterprise level;

(2) Provide consistent leadership direction;

(3) Consider whether the relationship between the Parties under each Country Agreement is aligned with the expectations of each of the Parties’ executive management;

(4) Address any dispute escalated to it; and

(5) Address any other issue related to any Country Agreement that either Party wishes to add to the agenda of any F&A BPT Steering Committee meeting or any other obligation assigned to it pursuant to the Master Agreement or the Country Agreements.

5.3	F&A BPT Project Management Committee.

(A)	Members.

The F&A BPT Project Management Committee will consist of the following individuals:

(1) Federal-Mogul F&A BPT Executive

(2) Federal-Mogul F&A BPT Projects Coordinator

(3) Federal-Mogul F&A BPT North American Service Delivery & Relationship Director

(4) Federal-Mogul F&A BPT European Service Delivery & Relationship Director

(5) Federal-Mogul F&A BPT Finance Manager

(6) Federal-Mogul F&A BPT Sourcing Manager

(7) Federal-Mogul IT Applications & Infrastructure Representative

(8) Federal-Mogul Human Resources Representative

(9) Federal-Mogul Corporate Communications Representative

(10) IBM Global Program Executive

7	Appendix E-1 (Governance Operating Model Outline)

(11) IBM Regional Delivery Executive(s)

(12) IBM Regional Transition Manager(s) (as required)

(13) IBM Project Manager(s) (as required)

(14) IBM Business Consulting Partner (as required)

(B)	Meetings.

Within seven days after each Country Agreement Effective Date, the F&A BPT Projects Management Committee will convene to manage Federal-Mogul’s requirements throughout applicable Transition. The committee will meet monthly, or as otherwise requested by the Federal-Mogul F&A BPT Executive, at a time and location to be agreed between Federal-Mogul’s F&A BPT Executive and IBM’s Global Program Executive. Either Party may call an extraordinary meeting of the F&A BPT Projects Management Committee on giving two business days prior written notice where there are circumstances which the notifying Party reasonably considers exceptional. Any such notice will specify the reasons and background to the calling of an extraordinary meeting.

(C)	Responsibilities.

The F&A BPT Project Management Committee will be established as required to oversee major Projects conducted during the Term. This committee will convene, as mutually agreed between the Parties, after the Commencement Date to manage future major Projects (e.g., Phase III, T&E replacement, Platinum and Best conversions). The responsibilities of the F&A BPT Project Management Committee will be as follows for the Transition and for other Projects:

(1) Provide analysis and oversight of new Project requests and approvals;

(2) Provide oversight and direction of Projects;

(3) Coordinate Projects to enable effective management of interdependencies and requirements;

(4) Review status (scope, schedule, performance and financial measures) of Projects;

(5) Provide remediation of problems related to agreed Projects;

(6) Establish and deliver metrics for Project management, Project controls and quality assurance;

(7) Report Project financials, accounting and billing;

(8) Review IBM’s performance of Projects against applicable performance metrics; and

(9) Implement and manage Project time recording, labor reporting, budgeting and forecasting.

8	Appendix E-1 (Governance Operating Model Outline)

5.4	F&A BPT Operating Committee.

(A)	Members.

On the Effective Date, the BPT Operating Committee will consist of the following individuals:

(1) Federal-Mogul F&A BPT Executive

(2) Federal-Mogul F&A BPT North American Service Delivery & Relationship Director

(3) Federal-Mogul F&A BPT European Service Delivery & Relationship Director

(4) Federal-Mogul F&A BPT Finance Manager

(5) Federal-Mogul F&A BPT Sourcing Manager

(6) Federal-Mogul IT Applications & Infrastructure Representative

(7) IBM Global Program Executive

(8) IBM Regional Delivery Program Executives

(9) Any other IBM Personnel required

(B)	Meetings.

The F&A BPT Operating Committee will convene monthly, or as otherwise required by the Federal-Mogul F&A BPT Executive and IBM Global Program Executive, at a time and location to be agreed between Federal-Mogul’s F&A BPT Executive and IBM’s Global Program Executive. The first such meeting of the F&A BPT Operating Committee will be held within one week after the first Country Agreement Commencement Date. Either Party may call an extraordinary meeting of the F&A BPT Operating Committee on giving one business days’ prior written notice where there are circumstances which the notifying Party reasonably considers exceptional. Any such notice will specify the reasons and background to the calling of an extraordinary meeting. A quorum of one representative of each of the Parties is required for a valid meeting of the F&A BPT Operating Committee.

(C)	Responsibilities.

The responsibilities of the F&A BPT Operating Committee will be as follows:

(1) Be responsible for delivering timely direction for all operational activities and results at the operational level;

(2) Monitor and manage usage of IBM resource units and other variable charges elements in accordance with the applicable Country Agreement;

(3) Define changes to the Services Levels and KPI Credits each year in accordance with the procedures set forth in the applicable Country Agreement;

9	Appendix E-1 (Governance Operating Model Outline)

(4) Review IBM’s performance of the Services against the applicable Service Level requirements;

(5) Resolve operational issues or disputes arising from the delivery of Services; in the event that an issue or dispute cannot be resolved in a timely way, the team will escalate the issue to Federal-Mogul and IBM line management or the F&A BPT Steering Committee, as appropriate, for resolution;

(6) Be responsible for the ongoing health of the operational service relationship;

(7) Assess opportunities and requirements for new initiatives and Projects; and

(8) Prepare business cases and plans for new Projects and present new initiatives and Projects to the F&A BPT Steering Committee for approval.

5.5	Structures and Processes.

(A)	Structures and Processes; Replacement of Members.

The F&A BPT Steering Committee, the F&A BPT Project Committee and the F&A BPT Operating Committee will develop their own internal structure and processes. IBM will document the agreed structures in the Policies and Procedures Guide. During the term of the applicable Country Agreement, either Party may substitute any of its representatives to the F&A BPT Steering Committee, the F&A BPT Project Committee or the F&A BPT Operating Committee or in the case of Federal-Mogul, its F&A BPT Executive, and in the case of IBM, its Global Program Executive, all subject to the provisions of the applicable Country Agreement with respect to Key Positions, by notifying the other Party of the name and contact details of the new representative, such appointment to take effect on the effective date of the notice of the appointment or a later date set out in the notice.

(B)	Agendas and Minutes.

The agenda for each meeting of the F&A BPT Steering Committee and the F&A BPT Operating Committee will be set to reflect the discussion items referred to above and any extraordinary items added at the request of either Party. Copies of the agenda for meetings, along with relevant pre-reading material, will be distributed at least two business days in advance of the relevant meeting by the representative nominated at the previous meeting, and by an IBM representative in the case of the first such meetings. Minutes will be taken for each meeting of the F&A BPT Steering Committee and the F&A BPT Operating Committee by a representative to be agreed upon by the Parties. Such minutes will be approved by the Parties at the next meeting. Copies of minutes will be distributed to the Parties and each Party will be responsible for retaining a copy as a record.

10	Appendix E-1 (Governance Operating Model Outline)

Appendix E-2: List of Reports and Meetings

1	SERVICES GOVERNANCE REPORTS

Reports listed in the tables below, unless otherwise agreed by both parties and adjusted pursuant to Schedule E, shall be made available to Federal-Mogul in electronic form (web) and in printed form as requested by Federal-Mogul.

1.1	Operational Reports

Report Name	Description	Frequency
Daily Issue Tracking Report	This report provides status on material open issues (if any) and issues closed (if any) within the prior business day.	Daily

Weekly Status Report	A weekly report covering the Services to be provided by noon of the first day of each week. This report provides status and a weekly summary on completed and ongoing F&A activities including status of Ad-Hoc work completed or in progress performed by the Resource Pool, changes implemented during the prior week, changes scheduled for the current week, and other issues of priority or concern to the Federal-Mogul governance team.	Weekly

1	Appendix E-2 (List of Reports and Meetings)

Report Name	Description	Frequency

Monthly Status Report	A monthly report covering the Services to be provided on the second business day of each month. This report provides status and a monthly summary on completed and ongoing F&A activities including, open issues and issues closed during the prior month, changes implemented during the month, Projects status for all current and planned Projects, and other issues of priority or concern to the Federal-Mogul governance team	Monthly

Monthly Issue Management Report	A report providing monthly counts of logged, resolved and open issues. This report shall also contain summaries of RCA results from the prior month and RCA ongoing activities for issues affecting the Services.	Monthly

Monthly Trend Issue Management Report	A report providing monthly trend of logged, resolved and open issues.	Monthly

Monthly Change Management Report	A report providing summary and detailed information on: changes implemented during the past month, issues associated with the implemented changes, changes identified and planned for the coming month, and the actual or expected impacts of these changes on the Services.	Monthly

Business Unit Satisfaction Survey results	The results of a survey of designated Federal-Mogul business unit users on their satisfaction with IBM’s performance in delivery of the F&A Services. Business Unit Satisfaction Survey requirements are described in detail in Schedule H-2.	Annual

Monthly End User Satisfaction Survey results	The results of the call center End User Satisfaction Survey as required by Schedule E-3.	Monthly

Monthly Service Levels Report	A report showing the level of attainment of the Service Levels defined in Schedule B-1, consistent with the Measurement Window defined in Schedule B-1. The report will contain action plans for Service Level Defaults during the previous month.	Monthly

2	Appendix E-2 (List of Reports and Meetings)

Report Name	Description	Frequency

Monthly Resource Pool Tracking Report	A report showing the utilization and status of Ad Hoc and Project work performed by the Resource Pool.	Monthly

Monthly Projects Status Report	A report that provides status on all completed, ongoing and planned Projects. The report will include a brief description of the initiative as well as status check (stoplight view) on time, cost, and overall project health. This report will also provide summary level labor and cost tracking showing plan, actual and variance to plan.	Monthly

1.2	Financial Reports

Report Name	Description	Frequency

Baseline Invoice	The report lists all baseline charges to Federal-Mogul. The information provided should include current month services, and ARC / RRC elements from the previous month pursuant to Exhibit C, Schedule C-1, pricing element, rate, quantity and total amount billed.	Monthly

ARC/RRC Detail	The report lists all ARC/RRC charges to Federal-Mogul. The information provided should include pricing element, ARC/RRC rate, quantity and total amount billed.	Quarterly

KPI Credits	The report lists KPI Defaults that occurred during the previous month and shows monthly and year-to-date totals on KPI Credits.	Monthly

Project Related Charges	The report lists all Project related charges billed to Federal-Mogul. The information provided includes Project id, Project name, hours billed, rate, amount billed, amount budgeted and variance to budget.	Monthly

Out-of-Pocket Expenses Detail	The report lists all Out-of-Pocket Expenses paid by IBM and billed to Federal-Mogul. Copies of invoices and other Out-of-Pocket Expense details will be provided to Federal-Mogul upon request.	Monthly

3	Appendix E-2 (List of Reports and Meetings)

2.0	GOVERNANCE TEAMS MEETINGS

The committees specified in the Governance organization in Schedule E will meet as described below.

Report Name	Description	Standard Frequency

F&A BPT Steering Committee	The F&A BPT Steering Committee convene quarterly throughout the term of the Country Agreement, or as otherwise required, at a time and location to be agreed between the F&A BPT Steering Committee representatives subject to provisions described in Schedule E.	Quarterly

F&A BPT Projects Management Committee	Within seven days after the Country Agreement Effective Date, the F&A BPT Projects Management Committee will convene to manage Federal-Mogul Local Entity’s requirements throughout Transition subject to provisions described in Schedule E.	Monthly

F&A BPT Operating Committee	The F&A BPT Operating Committee will convene monthly, or as otherwise required by the Federal-Mogul BPT Executive, at a time and location to be agreed between the F&A BPT Operating Committee representatives subject to provisions described in Schedule E.	Monthly

4	Appendix E-2 (List of Reports and Meetings)

Appendix E-3 : Satisfaction Survey

1.	INTRODUCTION

(A) This Appendix describes IBM’s obligations relating to the development and conduct of satisfaction surveys throughout the Term including end-user satisfaction surveys, annual business unit satisfaction surveys and executive satisfaction surveys.

(B) Within *** days of the Commencement Date, IBM shall develop each of the satisfaction surveys including the survey questions and methodology for Federal-Mogul review and approval.

(C) Periodically throughout the Term and in no event less than annually, the Parties shall review each of the surveys and agree to any required changes including as to the content and timing of such surveys. IBM shall update each of the surveys to reflect any change agreed to by the Parties.

(D) End user satisfaction surveys shall be administered in accordance with IBM’s end user satisfaction methodology, as approved by Federal-Mogul. IBM shall conduct such end user satisfaction surveys on a regular basis and provide the results of such surveys to Federal-Mogul including proposed action plans for the resolution of problems identified by such end user satisfaction surveys.

(E) The results of the satisfaction surveys shall be included as part of the IBM Global Program Executive’s annual performance goals.

2.	GENERAL REQUIREMENTS

IBM shall:

(A) Conduct the following satisfaction surveys:

(1) End User Satisfaction Survey.

(2) Annual Business Unit Satisfaction Survey.

(3) Executive Satisfaction Survey.

(B) Measure customer satisfaction in all surveys for some or all of the following general attributes:

(1) Responsiveness.

(2) Performance.

(3) Knowledge.

(4) Reliability.

(5) Courtesy.

(6) Timeliness.

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1	Appendix E-3 (Satisfaction Survey)

(7) Quality.

(8) Communication.

(9) Overall satisfaction.

(C) Measure customer satisfaction for each component of the Services as applicable to the particular Federal-Mogul employees surveyed.

(D) Develop the materials and methodology for each survey, and:

(E) Submit the materials and methodology to Federal-Mogul for its approval at least thirty (30) working days prior to the scheduled release date for each survey.

(F) Track survey response rates.

(G) Work with Federal-Mogul to communicate with the applicable surveyed Federal-Mogul employees on a proactive basis to achieve the minimum response rate for each survey, as specified by Federal-Mogul.

(H) Receive completed surveys from the surveyed Federal-Mogul employees and tabulate the results of such surveys.

(I) Report the results of each survey to the Federal-Mogul F&A BPT Executive and F&A BPT steering committee;

(J) Use the survey results to plan and implement measurable improvement programs for mutually agreed areas requiring attention.

3.	END USER SATISFACTION SURVEY

IBM shall, on a regular basis, conduct end user satisfaction surveys (each an “End User Satisfaction Survey”), using IBM call center surveying methodology including survey approach, frequency, media delivery, and standard output reports for a subset of the problems, questions, or requests from Federal-Mogul end users that are resolved by, or coordinated by the IBM call center. In the conduct of such End User Satisfaction Surveys, IBM shall:

(A) Select, on a random basis, *** percent of the daily closed calls managed by the IBM call center, and *** percent of the calls resolved by Level 2 or Level 3 support personnel, unless otherwise agreed by the Parties.

(B) Generate and send e-mails containing the End User Satisfaction Survey and instructions to the Federal-Mogul end users making up the random sample of closed calls, including:

(1) Deliver such emails to Federal-Mogul end users within eight hours of closing a call; and

(2) Follow up each overall dissatisfied survey with a call to the applicable Federal-Mogul end users to better understand the reason for their response.

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2	Appendix E-3 (Satisfaction Survey)

(C) Receive completed End User Satisfaction Surveys from Federal-Mogul end users and tabulate results from the surveys.

(D) Actively work with the Federal Mogul F&A BPT Executive to follow-up with Federal-Mogul end users to work to achieve a mutually agreed target response rate to the survey requests.

(E) Report End User Satisfaction Survey results to Federal-Mogul on a monthly basis with historical and trending data.

(F) Use the results from the End User Satisfaction Surveys to tabulate trends and typical problems or requests submitted by Federal-Mogul end users.

4.	ANNUAL BUSINESS UNIT SATISFACTION SURVEY

IBM shall:

(A) Conduct an annual survey of Federal-Mogul designated business unit managers / stakeholders receiving the Services from IBM (each an “Annual Business Unit Satisfaction Survey”).

(B) Complete and report on the first Annual Business Unit Satisfaction Survey by a date to be agreed between the Federal Mogul F&A BPT Executive and the IBM Global Project Executive, but in no event later than 15 days prior to the Phase III Option Date, as defined in Section 6.3 of the Master Agreement.

(C) Conduct ongoing Annual Business Unit Satisfaction Surveys on an annual basis.

(D) Work with the Federal Mogul BPT Executive to achieve at least a *** percent response rate to each Annual Business Unit Satisfaction Survey.

(E) Report the results of the survey to the Federal-Mogul BPT Executive within six weeks after the completion of the survey.

(F) Report the results to the Federal Mogul F&A BPT Executive and Federal Mogul BPT steering committee.

5.	EXECUTIVE CUSTOMER SATISFACTION SURVEY

IBM shall:

(A) Conduct executive satisfaction surveys (each an “Executive Satisfaction Survey”) on at least an annual basis, or as otherwise reasonably requested by Federal-Mogul.

(B) Work with the Federal-Mogul F&A BPT Executive, to achieve a *** percent response rate to the Executive Satisfaction Survey.

(C) Report the results of the Executive Satisfaction Survey to the Federal-Mogul F&A BPT Executive within six weeks after the completion of such survey.

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3	Appendix E-3 (Satisfaction Survey)

(D) Report the results to the Federal Mogul F&A BPT Executive and Federal Mogul BPT steering committee.

(E) Conduct follow-on reviews or other activities as reasonably requested by the Federal-Mogul F&A BPT Executive.

4	Appendix E-3 (Satisfaction Survey)

Appendix E-4: Policies and Procedures Guide Outline

Content	Brief Description

1.1 Organizational Overview

(a) Federal Mogul Governance Organization.	Includes organization charts, description of functions performed, contact information.

(b) IBM Management and Delivery Organization	Includes organization charts, description of functions performed, contact information.

(c) Key Contacts – Federal Mogul	List of contacts within Federal Mogul that are key users of the Services and/or perform a liaison function in regard to the Services (by business unit, by geography).

(d) Key Contacts – Third Parties	List of key Third Parties (e.g. maintenance providers, software providers, telecom carriers).

1.2 Transition Activities and Responsibilities	Transition procedures and policies: including information on coordination activities, responsibilities of each Party (by title/function).

(a) Overall Management and Reporting Process	Description of Federal-Mogul and IBM management structure, reporting and review process associated with Transition.

(b) Critical Deliverables and Milestones	List of Critical Deliverables, Milestones, Acceptance Criteria and timeline for the Transition.

(c) Transition Financial Management

Description of interim procedures, including invoicing, invoice verification, charge-back to business units, determining resource unit volume, forecasting and business unit support

Description of the responsibilities of both Parties.

(d) Transition Contract Management	Description of interim procedures for managing and administering the Agreement including proposed changes to the Agreement, interpretation procedures, issue escalation process, and disputes, pursuant to the Master Agreement.

1	Appendix E-4 (Policies and Procedures Guide Outline)

Content	Brief Description

Description of the responsibilities of both Parties.

(e) Interim Relationship Management Procedures	Procedures and responsibility for communication and coordination with Federal-Mogul business units, employees and third party vendors Description of the responsibilities of both Parties.

(f) Federal-Mogul Human Resource Plan

Procedures and responsibilities regarding finalization of HR transition activities.

Description of the responsibilities of both Parties, consistent with the provisions of Exhibit E to the applicable Country Agreement.

(g) Other Transition Procedures and Responsibilities as described in the Country Agreements	Any other pertinent procedures and responsibilities

1.3 Performance Management Procedures	Ongoing, “steady state” procedures and policies including information on coordination activities, responsibilities of each Party (by title/function).

(a) Performance Monitoring and Reporting Procedures	Description of the procedures IBM will use to verify proper Service delivery on a day-to-day basis, including internal reporting and reporting to Federal-Mogul.

(b) Problem Management and Escalation Procedures	Description of the procedures IBM will use to identify problems, report and resolve problems, and escalate as necessary within IBM’s organization and/or Federal-Mogul.

(c) Root Cause Analysis Procedures	Description of the procedures IBM will use to determine root cause of problems, including involvement of (and/or support to) applicable third parties or Federal-Mogul.

(d) Service Level Measurement and Reporting Procedures	Description of the procedures IBM will use to measure and report Service Levels (KPIs and GPIs) to Federal-Mogul.

(e) Project Management Procedures	Description of the methodology and procedures IBM will use to manage and report on Projects.

2	Appendix E-4 (Policies and Procedures Guide Outline)

Content	Brief Description

(f) Change Management – Operational and Technical Procedures

Description of the procedures IBM will use (including the notification process, timing, planning, authorization, and implementation) regarding changes to the operational and technical environment.

IBM will include responsibilities and authority of Federal-Mogul.

(g) Surplus Asset Management	Description of the procedures for removal of Federal-Mogul assets set forth in Exhibit I to the applicable Country Agreement.

(h) Physical Access & Security Procedures	Description of the physical access and security procedures IBM will use (at both Federal-Mogul Service Locations and IBM Service Locations).

(i) Network Access & Security Procedures	Description of the network access and security procedures to which IBM will adhere.

(j) Disaster Recovery and Business Continuity Procedures	Description of the procedures IBM will use in regard to disaster recovery and business continuity. (IBM may reference other documents containing comprehensive procedures, but should provide general overview within the Policies and Procedures Guide).

(k) Other relevant procedures as defined in the Local Entity Country Agreement	Description of any other procedures required to deliver the Services as agreed to by the Parties

1.4 Financial Management Procedures	Ongoing, “steady state” procedures and policies, including information on coordination activities and responsibilities of each Party (by title/function).

(a) Invoicing

Description of procedures for invoicing (and verification of invoice by Federal-Mogul), including processes for invoicing base charges, together with processes for true-up reconciliation and allocating to local entities.

The content should include details beyond those set forth in the Master Agreement, as necessary, for the procedures regarding disputed invoice amounts.

3	Appendix E-4 (Policies and Procedures Guide Outline)

Content	Brief Description

(b) Performance Credits and Earnback	Description of procedures for calculating KPI Credits on invoices and Earnback calculations.

(c) Other relevant procedures as defined in the Local Entity Country Agreement	Description of any other procedures required to deliver the Services as mutually agreed to by the Parties.

1.5 Contract Management Procedures	Ongoing, “steady state” procedures and policies, including information on coordination activities, responsibilities of each Party (by title/function).

(a) Contract Change Control

Description of the procedures regarding changes to the Agreement, including changes to any Exhibit or Schedule.

Content should include procedures to classify services as a New Service, as defined in the Master Agreement, and resulting process to change the Country Agreement (including pricing).

Content should include notification period and process, authority levels, and escalation procedures for changes to Agreement.

(b) Reporting	Description of the procedures and activities regarding key standard reports and requests for ad-hoc reports from Federal-Mogul.

(c) New Service Levels	Description of the procedures for determining new Service Levels (based on continuous improvement and/or Federal-Mogul request).

(d) Benchmarking	Description of the procedures for benchmarking exercises, including determination and agreement of Benchmarker, sample peer group and process used for benchmark, payment for benchmark, review of results, and potential outcome.

(e) Auditing	Description of the procedures for operational and/or financial audits (as required by Federal-Mogul auditing and/or regulatory agencies).

4	Appendix E-4 (Policies and Procedures Guide Outline)

Content	Brief Description

Description of the notification process and procedures to resolve audit findings.

(f) IBM Key Personnel and subcontractors	Description of the procedures for Federal-Mogul approval regarding replacement or removal of IBM Key Positions and major subcontractors to IBM.

(g) Dispute Resolution	Any further description of the procedures regarding the formal dispute resolution process set forth in the Master Agreement, and the Parties’ respective representatives.

(h) Other relevant procedures as defined in the Local Entity Country Agreement	Description of any other procedures required to deliver the Services as mutually agreed to by the Parties.

1.6 Relationship Management Procedures	Ongoing, “steady state” procedures and policies, including information on coordination activities and responsibilities of each Party (by title/function).

(a) Customer Satisfaction Surveys	Description of the process to be used for conducting customer satisfaction surveys. Content should include procedures regarding action items and attempts to resolve customer issues.

(b) Legal Entities

Description of the procedures and responsibilities regarding the relationship between the Federal-Mogul local entities, the Federal Mogul governance organization and IBM.

Content should include procedures regarding communication and coordination regarding work requests, Service delivery issues, budgeting and financial issues.

(c) Third Party Service Contracts

Description of the procedures for relationship regarding third party vendors which may provide services or products that are ancillary to (or support) the overall delivery of Services.

Procedures and coordination with key third party vendors should be documented.

5	Appendix E-4 (Policies and Procedures Guide Outline)

Content	Brief Description

(d) Other relevant procedures as defined in the Local Entity Country Agreement	Description of any other procedures required to deliver the Services as mutually agreed to by the Parties.

1.7 IBM Operational Procedures	Ongoing, “steady state” procedures and policies, including information on coordination activities, responsibilities of each Party (by title/function).

(a) Operational Procedures (for the functions defined in the applicable Country Agreement)	Description of the activities that IBM shall undertake in order to provide the Services, including desk procedures and those directions, supervision, monitoring, staffing, reporting, planning and oversight activities used to provide the Services.

(b) Change Control Procedures	Description of how IBM will implement any Change to the Services or the processes, procedures or methodologies utilized in delivering the Services, including Federal-Mogul approval processes and required levels of documentation.

(c) Regulatory Compliance Policies	Description of Federal-Mogul’s Regulatory Compliance Policies and IBM’s processes, procedures and methodologies utilized in the implementation of such Regulatory Compliance Policies.

(d) F&A Policies and Procedures	Description of Federal-Mogul’s F&A Policies and Procedures and IBM’s processes, procedures and methodologies utilized in the implementation of such F&A Policies and Policies.

(e) Acceptance Procedures	As set forth in Appendix E-6, Description of the Software and Document Deliverable acceptance processes including Acceptance Criteria, acceptance testing and exit procedures in the event of a failure of acceptance testing.

(f) Ad-Hoc Services Request Process	Description of the Ad-Hoc Services request and approval process including points of interaction between IBM and Federal-Mogul and appropriate levels of approval.

(g) Quality Assurance Procedures	Description of IBM’s quality management processes relating to the provision of the Services including the checkpoint reviews, testing and acceptance procedures.

6	Appendix E-4 (Policies and Procedures Guide Outline)

Appendix E-5 : Initial Governance Organization Chart

Federal-Mogul
IBM
F&A BPT Steering Committee
Federal-Mogul Controller (Chair)
Federal-Mogul Business Unit Leader(s)
Federal-Mogul F&A BPT Executive
IBM Global Project Executive
IBM Automotive Industry Executive
IBM Executive
F&A BPT Executive
Global Project Executive
F&A BPT North America Services Delivery & Relationship Director
N.A and Europe Regional Delivery Project Executive
F&A BPT Europe Services Delivery & Relationship Director
N.A and Europe Service Delivery Managers
F&A BPT Sourcing Manager
N.A and Europe Regional Transition Manager
F&A BPT Finance Manager
Project Management Office
F&A BPT Projects Coordinator
F&A IT Applications & Infrastructure Representative
IT Applications & Infrastructure Representative
F&A BPT Operating Committee
FM F&A BPT Executive
FM N.A. Service Delivery & Relationship Dir
FM Europe Service Delivery & Relationship Dir
FM F&A BPT Finance Manager
FM F&A BPT Sourcing Manager
FM IT Applications & Infrastructure Rep
IBM Global Program Executive
IBM Regional Delivery Project Executive
Any other IBM personnel (as required)
F&A BPT Projects Committee
FM F&A BPT Executive
FM F&A BPT Projects Coordinator
FM N.A. Service Delivery & Relationship Dir
FM Europe Service Delivery & Relationship Dir
FM F&A BPT Finance Manager
FM F&A BPT Sourcing Manager
FM IT Appls & Infrastructure Rep
FM Human Resources Representative
FM Corporate Communications Representative
IBM Global Program Executive
IBM Regional Delivery Project Executive
IBM Project Managers (as required)
IBM Business Consulting Partner (as required)

1	Appendix E-5 (Initial Governance Organization Chart)

Appendix E-6: Acceptance Procedures

1.	DELIVERABLES

(A) This Appendix sets forth the acceptance procedures that the Parties will follow in the delivery and acceptance of any deliverables (“Deliverables”). Article 2 sets forth the acceptance procedures for Deliverables specified in each Project SOW, and Article 3 sets forth the acceptance procedures for Deliverables required to meet certain Transition Milestones set forth in Exhibit D to the applicable Country Agreement.

(B) Each Deliverable shall be delivered to Federal-Mogul: (1) in accordance with the applicable due date and Acceptance Criteria for each such Deliverable as specified in the applicable Project SOW or Exhibit D to the applicable Country Agreement; (2) on suitable media, pursuant to the specifications for each such Deliverable; and (3) in accordance with the provisions of this Appendix.

2.	PROJECT DELIVERABLE ACCEPTANCE

IBM shall deliver each of the Deliverables pursuant to each of the Project SOWs in accordance with the provisions of this Article.

2.1	Procedures for Software Deliverables.

(A)	Acceptance Criteria.

At least *** days prior to the Milestone for each Software Deliverable, Federal-Mogul shall, with the assistance of IBM, develop acceptance criteria testing procedures for such Software Deliverable (“Acceptance Criteria”) and a detailed plan relating to the acceptance testing of each such Software Deliverable. Such Acceptance Criteria testing shall be objective and designed to test whether a Software Deliverable operates in accordance with and conforms to its applicable specifications and functional requirements.

(B)	Acceptance Testing.

(1) Upon delivery of any Software Deliverable, Federal-Mogul shall perform, and IBM will assist Federal-Mogul in performing, acceptance testing of each Software Deliverable in a timely manner to determine if such Software Deliverable satisfies the applicable Acceptance Criteria (“Software Acceptance Testing”).

(2) If the Software Deliverable does not meet such Acceptance Criteria, the following process shall apply:

(a) Federal-Mogul shall notify IBM of such failure to meet the applicable Acceptance Criteria in writing within ten days (or such other time as set forth in the applicable Project SOW) of the completion of Software Acceptance Testing, setting forth in reasonable detail (to the extent possible) any errors or deficiencies.

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1	Appendix E-6 (Acceptance Procedures)

(b) IBM shall correct or rework such Software Deliverable to satisfy its Acceptance Criteria within 30 days (or other such time period set forth in the Project SOW) of IBM’s receipt of notice of non-acceptance. Such corrections shall be performed at no additional charge to Federal-Mogul, to the extent such identified errors or deficiencies are specifically related to scope of the applicable Project.

(c) Upon redelivery of such Software Deliverable to Federal-Mogul, the Software Acceptance Testing shall be repeated; provided however, that after the earlier of (i) three attempts by IBM to correct such Software Deliverable, and (ii) 90 days after the initial delivery of such Software Deliverable, the procedure set forth in Section 2.3 shall apply.

(d) To the extent Federal-Mogul notifies IBM of new errors or deficiencies in the Software Deliverable identified during the repeat of the Software Acceptance Testing pursuant to Section 2.1(B), the restrictions set forth in Section 2.1(B)(2)(c) shall not apply, and IBM shall have 30 days from receipt of such notice to correct such new errors or deficiencies, after which time the procedures set forth in Section 2.3(a) shall apply.

(3) If the Software Deliverable satisfies the applicable Acceptance Criteria, Federal-Mogul shall, in a timely manner, notify IBM in writing of Federal-Mogul’s acceptance of such Software Deliverable.

2.2	Procedures for Document Deliverables.

(A) Upon delivery of any Document Deliverable, Federal-Mogul shall review such Document Deliverable to determine if it conforms to Federal-Mogul’s requirements for such Document Deliverable, as those requirements are set forth in the applicable Project SOW (“Document Deliverable Requirements”).

(B) If Federal-Mogul reasonably determines that such Document Deliverable does not conform to the applicable Document Deliverable Requirements, Federal-Mogul shall so notify IBM in writing within ten days (or such other time as set forth in the applicable Project SOW) of delivery of such Document Deliverable, setting forth in reasonable detail (to the extent possible) any errors or deficiencies. IBM shall correct or rework such Document Deliverable so that it conforms to the applicable Document Deliverable Requirements, within 15 days (or such other time period set forth in the Project SOW) of IBM’s receipt of notice of non-acceptance. Such correction shall be performed by IBM at no additional charge to Federal-Mogul, to the extent such identified errors or deficiencies are specifically related to the scope of the applicable Project, as defined during the applicable Project design phase or as updated through Changes to the Project SOW in accordance with the Change Control Procedures.

(C) Upon redelivery of such Document Deliverable to Federal-Mogul, Federal-Mogul shall review such Document Deliverable and advise IBM within five days whether it conforms to its Document Deliverable Requirements; provided, however, that after the earlier of (a) two attempts by IBM to correct such Document Deliverable and (b) 30 days after the initial delivery of non-compliance notification of a Document Deliverable, the procedure set forth in Section 2.3 shall apply.

(D) To the extent Federal-Mogul notifies IBM of new errors or deficiencies in the Document Deliverable identified during the repeat of its review of the Document Deliverable’s conformance with the applicable Document Deliverable Requirements, the restrictions set forth in Section 2.2(C) shall not apply and IBM shall have 15 days from receipt of such notice to correct such new errors or deficiencies after which time the procedures set forth in Section 2.3(a) shall apply.

2	Appendix E-6 (Acceptance Procedures)

(E) If Federal-Mogul determines that a Document Deliverable conforms to its Document Deliverable Requirements, Federal-Mogul shall, in a timely manner, notify IBM in writing of Federal-Mogul’s acceptance of such Document Deliverable.

2.3	Failure of Acceptance Testing.

If a Software Deliverable fails Software Acceptance Testing or a Document Deliverable does not conform to its Document Deliverable Requirements, pursuant to Section 2.1 or Section 2.2 respectively, then Federal-Mogul shall be entitled, at its option, to either:

(A) accept the non-conforming Deliverable subject to such reduction in the applicable Charges payable hereunder, as determined: (i) by mutual agreement of the Parties; or (ii) pursuant to the dispute resolution procedures set forth in Article 29 of the Master Agreement if the Parties cannot agree to the amount of reduction within 30 days after Federal-Mogul requests a reduction; or

(B) reject the Deliverable, terminate the Project SOW immediately upon notice to IBM, and recover from IBM the Charges paid to IBM pursuant to the Project SOW, unless otherwise agreed in the Project SOW.

2.4	Final Software Acceptance.

Upon completion of the final Software Deliverable for an individual Software application, Federal-Mogul will conduct Acceptance Testing of the implemented Software. The Acceptance Criteria for such Acceptance Testing of the implemented Software shall include, at a minimum, the processing of sufficient test data to confirm the successful implementation and integration of each functional component of the Software in accordance with its functional requirements and technical specifications. If the Software fails Acceptance Testing, then Federal-Mogul shall have the rights set forth in Section 2.3 with respect to the Software. Within five business days after the acceptance of the Software as provided in this Section, Federal-Mogul shall provide IBM with written notice of such acceptance.

3.	TRANSITION MILESTONE DELIVERABLE ACCEPTANCE

IBM shall deliver the Deliverables relating to each Transition Milestone (each a “Transition Milestone Deliverable”) set forth in Exhibit D to the applicable Country Agreement in accordance with the provisions of this Article.

3.1	Deliverable Acceptance Process.

For those Transition Milestones Deliverables designated in Exhibit D to the applicable Country Agreement as requiring Federal-Mogul approval (e.g., final Transition Plan, final DRP, final Policies and Procedures Guide), the following approval process shall apply:

(A) IBM shall provide working drafts of each such Transition Milestone Deliverable at least two weeks in advance of the Transition Milestone due date;

(B) Federal-Mogul shall review and accept such Transition Milestone Deliverable or specify reasons for rejecting such Deliverable in writing within five business days of its receipt from IBM;

3	Appendix E-6 (Acceptance Procedures)

(C) IBM shall address Federal-Mogul’s specified concerns and resubmit the applicable Transition Milestone Deliverable on or before two business days prior to the Transition Milestone due date;

(D) If IBM has not resolved Federal-Mogul’s reasonable concerns, the applicable Transition Milestone due date will have been missed and IBM shall promptly engage in the resolution of such concerns and commence accrual of any applicable Transition Milestone Credit as set forth in Exhibit D to the applicable Country Agreement;

(E) After re-submission by IBM, if Federal-Mogul specifies additional reasons (i.e., those not previously cited) for rejection during its subsequent review, IBM will have an additional two business days to respond to Federal-Mogul’s concerns and Federal-Mogul will have two business days from receipt of IBM’s response to review and respond to IBM’s proposed resolution before the applicable Transition Milestone due date will be determined to have been missed by IBM.

3.2	Notification.

Federal-Mogul shall provide notification to IBM of its acceptance or rejection of each Transition Milestone Deliverable via e-mail or written correspondence. In the event that Federal-Mogul delays the delivery of such notification beyond the response due date specified in Section 3.1, such delay will be added to the affected Transition Milestone due date set forth in Exhibit D to the applicable Country Agreement.

4	Appendix E-6 (Acceptance Procedures)

Appendix E-7: Ad-Hoc Services Request Process

1.	GENERAL

IBM shall develop, within *** days of the Effective Date, a comprehensive process for Federal-Mogul review and approval of requests by Federal-Mogul (or End Users) of those Ad-Hoc Services (the “Ad-Hoc Services Request Process”). The Ad-Hoc Services Request Process shall, upon final approval by Federal-Mogul, be included in the Policies and Procedures Guide for each applicable Country Agreement, and shall be updated from time to time throughout the Term.

2.	SERVICES REQUEST APPROVAL PROCESS

IBM shall, as part of the Policies and Procedures Guide, deliver to the Federal-Mogul F&A BPT Executive a draft of the Ad-Hoc Services Request Process, which shall:

(A) Identify and define processes relating to points of interaction between IBM and Federal-Mogul personnel, including the following points of interaction:

(1) Federal-Mogul business units or end users (“End Users”) who have direct contact with IBM Personnel;

(2) Federal-Mogul End Users who request Services not related to Projects directly from IBM Personnel;

(3) Federal-Mogul personnel who request support for Projects; and

(4) Federal-Mogul personnel responsible for coordinating IBM interaction with Federal-Mogul third party vendors.

Federal-Mogul shall provide to IBM, and shall update from time to time throughout the Term, the names of those Federal-Mogul personnel with the authority to approve requests for Services pursuant to the Ad-Hoc Services Request Process.

IBM shall implement the Services Request Approval Process, when approved by Federal-Mogul, and shall implement appropriate interfaces between Federal-Mogul and IBM to facilitate the automatic distribution of requests to authorized approvers under the Ad-Hoc Services Request Process.

IBM shall maintain the Ad-Hoc Services Request Process, and shall update it from time to time throughout the Term to account for changes to Federal-Mogul internal procedures and controls.

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1	Appendix E-7 (Ad-Hoc Service Request Process)

Appendix E-8: Project Request Process

1.	NEW PROJECTS

From time to time during the term of the applicable Country Agreement, Federal-Mogul may request that IBM perform services or functions not included within the then-current scope of the Services and that constitute Projects. Upon receipt of such a request from Federal-Mogul, IBM will, as soon as reasonably practicable, prepare and deliver to Federal-Mogul a proposal for such Project (each, a “Proposal”). Each Proposal shall contain a work description which shall include, to the extent relevant, the following: (A) a description of the work IBM anticipates performing in connection with such Project, including a detailed description of any Deliverables; (B) a schedule for commencing and completing such Project, including the specific dates that the Deliverables will be completed and delivered to Federal-Mogul (each a “Milestone”); (C) IBM’s prospective Charges for such Project, including a detailed breakdown of the Charges applicable to each Deliverable and the payment dates for such Charges (which charging methodology, rates and other pricing-related matters shall be consistent with the requirements of Exhibit C of the applicable Country Agreement); (D) any Service Levels and KPI Credits that will apply to such Project; (E) a description of any Equipment, Software or other resources to be provided by IBM in connection with such Project; (F) if applicable, acceptance test criteria and procedures for any Software Deliverable; and (G) if applicable, a detailed description of Federal-Mogul’s responsibilities with respect to such Project, including the consequences of any delay or failure by Federal-Mogul in fulfilling such responsibilities. In addition, each Proposal shall set forth IBM’s contact person for purposes of the Proposal, the Key IBM Positions and proposed IBM personnel assigned to perform the Services thereunder.

2.	PROPOSAL EXECUTION

If a proposed Proposal is acceptable to Federal-Mogul, the Parties shall execute such Proposal (each such executed Proposal, a “Project SOW”). Each such Project SOW shall incorporate therein and be subject to all of the terms and conditions of the Country Agreement. Each Project SOW will be consecutively numbered to facilitate identification. In the event of any conflict between the terms and conditions of the Country Agreement and any Project SOW, the terms and conditions of the Country Agreement shall govern, unless otherwise expressly agreed otherwise in the Project SOW, by specific reference to the provision of the Country Agreement that is to be superseded.

1	Appendix E-8 (Project Request Process)

Appendix E-9: Miscellaneous Resource Hours

1.	GENERAL

(A) As part of the Annual Service Charge, IBM shall provide a specified number of person-hours per year (the “Resource Pool”) to perform certain Ad-Hoc Services, In-Flight Projects and, at Federal-Mogul’s election, new Projects requested by Federal-Mogul under each Country Agreement. The Resource Pool for each Country Agreement shall be administered under each Primary Country Agreement for the Related Country Agreements.

(B) Each Primary Country Agreement Resource Pool shall consist of two separate skill categories: (1) general ledger accounting / payroll / treasury/ tax skills (“GL Skills”); and (2) all other Services-related skills (A/P, P-card, T&E, A/R) skills (“Other Skills”).

(C) Ad-Hoc Services performed by IBM Local Entity relating to GL Services shall be counted against the GL Skills Resource Pool, with all other Ad-Hoc Services performed by IBM Local Entity counted against the Other Skills Resource Pool.

(D) The *** Country Agreement Resource Pool shall provide *** GL Skills person-hours and *** Other Skills person-hours on an annual basis. The *** Country Agreement Resource Pool shall provide *** GL Skills person-hours and *** Other Skills person-hours on an annual basis. Subject to the limitation set forth in Article 2, each Primary Country Agreement Resource Pool shall be managed as follows:

(1) Ad-Hoc Services work requested by Federal-Mogul or requested by IBM and approved by Federal-Mogul that requires *** or less person-hours to complete shall be considered as normal course of business and shall be performed by IBM at no additional cost to Federal-Mogul and without being counted against the Resource Pool;

(2) Ad-Hoc Services, In-Flight Projects and Project work requested by Federal-Mogul that require more than *** person-hours and less than *** person-hours to complete shall be performed by IBM in accordance with this Schedule and shall be counted against the Resource Pool. Utilization of Resource Pool person-hours shall be reported by IBM to Federal-Mogul on a monthly basis.

(3) Ad Hoc Services and Project work requested by Federal-Mogul that requires *** or more person-hours to complete shall be considered a Project and be requested and approved in accordance with the Project Request Process and the Change Control Procedures. Federal-Mogul may elect to have such Project work: (a) performed by IBM utilizing Resource Pool person-hours; (b) charged separately at the rates set forth in Schedule C-1.6; or (c) as otherwise specified in the applicable Project SOW. The hours expended by IBM in preparing proposals or plans or reporting on the status of such Projects shall be included in the ASC and shall not be counted against the Resource Pool. On a monthly basis the Parties shall mutually agree on the Project proposals that IBM shall be required to prepare during that month.

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1	Appendix E-9 (Misc. Resource Hours)

2.	RESOURCE POOL MANAGEMENT

(A) The Resource Pool hours for each year shall be managed on an annual basis, prorated for any partial calendar year during the Term. If the available Resource Pool person-hours under each Primary Country Agreement for either GL Skills or Other Skills are utilized prior to the end of a calendar year, further Federal-Mogul activity requests for that skill category will be subject to additional charge as approved through the Change Control Procedure, at the rates set forth in Schedule C-1 to the applicable Country Agreement. If the available Resource Pool person-hours under each Primary Country Agreement for either GL Skills or Other Skills are not fully utilized by the end of each year, the remaining person-hours will expire at the end of such calendar year.

(B) If Federal-Mogul utilizes more than *** percent of the average monthly number of person-hours under each Primary Country Agreement for either GL Skills or Other Skills in any ***, further Federal-Mogul activity requests for that skill category will be subject to additional charge as approved through the Change Control Procedure, at the rates set forth in Schedule C-1 to the applicable Country Agreement.

(C) The number of person-hours of GL Skills and Other Skills available for use by Federal-Mogul under each Primary Country Agreement shall be adjusted (increased or decreased) quarterly on a pro-rata basis based on any change to the total number of Equivalent Plant Ledgers for the Primary Country Agreement and Related Country Agreements when compared to the total number of Equivalent Plant Ledgers included in the Base Services for the Primary Country Agreement.

3.	REPRIORITIZATION

In addition to the Resource Pool, Federal-Mogul may reprioritize or reset the schedule for existing work activities to be performed by such IBM Personnel. Unless otherwise agreed, Federal-Mogul shall incur no additional Charges for the performance of such work activities by IBM Personnel then assigned to Federal-Mogul. IBM shall use commercially reasonable efforts to perform such work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels. If it is not possible to avoid such an impact, IBM shall notify Federal-Mogul of the anticipated impact and obtain its consent prior to proceeding with such work activities. Federal-Mogul, in its sole discretion, may forego or delay such work activities or temporarily adjust the work to be performed by IBM, the schedules associated therewith or the Service Levels to permit the performance by IBM of such work activities.

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2	Appendix E-9 (Misc. Resource Hours)

SCHEDULE F

LIST OF FEDERAL-MOGUL AND IBM COMPETITORS

to

MASTER SERVICES AGREEMENT FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule F (List of Competitors)

1.	Federal-Mogul Competitors

“Federal-Mogul Competitors” shall mean ***.

2.	IBM Competitors

The following entities are considered to be “IBM Competitors”:

(1) ***

(2) ***

(3) ***

(4) ***

(5) ***

(6) ***

(7) ***

(8) ***

(9) ***

(10) ***

(11) ***

(12) ***

(13) ***

(14) ***

(15) ***

(16) ***

(17) ***

(18) ***

(19) ***

***

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1	Schedule F (List of Competitors)

SCHEDULE G

MINIMUM REVENUE COMMITMENT

to

MASTER SERVICES AGREEMENT

FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule G (Minimum Revenue Commitment)

1.	MINIMUM REVENUE COMMITMENT

Commencing on the applicable Transition Completion Date and continuing throughout the term of each Primary Country Agreement, Federal-Mogul shall be subject to an annual minimum revenue commitment for each Primary Country Agreement (each a “Minimum Revenue Commitment” or “MRC”).

(A) The MRC ***.

(B) ***

2.	ANNUAL MRC TRUE-UP

On the anniversary of each applicable Transition Completion Date, to the extent that the total Charges payable by the applicable Federal-Mogul Local Entities to the applicable IBM Local Entities under a Primary Country Agreement and its Related Country Agreements are less than the applicable MRC, Federal-Mogul will, at IBM’s election, pay to IBM ***.

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2	Schedule G (Minimum Revenue Commitment)

SCHEDULE Z

MASTER AGREEMENT DEFINED TERMS

to

MASTER SERVICES AGREEMENT FOR FINANCE & ACCOUNTING SERVICES

between

FEDERAL-MOGUL CORPORATION

and

INTERNATIONAL BUSINESS MACHINES CORPORATION

Schedule Z (Defined Terms)

1.	CERTAIN DEFINITIONS

As used in this Master Agreement (including any schedules and exhibits thereto), capitalized terms shall have the following meanings:

“Acceptance Criteria”	shall have the meaning given in Appendix E-6.

“Affiliate”	shall mean, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity.

“ARCs”	shall have the meaning given in Exhibit C to the applicable Country Agreement.

“Assigned Contracts”	shall mean those third party service contracts designated as “Assigned Contracts” in Exhibit F to the applicable Country Agreement.

“Assignment Date”	shall mean the date on which the applicable IBM Local Entity will assume and the applicable Federal-Mogul Local Entity will assign the Assigned Contracts specified in Exhibit F to the applicable Country Agreement.

“Bankruptcy Court”	shall mean the United States Bankruptcy Court for the District of Delaware.

“Benchmarker”	shall have the meaning given in Section 21.2 of the Master Agreement.

“Best Practice”	shall mean taking such steps and performing in such a manner as a well managed business processing or information technology outsourcing services provider would undertake or perform where such provider was acting in a prudent and diligent manner in the performance of similar services for its customers under similar circumstances.

“Change Control Log”	shall have the meaning given in Section 3.3(B) of Schedule E.

“Change Control Procedure”	shall have the meaning given in Section 3.1(A) of Schedule E.

“Change Order”	shall have the meaning given in Section 3.2(A) of Schedule E.

“Change”	shall mean any change to the ***.

“Charges”	shall have the meaning given in Exhibit C of the applicable Country Agreement.

“Commencement Date”	shall have the meaning given in the applicable Country Agreement.

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1	Schedule Z (Defined Terms)

“ Information”	shall have the meaning given in Section 18.3(A) of the Master Agreement.

“Control” and its derivatives	shall mean with regard to any entity the legal, beneficial or equitable ownership, directly or indirectly, of *** percent or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights.

“Country Agreement Effective Date”	shall mean the effective date of the applicable Country Agreement.

“Country Agreement”	shall mean, as applicable, the ***.

“Critical Governance Processes”	shall have the meaning given in Appendix E-1.

“Critical Services”	shall have the meaning given in Exhibit O to the applicable Country Agreement.

“Decision Rights Model”	shall have the meaning given in Appendix E-1.

“Dedicated IP”	shall have the meaning given in Section 12.3(B) of the Master Agreement.

“Deliverable”	shall mean any work product (A) prepared for Federal-Mogul by IBM during the course of IBM’s performance of a Project or (B) otherwise expressly identified as a deliverable that IBM is required to provide to Federal-Mogul as part of the Services.

“Deliverables”	shall have the meaning given Appendix E-6.

“Dispute Date”	shall have the meaning given in Section 29.1(A)(1) of the Master Agreement.

“Document Deliverable Requirements”	shall have the meaning given in Appendix E-6.

“DRP”	shall have the meaning given in Section 28.2 of the Master Agreement.

“Effective Date”	shall mean the date that this Master Agreement is approved by the Bankruptcy Court.

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2	Schedule Z (Defined Terms)

“Equipment”	shall mean equipment used to provide the Services, including computers and related equipment, telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, scanners and other peripherals and input and output devices and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

“Excepted IP”	shall have the meaning given in Section 12.2(A)(2) of the Master Agreement.

“F&A BPT Steering Committee”	shall have the meaning given in Appendix E-1.

“F&A Outsourcing Services”	shall have the meaning given in Section 1.1(B) of the Master Agreement.

“F&A Policies and Procedures”	shall have the meaning given in Section 8.5(A) of the Master Agreement.

“Federal-Mogul Competitors”	shall mean those entities designated as “Federal-Mogul Competitors” in Schedule F.

“Federal-Mogul Information”	shall have the meaning given in Section 18.3(A) of the Master Agreement.

“Federal-Mogul Data”	shall mean all information owned by Federal-Mogul (as between Federal-Mogul and IBM) and provided to or obtained by IBM to provide the Services that is entered in the Systems or processed by or on behalf of Federal-Mogul and information derived from such information, including as stored in or processed through the Systems.

“Federal-Mogul Derivative IP”	shall have the meaning given in Section 12.1(B) of the Master Agreement.

“Federal-Mogul F&A BPT Executive”	shall have the meaning given in Section 16.1(A) of the Master Agreement.

“Federal-Mogul Facilities”	shall have the meaning given in Section 13.3 of the Master Agreement.

“Federal-Mogul IP”	shall mean the IP, including the Software set forth in Exhibit I to the applicable Country Agreement, used in connection with the provision or receipt of the Services pursuant to a Country Agreement that is (A) owned, acquired, or developed by Federal-Mogul or (B) licensed or leased by Federal-Mogul from a third party. Federal-Mogul IP excludes IBM IP, IBM Derivative IP and New IP.

“Federal-Mogul Local Entity”	shall have the meaning given in the applicable Country Agreement.

3	Schedule Z (Defined Terms)

“Federal-Mogul Parent”	shall have the meaning given in the preamble to this Master Agreement.

“Federal-Mogul Personal Data”	shall have the meaning given in Section 18.4(A) of the Master Agreement.

“Federal-Mogul Provided Resources”	shall have the meaning given in Section 25.2(A) of the Master Agreement.

“Federal-Mogul Required Consents”	shall mean all licenses, consents, authorizations and approvals that are necessary to allow: ***.

“Federal-Mogul Service Locations”	shall mean the Federal-Mogul locations designated as Service Locations in Schedule J-1 to Exhibit J to the applicable Country Agreement.

“Federal-Mogul”	shall have the meaning given in the preamble to this Master Agreement.

“Force Majeure Event”	shall have the meaning given in Section 28.1(A) of the Master Agreement.

***	***

“General Governance Processes”	shall have the meaning given in Appendix E-1.

“GL Skills”	shall have the meaning given in Appendix E-9. .

“Governance Operating Model”	shall have the meaning given in Section 2.1 of Schedule E of the Master Agreement.

“Governance Process Functional Responsibility Matrix”	shall have the meaning given in Appendix E-1.

“IBM Competitors”	shall mean those entities designated as “IBM Competitors” in Schedule F.

“IBM Derivative IP”	shall have the meaning given in Section 12.2(C) of the Master Agreement.

“IBM Global Program Executive”	shall have the meaning given in Section 16.1(B) of the Master Agreement.

“IBM IP”	shall mean, collectively, the IBM Proprietary IP, IBM Third Party IP and IBM Derivative IP, including the Software set forth in Exhibit I to the applicable Country Agreement.

“IBM Local Entity”	shall have the meaning given in the applicable Country Agreement.

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4	Schedule Z (Defined Terms)

“IBM Parent”	shall have the meaning given in the preamble to this Master Agreement.

“IBM Personnel”	shall mean employees of IBM and its approved subcontractors assigned to perform the Services.

“IBM Proprietary IP”	shall mean the IP used (A) in connection with the provision or receipt of the Services pursuant to a Country Agreement or (B) with Federal-Mogul IP that is owned, acquired or developed by or on behalf of IBM, excluding Federal-Mogul IP, Federal-Mogul Derivative IP and New IP.

“IBM Provided Resources”	shall have the meaning given in Section 25.1(A) of the Master Agreement.

“IBM Required Consents”	shall means all licenses, consents, authorizations and approvals that are necessary to allow: ***.

“IBM Service Locations”	shall mean the IBM facilities from which the Services are provided, as designated in Exhibit J to the applicable Country Agreement.

“IBM Third Party IP”	shall mean the IP used in connection with the provision or receipt of the Services pursuant to a Country Agreement or with Federal-Mogul IP that is licensed, leased or otherwise obtained by IBM from a third party, excluding Federal-Mogul Software, Federal-Mogul Derivative IP and New IP.

“IBM WTC”	shall mean IBM World Trade Corporation with offices at New Orchard Road, Armonk, New York 10504.

“IBM”	shall have the meaning given in the preamble to this Master Agreement.

“In-Flight Projects”	shall have the meaning in Schedule A-1 to Exhibit A to the applicable Country Agreement.

“Initial Country Agreement Term”	shall have the meaning given in Section 4.3 of the Master Agreement.

“Interim Transition Milestones”	shall have the meaning given in Exhibit D to the applicable Country Agreement.

“IP”	shall mean any (A) processes, methodologies, techniques, procedures and trade secrets; (B) Software, Tools and machine-readable texts and files; and (C) literary work or other work of authorship, including documentation, reports, drawings, charts, graphics and other written documentation.

“Key Critical Services”	shall have the meaning given in Exhibit O to the applicable Country Agreement.

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5	Schedule Z (Defined Terms)

“Key IBM Positions”	shall mean those positions designated as “Key IBM Positions” in Exhibit G to the applicable Country Agreement.

“Key Positions”	shall have the meaning given in the Master Agreement.

“KPI Credit”	shall mean each credit designated as a “KPI Credit” in Schedule B-1 to Exhibit B to the applicable Country Agreement.

“KPI Default”	shall have the meaning given in Exhibit B to the applicable Country Agreement.

“KPI”	shall mean each Service Level designated as a “KPI” in Schedule B-1 to Exhibit B to the applicable Country Agreement.

“Law”	shall mean any declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction of or by any federal, state, provincial, municipal, local, territorial or other governmental department, regulatory authority, judicial or administrative body, domestic, international or foreign, including the United States Securities and Exchange Commission and Public Accounting Oversight Board. For the purposes of this Master Agreement, the definition of Law will include: (A) those Laws relating to data privacy, trans-border data flow or data protection, such as Directive 95/46/EC of the European Parliament and Council of 24 October 1995 and Directive 2002/58/EC of the European Parliament and Council of 12 July 2002, in each case as amended from time to time, and all legislation and Laws implementing such directives in any country to which the same shall apply; and (B) generally accepted accounting principles, as modified by the applicable authority.

“Leveraged IP”	shall have the meaning given in Section 12.3(B)(1) of the Master Agreement.

“Losses”	shall mean all losses, liabilities, damages and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

“Managed Contracts”	shall mean those third party service contracts designated as “Managed Contracts” in Exhibit F to the applicable Country Agreement.

“Management Date”	shall mean the date on which the applicable IBM Local Entity will assume responsibility for the management, administration and maintenance of the Managed Contracts as specified in Exhibit F to the applicable Country Agreement.

“Master Agreement Expiration Date”	shall have the meaning given in Section 4.1 of the Master Agreement.

“Master Agreement”	shall have the meaning given in the preamble to this Master Agreement.

6	Schedule Z (Defined Terms)

“Milestone”	shall have the meaning given in Appendix E-8.

“Minimum Revenue Commitment”	shall have the meaning given in Schedule G.

“Monthly Service Charge”	shall have the meaning given in Exhibit C to the applicable Country Agreement.

“New IP”	shall mean, collectively, the Dedicated IP and Leveraged IP.

“New Services”	shall have the meaning given in Section 19.5(A)(1) of the Master Agreement.

“Notice of Election”	shall have the meaning given in Section 25.4(A) of the Master Agreement.

“Other Charges”	shall have the meaning given in Section 20.6 of the Master Agreement.

“Other Service Recipients”	shall mean (A) those entities to whom services similar to the Services were being provided immediately prior to the Effective Date and (B) any other entities (1) with which Federal-Mogul has a business relationship for purposes other than the provision of services similar to the Services, and (2) to which Federal-Mogul requires IBM to provide the Services.

“Other Skills”	shall have the meaning given in Appendix E-9.

“Out-of-Pocket Expenses”	shall mean reasonable, demonstrable and actual out-of-pocket expenses incurred by IBM for materials, supplies or services provided to or for Federal-Mogul as identified in the applicable Country Agreements, but not including IBM’s overhead costs (or allocations thereof), administrative expenses or other mark-ups.

“Party” or “Parties”	shall have the meaning given in preamble to the Master Agreement.

“Pass-Through Expenses”	shall mean third party charges that are (A) to be paid directly by Federal-Mogul and (B) to be administered by IBM.

“Performance Standards”	shall mean, individually and collectively, the quantitative and qualitative performance standards and commitments with respect to the Services, contained or referenced in the applicable Country Agreements, including Service Levels.

“Phase III Option Date”	shall have the meaning given in Section 6.3(A) of the Master Agreement.

“Phase III Transition Project”	shall have the meaning given in Exhibit C to the Country Agreement.

“Phase III Wave 3”	shall have the meaning give in Schedule D-2 to Exhibit D to the *** Country Agreement.

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7	Schedule Z (Defined Terms)

“Phase III Wave Cut Over Date”	shall have the meaning give in Schedule D-2 to Exhibit D to the *** Country Agreement.

“Policies and Procedures Guide”	shall have the meaning given in Section 16.3(A) of the Master Agreement.

“Primary Country Agreement”	shall mean those Country Agreements designated as “Primary Country Agreements” in Schedule D.

“Project Request Process”	shall mean the process by which new Projects are requested by IBM or Federal-Mogul and either approved or declined by Federal-Mogul, as set forth in Schedule E.

“Project SOW”	shall have the meaning given in Appendix E-8.

“Project”	shall mean a discrete amount of work undertaken, in accordance with the processes and procedures set forth in Schedule E, to create a product or implement a solution or service.

“Quarterly Forecasted Baseline Volumes”	shall have the meaning given in Exhibit C to the applicable Country Agreement.

“Regulatory Compliance Policies”	shall have the meaning given in Section 8.5(B) of the Master Agreement.

“Related Country Agreement”	shall mean, with respect to each Primary Country Agreement, each Country Agreement that is related to such Primary Country Agreement as set forth in Schedule D.

“Related Documentation”	shall mean, with respect to Software and Tools, the materials, documentation, specifications, technical manuals, user manuals, flow diagrams, file descriptions and other written information that describes the function and use of such Software and Tools.

“Representative Sample”	shall have the meaning given in Section 21.2(D) of the Master Agreement.

“Required Consents”	shall mean, collectively, the Federal-Mogul Required Consents and the IBM Required Consents.

“Retained Equipment”	shall mean the Equipment listed in Exhibit I to the applicable Country Agreement.

“RRCs”	shall have the meaning given in Exhibit C to the applicable Country Agreement.

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8	Schedule Z (Defined Terms)

“Sarbanes-Oxley Requirements”	shall mean the requirements of the Securities and Exchange Commission Act of 1934 and all amendments thereto, including the Sarbanes-Oxley Act of 2002, and any requirements pertaining thereto established by Law, including requirements imposed by auditing standards or reporting requirements promulgated by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

“Seconded Employees”	shall have the meaning given in Exhibit E to the *** Country Agreement.

“Service Levels”	shall have the meaning given in Section 14.1 of the Master Agreement.

“Services”	shall have the meaning given in Section 8.1 of the Master Agreement.

“Software Acceptance Testing”	shall have the meaning given in Appendix E-6.

“Software”	shall mean the object code versions of any applications programs, operating system software, computer software languages, utilities, other computer programs and Related Documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities, other computer programs and Related Documentation are recorded or printed, together with all corrections, improvements, updates and releases thereof.

“Stakeholders”	shall have the meaning given in Section 2.2(16) OF Schedule E.

“System”	shall mean Software, Tools and Equipment that provide the general operating and monitoring environment (and related network connectivity) to all databases, business applications and other necessary technical and non-technical components used or provided by IBM in connection with the Services.

“Tax Filings”	shall have the meaning given in Section 25.1(K) of the Master Agreement.

“Term”	shall have the meaning given in Section 4.1 of the Master Agreement.

“Termination Event”	shall have the meaning given in Schedule C.

“Termination for Change of Control Fees”	shall mean the ***.

“Termination for Convenience Fees”	shall mean ***.

“Termination for Convenience of Phase III Fee”	shall mean ***.

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9	Schedule Z (Defined Terms)

“Termination/Expiration Assistance”	shall have the meaning given in Section 27.7(A) of the Master Agreement.

“Termination/Expiration Assistance Period”	shall mean the period of time during which IBM is obligated to provide Termination/Expiration Assistance under the applicable Country Agreement.

“Third Party Service Contracts”	shall mean, collectively, the Assigned Contracts and the Managed Contracts.

“Tools”	shall mean Software development and performance testing tools, know-how, methodologies, techniques, processes, technologies or algorithms and Related Documentation, including as used by IBM in providing the Services pursuant to the applicable Country Agreement and based upon trade secrets or proprietary information of IBM or otherwise owned or licensed by IBM.

“Transition Completion Date”	shall have the meaning given in Exhibit D to the applicable Country Agreement.

“Transition Milestone Credit”	shall mean the credit set forth in Exhibit D to the applicable Country Agreement, payable by IBM to Federal-Mogul in the event IBM fails to meet a Transition Milestone.

“Transition Milestone Deliverable”	shall have the meaning given in Appendix E-6.

“Transition Milestone”	shall mean a milestone date for a significant Transition activity set forth in Exhibit D to the applicable Country Agreement.

“Transition Plan”	shall have the meaning given in Section 5.2 of the Master Agreement.

“Transition”	shall have the meaning given in Section 5.1 of the Master Agreement.

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“Use”	shall mean, the right to access, use, load, execute, store, transmit, display, copy, maintain, modify, enhance, and create derivative works of IP, solely in connection with Federal-Mogul’s receipt of the Services pursuant to the applicable Country Agreement, or provision of services similar to such Services to Federal-Mogul, its Affiliates, and (pursuant to Section 8.7) Other Service Recipients.

“Wind Down Charges Cap”	shall have the meaning given in Exhibit C to the applicable Country Agreement.

“Wind Down Charges”	shall have the meaning given in Exhibit C to the applicable Country Agreement.

“Withholding Cap”	shall have the meaning given in Section 20.6 of the Master Agreement.

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10	Schedule Z (Defined Terms)